As filed with the Securities and Exchange Commi
ss
ion on July 22, 2026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Enhanced Group Inc.
(Exact name of registrant as specified in its charter)

Texas	7990	42-2394886
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
169 Madison Ave, Suite 15101
New York, NY 10016
Telephone: N/A
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:
Christina Roupas
Logan Tiari
Alexander Gefter
Cooley LLP
110 N. Wacker Drive Suite 4200
Chicago, IL 60606
Tel: (312)
881-6500

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective as determined by the Selling Securityholders.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Securityholders may not sell the securities described in this preliminary prospectus until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 22, 2026

Secondary Offering of

Up to 6,426,733 Shares of Class A Common Stock

Up to 6,426,733 Shares of Class A Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to the resale from time to time of up to (i) 6,426,733 (the “Initial Shares”) shares of Class A Common Stock, par value $0.0001 per share (the “Class A common stock”) and (ii) 6,426,733 shares of Class A common stock issuable upon the exercise of outstanding warrants to purchase Class A common stock (the “PIPE Warrants,” and such shares issuable upon exercise thereof, the “PIPE Warrant Shares”) by certain selling securityholders (the “Selling Securityholders”) with whom we have entered into a securities purchase agreement (the “Purchase Agreement”), and a registration rights agreement (the “Registration Rights Agreement”), each dated June 14, 2026, pursuant to a private placement of public equity (the “Private Placement”) at the First Closing (as defined in this prospectus). When we refer to the Selling Securityholders in this prospectus, we are referring to those named as the Selling Securityholders under “Selling Securityholders” and, as applicable, donees, pledgees, secured parties, collateral agents, financing counterparties, transferees or other successors-in-interest selling shares of Class A common stock or interests in shares of Class A common stock received after the date of this prospectus from a Selling Securityholder as a gift, pledge, security interest, foreclosure, partnership distribution or other transfer.

We will not receive any proceeds from the sale of the Shares by the Selling Securityholders pursuant to this prospectus. However, we may receive proceeds from the exercise of the PIPE Warrants to the extent such warrants are exercised for cash, although we will not receive any proceeds from the resale of the PIPE Warrant Shares. This prospectus does not give effect to any potential Anti-Dilution Adjustment (as defined in this prospectus) which may impact the exercise price and number of shares of Class A common stock that may be exercised under the PIPE Warrants. We will bear all costs, expenses and fees in connection with the registration of the shares of Class A common stock covered by this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of Class A common stock.

Sales of the Shares by the Selling Securityholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. For additional information on the possible methods of sale that may be used by the Selling Securityholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

The sale of substantial amounts of Class A common stock being offered in this prospectus, or the perception that such sales could occur, could have the effect of increasing the volatility in the prevailing market price or putting significant downward pressure on the price of Class A common stock and harm the prevailing market price of Class A common stock. Notwithstanding any changes in the prevailing market price, certain Selling Securityholders may still experience a positive rate of return on their securities due to the lower effective purchase price at which they purchased such securities. See “Prospectus Summary” and “The Offering.”

We are an “emerging growth company” and a “smaller reporting company” as those terms are defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

We are also a “controlled company” under the corporate governance rules of the New York Stock Exchange (“NYSE”) and, as such, we rely on exemptions from certain corporate governance requirements otherwise applicable to listed companies, including requirements relating to board independence and committee composition.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 10 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. The securities covered by this prospectus consist of the Shares. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. However, we may receive proceeds from the exercise of the PIPE Warrants to the extent such warrants are exercised for cash, although we will not receive any proceeds from the resale of the shares issued upon any such exercise.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a post-effective amendment to this registration statement or a prospectus supplement or free writing prospectus to add information to, or update or change information contained in this prospectus. You should read this prospectus, any post-effective amendment to this registration statement and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate therein by reference, if any, together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.” You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, any information we have incorporated by reference is accurate only as of the date of the document so incorporated and that any information in a supplement or amendment to this prospectus is accurate only as of the date of such supplement or amendment, in each case regardless of the time of delivery of this prospectus, or any sale of the Shares. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

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GLOSSARY

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•	“Abu Dhabi Department of Health” or “Abu Dhabi DOH” are to the Department of Health of Abu Dhabi;

•

“Allocation Statement” are to that certain spreadsheet setting forth the allocation of (a) Stock Consideration to which holders of Enhanced common shares will be entitled as of the Closing, (b) the Class B Holders to receive the Domesticated Class B common stock and the proposed allocation thereof to each such Class B Holder and (c) the entitlements of the holders of warrants to purchase Enhanced common shares and Enhanced preferred shares;

•	“Apeiron” are to Apeiron Investment Group Limited;

•	“A Paradise” or “APAD” are to A Paradise Acquisition Corp., a BVI business company, prior to its domestication as a corporation in the State of Texas;

•

“A Paradise Class A ordinary shares” are to the Class A ordinary shares, no par value, of A Paradise, immediately prior to the Effective Time of the Domestication, and the Class A ordinary shares, no par value, of A Paradise, issued upon the one-for-one conversion of an A Paradise Class B ordinary share immediately prior to the Effective Time of the Domestication, in accordance with applicable law and the Business Combination Agreement, as applicable;

•	“A Paradise Class B ordinary shares” are to the Class B ordinary shares, no par value, of A Paradise;

•	“A Paradise Holder Support Agreement” are to that certain Acquiror Holder Support Agreement, dated November 26, 2025, by and among the Sponsor, A Paradise, Enhanced and Apeiron;

•

“A Paradise private units” are to any of the 600,000 A Paradise private units sold at a price of $10.00 per unit to the Sponsor and certain of A Paradise directors and executive officers in a private placement consummated by A Paradise simultaneously with the closing of A Paradise’s initial public offering, which remain outstanding as of the date of this prospectus, each consisting of one A Paradise Class A ordinary share and one-eighth of one A Paradise right (less the number of units that have been separated into the underlying A Paradise Class A ordinary shares and underlying rights);

•	“A Paradise public shareholders” and “public shareholders” are to holders of public shares, whether acquired in A Paradise’s initial public offering or acquired in the secondary market;

•	“A Paradise Rights” are to the issued and outstanding rights of A Paradise, each such right initially convertible into one-eighth (1/8) of one A Paradise Class A ordinary share upon Closing;

•	“ASC” are to the Financial Accounting Standards Board Accounting Standards Codification;

•	“ASU” are to the Financial Accounting Standards Board’s Accounting Standards Update;

•	“BBG” are to BBG Beteiligungen GmbH, an affiliate of Enhanced’s financial advisor;

•	“BDO” are to BDO USA, P.C., Enhanced Group’s independent registered public accounting firm to audit Enhanced Group’s consolidated financial statements for the year ending December 31, 2026;

•	“Beluga” are to Beluga Health, P.A.;

•	“Business Combination” are to the Domestication and the Mergers;

•

“Business Combination Agreement” are to the Agreement and Plan of Merger, dated as of November 26, 2025, by and among A Paradise, Merger Sub and Enhanced, a copy of which is filed as Exhibit 2.1 to the registration statement of which this prospectus forms a part, as such agreement may be amended from time to time;

•	“BVI” or “British Virgin Islands” are to the British Virgin Islands;

•	“BVI Business Companies Act” are to the BVI Business Companies Act 2004 (as amended);

•

“Bylaws” are to the bylaws of Enhanced Group, a copy of which is filed as Exhibit 3.2 to the registration statement of which this prospectus forms a part, as such agreement may be amended from time to time;

•	“CAGR” are to the compound annual growth rate;

•	“Cayman Companies Act” are to the Companies Act of the Cayman Islands, as revised;

•	“CCM” are to Cohen and Company Capital Markets, a division of Cohen & Company Securities, LLC;

•	“CEO” are to the Chief Executive Officer;

•

“Certificate of Formation” are to the certificate of formation of Enhanced Group upon the effective date of the Business Combination, a copy of which is filed as Exhibit 3.1 to the registration statement of which this prospectus forms a part, as such agreement may be amended from time to time;

•	“CFO” are to the Chief Financial Officer;

•	“Class A common stock” are to the Class A common stock, par value $0.0001 per share, of Enhanced Group, including shares of Class A common stock issuable upon exercise of warrants;

•	“Class B common stock” are to the Class B common stock, par value $0.0001 per share, of Enhanced Group, which are entitled to ten votes per share but do not carry economic rights;

•	“Class B Holders” are to, collectively, the Co-Founder Holders and those Persons designated by Apeiron in its sole discretion;

•	“Clinical Research Study” are to the clinical research study sponsored by Enhanced and approved by the Abu Dhabi Department of Health IRB;

•	“Closing” are to the closing and the consummation of the Business Combination;

•	“Closing Date” are to May 7, 2026, the date on which the Closing actually occurred;

•	“Code” are to the U.S. Internal Revenue Code of 1986, as amended;

•	“Code of Conduct” are to the written code of business conduct and ethics Enhanced Group adopted in connection with the Closing;

•	“Combination Period” are to the 24-month period after the closing date of A Paradise’s IPO within which A Paradise must complete a business combination;

•

“Company,” “we,” “us” and “our” prior to the consummation of the Business Combination, are to Enhanced and its consolidated subsidiaries, except where the context requires reference to the legal registrant, in which case such references refer to A Paradise Acquisition Corp., and, following the consummation of the Business Combination, to Enhanced Group Inc. and its consolidated subsidiaries;

•

“Consultant Warrants” are to warrants to acquire shares of Class A common stock, issued in replacement for the Enhanced consultant warrants outstanding immediately prior to the First Effective Time, upon substantially the same terms and conditions as are in effect with respect to such warrant immediately prior to the First Effective Time, including with respect to vesting, exercisability and termination-related provisions;

•	“Continental” are to Continental Stock Transfer & Trust Company, A Paradise’s transfer agent;

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“Co-Founder Holders” are to Apeiron, Maximilian Martin, and those other persons designated by Apeiron in its sole discretion that shall be issued Class B common stock as specified in the Allocation Statement;

•	“CRO” are to IROS, the contract research organization;

•

“Data and Safety Monitoring Board” or “DSMB” is to a group of independent physicians and scientists who are appointed to monitor the safety and scientific integrity of the Clinical Research Study. The DSMB periodically reviews and evaluates the accumulated study data and makes recommendations concerning the continuation, modification or termination of the study. The DSMB has the authority to recommend modification to dosing or suspension of study screening due to safety concerns at any time during the study. If a pausing or stopping rule is met, the DSMB will review the data and make a decision on whether to resume study screening. Additionally, the DSMB may request additional participant level data if specific safety concerns arise;

•	“DEA” are to the U.S. Drug Enforcement Administration;

•

“Dilutive Interests” are to, collectively, (1) up to 10,656,222 shares of Class A common stock issuable in respect of the exercise of the Enhanced Group Options, (2) up to 526,731 shares of Class A common stock issued in respect of Enhanced Group Top-Up Awards (estimated based on the SAFE Price), (3) 2,000,080 shares of Class A common stock issuable in respect of the exercise of the SAFE Warrants and (4) up to 817,005 shares of Class A common stock issuable in respect of the exercise of Consultant Warrants;

•

“Domestication” are to the continuation out of the BVI under Section 184 of the BVI Business Companies Act and a conversion under Section 10.101 of the TBOC, pursuant to which A Paradise’s jurisdiction of incorporation was changed from the BVI to the State of Texas;

•	“DTC” are to The Depository Trust Company;

•	“EDE” are to the Emirates Drug Establishment of the U.A.E.;

•	“EMA” are to the European Medicines Agency;

•

“Employee Share Purchase Plan” or “ESPP” are to the Enhanced Group Employee Share Purchase Plan, a copy of which is filed as Exhibit 10.6 to the registration statement of which this prospectus forms a part, as such agreement may be amended from time to time;

•	“Enhanced” are to, unless otherwise specified or the context otherwise requires, Enhanced Ltd (prior to the Business Combination) and/or its subsidiaries, or any of them;

•

“Enhanced Athletes” are to athletes under contract with Enhanced who, either in training or in competition, take Performance-Enhancing Substances which are included in the WADA ‘List of prohibited Substances and Methods’;

•	“Enhanced Board” are to the board of directors of Enhanced prior to the Business Combination;

•	“Enhanced common shares” are to Enhanced common shares, par value $0.00001 per share;

•	“Enhanced Games” are to a multisport event that combines athletic competition with media content to engage global audiences;

•	“Enhanced Group” are to Enhanced Group Inc., the successor public company following the completion of the Business Combination between A Paradise and Enhanced;

•	“Enhanced Group Board” are to the board of directors of Enhanced Group following the Business Combination;

•	“Enhanced Group capital stock” are to the shares of Enhanced Group common stock and Enhanced Group preferred stock;

•	“Enhanced Group common stock” are to shares of Class A common stock and Class B common stock;

•

“Enhanced Group Options” are to options to acquire shares of Class A common stock, issued in replacement for the Enhanced Options outstanding immediately prior to the First Effective Time, upon substantially the same terms and conditions as are in effect with respect to such option immediately prior to the First Effective Time, including with respect to vesting, exercisability and termination-related provisions;

•	“Enhanced Group preferred stock” are to the preferred shares, par value $0.0001 per share, of Enhanced Group;

•

“Enhanced Group Top-Up Awards” are to rights to receive shares of Class A common stock, issued in replacement for the Enhanced Top-Up Awards outstanding immediately prior to the First Effective Time, upon substantially the same terms and conditions as were applicable to such award immediately prior to the First Effective Time;

•

“Enhanced Holder Support Agreement” are to that certain Company Holder Support Agreement, dated November 26, 2025, entered into by and among A Paradise, Enhanced and the Major Enhanced Shareholders, a copy of which is filed as Exhibit 10.16 to the registration statement of which this prospectus forms a part;

•	“Enhanced Options” are to options to purchase Enhanced common shares;

•

“Enhanced preferred shares” are to the Series A-1 preferred shares, Series A-2 preferred shares and Series B preferred shares in Enhanced, in addition to any series of preferred shares issued in connection with the conversion of the SAFEs;

•

“Enhanced Products” are to the products and services that Enhanced intends to offer through its Live Enhanced platform, a subscription-based direct-to-consumer offering designed to provide clinician-guided protocols, including (i) prescription-based telehealth services (subject to patient eligibility) and (ii) a portfolio of OTC supplement blends;

•	“Enhanced Top-Up Awards” are to awards with a set dollar value, to be settled in Enhanced common shares;

•	“Events” are to, collectively, any event, state of facts, development, circumstance, occurrence or effect, each of them an “Event”;

•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•	“Exchange Ratio” are to the quotient obtained by dividing (a) the Stock Consideration by (b) the number of Aggregate Fully Diluted Enhanced common shares;

•	“extraordinary general meeting” are to the extraordinary general meeting of A Paradise in connection with the Business Combination;

•	“FASB” are to the Financial Accounting Standards Board;

•	“FATCA” are to Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder;

•	“FCC” are to the U.S. Federal Communications Commission;

•	“FDA” are to the United States Food and Drug Administration;

•	“FINRA” are to the United States Financial Industry Regulatory Authority;

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“First Effective Time” are to the time when the First Plan of Merger (as defined in the Business Combination Agreement) is registered by the Cayman Islands Registrar of Companies, or at such later time (being not later than the 90th day after the date on which the First Plan of Merger is so registered) as may be agreed by A Paradise and Enhanced in writing and specified in the First Plan of Merger;

•	“First Merger” are to the merger of Merger Sub with and into Enhanced, with Enhanced surviving the merger as a wholly owned subsidiary of A Paradise;

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“Founder Plan” or “Enhanced Group Founder Plan” are to the Enhanced Group Founder Plan, which was adopted in connection with the Business Combination and a copy of which is filed as Exhibit 10.4 to the registration statement of which this prospectus forms a part, as such agreement may be amended from time to time;

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•

“founder shares” are to the A Paradise Class B ordinary shares purchased by the Sponsor of A Paradise prior to the initial public offering, and the A Paradise Class A ordinary shares that were issued upon the conversion thereof;

•	“FTC” are to the Federal Trade Commission;

•	“FY23” are to the period from February 17, 2023 (inception) through December 31, 2023;

•	“FY24” are to the year ended December 31, 2024;

•	“FY25” are to the year ended December 31, 2025;

•	“FY26” are to the year ended December 31, 2026;

•	“GAAP” are to accounting principles generally accepted in the United States of America;

•	“HHS” are to the U.S. Department of Health and Human Services;

•	“HIPAA” are to the Health Insurance Portability and Accountability Act of 1996, as amended;

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“Independent Medical Commission” are to a multidisciplinary advisory team comprised of physicians with a broad range of expertise and experience in sports medicine and science, to advise the Principal Investigator in connection with the Clinical Research Study on medical safety protocols, clinical research methodology, adverse event review, athlete medical profiling, eligibility standards, and competition health and safety matters, and Enhanced on medical matters related to athlete eligibility for participation in the 2026 Enhanced Games;

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“Independent Scientific Commission” are to an independent advisory group comprised of scientific, medical, and research experts that provides strategic guidance to Enhanced regarding research strategy and direction, including the design, methodology, and execution of scientific studies, scientific program development, and performance and safety-related initiatives. The Independent Scientific Commission assists Enhanced in shaping research strategy, and helps identify opportunities to disseminate scientific findings to the broader scientific community and the public;

•	“Insider Letter Amendment” are to that certain amendment to that certain letter agreement, dated as of July 29, 2025, by and among the Sponsor, A Paradise and CCM;

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“Investigational Medicinal Product” or “IMP” are to a pharmaceutical or medicinal product containing a Substance that is being studied or tested in a regulated clinical investigation or clinical trial conducted in accordance with applicable laws and ethical standards. IMP may or may not be authorized for general commercial sale for the indication, dosage, or use under investigation at the time of such study;

•	“Investment Company Act” are to the Investment Company Act of 1940, as amended;

•	“IRA” are to that certain Second Amended and Restated Investors’ Rights Agreement, dated as of March 28, 2025;

•	“IRB” are to an Institutional Review Board;

•	“IROS” are to Insights Research Organization & Solutions, a U.A.E.-based healthcare services company;

•	“IRS” are to the U.S. Internal Revenue Service;

•	“JOBS Act” are to the Jumpstart Our Business Startups Act of 2012, as amended;

•	“KPIs” are to key performance indicators;

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“law” are to any federal, state, local, foreign, international or transnational law, statute, ordinance, common law, rule, regulation, standard, judgment, determination, governmental order, writ, injunction, decree, arbitration award, treaty, agency requirement, authorization, license or permit of any governmental authority and “laws” are to two or more of the foregoing, or all such laws collectively, as the context requires;

•	“Lionsgate” are to Lionsgate Alternative Television LLC;

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“Live Enhanced” are to Enhanced Group’s direct-to-consumer, subscription-based lifestyle, health and longevity platform, delivered through digital tools and platforms, through which consumers may access clinician-guided, evidence-based enhancement protocols and virtual clinician-guided coaching, and obtain personalized prescription therapies and OTC supplement blends;

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“Major Enhanced Shareholders” are to those certain shareholders, directors and executive officers party to that certain Enhanced Holder Support Agreement entered into by and among A Paradise, Enhanced and such shareholders, directors and executive officers in connection with the execution of the Business Combination Agreement;

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“Market-Authorized Product” are to a finished, fully formulated pharmaceutical or medicinal product containing one or more Substances as active ingredients that has been manufactured, packaged, and labeled for human use in accordance with applicable regulatory requirements and approved for commercial sale by a recognized governmental regulatory authority following review of its formulation, dosage form, strength, manufacturing process, and labelling. A Market-Authorized Product may be intended, as approved by the applicable regulatory authority, for administration by a specified route, including oral, injectable, inhaled, or transdermal administration. For the purposes of this definition, recognized regulatory authorities include the FDA, the EMA or a competent national authority of a member state of the European Union and/or the European Economic Area, and the EDE;

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“Medical Monitor” are to Dr. Leo Nissola, the medical monitor of the Clinical Research Study. The Medical Monitor is an independent physician and shall provide independent medical oversight to the Clinical Research Study as reasonably required in accordance with good clinical practice and applicable regulatory expectations. The Medical Monitor role is expected to be activated on an ad-hoc basis in circumstances where participant cases become complex, involve adverse events or serious adverse events, or otherwise require deeper medical review beyond standard Independent Medical Commission deliberation. In such cases, the Medical Monitor may be requested by the Principal Investigator to provide additional independent review, causality assessment, clinical interpretation, documentation support, or advisory input necessary to support participant safety, regulatory compliance, and study integrity;

•	“Merger Sub” are to A Paradise Merger Sub I, Inc., a Cayman Islands exempted company and a direct, wholly owned subsidiary of A Paradise;

•	“Mergers” are to, collectively, the First Merger and the Second Merger;

•	“MOHAP” are to the U.A.E. Ministry of Health and Prevention;

•	“Nasdaq” are to The Nasdaq Global Market or The Nasdaq Stock Market, LLC, as applicable;

•	“NEOs” are to the named executive officers of Enhanced;

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“Non-Enhanced Athletes” are to athletes under contract with Enhanced who, both in training and in competition, refrain from taking Performance-Enhancing Substances which are included in the WADA ‘List of prohibited Substances and Methods’;

•	“Non-U.S. Holder” are to a beneficial owner of shares that is not a United States person and is not a partnership for United States federal income tax purposes;

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“Non-Voting Private Placement Units” are to the aggregate of 130,000 A Paradise private units purchased indirectly by the five non-voting Sponsor investors through the purchase of non-voting interests in the Sponsor, at a price of $10.00 per Unit;

•	“non-voting Sponsor investors” are to the five institutional investors (none of whom are affiliated with any member of management, the Sponsor, or any other investor);

•	“Non-Voting Sponsor Shares” are to the non-voting shares issued by the Sponsor to the non-voting Sponsor investors in connection with the non-voting Sponsor investors indirectly purchasing, through the Sponsor, the Non-Voting Private Placement Units allocated to the non-voting Sponsor investors in connection with the closing of the IPO, at a nominal purchase price;

•	“Note” are to the agreement of the Sponsor on December 9, 2022 to loan A Paradise up to $300,000 to be used for a portion of the expenses of the IPO;

•	“NYSE” are to the New York Stock Exchange or New York Stock Exchange LLC, as applicable;

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“Omnibus Incentive Plan” are to the Enhanced Group Omnibus Incentive Plan, which was adopted in connection with the Business Combination and a copy of which is filed as Exhibit 10.5 to the registration statement of which this prospectus forms a part, as such agreement may be amended from time to time;

•	“OpenLoop” are to OpenLoop Healthcare Partners, PC;

•	“ordinary shares” or “A Paradise ordinary shares” (prior to the Domestication) are to the A Paradise Class A ordinary shares and the A Paradise Class B ordinary shares, collectively;

•	“OTC” are to over-the-counter;

•	“OTC supplement blends” are to formulations of OTC supplements;

•	“OTC supplements” are to non-prescription nutritional supplements;

•	“PCAOB” are to the Public Company Accounting Oversight Board;

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“Performance-Enhancing Substance” or “PES” are to any Substance that directly or indirectly improves, maintains, restores, or modifies human physical, physiological, neurological, or metabolic capacity in a manner intended or reasonably expected to (i) improve athletic performance, training capacity, recovery, or adaptation to physical exertion; or (ii) preserve, delay the decline of, or restore functional capacity, musculoskeletal integrity, metabolic efficiency, or physiological resilience associated with aging, injury, disease, or physical stress. Performance-Enhancing Substances include, without limitation: (a) endogenous compounds occurring naturally within the human body that are extracted, synthesized, or bioidentically manufactured for exogenous administration in tailored dosages to augment, regulate, or preserve physiological function; and (b) synthetic or biosynthetic compounds designed to mimic, amplify, or modify the biological effects of endogenous substances or physiological mechanisms;

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“Performance Enhancement Task Force” are to a specialized advisory group of scientific experts in sports medicine, exercise physiology, pharmacology, and performance science, engaged by Enhanced to advise it on matters related to the safe, effective, and ethical integration of performance enhancement practices in elite sport, and educate athletes on PES. In the Clinical Research Study, the Performance Enhancement Task Force will be responsible for advising the Principal Investigator, who holds exclusive decision-making authority, on all aspects of the study related to the administration, monitoring, and evaluation of PES and practices. Advice regarding enhancement regimens is customized to the specific health profiles, goals, and performance objectives of participating athletes;

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“person” are to any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or instrumentality or other entity of any kind;

•	“PFIC” are to a “passive foreign investment company” within the meaning of Section 1297 of the Code;

•

“Plan of Merger” are to the statutory plan of merger to be filed with the Registrar of Companies in the Cayman Islands pursuant to the Cayman Islands Companies Act (as revised), by and among A Paradise, Merger Sub, and Enhanced, setting forth the terms and conditions of the merger and the manner in which the merger is to be effected;

•	“Principal Investigator” are to Dr. Ravi Trehan, the principal investigator of the Clinical Research Study;

•	“Prior Plan” are to the Enhanced Ltd Incentive Plan under which the Enhanced Options and Enhanced Top-Up Awards were previously, or will be, granted to eligible service providers;

•	“pro forma” are to giving pro forma effect to the Business Combination;

•

“Private Placement Investment” are to any equity or debt financing transaction entered into by Enhanced prior to the Closing, including the issuance of simple agreements for future equity (“SAFEs”) to one or more investors pursuant to which such investors are granted rights to receive, in exchange for the payment of a purchase amount, certain preferred or other capital shares of Enhanced (and any related warrants or equity interests) upon the occurrence of specified events and subject to the terms and conditions set forth therein;

•

“Public shares” are to the A Paradise Class A ordinary shares (including those that underlie the units) that were offered and sold by A Paradise in its initial public offering and registered pursuant to the IPO Registration Statement or the shares of Class A common stock issued as a matter of law upon the conversion thereof at the time of the Domestication, as the context requires;

•

“QEF Election” are to the timely and effective election by the U.S. Holder to treat A Paradise or Enhanced, as applicable, as a “qualified electing fund” under Section 1295 of the Code for the taxable year that is the first year in the U.S. Holder’s holding period of A Paradise Class A ordinary shares or Enhanced common shares, as applicable, during which A Paradise or Enhanced, as applicable, qualified as a PFIC;

•

“redemption” are to each redemption of A Paradise Class A ordinary shares or shares of Class A common stock, as applicable, for cash pursuant to A Paradise’s Amended and Restated Memorandum and Articles of Association, as amended or restated on July 30, 2025, governing A Paradise while incorporated as a BVI business company;

•

“Registration Rights Agreement” are to the registration rights agreement, dated May 7, 2026, by and among Enhanced Group, the Sponsor, Apeiron and CCM, a copy of which is filed as Exhibit 10.1 to the registration statement of which this prospectus forms a part, as such agreement may be amended from time to time;

•	“ROFR and Co-Sale Agreement” are to that certain Second Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of March 28, 2025, among certain Enhanced shareholders;

•	“Rule 144” are to Rule 144 under the Securities Act;

•	“RWLV” are to Resorts World Las Vegas;

•	“Ryan Haight Act” are to the Ryan Haight Online Pharmacy Consumer Protection Act of 2008;

•

“SAFE Agreements” are to any of the simple agreements for future equity, each, a “SAFE” and collectively, the “SAFEs”, entered into by Enhanced with the SAFE investors, pursuant to the Private Placement Investment;

•

“SAFE Price” are to the implied price per share of Class A common stock used to determine the number of shares issuable to an investor in the Private Placement Investment, which number of shares is calculated by dividing (i) such investor’s purchase amount under the relevant SAFE Agreement by (ii) $1,200,000,000, and multiplying the resulting percentage ownership by the total number of shares of Class A common stock outstanding immediately following the Closing, including all shares of Class A common stock issued in the Business Combination and all shares of Class A common stock issued or issuable upon the conversion of convertible securities in connection with the Business Combination;

•	“SAFE Warrants” are to warrants issued to investors in the Private Placement Investment immediately after the Closing of the Business Combination and according to the terms of the SAFEs, which equal fifty percent (50%) of the number of shares of Class A common stock received upon conversion, each exercisable for one share of Class A common stock at a per-share price equal to the conversion price determined under the SAFE;

•	“Sarbanes-Oxley Act” are to the Sarbanes-Oxley Act of 2002, as amended;

•	“SEC” are to the United States Securities and Exchange Commission;

•	“Second Merger” are to the merger of Enhanced with and into A Paradise, with A Paradise surviving the merger;

•	“Securities Act” are to the Securities Act of 1933, as amended;

•	“Selling Securityholders” are to the selling securityholders, or their permitted transferees, identified in this prospectus.

•

“Series A-1 preferred shares” are to the shares of Series A-1 convertible preferred shares of Enhanced, issued by Enhanced pursuant to its governing documents and applicable financing agreements, which are convertible into Enhanced common shares in accordance with their terms;

•

“Series A-2 preferred shares” are to the shares of Series A-2 convertible preferred shares of Enhanced, issued by Enhanced pursuant to its governing documents and applicable financing agreements, which are convertible into Enhanced common shares in accordance with their terms;

•

“Series B preferred shares” are to the shares of Series B convertible preferred shares of Enhanced, issued by Enhanced pursuant to its governing documents and applicable financing agreements, which are convertible into Enhanced common shares in accordance with their terms;

•	“SSMC” are to the Sheikh Shakhbout Medical City;

•	“Sponsor” are to A SPAC IV (Holdings) Corp., a BVI business company;

•

“Sponsor Equity Agreement” are to that certain separate agreement, dated November 26, 2025, between Apeiron and the Sponsor governing their equity arrangements in connection with the Business Combination;

•

“Sponsor Private Placement Units” are to the 400,000 private placement units purchased by the Sponsor in a private placement that closed concurrently with A Paradise’s initial public offering, each consisting of one A Paradise Class A ordinary share and one A Paradise Right, with such securities having the same terms as the public units and rights issued in the IPO except that they (i) were issued in a private placement exempt from registration, (ii) are subject to transfer restrictions, and (iii) are not entitled to redemption from the Trust Account;

•

“Stock Consideration” are to the number of shares of Class A common stock equal to the quotient obtained by dividing (a) the sum of (i) $1,200,000,000 plus (ii) the aggregate proceeds actually received at or prior to the Closing from the consummation of the Private Placement Investment by (b) $10.00;

•

“Substance” are to any pharmacologically, biologically, metabolically, or otherwise physiologically active ingredient or compound, considered in isolation and without regard to any specific formulation, manufacturing process, dosage form, or route of administration, that is intended or reasonably expected to alter, modulate, or influence human physiological function, performance capacity, recovery processes, or biological adaptation. Substances include, without limitation, hormones, peptides, anabolic or catabolic agents, metabolic modulators, stimulants, analgesics, or other compounds with comparable activity, whether naturally occurring, synthetic, or biosynthetic, but exclude inert excipients, carriers, or inactive formulation components that do not independently exert physiological effects;

•	“TBOC” are to the Texas Business Organizations Code, as amended;

x

•

“Technology and Data Systems” are to, collectively, the real-time and historical performance data, event timing and scoring systems, video and metadata feeds, venue and broadcast integrations, and other third-party platforms and tools;

•

“Transaction Support Agreements” are to the agreements entered into between Enhanced and certain Enhanced shareholders pursuant to which such Enhanced shareholders may not transfer any of their Class A common stock other than in accordance with its terms;

•	“TRT” are to the testosterone replacement therapy;

•	“Trust Account” are to the trust account established at the consummation of A Paradise’s initial public offering at JPMorgan Chase Bank, N.A. and maintained by Continental, acting as trustee;

•	“Trust Agreement” are to the Investment Management Trust Agreement, dated July 29, 2025, by and between A Paradise and Continental, as trustee;

•	“U.A.E.” are to the United Arab Emirates;

•	“UDAP” are to unfair and deceptive acts and practices;

•	“U.S.” or “United States” are to the United States of America;

•

“U.S. Holders” are to the beneficial owners of shares that, for U.S. federal income tax purposes, are (i) citizens or residents of the United States, (ii) corporations (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source, or (iv) trusts if (a) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has a valid election in place to be treated as a U.S. person;

•	“Units” are to the 20,000,000 units issued by A Paradise in its initial public offering consummated on July 31, 2025;

•	“USOPC” are to the United States Olympic & Paralympic Committee;

•	“Voting Agreement” are to that certain Second Amended and Restated Voting Agreement, dated as of March 28, 2025;

•	“WADA” are to the World Anti-Doping Agency;

•

“Working Capital Loans” are to any loans made to A Paradise by the Sponsor, its affiliates or A Paradise’s directors or officers, or by any other person agreed to by A Paradise, to fund working capital needs or transaction costs prior to the consummation of the initial business combination, including any amounts that may, at the lender’s option, be converted into units (or other securities) of A Paradise in accordance with the terms of such loans;

•	“Working Capital Note” are to the Working Capital Note, dated March 18, 2026, between Enhanced and Apeiron for a line of credit commitment up to $20.0 million; and

•	“WWC” are to WWC, P.C., A Paradise’s independent registered public accounting firm prior to the Business Combination.

TRADEMARKS

This document contains references to trademarks, service marks and trade names belonging to Enhanced Group or to other entities. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable trademark, service mark or trade name owner or licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks, service marks or trade names. Enhanced Group does not intend any use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of Enhanced Group by, any other companies.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When Enhanced Group discusses its strategies or plans, it is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by, and information currently available to Enhanced Group’s management.

These statements involve known and unknown risks, uncertainties, and other factors which may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements in this prospectus may include, for example, statements about the following:

•	Enhanced Group’s need for additional capital to support growth and the availability of such capital on economically favorable terms;

•	potential dilution from future equity issuances or other financings;

•	fixed prices under the Sponsor Equity Agreement differing materially from market value at exercise;

•	management’s broad discretion over the use of proceeds from the Business Combination and the Private Placement;

•	expectations for future operating and financial results and market growth relying on Enhanced Group’s assumptions and analyses;

•	Enhanced Group Board and management’s limited experience overseeing and operating a public company;

•	the increased costs associated with the additional regulations and requirements as a result of becoming a public company;

•

Enhanced Group’s expectations for its business given its limited operating history and minimal revenues and the success and commercial reception of the inaugural 2026 Enhanced Games, and the success and timing of future planned live events;

•	Enhanced Group’s ability to build and sustain audience, sponsor and media demand for enhancement-based competition and related products;

•	Enhanced Group’s dependence on the performance of Enhanced Athletes and acceptance of performance enhancement substances;

•	the development and monetization of the Live Enhanced platform;

•	Enhanced Group’s ability to grow market share in its existing markets or any new markets it may enter;

•	Enhanced Group’s ability to respond to general economic conditions, particularly reduced public interests in competitive sports or in the telehealth industry;

•	Enhanced Group’s ability to manage event postponements, cancellations, or material modifications;

•	insurance market limitations, exclusions, and increases;

•	Enhanced Group’s ability to manage regulatory compliance, and expand internationally while operating under evolving sports, health, and data-privacy regulations;

•	Enhanced Group’s ability to avoid liability or adverse health outcomes at events or in connection with the Live Enhanced platform;

•	Enhanced Group’s ability to avoid litigation and regulatory proceedings from incumbent sports organizations, competitors, and regulators;

•	Enhanced Group’s ability to comply with evolving data protection, privacy and information security laws and industry standards;

•	Enhanced Group’s share structure that concentrates voting power;

•	Enhanced Group’s status as a “controlled company” under NYSE rules and its ability to rely on exemptions from certain corporate governance requirements;

•

Enhanced Group’s dual-class voting structure and its effect on the potential eligibility of Class A common stock for inclusion in stock market indices and for investment by certain institutional investors;

•	the risk of shareholder litigation and regulatory litigation and the resulting costs and diversion of management’s attention;

•

the risks and uncertainties associated with Enhanced having become a public reporting company through the Business Combination rather than a traditional underwritten initial public offering, including the absence of an independent underwriter due diligence process and the conflicts of interest of the Sponsor;

•	the risk that the unaudited pro forma condensed combined financial information may not be indicative of Enhanced’s actual financial position or results of operations;

•	the risk that registering shares for resale and the exercise of registration rights under the Registration Rights Agreement may adversely affect the market price of Enhanced Group’s securities;

•	Enhanced Group’s public securities’ potential liquidity and trading;

•	Enhanced Group’s success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	Enhanced Group’s ability to build, operate under and maintain or improve their unproven business model;

•	expectations regarding the development and long-term expansion of the business of Enhanced Group;

•	Enhanced Group’s ability to achieve and maintain profitability in the future;

•

Enhanced Group’s ability to maintain, expand and be successful in strategic relationships with third parties and partners; potential adverse reactions or changes in relationships with athletes, partners, sponsors, distributors, and regulators;

•	Enhanced Group’s ability to remediate existing material weaknesses and implement and maintain an effective system of internal controls over financial reporting;

•	Enhanced Group’s ability to develop new services, events, products, features and functionality that meet market needs and achieve market acceptance;

•	Enhanced Group’s ability to attract, retain, identify and hire individuals, key management and medical personnel for the roles they seek to fill and staff operations appropriately;

•	Enhanced Group’s ability to maintain, protect, assert, and enhance intellectual property rights; and

•	other factors detailed under the section entitled “Risk Factors.”

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and potential effects on Enhanced Group. There can be no assurance that future developments affecting Enhanced Group will be those that Enhanced Group has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of Enhanced Group) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the section entitled “Risk Factors” beginning on page 10 of this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Enhanced Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this prospectus may adversely affect us.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you. You should read this entire document and the other documents to which we refer before you decide to invest in our securities.

About Enhanced Group

Enhanced Group is a growth-stage sports entertainment, performance technology and lifestyle wellness company that is developing a portfolio of businesses centered around (i) the “Enhanced Games,” a multi-sport competition platform, the inaugural edition of which was held on May 24, 2026 at a purpose-built competition complex at Resorts World Las Vegas, and (ii) “Live Enhanced,” a subscription-based consumer performance and wellness offering that launched commercial operations in the United States in February 2026. Enhanced Group is the successor public company following the completion of the business combination between A Paradise, which was a BVI business company incorporated with limited liability, and Enhanced, which was a Cayman Islands exempted company (the “Business Combination”).

Background

Business Combination

On November 26, 2025, A Paradise, which was a British Virgin Islands business company incorporated with limited liability, entered into the Business Combination Agreement with Enhanced, which was a Cayman Islands exempted corporation and Merger Sub, which was a Cayman Islands exempted company and a direct, wholly owned subsidiary of A Paradise.

On May 7, 2026, A Paradise completed the previously announced Business Combination with Enhanced. In connection with the Business Combination, A Paradise effected a discontinuation under the BVI Business Companies Act and a Domestication under Section 10.101 of the TBOC, pursuant to which its jurisdiction of incorporation was changed from the BVI to the State of Texas. Following the Domestication, A Paradise changed its name to “Enhanced Group Inc.”

On May 8, 2026, the Class A common stock began trading on NYSE under the symbol “ENHA.”

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP, with no goodwill or other intangible assets recorded. Under this method of accounting, A Paradise was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Enhanced issuing stock for the net assets of A Paradise, accompanied by a recapitalization. The net assets of A Paradise were stated at historical cost, with no goodwill or other intangible assets recorded.

2025 Private Placement

On November 26, 2025, Enhanced entered into the 2025 Private Placement (the “2025 Private Placement”), pursuant to which it issued simple agreements for future equity (the “SAFEs”) to certain investors for aggregate gross proceeds of $40,002,054. Upon consummation of the Business Combination, shares of Class A common stock and warrants to purchase shares of Class A common stock (the “SAFE Warrants”) were issued to investors in the 2025 Private Placement. In connection with the consummation of the Business Combination, all outstanding SAFEs issued pursuant to the 2025 Private Placement automatically converted, immediately prior to the Closing Date, into shares of Class A common stock in accordance with their terms.

Concurrently with such conversion, Enhanced Group issued to the SAFE investors SAFE Warrants to purchase a number of shares of Class A common stock equal to 50% of the number of shares received upon conversion of the SAFEs. Each SAFE Warrant is exercisable for one share of Class A common stock at a per-share exercise price equal to the conversion price determined under the applicable SAFE.

In connection with the 2025 Private Placement and the Business Combination, the former Enhanced shareholders entered into Transaction Support Agreements providing for post-Closing transfer restrictions, subject to specified early release provisions (the “Transaction Support Agreements”).

Sponsor Equity Agreement

In connection with the Business Combination, Apeiron and the A SPAC IV (Holdings) Corp. (the “Sponsor”) entered into the Sponsor Equity Agreement, dated as of November 26, 2025. Pursuant to the Sponsor Equity Agreement, Apeiron granted the Sponsor a put option and the Sponsor granted Apeiron a call option, in each case with respect to the Sponsor Securities then held by the Sponsor following Closing. The put option permits the Sponsor to require Apeiron to purchase, and the call option permits Apeiron to purchase, up to 100%, but not less than 78%, of such Sponsor Securities, in each case subject to the terms of the Sponsor Equity Agreement. Apeiron has paid the Sponsor a $5.5 million deposit, which is generally non-refundable, subject to limited exceptions, and creditable against the put/call arrangements. The Sponsor Equity Agreement also provides for specified termination fee arrangements, including a termination fee payable by the Sponsor to Apeiron in certain circumstances.

Furthermore, pursuant to the Sponsor Equity Agreement, the Sponsor has agreed that, for the period that is 90 days from closing of the Business Combination, it shall not transfer any Common Stock without Apeiron’s written consent; provided, however at the closing thereof, Sponsor delivered an executed copy of the Insider Letter Amendment, which, among other things, (a) provided for an express exception to the restrictions on the transfer therein for the transfer of securities contemplated by the Sponsor Equity Agreement and (b) extended the lock-up period therein with respect to the Sponsor’s equity securities for a period of 12 months following the Closing Date, subject to customary exceptions, and price-based releases pursuant to which, if the last reported sale price of the Class A common stock equals or exceeds $20.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after May 24, 2026, Enhanced Group has the right (but not the obligation) to release the Sponsor and cause the Sponsor to be released from its lock-up obligations.

This summary is qualified in its entirety by reference to the full text of the Sponsor Equity Agreement, which is filed as Exhibit 10.15 to the registration statement of which this prospectus forms a part.

Working Capital Note

On March 18, 2026, Enhanced entered into a Working Capital Note with Apeiron providing for a line of credit commitment of up to $20.0 million, bearing interest at 5.0% per annum and maturing on September 18, 2027. In June 2026, the outstanding principal amount of the Working Capital Note, together with all accrued and unpaid interest thereon, was repaid in full from the proceeds of the First Closing (as defined below).

Transaction Support Agreements; Lock-Up Restrictions

Pursuant to the Transaction Support Agreement, 109,645,533 shares of Class A common stock held by legacy Enhanced shareholders and 7,116,667 shares of Class A common stock held by the Sponsor may not be transferred until 12 months after the completion of the Business Combination; provided, however that in consideration for entry into Working Capital Note, the lock-up restrictions for up to 37,844,446 shares of Class A common stock held by Apeiron, its affiliates and certain related shareholders under the Transaction Support Agreement are automatically released in the event Apeiron or its applicable affiliates enters into any pledge, hedge, swap or other arrangement that transfers to another such shares as described in the section entitled “Certain Relationships and Related Party Transactions—Working Capital Note.”

The lock-up arrangement with respect to Class A common stock received by legacy Enhanced shareholders in connection with the Business Combination is subject to the following releases:

•	50% of such Enhanced shareholder’s shares of Class A common stock shall be released on the date 6 months after the closing of the Business Combination;

•	50% of such Enhanced shareholder’s shares of Class A common stock shall be released on the date 12 months after the closing of the Business Combination; and

•

If such Enhanced shareholder participated in the 2025 Private Placement, on the earlier of (i) April 27, 2026 and (ii) the date 5 weeks from the closing of the Business Combination, a number of shares of Class A common stock shall be released equal to the quotient of (x) (i) four (4) multiplied by (ii) the amount (in U.S. dollars) of the purchase amount provided by the relevant Enhanced shareholder in the Private Placement Investment, divided by (y) $10.00.

Recent Developments

Inaugural 2026 Enhanced Games

On May 24, 2026, the Company held the inaugural 2026 Enhanced Games at a purpose-built competition complex at Resorts World Las Vegas. At the inaugural Enhanced Games, Kristian Gkolomeev set a new 50m freestyle world record of 20.81 seconds, earning $1.5 million in a single night, which the Company believes represents the largest single payout in the history of swimming, and 13 athletes set 21 personal bests, at an average age of 30 and with an average gap of approximately six years since the athletes’ prior personal bests. Every athlete cleared pre-competition medical screenings and finished the event healthy and safe. The inaugural 2026 Enhanced Games generated more than $32 million in contracted sponsorship value and reached and engaged more than one billion people worldwide over the May 24–30, 2026 period. See “Business—Enhanced Games” for additional information.

Enhanced Breakers Event Series

On June 23, 2026, the Company announced the launch of “Enhanced Breakers,” a new event series in which the world’s top athletes attempt to break world records using medically supervised performance enhancements in more intimate settings, optimized for digital distribution and live streaming on the Company’s owned channels. The first event in the series, Enhanced Breakers No. 1, was held on July 11, 2026 at Interwoven Studios in Los Angeles, featuring Hafthor “Thor” Björnsson attempting to break his own deadlift world record, and Beatriz Pirón, who broke a women’s weight-class snatch world record. See “Business—Enhanced Games—Live Events” for additional information.

Live Enhanced Platform Update

Following the inaugural 2026 Enhanced Games, the Company has continued to expand the products available through the Live Enhanced platform, which as of July 2026, include OTC supplement blends and supplements, clinician-guided prescription-based protocols (including hormone therapy for men and women, longevity-oriented and peptide-based protocols, and weight-management protocols based on GLP-1 and GLP-1/GIP receptor agonist medications), and athlete-inspired protocol bundles, as well as Enhanced-branded apparel available through the Company’s online store. See “Business—Live Enhanced” for additional information.

2026 Private Placement

On June 14, 2026, the Company entered into the Purchase Agreement with the Selling Securityholders, pursuant to which the Company agreed to issue and sell in a Private Placement (A) 12,853,468 shares of Class A common stock and (B) accompanying PIPE Warrants to purchase 12,853,468 PIPE Warrant Shares for approximately $50.0 million of expected gross proceeds to the Company. Pursuant to the Purchase Agreement, the Private Placement has three closings. The Initial Shares and the accompanying PIPE Warrants were issued on June 17, 2026 (the “First Closing”) for approximately $25.0 million gross proceeds to the Company. On June 26, 2026, the Company used a portion of the gross proceeds from the First Closing to repay the $11.75 million aggregate principal amount, plus all accrued and unpaid interest thereon through the repayment date (the “Note Repayment”), under that certain Working Capital Promissory Note, dated March 18, 2026 (the “Working Capital Note”) issued by the Company as successor to Enhanced Ltd. to Apeiron. Upon receipt of the Note Repayment by Apeiron, the Working Capital Note terminated pursuant to its terms, such that all amounts owing thereunder by the Company (including, without limitation, principal and any accrued interest) were deemed paid in full and irrevocably discharged and Apeiron’s obligation to lend any additional amounts under the Note terminated. On July 22, 2026, Apeiron completed its payment to the Company of $11.75 million in consideration for the 3,020,565 shares of Common Stock and 3,020,565 Warrants expected to be issued in the second closing (the “Second Closing”) and the Company will issue 3,020,565 shares of Class A Common Stock and accompanying warrants to purchase 3,020,565 shares of Class A Common Stock on or about July 23, 2026.

Pursuant to the terms of the Purchase Agreement, the Company agreed to obtain a consent of the majority of the voting power of the Company’s outstanding shares of Class A common stock and Class B Common Stock, voting together as a single class, approving the terms of the Purchase Agreement and the PIPE Warrants, including the issuance of Shares and PIPE Warrant Shares that may represent greater than 19.99% of the Company’s outstanding shares of Common Stock or voting power as of immediately prior to the First Closing (the “Stockholder Consent”).

Pursuant to the terms of the Purchase Agreement, the sale of the remaining 3,406,170 shares of Class A common stock and accompanying warrants to purchase 3,406,170 shares of Class A common stock for approximately $13.25 million in gross proceeds to the Company (the “Third Closing”) is required to close as soon as reasonably practicable after the effectiveness of the Stockholder Consent following the distribution of a definitive information statement pursuant to Section 14(c) of the Exchange Act (the “Information Statement”) to the Company’s non-consenting stockholders, in each case subject to the satisfaction of customary closing conditions. The Company filed the Information Statement on July 17, 2026 and, therefore, the Company expects the Stockholder Consent to become effective on or about August 6, 2026, which will trigger the Third Closing pursuant to the terms of the Purchase Agreement.

The Company can provide no assurance that the Third Closing will occur in accordance with the terms of the Purchase Agreement or at all. If the Third Closing does not occur on the terms set forth in the Purchase Agreement or at all, the Company’s financial position may be materially and adversely affected.

The PIPE Warrants are exercisable from the date of issuance and have a term expiring on the earlier of (i) the fifth (5th) anniversary of the original issue date and (ii) the Accelerated Expiration Date (as defined below). As defined in the Warrant, if the closing sale price of the Class A common stock equals or exceeds $20.00 (as adjusted for any stock dividend, stock split, stock combination or other similar transaction following the original issue date) for any 20 consecutive trading days (the last day of such 20 consecutive trading day period, the “Accelerated Exercise Trigger Date”), then, subject to written notice being provided by the Company pursuant to the terms of the Warrant, the last date on which all or any portion of the Warrant may be exercised shall be the date that is exactly 30 trading days after the Accelerated Exercise Trigger Date (the “Accelerated Expiration Date”). The PIPE Warrants have an exercise price of $3.89 per share, subject to customary adjustments in the case of stock dividends, stock splits, pro rata distributions, and similar events in respect of the

Common Stock; provided, however that for a period of twenty-four (24) months following the original issue date, the exercise price of the PIPE Warrants is also subject to adjustment for any issuance or sale of Equity Securities (as defined in the PIPE Warrants) of the Company for bona fide capital raising purposes at a price per share (or conversion or exercise price, as applicable) lower than the exercise price then in effect, subject to certain excluded issuances (the “Anti-Dilution Adjustment”). Simultaneously with any Anti-Dilution Adjustment, the number of PIPE Warrant Shares that may be purchased upon exercise of the PIPE Warrants shall be increased or decreased proportionately so that after such adjustment the aggregate exercise price payable for the adjusted number of PIPE Warrant Shares shall be the same as the aggregate exercise price in effect on the original issue date. Pursuant to the terms of the PIPE Warrants, there will be certain restrictions on the effectiveness of any Anti-Dilution Adjustment and related exercises until the effectiveness of approval by the stockholders of the Company in accordance with the listing rules of the NYSE, and for which the Company is obtaining the Stockholder Consent.

Corporate Information

Enhanced Group is a Texas corporation. Our principal executive offices are located at 169 Madison Avenue, Suite 15101, New York, New York 10016. Our website is located at https://www.enhanced.com/. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus, and you should not consider it part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

Emerging Growth Company and Smaller Reporting Company Status

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or that do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We intend to elect not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is not an emerging growth company or is an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We are a smaller reporting company, as defined in the Exchange Act, which allows us to take advantage of certain exemptions from disclosure requirements, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. In addition, for so long as we continue to qualify as a non-accelerated filer, we are not required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act.

Controlled Company Exemption

Following the Business Combination, Apeiron and its affiliates together hold more than 50% of our voting power. As a result, we are a “controlled company” within the meaning of NYSE’s rules and qualify for and rely on exemptions from certain corporate governance requirements. Under NYSE’s rules, a controlled company is a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company. For so long as we remain a controlled company, we are not required to comply with certain corporate governance requirements, and are permitted to elect to rely, and may rely, on certain exemptions from certain corporate governance requirements, including:

•	our board of directors is not required to be comprised of a majority of independent directors;

•	our board of directors is not subject to the compensation committee requirement; and

•	we are not subject to the requirements that director nominees be selected either by the independent directors or a nomination committee comprised solely of independent directors.

We are relying on these exemptions such that our board of directors is not comprised of a majority of independent directors and our nominating and corporate governance committee and compensation committee are not fully comprised of independent directors, as described in the section entitled “Management-Board and Board Committees.” As a result, to the extent that we take advantage of these exemptions, stockholders do not have the same protections afforded to stockholders of companies that are subject to all of the NYSE corporate governance requirements.

THE OFFERING

Common Stock Offered by the Selling Securityholders	Up to 6,426,733 Initial Shares and up to 6,426,733 PIPE Warrant Shares.

Use of Proceeds	We will not receive any proceeds from the sale of Shares covered by this prospectus. We may receive proceeds from the cash exercise of the PIPE Warrants. We expect to use any such proceeds for working capital and general corporate purposes.

Risk Factors	Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 10.

NYSE Ticker Symbol	“ENHA” for Class A common stock.

SUMMARY RISK FACTORS

You should consider all the information contained in this prospectus in deciding to invest in our securities offered under this prospectus. In particular, you should consider the risk factors described under “Risk Factors.” Such risks include, but are not limited to:

Risks relating to financial and capital needs, including:

•	Enhanced Group will need to raise additional capital to support its growth initiatives, and such capital may not be available on economically favorable terms, if at all.

•

Any future equity offerings or other financing arrangements, options, top-up awards and/or warrant exercises may dilute shareholders’ ownership and adversely affect the market price of the Class A common stock.

•	Enhanced Group can provide no assurance that the Third Closing will occur in accordance with the terms of the Purchase Agreement or at all.

Risks relating to operating as a public company, including:

•	Enhanced Group’s Board and management have limited public-company experience and may face challenges building an experienced, independent board.

•

Enhanced identified material weaknesses in its internal control over financial reporting prior to the Business Combination, and if Enhanced Group cannot effectively remediate them, experiences additional weaknesses, or otherwise fails to maintain effective internal controls, Enhanced Group may be unable to accurately report its financial condition or results of operations.

•	Enhanced Group incurred increased costs and became subject to additional regulations and requirements as a result of becoming a public company.

Risks relating to the business model, commercial operations and operating market, including:

•	Enhanced Group has an unproven business model, limited operating history and a lack of revenue, and it is difficult to evaluate Enhanced Group’s prospects.

•	The market for Enhanced Group’s sporting events and related products is unproven, and demand may not develop or be sustained, adversely affecting its business and results.

•	Aspects of Enhanced Group’s business may be viewed as controversial, which could subject it to increased scrutiny, negative publicity and reputational harm and could adversely affect its business.

•

The controversial nature of Enhanced Group’s business may limit analyst coverage and institutional investor participation, which could adversely affect the trading price and liquidity of its securities.

•	Geopolitical instability and armed conflict in the Middle East could disrupt Enhanced Group’s activities in the U.A.E., which could adversely affect its business.

Risks relating to legal and regulatory obligations:

•	Evolving laws and regulations on performance-enhancing substances, sporting rules and related licensing could materially affect Enhanced Group’s ability to stage events and operate its business.

•	International expansion would expose Enhanced Group to complex and evolving laws, and failure to secure or maintain required approvals could prevent it from staging events or offering services abroad.

•	Injuries or adverse health outcomes at events or through the Live Enhanced platform could expose Enhanced Group to significant liability, regulatory scrutiny and reputational harm.

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Enhanced Group may face litigation and regulatory challenges from incumbent sports bodies, competitors and regulators that could delay or prevent events, force changes to its business model, or harm its financial condition and reputation.

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Any actual or alleged non-compliance with existing laws, regulations, sporting rules, permits or safety requirements applicable to the Enhanced Games, athlete participation in the Enhanced Games, Live Enhanced or the Clinical Research Study could materially adversely affect Enhanced Group’s business, financial condition and results of operations.

Risks relating to health, safety, and ethics of operations, including:

•	Enhanced Group’s business depends on the continued service of experienced management and specialized medical talent, and its growth requires it to attract and retain additional qualified personnel.

•	Allowing athletes to use performance-enhancing substances, even if FDA-regulated, poses health, quality-control and regulatory risks that could result in injury, litigation and reputational harm.

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Ethical and public-perception risks regarding performance-enhancing substance use in competitions could reduce participation and viewership, deter partners, prompt increased regulation and materially harm Enhanced Group’s business.

Risks relating to competition and industry opposition, including:

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Enhanced Group faces intense competition from established sports organizations and other entertainment providers. This increased competition could reduce demand for the Enhanced Games and Enhanced Group’s other products and services.

•	Bans or sanctions by traditional sports organizations could deter athletes and key talent, diminishing event appeal and harming Enhanced Group’s business.

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If venues, broadcasters, sponsors or key providers withdraw or refuse to work with Enhanced Group due to pressure, regulation or reputational concerns, its events could be delayed or canceled and its business materially harmed.

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Coordinated actions by sports federations, anti-doping and public-health bodies, and advocacy groups could lead to restrictions that limit Enhanced Group’s operations, increase costs, damage its reputation and impede growth.

Risks relating to share class structure, including:

•	Enhanced Group’s dual-class share structure concentrates voting power and may adversely affect governance and share value.

•	Apeiron’s existing supermajority ownership and rights under the Sponsor Equity Agreement may further strengthen its influence over Enhanced Group.

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Enhanced Group’s dual-class voting structure may render its Class A common stock ineligible for inclusion in certain stock market indices, and thus adversely affect the trading price and liquidity of its Class A common stock.

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Because Enhanced Group is a “controlled company” as defined in the NYSE listing standards, its shareholders may not have protection of certain corporate governance requirements which otherwise are required by NYSE’s rules.

RISK FACTORS

In addition to the other information contained in this prospectus, including the matters addressed under the heading “Cautionary Statement Regarding Forward-Looking Statements”, you should carefully consider the following risk factors before making an investment decision with respect to the securities offered by this prospectus.

Risks Related to the Company’s Financial and Capital Needs

The Company will need to raise additional capital to support its growth initiatives, and such capital may not be available on economically favorable terms, if at all. This could hamper the Company’s growth and adversely affect its business.

The Company’s business plan is to organize sporting events and related media content, offer attractive athlete compensation and provide state-of-the-art medical profiling for competing athletes, as well as to provide telehealth operations, merchandising and other direct-to-customer products. The planning, organization and broadcasting of the Company’s sporting events is expected to require significant capital investment. In addition, the Company’s direct-to-consumer activities, depending on their scale, may also require capital investment. There can be no assurance that the Company will have access to the capital it needs when required, either on favorable terms or at all. If the Company cannot raise required capital when necessary, or if the Third Closing does not take place, its financial condition, business, prospects and operations could be materially adversely affected. The Company may raise funds through the issuance of debt securities or through loan arrangements, the terms of which could require significant interest payments, covenants that restrict the Company’s business or other unfavorable terms. The Company may also raise funds through the sale of equity securities, which could dilute its shareholders. In particular, as a result of redemptions by A Paradise shareholders in connection with the Business Combination, the Company may require additional funding in order to fund critical aspects of its operations; failure to obtain such funding could have a material adverse effect on the Company’s business, financial condition and results of operations. In addition, the exercise of the PIPE Warrants, including any exercise of the PIPE Warrants following any Anti-Dilution Adjustment, will also dilute the ownership interest of shareholders as a result of the downward adjustment to the then in effect exercise price and the related adjustment to increase the number of PIPE Warrant Shares then exercisable. For more information, see “—Risks Related to the Company’s Financial and Capital Needs-Any future equity offerings or other financing arrangements, options, top-up awards and/or warrant exercises may dilute shareholders’ ownership and adversely affect the market price of the Class A common stock”.

Our current cash and cash equivalents are insufficient to fund our operations and there is substantial doubt about our ability to continue as a going concern.

We have incurred substantial losses from operations since inception and expect to continue to incur operating losses for the foreseeable future as we seek to launch additional Enhanced Games and other live events (including the Enhanced Breakers event series), continue to develop and commercialize the Live Enhanced platform and fund our public company costs. As of June 30, 2026, the Company had $19.6 million in cash and cash equivalents. Based on our current cash and cash equivalents and expected operating cash requirements, management has concluded that there is substantial doubt about our ability to continue as a going concern for one year after the date the condensed consolidated financial statements included in this prospectus were issued. As an early-stage company with a limited operating history and a novel business model, our ability to accurately forecast our future revenues, expenses and operating cash requirements is inherently limited, which contributes to this uncertainty. We expect that this conclusion will continue to apply to our condensed consolidated financial statements as of and for the three and six months ended June 30, 2026.

Our condensed consolidated financial statements as of and for the three months ended March 31, 2026, included in this prospectus have been prepared assuming that we will continue as a going concern and do not include any adjustments that may result from the outcome of this uncertainty. Our ability to continue as a going concern depends on our ability to obtain additional capital through equity or debt financings, strategic transactions or other sources of liquidity. The Third Closing may not occur in accordance with the terms of the Purchase Agreement, or at all, and we may not be able to obtain additional financing on acceptable terms, or at all. If we are unable to raise sufficient additional capital when needed, we may be required to delay, reduce or eliminate certain planned operations, including activities relating to the Enhanced Games or the Live Enhanced platform, or otherwise curtail or cease operations. Any of the foregoing could materially and adversely affect our business, financial condition and results of operations and could cause investors to lose all or part of their investment.

The Company can provide no assurance that the Third Closing will occur in accordance with the terms of the Purchase Agreement or at all.

The Second Closing was expected to occur on or about June 22, 2026 pursuant to the terms of the Purchase Agreement. On July 22, 2026, Apeiron completed its payment to the Company of $11.75 million in consideration for the 3,020,565 shares of Common Stock and 3,020,565 Warrants expected to be issued in the Second Closing and the Company will issue 3,020,565 shares of Class A Common Stock and accompanying warrants to purchase 3,020,565 shares of Class A Common Stock on or about July 23, 2026. Pursuant to the terms of the Purchase Agreement, the Third Closing is required to close as soon as reasonably practicable after the effectiveness of the Stockholder Consent following the distribution of the Information Statement. The Company filed the Information Statement on July 17, 2026 and, therefore, the Company expects the Stockholder Consent to become effective on or about August 6, 2026, which will trigger the Third Closing pursuant to the terms of the Purchase Agreement. The Company can provide no assurance that the Third Closing will occur in accordance with the terms of the Purchase Agreement or at all. If the Third Closing do not occur on the terms set forth in the Purchase Agreement or at all, the Company’s financial position may be materially and adversely affected.

Any future equity offerings or other financing arrangements, options, top-up awards and/or warrant exercises may dilute shareholders’ ownership and adversely affect the market price of the Class A common stock.

On July 8, 2026, the Company filed a registration statement with the SEC on Form S-8 providing for the registration of shares of Class A common stock issued or reserved for issuance under its compensation plans. Subject to the satisfaction of vesting conditions and the expiration of any applicable lock-up agreements, such securities registered under the registration statement on Form S-8 will be available for resale immediately in the public market without restriction.

Former Enhanced shareholders and the Sponsor are subject to staged lock-up releases, which permit the sale of additional Class A common stock into the public market at various times. In addition, this registration statement covers not only shares of Class A common stock currently outstanding, but also shares of Class A common stock issuable upon exercise of the PIPE Warrants. The issuance and resale of such shares, or the perception that such issuances and resales may occur, could increase the number of shares of Class A common stock eligible for sale into the public market and adversely affect the market price of Class A common stock.

Further, the Company is not restricted from issuing additional Enhanced Group Class A common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, Class A common stock. As a result, from time to time, the Company may consider raising capital through the sale of securities. The Company could issue additional Enhanced Group common stock or offer debt or other equity securities, including senior or subordinated notes, debt securities convertible into equity or preferred shares. The issuance of additional Enhanced Group common stock or the issuance of convertible securities could dilute the ownership interest of existing shareholders. Debt securities convertible into equity could also be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred shares, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit the Company’s ability to pay dividends to the holders of Enhanced Group common stock. Similarly, any debt incurred may include covenants that could restrict the operations of the Company, and therefore affect its business, results of operations and value of its common stock. In addition, in connection with the Private Placement, the Company agreed to issue an aggregate of 12,853,468 PIPE Warrants to purchase up to 12,853,468 PIPE Warrant Shares and which PIPE Warrants have an Anti-Dilution Adjustment provision that could result in the issuance of additional shares of Class A common stock.

The market price of the Class A common stock could decline as a result of such an offering and from other sales, or the perception of sales, of a large block of Class A common stock or similar securities in the market after an offering. The decision to issue securities in any future offering will depend on market conditions and other factors beyond the Company’s control, which may adversely affect the amount, timing or nature of future offerings. As a result, holders of the Class A common stock bear the risk that the Company’s future offerings may reduce the market price of the Class A common stock and dilute their percentage ownership.

The fixed prices under the Sponsor Equity Agreement may differ materially from the market value of the Sponsor’s shares at the time of exercise, which could result in value transfers and adversely affect the market perception of the Company’s securities.

Concurrently with the execution of the Business Combination Agreement, Apeiron and the Sponsor entered into the Sponsor Equity Agreement that provides each party with put and call options with respect to the Sponsor’s equity interests in the Company. Under the Sponsor Equity Agreement, Apeiron granted the Sponsor an option to require Apeiron to purchase up to 100% of, and the Sponsor granted Apeiron an option to purchase up to 100% (and not less than 78%) of, the Sponsor’s equity interests in the Company. The exercise prices for these options are fixed dollar amounts that may not reflect the fair market value of the Sponsor’s shares at the time the put option or call option is exercised. As a result, depending on market conditions at the relevant time, the exercise of either the put option or the call option could result in a transfer of value between Apeiron and the Sponsor that does not correspond to the then-current market value of the Company’s equity.

Any such value transfer, or market perception that the options were exercised at prices inconsistent with prevailing valuations, could negatively affect investor confidence, the trading price of our securities, and perceptions of fairness in its capital structure. In addition, the existence of the fixed-price options may create incentives for one party to exercise the options at a time that is advantageous to it but not to other shareholders, further contributing to potential volatility or downward pressure on our share price.

The Company’s management has broad discretion in the use of proceeds from the Business Combination and the Private Placement Investment and may not use them effectively.

The Company cannot specify with certainty the particular uses of the net proceeds it received from the Business Combination, the Private Placement and cash proceeds, if any, from exercise of the PIPE Warrants. The Company’s management has broad discretion in the application of the net proceeds and may spend all or a portion of the proceeds in ways that Enhanced Group’s shareholders may not desire or may not yield a favorable return, given the untested nature of the Company’s business. The failure of management to effectively apply the net proceeds from the Business Combination and the Private Placement in either case could harm the Company’s business, financial condition, results of operations and prospects.

The expectations for future operating and financial results and market growth of the Company rely in large part upon assumptions and analyses developed by it. If these assumptions or analyses prove to be incorrect, or market conditions change in a way not anticipated, the Company’s actual operating results may be materially different from its anticipated results.

The Company’s business, including its sporting events and media content, and direct-to-customer business lines, is developing and untested. Given the unprecedented nature of the Company’s business model, and the fact that the Company has only conducted the inaugural 2026 Enhanced Games, there is significant uncertainty regarding its business, prospects and future operating performance, and there can be no assurance that the Company’s assumptions regarding its business, market opportunities or operating model will prove to be accurate. The Company’s business is subject to numerous economic, competitive, industry-specific, regulatory and other uncertainties and contingencies, many of which are difficult or impossible to predict and are beyond the Company’s control. If the Company’s assumptions prove incorrect or if it is unable to successfully execute its business model, its business, financial condition and results of operations could be materially adversely affected.

The Company’s sporting events and media content, and its Live Enhanced platform, may never achieve commercial success due to factors such as limited market adoption, competition or unforeseen challenges in scaling operations. The Company’s actual results may also be adversely affected by risks relating to its business, industry performance, regulatory environment, general economic conditions and the other factors described in this prospectus.

In addition, expectations for the Company’s future performance are based on assumptions that are subject to change. There can be no assurance that the Company’s future financial condition or operating results will align with its expectations, or with those of investors and securities analysts. If the Company’s actual results differ significantly from its expectations, it may need to make strategic adjustments that could adversely impact its financial condition and operational results.

The unaudited pro forma condensed combined financial information included in this prospectus may not be indicative of what Enhanced Group’s actual financial position or results of operations would have been.

The unaudited pro forma condensed combined financial information included elsewhere in this prospectus has been derived from the historical financial statements of Enhanced and A Paradise and has been adjusted to give effect to the Business Combination and related transactions. The pro forma information is presented for informational purposes only and is based on assumptions and adjustments that Enhanced and A Paradise believe are reasonable. However, the pro forma information does not reflect future events, including nonrecurring charges or the impact of market conditions on revenue or expense, and such assumptions may not prove to be accurate. Accordingly, the unaudited pro forma condensed combined financial information may not be indicative of what Enhanced Group’s actual financial position or results of operations would have been had the transactions been completed as of the dates indicated, and should not be relied upon as an indication of Enhanced Group’s future results or financial position.

The Company does not expect to pay cash dividends for the foreseeable future.

The Company currently expects to retain all available funds and future earnings, if any, for use in the operation and growth of its business and does not anticipate paying cash dividends for the foreseeable future. Any future determination to pay dividends will be at the discretion of its board of directors, subject to compliance with applicable law and any contractual provisions, including under any agreements for indebtedness the Company may incur, that restrict or limit its ability to pay dividends, and will depend upon, among other factors, results of operations, financial condition, earnings and capital requirements that its Board deems relevant. Accordingly, realization of a gain on an investment by a shareholder in the Company will depend on the appreciation of the price of the Class A common stock, which may never occur. The Company’s inability or decision not to pay dividends could also adversely affect the market price of the Class A common stock.

Risks Related to Operating as a Public Company

The Company’s Board and management have limited experience overseeing and operating a public company, and may encounter challenges establishing an experienced and independent board of directors, which is essential in overseeing a public company.

The Company’s board of directors and management team are in the process of transitioning to the oversight and operational responsibilities associated with being a publicly traded company. While certain members of the

Company’s Board and executive team have prior experience with public companies, their collective experience with the management of a U.S. public company or the related obligations imposed under federal securities laws is limited. As a result, the Company’s board of directors and management may face a period of adjustment as they establish policies, procedures and controls appropriate for a public company environment, including compliance, investor relations, and public disclosure practices.

The Company’s board of directors and management intend to continue enhancing the Company’s corporate governance framework, including by considering the addition of directors with public company experience. However, there can be no assurance that the Company will be able to identify and recruit suitable candidates within the desired timeframe. Further, the integration of new directors and the alignment of their expertise with the Company’s strategic objectives may take time. During this transition period, the Company’s directors and executive officers may be required to devote substantial time and attention to developing and implementing these new governance and compliance processes, which could divert resources from other business activities.

The Company has identified material weaknesses in its internal control over financial reporting. If remediation of these material weaknesses is not effective, if the Company experiences additional material weaknesses, or if the Company otherwise fails to maintain an effective system of internal controls in the future, it may not be able to accurately report its financial condition or results of operations.

In connection with the preparation of the audits of the Company’s financial statements as of December 31, 2025 and 2024, the Company and its auditors identified material weaknesses as defined under the Exchange Act, and by the PCAOB in internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s financial statements will not be prevented or detected on a timely basis. The material weaknesses identified for the Company were insufficient controls over (i) entity-level controls and financial close process affecting the control environment, control activities, information and communication and monitoring components (ii) third party valuation reports (iii) user-access information-technology general controls. The Company is working to remediate these material weaknesses and is taking steps to strengthen its internal control over financial reporting. The Company plans to hire qualified staff as well as develop and implement formal policies, processes and documentation procedures relating to our financial reporting, including the oversight of third-party service providers. The actions that we are taking are subject to ongoing executive management review. If the Company is unable to successfully remediate the material weaknesses, or if in the future, it identifies further material weaknesses in internal controls over financial reporting, the Company may not detect errors on a timely basis, and financial statements may be materially misstated. The Company may not be able to conclude on an ongoing basis that it has effective internal control over financial reporting, which could harm its operating results, cause investors to lose confidence in reported financial information and cause the trading price of the Class A common stock to fall. In addition, as a public company, the Company will be required to file accurate and timely quarterly and annual reports with the SEC under the Exchange Act. Any failure to report its financial results on an accurate and timely basis could result in sanctions, lawsuits, delisting of shares from NYSE or other adverse consequences that could materially harm its business. In addition, the Company could become subject to investigations by NYSE, the SEC, and other regulatory authorities, and become subject to litigation from investors and stockholders, which could harm the Company’s reputation and financial condition, or divert financial and management resources from its core business.

Neither the Company’s management nor an independent registered public accounting firm has performed an evaluation of the Company’s internal control over financial reporting in accordance with the provisions of the Sarbanes-Oxley Act, because no such evaluation has been required. Had the Company or its independent registered public accounting firm performed an evaluation of the Company’s internal control over financial reporting in accordance with the provisions of the Sarbanes-Oxley Act, additional material weaknesses may have been identified.

The Company incurs increased costs and is subject to additional regulations and requirements as a public company.

The Company has incurred and will continue to incur significant legal, compliance, accounting and other expenses that Enhanced did not incur as a private company. As a public company, the Company is subject to the reporting requirements under the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the rules implemented by the SEC and NYSE.

The Company’s management and other personnel must devote a substantial amount of time to these compliance initiatives. Moreover, the Company expects these rules and regulations to substantially increase its legal and financial compliance costs and to make some activities more time-consuming and costly. The Company cannot predict or estimate the amount or timing of additional costs it may incur to respond to these requirements. While the Company cannot predict or estimate the amount or timing, it is likely that the costs would be disproportionately burdensome given the new and untested nature of its business.

These laws and regulations could also make it more difficult or costly for the Company to obtain certain types of insurance, including director and officer liability insurance, and it may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. It may also be more difficult for the Company to attract and retain qualified persons to serve on its Board or Board committees or as executive officers. If the Company fails to satisfy its obligations as a public company, it could be subject to fines, sanctions, delisting of its common stock, other regulatory action and potentially civil litigation.

The Company may face challenges in identifying material information and communicating such information to investors. These challenges are heightened by the novelty of the Company’s business and the lack of closely comparable benchmarks.

The Company is subject to the SEC’s reporting requirements for public companies, including extensive securities laws and stock-exchange requirements governing periodic and current reporting, fair disclosure, use of non-GAAP measures and KPIs, and internal controls. The Company’s business model, as described in this prospectus has few directly comparable public peers and limited established disclosure conventions. This lack of comparable peers may increase the difficulty of assessing materiality, selecting decision-useful KPIs to disclose to the market, and determining the appropriate level of detail and context for narrative financial disclosure in the Company’s quarterly and annual reports, earnings materials, guidance, and other investor communications.

As the convenor and operator of its sporting events, the Company determines event scheduling and content, is responsible for outcomes of its events, and sets and enforces policies concerning athlete eligibility, enhancement protocols, adverse findings and discipline. Information relevant to these determinations, such as preliminary or confirmatory test results, alleged protocol violations, medical or safety reviews and disciplinary outcomes, can be provisional, sensitive or confidential and may evolve rapidly. Judging when developments relating to these matters require disclosure to investors and how much detail to provide involves significant judgment. Acting too early, too late, or with incomplete context could expose the Company to claims that its disclosures were misleading or omitted material facts.

Operations relating to the Company’s Live Enhanced offering may also present complications relating to these assessments. Metrics related to prescription patterns, clinical outcomes, adverse events, reimbursement and patient engagement implicate privacy and confidentiality obligations and an evolving framework of healthcare and telemedicine regulations. These considerations may limit the granularity of what the Company can disclose, and the lack of standardized, widely accepted industry metrics for the Live Enhanced services currently provided and anticipated to be provided by the Company increases the risk that its KPIs or operational data could be viewed as non-comparable, non-standard or confusing. Further, overlap between the Company’s event operations and Live Enhanced platform (for example, where athletes may also be Live Enhanced participants) may heighten sensitivity. Additionally, since the Company’s Live Enhanced services are delivered primarily through third-party service providers, if these parties do not provide data to the Company in a timely manner, use different definitions, or change systems, our metrics (for example, completed visits, treatment starts, continuation rates, churn, customer acquisition cost/patient lifetime value) may be delayed, revised or non-comparable between periods.

Further, the Company will be integrating and enhancing disclosure controls and procedures and internal control over financial reporting on a compressed timeline. As a result, the Company may need to align historical private company practices with public company standards; and forward-looking information shared during the Business Combination process may differ materially from subsequent results. The Company’s frequent public-facing event communications (including promotional materials, social media and press) also raise heightened risks under fair disclosure and antifraud rules if material non-public information is selectively disclosed or if marketing content is later alleged to be incomplete or misleading in light of subsequent developments.

Collectively, these factors increase the risk that the Company’s public disclosures could be deemed incomplete, untimely or misleading; that its KPIs or operational results could be challenged; or that investors may misinterpret its communications, leading to potential volatility in the price of its common stock, reputational harm, SEC comments or enforcement actions, stock-exchange inquiries and shareholder litigation. Further, as noted in “—Risks Related to Operating as a Public Company-The Company has identified material weaknesses in its internal control over financial reporting. If remediation of these material weaknesses is not effective, if the Company experiences additional material weaknesses, or if the Company otherwise fails to maintain an effective system of internal controls in the future, it may not be able to accurately report its financial condition or results of operations”, the Company’s disclosure controls may not fully mitigate the challenges inherent in its unique business model, and its policies and metrics may evolve over time in ways that reduce period-to-period comparability.

Aspects of the Company’s business may be viewed as controversial, which could subject the Company to increased scrutiny, negative publicity and reputational harm and could adversely affect its business.

The creation and promotion of the Enhanced Games, and related events in which Enhanced Athletes are permitted to use Performance-Enhancing Substances and protocols under medical supervision represents a departure from mainstream athletic competition where athletes are prohibited from using such substances and protocols. Furthermore, the Company intends to engage in the development, offering and commercialization of such enhancement-related products, services and content. These activities are viewed as controversial by some athletes, sport enthusiasts, the public and certain stakeholders because many traditional sports organizations and anti-doping bodies prohibit the use of performance-enhancing substances and protocols in sanctioned competition and have historically promoted policies discouraging their use. In addition, some organizations may raise concerns regarding safety, efficacy, competitive integrity, ethical considerations or the manner in which certain performance-enhancing substances, protocols or related products are marketed, prescribed, dispensed or otherwise made available, including through direct-to-consumer or digital channels.

As a result, the Company may be subject to increased scrutiny, criticism or adverse publicity from regulators, policymakers, medical or public-health authorities, traditional sports organizations, anti-doping agencies, athlete associations, advocacy groups, the media and members of the public. Such scrutiny or publicity, whether or not well-founded, could adversely affect the perception or acceptance of the Company’s business model and limit demand for its events, content and related offerings. In addition, counterparties such as venues, broadcasters and streaming platforms, sponsors and advertisers, payment processors and other service providers may decline to enter into, impose additional conditions on, or terminate relationships with the Company due to reputational concerns, internal policies or regulatory considerations. Heightened scrutiny could also increase the likelihood of additional regulatory requirements, delays or conditions associated with permits, approvals or other authorizations, and could result in increased compliance, security, public relations and stakeholder engagement costs, as well as investigations, enforcement actions or litigation.

If any of these risks materialize, the Company’s ability to operate its business, commercialize its offerings and execute its strategy could be materially adversely affected, which could result in reduced demand, increased costs and lower revenues and could materially and adversely affect its business, financial condition and results of operations.

As a result of the controversial nature of the Company’s business, there may be limited analyst coverage, negative investor perception and difficulties in attracting institutional investors, which could materially adversely affect the trading price and liquidity of the Company’s securities.

The trading market for the Class A common stock depends in part on the research and reports that third-party securities analysts publish about the Company and its business. The Company may be unable to attract research coverage in a timely manner or at all and if one or more analysts cease coverage of the Company, the price and trading volume of its securities would likely be negatively impacted. If any of the analysts that may cover the Company change their recommendation regarding its securities in an adverse manner, the price of its securities would likely decline. If any analyst that may cover the Company ceases covering it or fails to regularly publish reports on it, the Company could lose visibility in the financial markets, which could cause the price or trading volume of its securities to decline. Moreover, if one or more of the analysts who cover the Company downgrades the Class A common stock, or if its reporting results do not meet their expectations, the market price of the Class A common stock could decline.

In addition, the controversial nature of the Company’s business may cause negative investor perception and limit demand from certain institutional investors. Some institutions and index providers apply investment mandates, exclusionary screens, internal policies, liquidity thresholds or other criteria that could restrict or deter investment in the Company’s securities. Moreover, an increasing number of major investors, exchange-traded funds and mutual funds have strict rules around certain policies, including ESG criteria, and such concerns could lead these investors to avoid purchasing or holding the Company’s securities.

Limited coverage and constrained institutional participation may make it more difficult and costly for the Company to raise additional capital. Any of these outcomes could adversely affect the market for the Company’s securities and could materially and adversely affect its business, financial condition and results of operations.

Risks Related to the Company’s Business Model, Commercial Operations and Operating Market

The Company has an unproven business model, limited operating history and a lack of revenue, and it is difficult to evaluate the Company’s prospects.

The Company is in the early stages of executing its business plan, has only conducted the inaugural 2026 Enhanced Games and first Enhanced Breakers event series and has a limited operating history as an organizer of sports events and coordinator of direct-to-consumer products. To date, the Company’s activities have consisted primarily of organizing and staffing, business planning and conducting the inaugural 2026 Enhanced Games and first Enhanced Breakers event series, capital raising, building a roster of athletes, sourcing clinical research study participation opportunities, producing a brand documentary and building a prescription system in conjunction with its partners in delivering the Live Enhanced platform services, and operating the Live Enhanced platform following its February 2026 commercial launch. These limited activities provide little basis on which to evaluate its business, strategy, operating plan or future results, and if the Company’s model fails to achieve market acceptance or certain milestones, the Company may never generate significant revenue or achieve profitability, which could materially and adversely affect shareholders’ investments.

The Company’s business model, including holding future Enhanced Games and other sporting events in which performance-enhancing substances are permitted, and building a related commercial ecosystem around such events including, among other things, the provision of Live Enhanced services, is novel and unproven. Ongoing audience acceptance, sponsor interest, media rights demand and the willingness of athletes, venues, partners and local authorities to participate are all uncertain. Further, the future treatment of Performance-Enhancing Substances by regulators and sanctioning bodies is also uncertain, and any changes to these regulations could impact the Company’s business model, see “—Risks Relating to the Company’s Legal and Regulatory Obligations-Uncertain and evolving laws and regulations governing Performance-Enhancing Substances, sporting rules and related licensing could materially adversely affect the Company’s ability to stage the Enhanced Games and operate its business, including its Live Enhanced platform”. Therefore, there can be no assurance that the market will develop as the Company anticipates, that the concept will be permitted in the jurisdictions where the Company seeks to operate or that the Company will be able to compete effectively against established sports and entertainment alternatives.

The Company currently has limited revenues and does not expect to generate significant revenues unless and until it executes agreements relating to media rights, sponsorship and merchandising, and until its Live Enhanced services are operating more broadly. Entering into, maintaining and performing its obligations under these agreements and delivering on the anticipated expansion of its Live Enhanced offerings in conjunction with third-party service providers involved in the offerings are each subject to significant execution risk, and delays, terminations or failures to close or renew these arrangements, including as a result of the Company’s reliance on partners, could materially and adversely affect the Company’s business, financial condition and results of operations.

Because of its limited operating history and the evolving nature of its proposed industry, the Company has limited insight into the trends that may affect its business and faces challenges forecasting revenues, budgeting expenses and allocating resources appropriately. Any projected or illustrative financial information would necessarily reflect a high degree of uncertainty and risk and should not be relied upon as indicative of future performance. In particular, while the Company conducted the inaugural 2026 Enhanced Games and the first Enhanced Breakers event series, there can be no assurance that future events will be successfully executed, attract sufficient audiences, athletes or sponsors, or generate revenues at the levels the Company anticipates.

The Company has not yet demonstrated its ability to launch and scale live events, secure and enforce the necessary intellectual property and content rights, establish compliant athlete recruitment and safety protocols, produce event related content at commercial scale or build the sales, marketing and distribution capabilities needed to support its business plan. Operational setbacks, unforeseen expenses, reputational concerns, safety incidents or changes in applicable laws or regulations could further impede progress.

As a result, the Company’s financial condition and operating results may fluctuate significantly from period to period, and results for any period should not be viewed as indicative of future performance. Any of the foregoing could prevent the Company from achieving profitability and could result in a significant decline in the value of shareholders’ investments.

Because the market for the Company’s sporting events and related products is unproven, demand may not develop or be sustained, which would adversely affect the Company’s business, financial condition and results of operations.

The Company’s addressable market is unknown and consumer acceptance of its sporting events and media content, Live Enhanced platform and other direct-to-customer offerings is unproven. The Company’s ability to generate revenues is sensitive to rapidly changing consumer tastes and entertainment trends, as well as the popularity of the Company’s brand, events and participating athletes. These factors are also expected to affect demand for the Company’s related products, including enhancement products delivered to consumers through its Live Enhanced services, as well as merchandising products. Success of each aspect of the Company’s business will depend significantly on the Company’s ability to create compelling sporting events and distribute related content through channels that align with evolving consumer preferences while competing against a wide and expanding array of entertainment choices enabled by technological change. If consumer preferences do not align with the Company’s offerings, or if demand for sporting event distribution rights and related content and products fails to materialize at expected levels, the Company’s business could be adversely affected.

Demand for the Company’s events may be affected by factors that are difficult to predict or control, including shifts in the social and political climate, public health events, macroeconomic conditions, negative publicity or changes in the perceptions of the Company’s brand among consumers, sponsors, distributors and venue partners. The “enhanced” nature of the Company’s sporting events may attract heightened scrutiny and divergent public views, and any negative perception could reduce viewership, sponsorship and licensing or distribution opportunities and affect demand for related enhancement products. Failure to anticipate or respond timely to such sentiment could result in reduced demand for the Company’s events and content.

The Company may be required to make significant commitments before learning whether a particular event or format will attract sufficient consumer interest, including guaranteed payments to athletes, venue deposits and production expenditures. Events are planned months in advance, and if the public is not receptive, if an event underperforms, or if an event is postponed or canceled, the Company may be unable to recover such costs. The availability and marketability of high-profile athletes can also influence demand; unavailability or reduced participation could limit the Company’s ability to generate anticipated revenue from specific events.

Initial indications of interest may not translate into sustained demand, and there is no guarantee that future demand for the Company’s events or related products and services will meet management’s expectations. To the extent the Company’s events, products and services do not meet consumer expectations, or if the Company is unable to maintain brand appeal while expanding its offerings (particularly the expansion of its Live Enhanced platform), the Company’s future revenues and growth prospects could be adversely affected. Even if consumer acceptance emerges, it may be volatile, may plateau below expectations or may decline as novelty fades or competing entertainment options proliferate.

Any of the foregoing could materially and adversely affect the Company’s business, financial condition and results of operations.

The Company’s revenue model is unproven and depends on the successful launch and scaling of live events and related monetization (media and broadcasting rights, sponsorships and advertising, ticketing and hospitality and merchandise). Delays, cancellations or less than expected demand could materially adversely affect the Company’s business, financial condition and results of operations.

The Company intends to manage competitive sports events and over time to monetize those events through broadcasting and other media distribution, sponsorships and advertising, ticketing and hospitality and merchandise. The Company also intends to offer Live Enhanced services in which consumers are given the opportunity to follow tailored enhancement protocols, receive enhancement products and purchase personalized supplements, the demand for which is expected to significantly depend on the success of the Enhanced Games and the Company’s other sporting events. These revenue streams are untested at the scale reflected in the Company’s plans, and its assumptions regarding pricing, adoption, audience size and engagement, sponsor demand and per event economics are inherently speculative. In particular, while the Company conducted the inaugural 2026 Enhanced Games, there can be no assurance that future events will be successfully executed, attract sufficient audiences, athletes or sponsors, or generate revenues at the levels the Company anticipates. If consumer or corporate demand is lower than the Company anticipates or if its brand building and marketing efforts fail to attract and retain fans in a crowded entertainment landscape or drive participation in its direct-to-consumer product and service offerings, the Company’s results could be below expectations. If the Company does not successfully anticipate market needs and execute on delivering quality products and services that meet those needs on a timely basis, it may not be able to compete effectively and its ability to generate revenues will suffer. The Company cannot guarantee that it will be able to anticipate future market needs and opportunities or be able to develop products and services to meet such needs or opportunities in a timely manner, if at all.

The Company’s ability to realize anticipated media and sponsorship revenues also depends on negotiating, renewing, and performing under distribution, licensing, advertising and sponsorship arrangements. The Company may have limited influence over the pricing, packaging or promotional strategies of distributors and platforms, and competitive dynamics or regulatory developments can change how rights are sold and valued. If it fails to secure distribution on expected terms, if the number of viable bidders declines, if platform policies or laws limit rights exploitation or if advertising markets weaken, the Company’s media and sponsorship revenues could be lower than projected.

Demand for the Company’s sporting events, media content and related products and services is further tied to discretionary consumer spending and, in the case of sponsorship and advertising revenue, corporate marketing budgets, both of which are sensitive to macroeconomic conditions such as inflation, interest rates and overall economic uncertainty. A deterioration in these conditions can reduce ticket sales and hospitality spending, depress pay per view or subscription purchases and advertising rates and cause sponsors to reduce or defer commitments. Prolonged or pronounced weakness in consumer or corporate spending would adversely affect the Company’s business.

If any of the foregoing occur, the Company’s revenues and cash flow could be significantly reduced, it may not achieve or sustain profitability, it could require additional capital, and its business, financial condition and results of operations could be materially adversely affected.

Event postponements, cancellations, or material modifications could leave the Company with unrecovered costs, refund obligations, and reduced revenue, and insurance (if any) may not adequately protect against these losses.

As an operator of live events, the Company bears most or all of the costs of convening and operating its sporting events and will ordinarily commit to those costs significantly before an event occurs. If a planned event is delayed, materially modified or does not occur, the Company may be unable to recoup its investments, may be required to issue refunds or credits for tickets and hospitality and may realize reduced media, sponsorship and licensing fees. Rescheduling can also result in substantial incremental costs and lower attendance or viewership. Sporting events are vulnerable to numerous factors outside the Company’s control, including severe weather, public health concerns, security incidents, natural disasters, labor actions, transportation or supply chain disruptions, permitting or other regulatory issues, venue availability constraints, technology failures and injuries, withdrawals or other failure of participants to appear, which could force postponement, relocation or cancellation. Insurance may be unavailable on acceptable terms, may exclude certain risks, is subject to deductibles and limits, and may not cover lost profits, reputational harm, or all of the Company’s losses. If these risks were to materialize, and the Company’s insurance did not cover the losses incurred as a result, the Company’s financial condition and results of operations would be materially adversely affected.

Geopolitical instability and armed conflict in the Middle East could disrupt the Company’s activities in the U.A.E., which could adversely affect its business.

Although the Company’s principal operations are in the United States and it conducted the inaugural Enhanced Games in Las Vegas in May 2026, it maintains relationships with facilities and medical professionals in and is currently sponsoring a Clinical Research Study in the U.A.E. and certain athletes that participated in the inaugural Enhanced Games are, from time to time, located in the U.A.E. in connection with that study and related activities. Geopolitical instability and armed conflict in the Middle East, including in and around the Gulf region, could in the future adversely affect these activities by creating heightened security risks; endangering the Company’s personnel and independent contractors (including athletes), disrupting study operations, site access, vendors or logistics; delaying or restricting travel into or out of the U.A.E.; increasing security, insurance and transportation costs; and causing the postponement, suspension, relocation or cancellation of activities in the U.A.E. Any such disruptions could delay or impair the Clinical Research Study, endanger athletes and personnel or impede athlete preparation or travel, increase the Company’s costs and reduce its ability to carry out its business plans on the timeline it currently expects, or at all, any of which could materially and adversely affect its business, financial condition, results of operations, cash flows and prospects.

Enhanced Athletes and Enhanced Games events may not deliver the expected level of performance or entertainment value, which could materially harm the Company’s revenue streams.

The Company held the inaugural 2026 Enhanced Games in May 2026, which involved a mix of Enhanced Athletes and Non-Enhanced Athletes. For future Enhanced Games and other sporting events, if Enhanced Athletes do not outperform Non-Enhanced Athletes, or perform below the expected level, there is a risk that such events may not deliver the level of performance or entertainment value that audiences, sponsors, distribution partners and other stakeholders expect. Further, participation in enhancement protocols is voluntary, and if athletes elect not to enhance, respond unpredictably to enhancement, withdraw from events or otherwise fail to deliver superior or compelling performances, there is a risk that future Enhanced Games or other sporting events may be perceived as having delivered underwhelming or inconsistent results, which could cause demand for subsequent events of the Company to decline and impair the Company’s ability to secure and expand commercial arrangements. Although the inaugural 2026 Enhanced Games produced a world record and 21 personal bests, there can be no assurance that athletes will deliver comparable performances at future events, including events in the Enhanced Breakers series, or that any scheduled record attempt will be successful.

Further, if the Enhanced Games and other sporting events fail to prove the concept of performance increasing as a result of the enhancement protocols in which the athletes voluntarily participate, demand for the Company’s Live Enhanced platform is likely to decrease, and may not meet the expectations of management or reach the levels that underlie the Company’s projections.

The quality and popularity of the Company’s events drive its principal revenue streams, each of which could be adversely affected by underwhelming athlete performance or unfavorable reception of the product concept, including:

•	Sponsorship revenue through sponsorship relationships;

•	Retail, merchandising, apparel and product licensing revenue through product sales;

•	Broadcasting and media revenue through linear and digital platforms;

•	Event day revenue through ticket sales and concessions; and

•	Demand for the Company’s Live Enhanced platform.

In addition, perceived low quality or inconsistency could make it more difficult to attract and retain top athletes for future sporting events or participation in future enhancement protocols, and make it more difficult for the Company to enter into or maintain operating agreements and to negotiate favorable media distribution and sponsorship terms.

Because the Company is a development stage company pursuing a novel and unproven concept and with limited current revenue, any failure to conduct expected events, or shortfall in event quality or popularity for events that do occur, could have a disproportionate impact on its business, financial condition and results of operations.

The Company’s insurance, indemnification and other risk mitigation arrangements may be unavailable or insufficient to protect it against liabilities arising from Live Enhanced, the Enhanced Games and the Clinical Research Study, which could expose it to significant losses, which could materially harm the Company’s business, financial condition, results of operations and prospects.

The Company’s operations expose it to a variety of actual and potential liabilities, including professional liability claims arising from healthcare services, including telehealth services, made available through Live Enhanced, product liability and other product-related claims relating to OTC supplement blends sold through Live Enhanced, and bodily injury, property damage, cancellation and other event-related claims relating to the Enhanced Games. Although the Company seeks to obtain and maintain insurance coverage that it believes is appropriate for its operations, certain coverage is still being evaluated as of the date of this prospectus, may not be available on acceptable terms or at all and, if available, may be subject to exclusions, sub-limits, deductibles, retentions and other limitations. Specifically, the Company maintains general liability insurance and intends to purchase supplemental insurance to cover third-party claims in connection with the Live Enhanced platform. The Company obtained special event cancellation and other insurance in connection with the inaugural Enhanced Games, but it may not be possible or appropriate to obtain the same level of insurance coverage in connection with future events including the Enhanced Breakers events. In addition, any indemnification rights or other contractual protections the Company may have had, may be unavailable, unenforceable or insufficient, and any claims that are not covered, are only partially covered or exceed available policy limits could result in significant out-of-pocket costs, diversion of management attention, reputational harm and increased operating expenses.

With respect to Live Enhanced, healthcare services, including telehealth services, may give rise to claims alleging medical malpractice or other professional liability. Although such services are provided by third-party telehealth providers and the Company expects to benefit from contractual indemnification and additional insured status under that provider’s insurance policies, users may nonetheless assert claims directly against the Company, including on a vicarious liability theory based on the Company’s branding and role in the platform. Such claims may exceed available insurance limits and the telehealth provider’s ability to indemnify the Company, and the Company may be unable to obtain supplemental telehealth liability insurance on acceptable terms or at all. In addition, OTC supplement blends sold through Live Enhanced could be subject to product liability claims, contamination, tampering, mislabeling, recalls or other damage, and the Company may be unable to benefit from contractual or indemnity protection or obtain and maintain product liability or related coverage for these risks on acceptable terms or at all.

Future Enhanced Games and other live events will involve substantial risk. For future events, the Company intends to seek appropriate and proportionate special event insurance, including general liability coverage for bodily injury and property damage to spectators and other third parties, as well as workers’ compensation, automobile insurance and other appropriate endorsements, and will explore event cancellation insurance to cover non-refundable expenses if an event is cancelled for reasons beyond its control. However, such coverage may not be available on acceptable terms or at all and, if obtained, may cover only a portion of the Company’s losses and remain subject to deductibles, exclusions and other limitations. Moreover, the Company does not have third-party liability insurance covering personal injury or death claims by athletes training for or participating in the Enhanced Games, and it has not been able to obtain such coverage due to the difficulty of underwriting that risk. Although the Company seeks to mitigate this exposure through medical and health assessments, those measures may not prevent injuries, adverse health outcomes or related claims.

In connection with the Clinical Research Study, the Company has obtained human clinical trial liability insurance for claims by participants arising from personal injury or death in the U.A.E, as required by applicable law. However, that coverage is limited in scope, applies only to certain claims and jurisdictions, and may not protect the Company against all liabilities associated with the Clinical Research Study.

If the Company incurs uninsured or underinsured liabilities, or if its existing insurance, indemnification or other risk mitigation arrangements prove inadequate, its business, financial condition, results of operations and prospects could be materially adversely affected.

The Company’s reliance on third parties for its Live Enhanced services exposes it to significant risks.

The Company relies on third parties to provide essential components of its Live Enhanced platform, including clinical staffing, prescribing and compliance infrastructure. This reliance places key elements of the Company’s operations outside of its direct control and exposes the Company to risks that could materially and adversely affect its business.

Since the Company depends on third-party service providers for clinician resources, prescribing practices and regulatory compliance, the Company faces risks of delays, errors or quality issues in the delivery of care. The Company may also have limited oversight of how the third-party service providers recruit, train or supervise clinicians that provide the Company’s services, and there can be no assurance that these practices will consistently meet the Company’s standards or regulatory requirements. In addition, the third-party service providers may prioritize their own business objectives over those of the Company, which could result in conflicts of interest or misalignment in strategy and execution.

If the third-party service providers fail to perform their obligations, the Company’s remedies may be limited to contractual recourse, which may not be sufficient to protect the Company against operational or reputational harm. Replacing a service provider or transitioning these services in-house could be costly, time-consuming and uncertain, and the Company may not be able to secure alternative providers on acceptable terms, or at all. Furthermore, changes in pricing or other contractual terms with the third-party service providers could negatively impact the Company’s margins, financial condition and results of operations.

The Company’s reliance on third parties for venues, equipment and other essential elements of the Enhanced Games and other events exposes it to significant risks.

The Company depends on a wide range of third-party providers to supply critical components necessary for the successful planning, production and execution of future Enhanced Games and other events, including but not limited to sporting venues, competition facilities, athletic equipment, event-operations services, lodging, transportation, broadcast-production resources, and other specialized products and services. In particular, several of the Company’s anticipated arrangements with pool operators, facility providers and related infrastructure suppliers for future events remain at the letter-of-intent or indicative-discussion stage and have not yet been formalized into binding agreements. As a result, there is no assurance that such suppliers will enter into definitive agreements on acceptable terms or at all, which could require the Company to identify alternative facilities, incur higher costs, or modify event plans on short notice. The Company’s dependence on these third parties places key elements of its operations outside of its direct control, exposing it to risks that could materially and adversely affect its business, financial condition and prospects.

Because hosting a multi-sport global event requires timely access to compliant and competition-grade venues and equipment, the Company faces risks of delays, shortages, performance issues, or quality failures by third-party providers. The Company may have limited oversight over how these vendors source, maintain or deliver facilities and equipment, and cannot guarantee that such third parties will consistently meet the Company’s safety, performance, regulatory or contractual standards. In addition, these counterparties may prioritize their own commercial or strategic interests over those of the Company, creating potential conflicts of interest or misalignment in planning, scheduling or operational execution.

If any third-party provider fails to perform its obligations, becomes insolvent, breaches a contract, or is otherwise unable or unwilling to supply the required venue access, equipment or services, the Company’s remedies may be limited to contractual recourse, which may not be sufficient to prevent operational disruption or reputational harm. Securing alternative venues, equipment suppliers or event-services providers, particularly on short notice, could be costly, time-consuming and uncertain, and the Company may not be able to procure acceptable replacements on commercially reasonable terms, or at all. Moreover, increases in pricing or changes in other contractual terms imposed by third-party providers could negatively impact the Company’s cost structure, margins and financial results.

The Company’s ability to organize future Enhanced Games and other events will depend in substantial part on successfully arranging and coordinating numerous third-party products and services in a timely and reliable manner, including sporting venues, competition facilities, athletic equipment, event-operations services, lodging, transportation, and broadcast-production resources. There can be no assurance that the Company will be able to finalize required agreements, secure necessary venues and equipment, or otherwise obtain all essential third-party deliverables for future events. If the Company is unable to do so, it may be forced to alter, delay, reduce the scope of, or cancel future events, which would materially harm its business, reputation and growth prospects.

Restrictions or loss of access to third-party analytics, technology platforms and data systems, many of which are controlled by established organizations that may oppose the Company’s model, could impair the Company’s products and broadcasts, increase its costs, reduce engagement and monetization, and expose it to disputes.

The Company’s business relies on timely, reliable access to Technology and Data Systems. Many of these Technology and Data Systems may be owned or controlled by established organizations, such as sporting federations and leagues, venues and technology vendors, data rights-holders and measurement providers, or by parties that have significant outstanding relationships with these established organizations, in each case that may view the Company as a competitor or otherwise choose, for strategic, contractual or regulatory reasons, to restrict or deny it access. There is no assurance that it will obtain or maintain access to these Technology and Data Systems on commercially reasonable terms or at all.

These counterparties could: (i) refuse to license or renew access; (ii) terminate or narrow existing access rights (including by imposing rate limits, delaying delivery, removing fields or changing formats); (iii) increase fees or impose usage, attribution or exclusivity restrictions that conflict with the Company’s business model; or (iv) condition access on compliance terms or operational standards that are costly or impracticable. They may also assert that contractual obligations, exclusive arrangements, internal policies or regulatory considerations prevent them from providing it access.

If the Company’s access is restricted or withdrawn, it may be forced to rely on less accurate, delayed or incomplete third-party substitutes, or to invest in self-collection of data. These alternatives may degrade the quality, timeliness and reliability of its broadcasts and products; increase its operating costs; reduce user engagement, advertiser and sponsor demand and overall monetization; and impair its ability to meet partner, advertiser or contractual service-level commitments.

In addition, if the Company pursues alternative data collection or integration methods, it could face allegations from rights-holders or technology providers that its activities violate contracts or infringe intellectual property, privacy, data-protection or other rights. Defending such claims could be costly and time-consuming, and adverse outcomes could result in damages, injunctions, loss of access to data or systems and requirements to modify or cease features.

Risks Relating to the Company’s Legal and Regulatory Obligations

Uncertain and evolving laws and regulations governing Performance-Enhancing Substances, sporting rules and related licensing could materially adversely affect the Company’s ability to stage the Enhanced Games and operate its business, including its Live Enhanced platform.

The legal status of Performance-Enhancing Substances varies significantly across jurisdictions and in some cases remains unsettled. Changes in drug scheduling, anti-doping regimes or sporting regulations, whether through new legislation, reinterpretation of existing rules or shifts in enforcement priorities, could materially alter the Company’s business model. For example, if international or national sporting authorities, including WADA, were to permit broader use of certain Performance-Enhancing Substances, the Company’s differentiated value proposition could diminish and its competitive position could be weakened. Conversely, if regulation of these substances becomes more restrictive or enforcement more stringent, the Company’s compliance costs could increase substantially and its ability to stage the Enhanced Games or other sporting events or to offer related products and services direct to consumers could be limited or prohibited.

Because the Company’s business is in its development stage and has not been subject to a consistent or comprehensive regulatory framework upon which to base expectations of future regulation, there is an elevated risk that regulators may adopt unexpectedly adverse positions, impose unexpected obligations or deny, suspend or condition approvals required for the operation of the Company’s business. The Company’s operations depend on the Company or its partners obtaining and maintaining multiple permits, licenses and approvals at the local, state and federal levels including, as applicable, event, venue and promoter permissions; health and safety authorizations; and licenses, registrations and other approvals relating to its Live Enhanced platform (including permission and licenses required relating to pharmacy operations and prescription of substances). These regimes are complex and evolving, and they may change with little notice. Delays, denials, revocations or burdensome conditions could force the Company or its partners to modify, relocate, postpone or cancel events or service offerings, reduce the scope of its operations or exit certain markets altogether.

Authorities could also determine that aspects of the Company’s activities violate, or facilitate violations of, applicable laws or rules (including controlled substance, anti-doping, advertising, consumer protection, or telehealth and prescribing requirements). The Company could face civil or criminal investigations or enforcement actions, penalties, fines, injunctions, asset seizures, license restrictions, requirements to block or limit access in particular jurisdictions, litigation and reputational harm. Even good faith compliance efforts may be deemed insufficient as laws and interpretations change, and frequent changes increase the Company’s compliance costs and the risk of error.

Any of the foregoing could adversely affect the Company’s reputation and relationships with athletes, partners, venues and regulators, and could have a material adverse effect on its business, competitive position, financial condition, results of operations and growth prospects.

International expansion would expose the Company to complex and evolving laws and enforcement risks. If the Company cannot obtain and maintain required approvals, or if local authorities, regulators or sanctioning bodies restrict its business model, the Company may be unable to stage events or offer Live Enhanced services abroad, which would limit its addressable market and harm its business.

The Company expects that part of its long-term growth could come from operating events and related businesses outside the United States and from marketing its Live Enhanced platform to international consumers. Doing so would subject the Company to additional legal, regulatory, tax and compliance regimes. Activities that may be permissible or achievable in one jurisdiction (including the staging of the Enhanced Games and other sporting events, and the supply of enhancement products) may be restricted, require prior authorization or be prohibited in others. If the Company or its partners cannot timely secure or maintain the approvals, licenses, permits, no-action positions or other clearances needed to operate, it may be unable to enter or remain in those markets, reducing its target market and impairing its growth prospects.

Approval, licensing and compliance requirements vary widely by country and often by locality. Approval in one jurisdiction does not ensure approval elsewhere, and regulators may not accept reliance on data or standards from other countries. Requirements can include, among other things, rules governing pharmaceutical advertising and promotion, telemedicine practice and physician licensure, prescription, dispensing and distribution of controlled substances, import or export and customs, event safety and public permitting, consumer protection, privacy and data localization (including with respect to health-related data), employment and immigration, and the use of Performance-Enhancing Substances in connection with sporting events. Meeting these country-specific and sometimes conflicting rules could be costly and time consuming, and approvals, if attainable, may be delayed, conditioned, withdrawn or denied.

Even if the Company is permitted to operate, it could face ongoing risks typical of conducting business internationally, including changes in laws and enforcement priorities; reduced protection or uncertain enforceability of intellectual-property rights; foreign ownership or investment restrictions; political or social instability; restrictions on currency conversion, cash repatriation or intercompany payments; foreign-exchange volatility; enhanced disclosure, tax and accounting burdens; and exposure to anti-corruption, anti-money-laundering, sanctions and export controls regimes. Any of these could increase costs, disrupt operations, or subject the Company to civil or criminal penalties.

Where appropriate, the Company may seek to collaborate with local partners or enter into operating agreements to host events or support its Live Enhanced platform. These arrangements pose additional risks, including diligence and oversight challenges, potential vicarious liability for partner misconduct, disputes over performance or economics, inability to obtain or renew local permits through partners, and reputational harm. If partners fail to comply with applicable laws or the Company’s standards, or if relationships are delayed, terminated or not renewed, the Company may lose market access or face enforcement actions and penalties.

In some jurisdictions, regulators, sports authorities or sanctioning bodies could oppose, restrict or ban aspects of the Company’s business. Such opposition could limit athlete recruitment, venue availability, sponsorship and media opportunities or the legality of the Company’s Live Enhanced platform in those markets.

Consequences of the foregoing could include the inability to enter certain countries, event cancellations or relocations, loss or suspension of licenses or approvals, seizure of products or equipment at borders, monetary penalties, litigation, adverse publicity, increased compliance costs, operational delays, impaired intellectual property protection and difficulties moving cash or realizing returns from local operations. Any of these outcomes could materially and adversely affect the Company’s business, financial condition and results of operations.

Injuries or adverse health outcomes at events or in connection with the Live Enhanced platform could subject the Company to substantial liability, regulatory scrutiny and reputational damage and could materially adversely affect its business.

Producing and promoting live athletic events involves inherent risks to participants and spectators. Injuries, accidents, illnesses and other incidents occur in the sports industry and may occur in connection with the Company’s events at venues it operates or rents, which could result in personal-injury or other claims, increase the Company’s expenses and reduce attendance, popular support and related revenues. Insurance coverage may be unavailable or insufficient to cover these liabilities.

The physical nature of the Company’s events exposes participating athletes to the risk of serious injury or death. Athletes and other claimants have pursued, and may in the future pursue, litigation against sports organizations alleging long-term health effects from sports-related injuries. Similar claims could be asserted against the Company, including claims relating to the uncertain long-term effects of Performance-Enhancing Substances. Although participants are typically independent contractors responsible for maintaining their own health, disability and life insurance, the Company may provide or be expected to provide coverage under accident, event or general liability policies and, where coverage is unavailable or inadequate, it may self-insure medical or other costs. Any death, serious injury or illness sustained by athletes in connection with the Enhanced Games could result in significant liability and adversely affect the Company’s business, financial condition and results of operations.

In addition, the Company’s Live Enhanced platform could expose it to product-liability, professional-liability and other claims, including allegations that advice, protocols or enhancements recommended through those services caused illness, injury or other adverse outcomes. While these services are provided by partners, the acquisition of customers through the Company’s platforms and proprietary branding of enhancement products expose the Company to the risk of liability claims. Any such claims could lead to substantial defense costs, sizable judgments or settlements, heightened regulatory scrutiny, adverse publicity and impediments to commercialization of the Company’s Live Enhanced platform.

Regardless of merit or eventual outcome, claims of the types described above could result in, among other things:

•	decreased demand for enhancements recommended by the Company or for the Company’s events;

•	injury to the Company’s reputation and negative media attention;

•	withdrawal of athletes and reduced attendance at events;

•	significant costs to defend litigation and address regulatory inquiries;

•	substantial monetary awards to athletes or consumers;

•	loss of revenue; and

•	limitations on the commercialization or expansion of its Live Enhanced platform.

While the Company requires its partners to, and expects to, maintain insurance coverage for liabilities associated with its events and direct-to-consumer products and services offered on its Live Enhanced platform, such insurance may contain significant exclusions or may be insufficient to cover all losses. The same applies to secondary insurance that the Company may attempt to obtain. Such insurance may not be available on reasonable terms or at all. Premiums and other costs may increase as its operations expand, and it may not be able to obtain or maintain adequate coverage. For more information, see “—Risks Related to the Company’s Business Model, Commercial Operations and Operating Market-The Company’s insurance, indemnification and other risk mitigation arrangements may be unavailable or insufficient to protect it against liabilities arising from Live Enhanced, the Enhanced Games and the Clinical Research Study, which could expose it to significant losses, which could materially harm the Company’s business, financial condition, results of operations and prospects.” Any uninsured or under-insured liabilities could have a material adverse effect on its business, financial condition and results of operations.

The Company may face significant litigation and regulatory challenges from incumbent sports organizations, competitors, and regulators that could delay or prevent the Enhanced Games or other sporting events, require changes to the Company’s business model, and materially harm its financial condition, results of operations, reputation.

The Company’s strategy contemplates, among other things, organizing, promoting and commercializing elite sporting events that may compete with, or be perceived to disrupt the interests of, established sports bodies, event promoters, leagues, athlete representatives and their commercial partners. These incumbents may seek to protect their positions by pursuing litigation and administrative actions by lobbying regulators, legislators, and industry leaders to adopt or interpret rules adverse to the Company’s operations. Potential claims or proceedings could include alleged (i) infringement or misuse of third-party intellectual property (including broadcast production, timing or scoring, and software tools), (ii) deceptive or comparative advertising under false-advertising or consumer-protection laws, (iii) unfair competition or tortious interference relating to athlete participation, exclusive venue or media contracts, sponsorships or endorsements, (iv) misuse of trade secrets or confidential information, (v) violation of event “blackout”, eligibility or sanctioning rules, and (vi) antitrust or competition law violations. Even if meritless, such actions can result in temporary restraining orders or preliminary injunctions that delay or cancel events; pressure venues, media platforms, payment processors, ticketing providers and sponsors to terminate or refuse to enter into agreements with the Company; and reputational harm that impairs athlete recruitment, audience growth and commercial partnerships.

The Company’s marketing strategy may also at times include comparative claims or direct references to incumbent offerings. Competitors could bring advertising challenges that, regardless of outcome, are costly to defend and could result in orders to modify or discontinue campaigns or damages. Regulators could also scrutinize the Company’s advertising and promotional content for allegedly misleading claims, which could lead to fines, consent orders or other remedies.

Because the Company expects to eventually operate and stage events and provide its Live Enhanced platform in multiple jurisdictions, it anticipates facing overlapping and evolving legal regimes and private enforcement risks. Defending multi-front proceedings or responding to multiple investigative demands should they arise may be time-consuming, expensive and divert management’s attention from operating the business. The Company may be required to indemnify partners, employees, or contractors. Insurance may be unavailable, subject to exclusions, insufficient, or contested, and adverse publicity from any dispute may continue even after resolution.

Any of the foregoing could (i) delay or prevent the launch or continuation of the Enhanced Games; (ii) force changes to the Company’s event formats, athlete participation policies, marketing or partnerships; (iii) reduce revenue, increase expenses and negatively affect cash flows; (iv) impair its ability to retain or attract athletes, sponsors, media platforms and venues; and (v) cause it to incur significant damages or settlement costs. In addition, pending or threatened claims could deter financing sources or otherwise impede the Company’s ability to obtain financing.

There can be no assurance that the Company will prevail in any such dispute, obtain adequate injunctive or monetary relief or be able to modify its business on commercially reasonable terms to mitigate the impact of any adverse ruling. The timing and outcome of litigation and regulatory processes are inherently uncertain, and even successful defenses may not fully compensate for lost opportunities, costs, and reputational harm.

Failure to comply with evolving data-protection, privacy and information-security laws and industry standards, or to prevent security incidents, could result in regulatory actions, significant costs and liability, reputational harm and could limit the Company’s ability to enter into or maintain key partnerships.

As a result of its Live Enhanced platform and sponsorship of clinical research studies, the Company collects, uses and stores substantial volumes of personal data, including health-related information about athletes and patients. The Company relies on internal systems and third-party vendors to process this data. Increasingly sophisticated threats to the Company’s or vendors’ systems could lead to unauthorized access, use, loss, alteration or disclosure of data, theft of confidential information or other security incidents. Any such event could trigger costly remediation, business disruption, loss of consumer and partner trust, negative publicity, contractual liability and regulatory scrutiny, and could materially harm the Company’s business, financial condition and results of operations. In particular, the Company expects to rely on third-party service providers to facilitate the offerings on its Live Enhanced platform. While the Company will remain the owner of relevant patient and consumer data, portions of that data may be hosted on, transmitted through, or otherwise processed within systems controlled by the third-party service providers. Any vulnerability, failure, misconfiguration, outage or breach within such systems could result in unauthorized access to, loss or exfiltration of, or inability to access such data.

The Company’s operations must comply with a complex and rapidly changing framework of data protection and privacy requirements in the United States and internationally. These include, as applicable, U.S. federal and state privacy and security laws and related health-information rules for covered entities and business associates, and international regimes such as the EU General Data Protection Regulation and the UK GDPR, among others. These laws impose obligations regarding the collection, use, disclosure, security and cross-border transfer of personal data. They also carry significant penalties and enforcement risk, and often differ or conflict by jurisdiction, increasing compliance costs and the risk of error. Further, depending on the realized nature and scope of the Company’s Live Enhanced platform, it could face additional obligations under health-privacy and security rules and heightened enforcement risk for any breach. Failure to comply, or perceived non-compliance, could result in investigations, fines, penalties, litigation, governmental orders and reputational damage.

In addition to legal requirements, current and prospective enterprise customers, sponsors, healthcare partners and other counterparties require adherence to contractual data-protection commitments and recognized security frameworks. If the Company fails to obtain, maintain or demonstrate compliance with such standards, partners may decline to do business with the Company, delay or terminate negotiations, impose burdensome contractual terms or require costly remediation, which could limit its ability to initiate or expand key relationships and adversely affect growth.

Changes in or evolving interpretations of the laws, regulations and guidelines governing the marketing, prescription, and administration of Performance Enhancing Substances, controlled substances and certain supplements may adversely impact our business.

We are subject to various laws, regulations and guidelines imposed by governmental authorities (including, in the U.S., the FDA, DEA, and in the U.A.E., the Abu Dhabi Department of Health and the U.A.E. Ministry of

Health and Prevention) relating to the marketing, acquisition, prescribing, transport, packaging/labeling, management and administration of Performance Enhancing Substances, controlled substances and certain supplements, which also include laws, regulations and guidelines relating to global sport competition, health and safety and the conduct of operations. In addition, given the relatively early-stage nature of our business and operations, our understanding of and approach to the marketplace and our growth strategy continue to evolve as we develop our business, systems and processes, and the market in which we compete becomes more fully developed. Interpretation of these laws, rules and regulations and their application to our operations is evolving and ongoing. No assurance can be given that new laws, regulations and guidelines will not be enacted or that existing laws, regulations and guidelines will not be amended, repealed or interpreted or applied in a manner which could require extensive changes to our operations, increase compliance costs, give rise to material liabilities or termination of our contracts with third-party telehealth service providers or others, restrict the growth opportunities that we currently anticipate or otherwise limit or curtail our operations. Amendments to current laws, regulations and guidelines governing the prescription, sale, transport, administration and use of Performance Enhancing Substances, controlled substances and certain supplements, more stringent implementation or enforcement thereof or other unanticipated events are beyond our control and could require extensive changes to our operations, which in turn may result in a material adverse effect on our business, financial condition and results of operations.

Certain products prescribed through our Live Enhanced platform may be controlled substances subject to DEA regulation. As of the date of this prospectus, TRT is the only product offered on the Live Enhanced platform that is a controlled substance. Before the COVID-19 pandemic, the Ryan Haight Act and DEA implementing regulations required in-person medical evaluation before prescribing certain controlled substances, including TRT. Since 2020, the DEA and HHS have issued a series of temporary extensions permitting telehealth prescribing of certain controlled substances, including TRT, without a prior in-person medical evaluation. On December 30, 2025, the DEA and HHS jointly issued the Fourth Temporary Extension of these flexibilities, which became effective January 1, 2026 and is scheduled to remain in effect through December 31, 2026. This extension was issued to avert a lapse in prescribing authority while the agencies continue to finalize permanent regulations, and does not impose new federal documentation or registration requirements beyond those already applicable or change existing state-law requirements. The DEA has also published a proposed rulemaking—the Special Registration for Telemedicine (90 Fed. Reg. 6541, January 17, 2025)—that would, once finalized, establish a permanent framework for telehealth prescribing of controlled substances, including a new registration requirement (using three new categories of specialized registration) and heightened prescription, recordkeeping and reporting obligations for both practitioners and certain direct-to-consumer telehealth platforms. As of the date of this prospectus, that proposed rule has not been finalized. If permanent rules are more restrictive than the current extension—or if the current extension expires without final regulations in place—our third-party telehealth service providers may be unable or unwilling to continue prescribing controlled substances, including TRT, where such services are currently available, or may face significant new compliance burdens. If that were to occur, we would be required to amend or replace provider arrangements, revise care pathways, add in-person or hybrid models, or suspend or discontinue offering TRT, any of which could materially adversely affect our business, financial condition and results of operations.

Although we and our third-party telehealth providers have adopted policies and procedures designed to comply with these laws and regulations and conduct internal reviews of our compliance with these laws, there can be no assurance that such policies and procedures are or will be effective to ensure compliance with the evolving legal and regulatory landscape in which we operate. The growth of our business and sales organization may increase the potential of violating these laws or our internal policies and procedures. The risk of our being found in violation of these or other laws and regulations is further increased by the fact that many have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Any action brought against us for violation of these or other laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. If our operations are found to be in violation of any of the federal, state and foreign laws described above or any other current or future healthcare laws and regulations that apply to us, we may be subject to penalties, including significant criminal, civil and administrative penalties, damages and fines, disgorgement, additional reporting requirements and oversight, imprisonment for individuals, as well as contractual damages and reputational harm. We could also be required to curtail or cease our operations. Any of the foregoing consequences could seriously harm our business and our financial results.

Any actual or alleged non-compliance with existing laws, regulations, sporting rules, permits or safety requirements applicable to the Enhanced Games, athlete participation in the Enhanced Games, Live Enhanced or the Clinical Research Study could materially adversely affect the Company’s business, financial condition and results of operations.

The Company’s business is subject to a wide range of existing federal, state, local and foreign laws, regulations, ordinances, permits, contractual standards and sporting rules. These existing requirements apply not only to the Company’s and its personnel, but also in certain cases to athletes participating in the Enhanced Games, the independent clinicians and researchers involved in its Clinical Research Study, and the third-party telehealth service providers that support Live Enhanced. In the case of the Enhanced Games, athlete participation may violate, or be alleged to violate, existing eligibility rules and codes of conduct of sports governing bodies and other athletic organizations, anti-doping and prohibited-substance frameworks, event permitting requirements, venue health and safety requirements, medical screening and emergency response obligations, sponsorship and endorsement requirements, and other legal requirements applicable to athletes, support personnel and substances used in training or competition. In addition, Live Enhanced and the Clinical Research Study are subject to existing laws and regulations relating to telehealth, the practice of medicine, physician supervision, prescribing and dispensing, pharmacy and laboratory operations, controlled substances, informed consent, human-subject research, IRB oversight, privacy and data security, advertising and marketing, and consumer protection.

If the Company, the athletes with which it contracts, its investigators, its clinicians, or its third-party telehealth service providers fail, or are alleged to have failed, to comply with any of these existing requirements, the consequences could be significant. Athletes could be deemed ineligible to participate in certain events, other than the Enhanced Games, suspended or banned by sports organizations, disqualified, stripped of results, or lose endorsements, team opportunities or other professional opportunities. The Company could face investigations, subpoenas, warning letters, fines, civil or criminal penalties, injunctive relief, permit restrictions, mandated changes to protocols or operations, suspension or termination of the Clinical Research Study, loss of commercial relationships, athlete or consumer claims, refund obligations, event postponements or cancellations, and significant reputational damage. Even if any claim or enforcement action is ultimately resolved in the Company’s favor, the burden and cost of responding to it and the related adverse publicity could make athletes less willing to participate in the Enhanced Games, make consumers less willing to use Live Enhanced, and make sponsors, broadcasters, venues, regulators and service providers less willing to work with the Company. Any of the foregoing could materially adversely affect the Company’s business, financial condition and results of operations.

Risks Related to the Health, Safety, and Ethics of the Company’s Operations

The Enhanced Games require specialized medical personnel, infrastructure and emergency-response capabilities. These requirements have been, and are expected to continue to be, costly and difficult to implement consistently across jurisdictions and, if inadequate, could expose the Company to significant liability, regulatory action and reputational harm.

As part of the preparation and delivery of its sporting events (including the Enhanced Games), the Company and its partners oversee and administer significant medical processes in respect of athletes and their enhancement protocols. These have required, and are expected to continue to require, significant expenditure in relation to the employment of medical personnel, the purchase of Performance-Enhancing Substances and other related costs.

Further, the Company has been, and expects to continue to be, required by venues, regulators, insurers, partners and its own policies to provide specialized on-site medical personnel and infrastructure and to implement comprehensive emergency protocols. These requirements can include, among other things, a designated medical director, credentialed physicians and paramedical staff, on-site ambulances, advanced cardiac life-support capabilities and equipment, emergency medications and supplies, and real-time medical monitoring and triage procedures. The costs to plan, staff, equip and operate these capabilities for each event, and to train personnel and conduct drills, may be significant and variable by venue and jurisdiction and may increase over time as standards evolve. For the inaugural 2026 Enhanced Games, all athletes were required to undergo comprehensive pre-competition medical and health screenings, and, based on the advice of the Independent Medical Commission, the Company disqualified one athlete from participation on the basis of such medical evaluations. The Company expects that future events, including Enhanced Breakers events, will require similar medical personnel, infrastructure and emergency-response capabilities.

In each case, there can be no assurance that the Company will be able to pass these significant costs on to athletes, broadcasters, sponsors or host venues without adversely affecting demand, margins or its ability to stage events. Availability of appropriately trained event medical personnel and specialized equipment can be limited, particularly during peak event periods or in locations with constrained healthcare resources, which may require the Company to pay premium rates or reschedule, relocate or modify events. In addition, regulatory authorities, venue operators or insurers may impose new or heightened conditions as a requirement of permitting an event, which could further increase costs or cause delays or cancellations if the Company cannot comply on commercially reasonable terms.

If the Company’s medical coverage or emergency response is inadequate, delayed or unsuccessful, participants or spectators could suffer serious injury or death. Such incidents could result in negative publicity; investigations or other regulatory actions; permit suspensions or denials; loss of venue access, sponsors and broadcast partners; and substantial liability, including negligence or wrongful-death claims. The Company’s insurance coverage may be unavailable, insufficient or subject to significant deductibles and exclusions, and adverse claims experience could increase its premiums and retentions or limit future coverage availability. Any of the foregoing could materially and adversely affect its brand, business, results of operations and financial condition.

The Company’s business depends on the continued service of experienced management and specialized medical talent, and its growth requires it to attract and retain additional qualified personnel. Failure to do so could impair operations, compliance and the Company’s ability to execute its strategy.

The Company’s performance depends on the efforts and expertise of its management team and its medical and operational personnel. As it scales its events and expands its Live Enhanced platform, the Company expects to hire additional commercial, technical, medical, business and administrative employees. In certain jurisdictions, licensure and other regulations impose minimum staffing or credentialing requirements, and its ability to obtain and maintain such licensure may depend on employing or contracting with specific categories of personnel. If the Company cannot recruit and retain the talent necessary to meet these requirements and to support its operations, its ability to sustain and grow the business could be materially harmed.

While the Company currently has a meaningful cohort of qualified medical and scientific personnel, continued growth may require it to add additional clinicians and other professionals on acceptable terms and timelines. Competition for experienced personnel is intense, and the loss of one or more key employees or higher-than-expected attrition could disrupt operations, delay initiatives and increase compensation and recruiting costs. If the Company does not effectively integrate new hires and scale its systems, processes and controls in step with headcount growth, it may fail to meet regulatory requirements, operational milestones or customer expectations.

Any inability to attract, retain and appropriately deploy qualified personnel could, among other things, delay product and service roadmaps, increase costs, hinder the Company’s ability to obtain or maintain required licensure, limit its ability to attract talented competing athletes. These developments could materially adversely affect the Company’s business, financial condition and results of operations.

Permitting athletes to use Performance-Enhancing Substances at events, even if limited to Market-Authorized Products, creates significant health, quality-control and regulatory risks and could result in serious injury, litigation, government action, reputational harm and other material adverse effects.

The Company permits athletes to use certain Performance-Enhancing Substances to improve cognitive and physical performance at its sporting events (including the Enhanced Games). While many such substances are included in Market-Authorized Products, they may involve risks for particular individuals even when properly administered, and may be misused or improperly administered. Any adverse reaction suffered by a participant could lead to claims against the Company, negative publicity and withdrawal of support from partners and harm its business, financial condition and results of operations.

Further, while the Company implements careful protocols for its athletes in relation to enhancement regimes, the Company cannot fully control or verify what substances participants may choose to use outside these protocols, how they obtain them, how they combine them with other products or whether dosing and administration are medically appropriate. Despite the Company’s rules that limit permitted substances to Market-Authorized Products and require medical supervision, athletes may engage in “stacking”, or other protocols that increase the risk of severe injury or death. The Company may adopt drug-testing and quality-control protocols and rely on third-party laboratories and personnel, but such measures may fail to detect unsafe, counterfeit, contaminated, imported or compounded products, or may produce false negatives or false positives. Errors in testing, chain of custody or medical oversight could expose the Company to negligence, product-liability, medical-malpractice or other claims and may lead to event delays, cancellations or suspensions.

Some athletes may seek to use investigational products or participate in clinical research studies. The Company may be unable to determine whether a participant is using an investigational product, is complying with clinical research study protocols or is an appropriate candidate for such use. Use of investigational products or participation in clinical research studies in connection with the Enhanced Games could heighten the risk of claims that the Company permitted or encouraged unsafe practices, as well as inquiries from regulators, sponsors, venues or insurers.

As of the date of this prospectus, other than TRT, the Performance-Enhancing Substances currently contemplated for use in connection with the Enhanced Games are not designated as controlled substances; however, classifications can change over time, and laws vary by jurisdiction. If any permitted substance were to be scheduled as a controlled substance under the federal Controlled Substances Act or analogous state or foreign laws, the Company could face substantial compliance burdens and potential liability. The Company may be required to modify its operations, restrict or discontinue the use of certain substances, or forgo the Enhanced Games in particular jurisdictions, any of which could materially and adversely affect the Company’s business, financial condition, results of operations or prospects.

Even if claims related to the use or misuse of Performance-Enhancing Substances are unsuccessful, defending them could be costly, divert management’s attention and harm the Company’s reputation. Insurance coverage may be unavailable, limited or subject to exclusions for activities related to Performance-Enhancing Substances, and any available coverage may be insufficient to cover its liabilities or increased premiums. Any of the foregoing could have a material adverse effect on the Company.

The Company is sponsoring a Clinical Research Study of Performance-Enhancing Substances and therefore faces significant liability and regulatory exposure.

In connection with the Company’s organization and sponsorship of athletic competitions and related programs, the Company is sponsoring a Clinical Research Study in order to assess the safety and tolerability of Performance-Enhancing Substances. As sponsor of the Clinical Research Study, the Company is responsible for, among other things, selecting and overseeing qualified investigators and third-party service providers, providing study-related information, monitoring study conduct, helping to ensure compliance with study protocols and applicable legal and regulatory requirements, and promptly addressing and reporting significant adverse events, safety concerns or other study-related issues. Any such involvement carries inherent risk of product-liability and related claims. Claims may be brought by study participants, governmental authorities, or other third parties and may arise even if adverse events are ultimately determined to be unrelated to the investigational product.

Allegations could also involve inadequate disclosures of risks to participants, protocol deviations, data integrity issues, investigator non-compliance or misconduct, improper monitoring, or improper promotion or use in competition. Government regulators could initiate inquiries, suspend, restrict, condition or terminate the study, or pursue civil or criminal enforcement, and sports governing bodies and anti-doping organizations could impose sanctions or restrictions on participants in the Company’s events or programs.

Any of the foregoing could result in, among other consequences:

•	significant defense costs and diversion of management time;

•	substantial settlements or judgments, including punitive damages where permitted;

•	withdrawal of clinical research study participants and delays, suspensions or terminations of research studies;

•	injury to its reputation and significant negative media attention;

•	reduced demand for associated products or services, loss of commercial partners and sponsors, and decreased participation and attendance at its events;

•	restrictions on the ability to conduct future research studies, sponsor competitions, or commercialize or distribute products; and

•	fines, penalties, exclusion, debarment or other regulatory actions.

In connection with the Clinical Research Study, the Company has obtained human clinical trial liability insurance covering claims by participants arising from personal injury or death in the U.A.E., as required by applicable law in the U.A.E. However, this insurance is limited in scope and may not cover all claims, all categories of loss, all claimants, or activities occurring outside the U.A.E. or outside the Clinical Research Study. The policy is also subject to exclusions, conditions, limits, deductibles or retentions, and any claims could exceed available coverage or be disputed by the insurer. Contractual indemnities from investigators, manufacturers, contract research organizations or other partners may be limited, unavailable or unenforceable, and counterparties may lack the financial resources to honor them. For more information, see “Risk Factors-Risks Related to the Company’s Business Model, Commercial Operations and Operating Market-The Company’s insurance, indemnification and other risk mitigation arrangements may be unavailable or insufficient to protect it against liabilities arising from Live Enhanced, the Enhanced Games and the Clinical Research Study, which could expose it to significant losses, which could materially harm the Company’s business, financial condition, results of operations and prospects.” Any of these outcomes could materially and adversely affect the Company’s business, financial condition, results of operations and prospects.

Ethical and public-perception risks regarding Performance-Enhancing Substance use in competitions could reduce participation and viewership, deter partners, prompt increased regulation and materially harm the Company’s business.

The Company’s business plan includes organizing and sponsoring athletic competitions in which athletes may use Performance-Enhancing Substances. This model may face strong opposition from members of the public, advocacy groups, prominent sports organizations and medical institutions that view Performance-Enhancing Substance use in sport as unsafe or unethical. Opponents may assert that its events encourage young people to rely on Performance-Enhancing Substances or to use them under unsafe, unsupervised or unregulated conditions. Negative sentiment could depress athlete participation and audience interest; trigger boycotts, protests, venue refusals, or content-distribution restrictions; and strain or prevent relationships with broadcasters, advertisers, merchandisers and sponsors, harming the Company’s reputation and revenues.

Members of the medical community may contend that Performance-Enhancing Substance use in competition presents serious health risks, including the risk of overdose, adverse drug reactions and side effects, and unexpected medical emergencies. Adverse events at the Enhanced Games, the Company’s other sporting events, in connection with the Company’s Live Enhanced platform or in any research or clinical programs the Company sponsors or supports could intensify negative publicity, result in greater government scrutiny and more restrictive regulation of Performance-Enhancing Substances, and force it to modify its Performance-Enhancing Substance-focused model, reduce or discontinue certain events, or limit where and how it operates.

Adverse public attitudes could also diminish or block key revenue streams, including broadcasting, merchandising, and ticketing. The Company’s long-term profitability depends on both the perceived effectiveness of Performance-Enhancing Substances in enhancing performance and public acceptance of Performance-Enhancing Substance-enabled competition. More restrictive government regulation or sustained negative public opinion could therefore have a material adverse effect on its business, financial condition, results of operations, and prospects.

Risks Related to the Company’s Competition and Industry Opposition

The Company faces intense competition from established sports organizations and other entertainment providers. This increased competition could reduce demand for the Enhanced Games and the Company’s other products and services.

The markets in which the Company operates are highly competitive, in the United States and internationally. The Company competes for athletes, fans, media distribution, sponsorships, venues, host cities and production resources with traditional sports organizations and established leagues, including World Athletics, World Aquatics, the International Weightlifting Federation and the International Olympic Committee, among others, as well as with other forms of media, entertainment and leisure activities in a rapidly changing and increasingly fragmented environment.

These incumbents generally have longer operating histories, larger and more engaged fan bases, deeper financial and marketing resources, entrenched relationships with broadcasters and sponsors, and preferred access to venues and dates. They may leverage exclusive arrangements, preferred scheduling or other long-standing relationships to limit the Company’s access to distribution, venues, permits or critical services, or to secure more favorable commercial terms. Sports governing bodies and anti-doping organizations may also set or influence rules, policies or standards that restrict elements of the Company’s events or otherwise increase its costs or compliance burdens. In addition, current or new competitors could adopt formats similar to the Company’s, reducing its differentiation, and industry consolidation could further concentrate resources and bargaining power among rivals.

Any increase in competition or failure to address competitive pressures could lead to, among other things:

•	lower attendance and digital viewership for the Company’s events;

•	difficulty recruiting and retaining athletes and teams;

•	reduced attractiveness to broadcasters, streaming platforms and sponsors, and less favorable media-rights, sponsorship or licensing terms;

•	higher costs to secure venues, production and talent, and to market its events;

•	scheduling conflicts, loss of access to key venues or broadcast windows, or delays and cancellations; and

•	erosion of its brand and reduced ability to expand into new markets.

Any of the foregoing could materially and adversely affect the Company’s business, financial condition and results of operations.

Actions by traditional sports organizations, such as bans, sanctions or threats of career consequences, could materially impair the Company’s ability to recruit and retain athletes, coaches and other key talent, which would reduce the appeal of its events and harm its business.

The Company’s business depends on identifying, recruiting and retaining athletes and coaches with elite performance and audience appeal. Traditional sports governing bodies, leagues and federations exert significant influence over sports professionals and have, and may continue to, discourage or prohibit participation in the Company’s events through public statements, rules, suspensions, loss of eligibility, or other penalties. If athletes, coaches or staff are deterred from working with the Company, its access to top talent would be limited, which would reduce the quality and attractiveness of the Enhanced Games, diminish media and sponsor interest, and adversely affect its results of operations.

Even where athletes are willing to participate, the Company’s ability to retain them is uncertain. Athletes may stop participating for a variety of reasons, and the Company cannot guarantee that it will continue to identify, recruit or retain key athletes or coaches. The costs to attract and retain talent, such as appearance fees, guaranteed payments, profit-sharing, training and medical support, could increase materially. Any serious or untimely injury, illness, unexpected retirement or death of a key athlete could reduce interest in the Enhanced Games and negatively affect operating results.

The Company may maintain insurance that covers certain payments to or on behalf of athletes in the event of death or disability; however, such insurance, if available at all, typically does not compensate for lost revenues, reduced popularity of events or increased costs to source replacements, and may include significant limits, exclusions and deductibles. The Company may choose not to obtain, or be unable to obtain, such insurance in some cases, and replacing a high-profile athlete or coach may require higher compensation and may not restore audience appeal.

Because the Enhanced Games and the Company’s other sporting events are expected to be a principal driver of revenue, both on a standalone basis and by increasing demand for the Company’s Live Enhanced platform, any limitation on the Company’s ability to recruit and retain participants would materially and adversely affect its business, financial condition and results of operations.

Venues, broadcasters, sponsors and key equipment or service providers may refuse to work with the Company or withdraw from existing or anticipated arrangements, whether due to pressure from incumbent organizations, regulatory or permitting decisions, or reputational concerns, which could delay or prevent the Enhanced Games and other sporting events, increase costs, impair monetization and materially adversely affect the Company’s business, financial condition, results of operations.

The Company’s ability to stage events and generate revenues from related media and sponsorship arrangements depends on maintaining and expanding relationships with venue owners and operators, promoters, broadcasters and streaming platforms, advertising partners and sponsors and specialized vendors (including production, timing or scoring, medical and safety, ticketing and payment services). The live events and sports industries are relationship-driven; access to venues and rights is often secured through the personal networks and credibility of promoters, executives and other key personnel. If it loses such personnel or if such relationships deteriorate, the Company may fail to obtain or retain critical rights on favorable terms, if at all. Many counterparties have broad discretion over whether to work with the Company, and agreements may be terminable at will or on short notice.

Further, incumbent organizations and stakeholders may seek to deter counterparties from working with the Company by exerting commercial leverage, threatening to enforce exclusivity or non-compete obligations, or initiating or threatening legal and regulatory actions. Even if any such claims lack merit, counterparties may decline to enter into agreements with the Company, refuse to perform under existing arrangements, or terminate relationships to avoid perceived risk or controversy. In addition, regulatory decisions or processes can influence counterparties’ willingness or ability to support the Company’s events and content. For example, federal, state or local regulators may also adopt positions that increase perceived regulatory risk for venue partners, including any adoption of adverse regulatory positions in Nevada that may lead the Company’s partners (including Resorts World Las Vegas) to withdraw.

Broadcasters or streaming platforms may change their content policies or prioritize relationships with incumbent organizations, or a major sponsor may invoke a “morals”, “reputational”, regulatory-approval or force-majeure clause to suspend or terminate its commitments to the Company.

Further, as an important component of its wider business model, the Company intends to initially sponsor clinical research studies of certain approved medical compounds in the U.A.E., which are dependent on the approval of the Department of Health Abu Dhabi and the relevant IRB. The Company’s operations could be adversely affected if the Department of Health Abu Dhabi for any reason withdraws support for the Clinical Research Study or the relevant IRB declines to approve relevant protocols.

Any of these developments could force the Company to relocate or reschedule events, reduce the scale or production quality of its programming, or accept less favorable economics, and it may be unable to secure adequate replacement partners on commercially reasonable terms or within required timelines.

Some of the Company’s current discussions and arrangements with intended suppliers of facilities and equipment may be at the letter-of-intent or non-binding term-sheet stage, subject to extensive conditions precedent (including regulatory approvals, due-diligence findings and internal committee approvals), or contingent on third-party consents. These counterparties may elect not to proceed, and signed agreements often condition performance on continued compliance with policies, guidelines and brand standards that are inherently subjective. As a result, the Company may incur significant sunk costs without a corresponding revenue opportunity, and the Company’s cash needs may increase if it must develop contingency plans on short notice.

The withdrawal of one or more high-profile venues, broadcasters, sponsors or critical vendors could cause negative publicity or encourage other counterparties to reassess their commitments, compounding the impact on the Company’s pipeline. These outcomes could reduce event frequency, attendance and viewership; decrease sponsorship and media revenue; impair its ability to attract and retain athletes and commercial partners; and increase operating costs.

There can be no assurance that the Company will be able to maintain necessary venue access, broadcast distribution, sponsorship support or key vendor relationships, or that it can replace any lost counterparties on acceptable terms or timelines. The occurrence of any of the foregoing could materially adversely affect its business, financial condition and results of operations.

Coordinated actions by sporting federations, anti-doping agencies, public-health and academic institutions, advocacy groups and other groups could lead to restrictive policies and business practices that limit the Company’s operations, increase its costs, harm its reputation and impede its growth.

The Company may be the subject of coordinated opposition from sporting federations, anti-doping agencies, public-health groups, academic institutions and other organizations. Such bodies may engage in lobbying, public- relations campaigns, research publications and other efforts aimed at persuading policymakers, regulators and private counterparties to adopt positions adverse to the Company’s business. These campaigns could focus on event permitting and licensing, broadcast and content standards, insurance availability, sponsorship practices, venue access and other areas critical to its operations.

Even where such efforts do not result in formal prohibitions, they may create practical barriers that materially affect the Company. For example, coordinated campaigns or pressure from stakeholders could result in (i) denials, delays or revocations of event permits, licenses or approvals; (ii) content moderation, age-gating, demonetization or refusal to carry its content by broadcasters, streaming services or social-media platforms; (iii) refusals by venues, insurers, payment processors, ticketing platforms, advertisers, sponsors or other partners to do business with us, or the imposition of onerous terms; (iv) negative media attention that damages its brand and discourages athlete, fan, sponsor or employee participation; and (v) increased exposure to investigations, enforcement actions or litigation and higher compliance, public-relations and legal costs.

The scope and intensity of any such opposition may vary by jurisdiction and over time, and the Company may be required to commit significant resources to stakeholder engagement, compliance and reputation management. There can be no assurance that its responses will be effective or that it will be able to maintain access to the permits, platforms, partners and services necessary to operate as planned. Any of the foregoing could materially and adversely affect its business, financial condition and results of operations.

Coordinated advocacy and negative publicity opposing the use of Performance-Enhancing Substances could materially harm the Company’s brand, limit acceptance of its events and products.

The Company operates a novel and untested business model that depends on public acceptance of the use of Performance-Enhancing Substances in connection with athletic competitions and related content. Public advocacy groups, established sports organizations, medical institutions, athlete associations and media outlets may coordinate public relations campaigns against Performance-Enhancing Substances use generally or against the Company’s events and related offerings specifically. The Company cannot assure investors that such opposition will not succeed in discouraging consumer acceptance, persuading regulators or venues to restrict or deny approvals, or otherwise limiting the Company’s ability to execute its strategy. Any successful effort to curtail acceptance of, or limit or prohibit, activities related to Performance-Enhancing Substances in its markets could adversely affect its business.

Opponents could, among other things, (i) lobby for the adoption, reinterpretation or enforcement of laws, regulations or health policies that restrict or prohibit Performance-Enhancing Substance-related competitions, distribution or marketing; (ii) pressure broadcasters, streaming platforms, app stores, social-media channels or other distribution partners to limit carriage of the Company’s content; (iii) advocate for restrictions on its advertising and sponsorships or for age-gating and content-labeling requirements; (iv) encourage venues, athletic commissions, insurers, payment processors, banks and other service providers to decline to work with the Company; and (v) organize consumer boycotts, online campaigns, or other actions that amplify negative sentiment. The Company cannot predict the likelihood, timing, scope or terms of any such initiatives or resulting legislative, regulatory or commercial responses, or the extent to which they may affect its business.

The Company’s reputation and brand could also be harmed by negative media coverage or incidents regardless of whether such events are attributable to its protocols or controls. Any failure to respond promptly and effectively to adverse publicity, including misinformation, could exacerbate reputational harm. Maintaining and enhancing its brand may require substantial investments in education, medical engagement, safety protocols, compliance and communications, and there is no assurance such investments will be successful.

If advocacy campaigns or negative publicity are successful, the Company could experience reduced ticket demand, lower viewership and engagement, loss of sponsors and commercial partners, termination or non-renewal of distribution agreements, constraints on merchandising and licensing, higher insurance and compliance costs, restricted access to venues or jurisdictions, delays in event launches and increased litigation or regulatory scrutiny. Any of the foregoing could materially and adversely affect the Company’s business, financial condition and results of operations.

Risks Related to the Company’s Capital Structure and Governance

The Company’s dual-class share structure concentrates voting power and may adversely affect governance and share value.

The Company’s capital structure includes two classes of shares: Class A common stock, entitled to one vote per share, and Class B common stock, entitled to ten votes per share. Apeiron, together with its affiliates, beneficially owns a substantial portion of the Class A common stock and all of the Class B common stock. As a result, Apeiron has outsized disproportionate voting power relative to its economic interest and is able to exert significant influence over the election and removal of directors, the approval of mergers, acquisitions or other business combinations, the sale of all or substantially all of the Company’s assets, the issuance of additional securities, and amendments to the Company’s organizational documents, among other matters. This concentration of voting power could delay or prevent a change in control, discourage actions or transactions that other shareholders may view as beneficial, or otherwise limit the ability of the Company’s other shareholders to influence its corporate policies and strategic direction.

The disparity between the voting rights of the Class A common stock and Class B common stock means that, where the holders of Class B common stock may have interests that differ from those of other shareholders, the Company may make decisions, or take actions, that are not aligned with the preferences of holders of the Class A common stock. Further, there is no time-based sunset or ownership threshold that reduces or eliminates the super voting rights over time, which may allow this concentration of control to persist.

In addition, Apeiron and its affiliates may engage in related-party or other strategic transactions with the Company. Even where such transactions are reviewed and approved in accordance with applicable law and the Company’s related-party transaction policies, the perception of disproportionate voting influence could adversely affect investor confidence or the trading price of the Company’s Class A common stock. Concentrated control may also make the Company less attractive to potential acquirors and could reduce the likelihood of the Company’s shareholders receiving a control premium for their common stock.

The super voting structure could further affect the Company’s corporate governance profile and the voting outcomes of shareholder proposals, including those related to director elections, executive compensation, and governance reforms. As a result, the market price of the Company’s Class A common stock could be adversely affected, and holders of Class A common stock may have limited ability to influence the outcome of matters requiring shareholder approval. Given the super voting structure of its Shares, the Company is deemed a “controlled company” under the corporate governance rules of NYSE. As a controlled company, the Company relies on exemptions from certain corporate governance requirements otherwise applicable to listed companies, including requirements relating to board independence and committee composition. The Company relies on these exemptions such that the majority of the Board of Directors is not comprised of independent directors and its nominating and corporate governance committee and compensation committee are not fully comprised of independent directors, as described in the section entitled “Management-Board and Board Committees.” Even though the Company does not intend to rely on the full set of available exemptions now, it may elect to do so in the future, and as a result, shareholders could lose the protections afforded to shareholders of companies without such corporate governance exemptions.

Apeiron’s holds a supermajority of the Company’s voting power and its rights under the Sponsor Equity Agreement may further strengthen its influence over the Company.

Apeiron holds a supermajority of the Company’s voting power by virtue of its holding of Class A common stock and Class B Common Stock. Additionally, under the Sponsor Equity Agreement, Apeiron and the Sponsor each have put and call options with respect to the Sponsor’s equity interests in the Company. If Apeiron exercises its call option, or if the Sponsor exercises its put option, Apeiron would acquire an additional equity stake in the Company by acquiring the Sponsor’s Class A common stock. Any such acquisition would further consolidate Apeiron’s ownership position and reinforce its ability to influence or determine the outcome of matters requiring shareholder approval.

As a result, Apeiron has significant influence over the composition of the Company’s board of directors, the approval of mergers, acquisitions, or other strategic transactions, the authorization of additional securities, and other matters submitted to shareholders. This level of ownership and influence makes it exceedingly difficult for other shareholders to affect the Company’s governance or strategic direction if their views differ from those of Apeiron. While the Company believes its governance framework will continue to support effective oversight and alignment with shareholder interests, there can be no assurance that Apeiron’s objectives will in all cases coincide with those of other shareholders.

The existence or exercise of the put option or call option may also affect perceptions of the Company’s governance structure, strategic flexibility, and independence, or influence how investors and other stakeholders view the Company’s capital structure and market value.

The Company’s dual-class voting structure may render its Class A common stock ineligible for inclusion in certain stock market indices, and thus adversely affect the trading price and liquidity of its Class A common stock.

Certain shareholder advisory firms have announced changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, to exclude companies with multiple classes of shares and companies whose public shareholders hold no more than 5% of total voting power from being added to such indices. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual-class structure of the Company’s common stock may prevent the inclusion of Class A common stock in such indices and may cause shareholder advisory firms to publish negative commentary about its corporate governance practices or otherwise seek to cause the Company to change its capital structure. Any such exclusion from indices could result in a less active trading market for Class A common stock. Any actions or publications by shareholder advisory firms critical of the Company’s corporate governance practices or capital structure could also adversely affect the value of the Class A common stock.

The registration of shares for resale and the exercise of registration rights may adversely affect the market price of Class A common stock.

In connection with the Business Combination, Enhanced Group has entered into, or assumed obligations under, registration rights arrangements that require it to register for resale shares of Class A common stock held by the Sponsor and certain other securityholders, subject to customary conditions.

Further, a significant number of shares of Class A common stock held by existing Enhanced investors and issued to investors in the 2025 Private Placement as a result of the conversion of their SAFEs may become eligible for resale and, following the expiration of negotiated lock-up periods, shares of Class A common stock held by the Sponsor, directors, officers and other existing shareholders, option holders and warrant holders and, once Enhanced Group files its anticipated registration statement on Form S-8, shares of Class A common stock underlying equity awards, may also become available for resale at various times. While we have filed a registration statement, of which this prospectus forms a part of, relating to the Shares, we may be required to file an additional registration statement for the resale of additional shares of Class A common stock if the Anti-Dilution Adjustment contained in the PIPE Warrants is triggered, as well as in connection with the securities to be issued in connection with the Second Closing and the Third Closing. In addition, existing shareholders will be subject to staged lock-up releases following the Closing, which may permit the sale of additional shares of Class A common stock into the public market at various times after the Closing. Enhanced Group may agree to early releases or waivers of any such lock-up restrictions based on the satisfaction of certain market price conditions, which may increase the number of shares of Class A common stock sold into the public market. In addition, certain holders may sell Class A common stock pursuant to pre-arranged Rule 10b5-1 trading plans or to satisfy tax withholding obligations upon the vesting or settlement of equity awards. Sales of a substantial number of shares of Class A common stock into the public market, or the perception that such sales may occur, could adversely affect the trading price of Class A common stock and increase volatility.

A significant number of shares of Class A common stock may be sold into the market in the near future, which could cause the market price of Class A common stock to decline significantly, even if our business is performing well.

This prospectus relates to the resale of up to 12,853,466 shares of Class A common stock, which together with our resale registration statement on Form S-1 (file No. 333-295777) represents approximately 57.8% of the Class A common stock outstanding as of July 10, 2026. As a result, the shares being registered for resale represent a substantial portion of the outstanding Class A common stock and represents a significant portion of the public float. The sale of substantial amounts of Class A common stock in the public market by the Selling Securityholders, or the perception that such sales could occur, could adversely affect the prevailing market price of the Class A common stock and increase volatility.

In addition, certain of the Selling Securityholders acquired or will acquire their securities at prices lower than the prices paid by public investors for A Paradise’s public securities or lower than the market price of the Class A common stock following the Closing. As a result, even if the market price of the Class A common stock declines below the price paid by public investors, certain Selling Securityholders may still have an incentive to sell because they may realize a positive return on securities purchased at lower prices. Public investors may not experience similar returns on the securities they purchase. This disparity in purchase prices could increase selling pressure on the Class A common stock and contribute to a significant decline in the market price of the Class A common stock.

Apeiron, its affiliates and certain related shareholders, may pledge or otherwise transfer economic interests in a significant number of shares of our Class A common stock, which could result in sales of such securities and adversely affect the market price of our Class A common stock.

In consideration for Apeiron’s entry into the Working Capital Note, the lock-up restrictions applicable to Apeiron, its affiliates and certain related shareholders under the Transaction Support Agreement cease to apply to any shares of Enhanced Group with respect to which Apeiron or its applicable affiliates enter into any pledge, hedge, swap or other arrangement that transfers to another person, or disposes of, any interests, including the economic consequences of ownership, in such shares. Accordingly, Apeiron may pledge, hedge, swap or otherwise transfer economic interests in, and sell, up to 29,692,247 shares of Class A common stock without complying with the lock-up restrictions otherwise applicable to such shares. See “Certain Relationships and Related Party Transactions-Working Capital Note.”

As a result, these shares may be pledged or otherwise subject to financing or derivative arrangements. If Apeiron or its affiliates are unable to meet their obligations under such arrangements, their lenders or counterparties may foreclose on or otherwise dispose of such shares, including through sales into the public market. Any such sales, or the perception that such sales may occur, could result in a decline in the market price of our Class A common stock. In addition, the existence of such arrangements may increase the volatility of our Class A common stock and create uncertainty in the market regarding the potential for future sales.

Because the Company is a “controlled company” as defined in the NYSE listing standards, the Company’s stockholders may not have protection of certain corporate governance requirements which otherwise are required by NYSE’s rules.

Under NYSE’s rules, a controlled company is a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company. The Company is a controlled company because Apeiron and its affiliates together hold more than 50% of the Company’s voting power. For so long as it remains a controlled company, the Company will not be required to comply with certain corporate governance requirements, and will be permitted to elect to rely, and may rely, on certain exemptions from certain corporate governance requirements, including:

•	the Company’s board of directors is not required to be comprised of a majority of independent directors;

•	the Company’s board of directors is not subject to the compensation committee requirement; and

•	the Company is not subject to the requirements that director nominees be selected either by the independent directors or a nomination committee comprised solely of independent directors.

The Company intends to partially rely on these exemptions such that the Company’s board of directors is not comprised of a majority of independent directors and its nominating and corporate governance committee and compensation committee are not fully comprised of independent directors, as described in the section entitled “Management-Board and Board Committees.” As a result, to the extent that it takes advantage of these exemptions, stockholders will not have the same protections afforded to stockholders of companies that are subject to all of the NYSE corporate governance requirements. If the Company ceases to be a “controlled company” in the future, it will be required to comply with the NYSE listing standards, which may require development of certain other governance-related policies and practices. These and any other actions necessary to achieve compliance with such rules may increase its legal and administrative costs, will make some activities more difficult, time-consuming and costly and may also place additional strain on its resources.

Provisions of Enhanced Group’s organizational documents and Texas law could delay or prevent a change in control, limit stockholder actions and make it more difficult for stockholders to effect changes in its management.

Enhanced Group’s organizational documents contain provisions that could have the effect of discouraging, delaying or preventing a change in control or changes in management or the board of directors, even if such changes would be beneficial to holders of Class A common stock. In addition to the dual-class structure, these provisions include, among others, the ability of the board of directors to determine the size of the board and fill vacancies on the board, limitations on the ability of stockholders to remove directors, supermajority voting requirements for certain stockholder actions, restrictions on who may call special meetings, advance-notice procedures and other procedural requirements for stockholder nominations and proposals, and the authority of the board of directors to issue preferred stock with rights and preferences designated by the board. These provisions could discourage unsolicited acquisition proposals or activist campaigns, reduce the likelihood that stockholders receive a premium for their shares in connection with a change in control and adversely affect the market price of Class A common stock.

The exclusive-forum provisions in our organizational documents could limit our stockholders’ ability to choose the judicial forum for disputes with us or our directors, officers or other employees.

The Certificate of Formation provides that, to the fullest extent permitted by law and unless Enhanced Group consents in writing to the selection of an alternative forum, the courts of the State of Texas (and, if such courts lack jurisdiction, the federal district courts located in the State of Texas) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Enhanced Group, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director, officer or other employee of Enhanced Group to Enhanced Group or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Texas Business Organizations Code, the Certificate of Formation or the Bylaws (each as may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine.

Notwithstanding the foregoing, the exclusive-forum provision will not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act or to any other claim for which the federal courts have exclusive jurisdiction. These provisions may discourage lawsuits against Enhanced Group’s directors and officers by limiting the forums in which such lawsuits may be brought and by requiring stockholders to bring certain claims in the courts of the State of Texas or the federal courts located therein. Although similar provisions have been upheld in some circumstances, a court could determine that such a provision is inapplicable or unenforceable. If a court were to find the exclusive-forum provision in the Certificate of Formation to be inapplicable or unenforceable with respect to one or more types of actions, Enhanced Group may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, results of operations and financial condition.

MARKET PRICE AND DIVIDEND INFORMATION

Market Price and Ticker Symbol

Enhanced Group Class A common stock began trading on the NYSE under the ticker symbol “ENHA” on May 8, 2026.

Holders of Class A common stock should obtain current market quotations for their securities. The market price of our Class A common stock could vary at any time.

Holders

As of July 6, 2026, there were approximately 87 holders of record of Class A common stock, one of which was Cede & Co., as nominee for DTC. The actual number of stockholders is greater than this number of holders of record and includes stockholders who are beneficial owners, but whose shares are held in “street name” by brokerage firms, banks and other financial institutions or nominees.

Dividend Policy

We currently expect to retain all available funds and future earnings, if any, for use in the operation and growth of our business and do not anticipate paying any cash dividends for the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board, subject to compliance with applicable law and any contractual provisions, including under any existing or future agreements for indebtedness we may incur, that restrict or limit our ability to pay dividends, and will depend upon, among other factors, our results of operations, financial condition, earnings, capital requirements and other factors that our Board deems relevant. Accordingly, realization of a gain on your investment will depend on the appreciation of the price of the shares, which may never occur. Investors seeking cash dividends in the foreseeable future should not invest in shares.

USE OF PROCEEDS

All of the shares of Class A common stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any proceeds from the sale of our Class A common stock by the Selling Securityholders pursuant to this prospectus. However, we may receive proceeds from the exercise of the PIPE Warrants to the extent such warrants are exercised for cash, although we will not receive any proceeds from the resale of the PIPE Warrant Shares issued upon any such exercise.

DETERMINATION OF OFFERING PRICE

The shares of Class A common stock offered hereby are being offered for resale by the Selling Securityholders. The offering price of the shares offered pursuant to this prospectus will be determined by reference to the market price of our Class A common stock at the time of sale.

We cannot determine the price or prices at which Class A common stock may be sold by the Selling Securityholders under this prospectus.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and presents the combination of the historical financial information of A Paradise and Enhanced, adjusted to give effect to the Business Combination.

The unaudited pro forma condensed combined balance sheet as of March 31, 2026 combines the historical unaudited condensed balance sheet of A Paradise as of March 31, 2026, with the historical unaudited condensed consolidated balance sheet of Enhanced as of March 31, 2026, on a pro forma basis as if the Business Combination had been consummated on March 31, 2026.

The unaudited pro forma combined statement of operations for the three months ended March 31, 2026 combines the historical unaudited condensed statements of operations of A Paradise for the three months ended March 31, 2026 and the historical unaudited condensed consolidated statement of operations of Enhanced for the three months ended March 31, 2026, on a pro forma basis as if the Business Combination had been consummated on January 1, 2025, the beginning of the earliest period presented.

The unaudited pro forma combined statement of operations for the year ended December 31, 2025 combines the historical audited statements of operations of A Paradise for the year ended December 31, 2025 and the historical audited consolidated statement of operations of Enhanced for the year ended December 31, 2025, on a pro forma basis as if the Business Combination had been consummated on January 1, 2025.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following audited historical financial statements and the accompanying notes, which are included elsewhere in this prospectus:

•	The historical audited financial statements of A Paradise as of and for the year ended December 31, 2025, and the related notes.

•	The historical audited consolidated financial statements of Enhanced as of and for the year ended December 31, 2025, and the related notes.

•	The historical unaudited condensed consolidated financial statements of A Paradise as of and for the three months ended March 31, 2026 and the related notes.

•	The historical unaudited condensed consolidated financial statements of Enhanced as of and for the three months ended March 31, 2026 and the related notes.

Accounting treatment of the Business Combination

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, A Paradise, who was the legal acquirer, was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, Enhanced is treated as the accounting acquirer with the Business Combination treated as the equivalent of a capital transaction in which Enhanced is issuing shares for the net assets of A Paradise, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the Business Combination will be those of Enhanced. Enhanced has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Enhanced equity holders have a relative majority of the voting power of Enhanced Group;

•	Enhanced equity holders have the ability to nominate the majority of the members of the Enhanced Group Board;

•	Enhanced senior management comprise the senior management roles of Enhanced Group and are responsible for the day-to-day operations of Enhanced Group;

•	Considering that A Paradise is a shell company with no operations, the relative size of Enhanced is significantly larger compared to A Paradise;

•	Enhanced Group assumed the Enhanced name; and

•	The intended operations of Enhanced Group continue Enhanced’s current operations.

Description of the Business Combination and the Private Placement Investment

Business Combination

On November 26, 2025, A Paradise entered into the Business Combination Agreement with Enhanced.

Pursuant to the Business Combination Agreement, the following transactions occurred:

•

On May 6, 2026, A Paradise filed an application to discontinue as a business company with the BVI Registrar of Corporate Affairs, together with the necessary accompanying documents, and filed the Certificate of Formation and a Certificate of Domestication, under which A Paradise domesticated and continued as a Texas corporation;

•

Immediately before the effective time of the Domestication, each then-issued and outstanding A Paradise Class B ordinary share converted, on a one-for-one basis, into one Class A ordinary share of A Paradise, each converted share being a “Converted A Paradise Class A ordinary share.” At the effective time of the Domestication, by virtue of the Domestication, (1) each then-issued and outstanding A Paradise Class A ordinary share, including the Converted A Paradise Class A ordinary share, converted automatically, on a one-for-one basis, into a share of Enhanced Group Class A common stock, (2) A Paradise authorized the Enhanced Group Class B common stock, (3) each then-issued and outstanding A Paradise Unit converted automatically into one Enhanced Group Unit representing one share of Enhanced Group Class A common stock and a right of Enhanced Group, representing a right to receive one-eighth of one share of Enhanced Group Class A common stock, and (4) at the First Effective Time, each then-issued and outstanding Enhanced Group Unit was separated into one share of Enhanced Group Class A common stock and one Enhanced Group Right, which converted into one-eighth of one share of Enhanced Group Class A common stock.

•

On May 7, 2026, the Company, Enhanced and Merger Sub consummated the Business Combination, whereby: (1) Merger Sub merged with and into Enhanced pursuant to the First Merger, with Enhanced surviving the merger as a wholly owned subsidiary of the Company, (2) upon the consummation of the First Merger, each issued and outstanding Enhanced common share automatically converted into the right to receive a number of shares of Enhanced Group Class A common stock equal to the Exchange Ratio, (3) Enhanced, as resulting from the First Merger, merged with and into A Paradise pursuant to the Second Merger, with the Company surviving the Second Merger and changing its corporate name from “A Paradise Acquisition Corp.” to “Enhanced Group Inc.”; and (4) in addition, at the First Effective Time, (i) each Enhanced Option outstanding as of immediately prior to the First Effective Time was converted into an Enhanced Group Option on substantially the same terms, including with respect to vesting, exercisability and termination-related provisions, except that the number of shares of Enhanced Group Class A common stock equaled the number of Enhanced common shares subject to such option multiplied by the Exchange Ratio, rounded down to the nearest whole share, and the per-share exercise price equaled the prior exercise price divided by the Exchange Ratio, rounded up to the nearest full cent; (ii) each Enhanced Top-Up Award outstanding as of immediately prior to the First Effective Time was converted into the right to receive shares of Enhanced Group Top-Up Award subject to substantially the same terms and conditions as were applicable to such award immediately prior to the First Effective Time; (iii) each Enhanced Consultant Warrant outstanding as of immediately prior to the First Effective Time was converted into an Enhanced Group Consultant Warrant upon substantially the same terms and conditions as were in effect with respect to such warrant immediately prior to the First Effective Time, including with respect to vesting, exercisability and termination-related provisions, except that the number of shares equaled the number of Enhanced common shares subject to such warrant multiplied by the Exchange Ratio, rounded down to the nearest whole share, and the per share exercise price equaled the prior exercise price divided by the Exchange Ratio, rounded up to the nearest full cent.

•

On May 7, 2026, immediately after the Second Effective Time, Enhanced Group issued to investors in the Private Placement Investment, as described below, SAFE Warrants for 2,000,080 shares of Enhanced Group Class A common stock, each of which is exercisable in cash at $10 per share.

Private Placement Investment

On November 26, 2025, Enhanced entered into an equity private placement transaction pursuant to which it issued SAFEs to certain investors in an aggregate amount of $40,002,054. Upon consummation of the Business Combination, all outstanding SAFEs issued by Enhanced automatically converted, immediately prior to the closing into Enhanced common shares, which were exchanged alongside the other Enhanced common shares for shares of Enhanced Group Class A common stock. In the aggregate, 4,000,182 shares of Enhanced Group Class A common stock were issued to SAFE holders in respect of conversion of the SAFEs. Concurrently with such conversion, the Company issued to the SAFE investors SAFE Warrants for an aggregate of 2,000,080 shares of Enhanced Group Class A common, which is fifty percent (50%) of the number of Enhanced Group Class A common stock received upon conversion of the SAFE, each exercisable for one Enhanced Group Class A common stock at a per-share price of $10. The automatic conversion increased the Company’s total outstanding common equity and contributed to dilution of existing shareholders’ ownership interests. The conversion is reflected in the pro forma balance sheet as an increase to shareholders’ equity, corresponding to the balance of the SAFE liability.

Working Capital Note

In order to access additional capital prior to the inaugural 2026 Enhanced Games, on March 18, 2026, Enhanced entered into a Working Capital Note with Apeiron for a line of credit commitment up to $20.0 million. The terms of the Working Capital Note provide for an applicable interest rate of 5.0% per annum and a maturity date of September 18, 2027. The Working Capital Note also provides for mandatory prepayment of amounts outstanding under the Working Capital Note upon Closing if (a) the Business Combination has been consummated and (b) if after A Paradise shareholder redemptions and the payment of transaction expenses, the amount remaining in the Trust Account exceeds $20.0 million; provided that such mandatory prepayment shall in no event exceed the amount by which such funds that remain in the Trust Account exceed $20.0 million. The Working Capital Note also provides that, in consideration for the commitment thereunder, the lock-up restrictions applicable to Apeiron, its affiliates and certain related shareholders under the Transaction Support Agreement shall, in the event Apeiron or its applicable affiliates has entered into any pledge, hedge, swap or other arrangement that transfers to another, or disposes of (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)), any of the interests (including economic consequences of ownership) with respect to any shares of Enhanced Group, cease to apply to such shares. In April 2026, Enhanced drew $10 million from the Working Capital Note’s available line of credit. The pro forma effect of this draw of the Working Capital Note has been included in the unaudited pro forma condensed consolidated financial information presented herein. In June 2026, the outstanding principal amount of the Working Capital Note, together with all accrued and unpaid interest, was repaid in full from a portion of the proceeds of the First Closing. The repayment of the Working Capital Note is not reflected in the following unaudited pro forma condensed combined financial information.

June 2026 Private Placement

On June 14, 2026, the Company entered into the Purchase Agreement with the Selling Securityholders, pursuant to which the Company agreed to issue and sell in a Private Placement 12,853,468 shares of Class A common stock and accompanying PIPE Warrants to purchase 12,853,468 PIPE Warrant Shares. The Private Placement is expected to close in three tranches. On June 17, 2026, in connection with the First Closing of the Private Placement, Enhanced issued 6,426,733 shares of Class A common stock and accompanying warrants to purchase an additional 6,426,733 shares of Class A common stock for a combined purchase price per share and accompanying warrant of $3.89 for aggregate gross proceeds of approximately $25.0 million. On July 22, 2026, Apeiron completed its payment to the Company of $11.75 million in consideration for the 3,020,565 shares of Common Stock and 3,020,565 warrants to purchase 3,020,565 shares of Class A common stock expected to be issued in the Second Closing. The issuance and sale of the securities in the Private Placement and the proceeds therefrom are not reflected in the following unaudited pro forma condensed combined financial information.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of Enhanced Group upon consummation of the Business Combination. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Enhanced following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed.

A Paradise and Enhanced have not had any historical operational relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Upon Closing, there were 20,000,000 A Paradise Rights outstanding. Each holder of an A Paradise Right has automatically received one eighth (1/8) of one A Paradise Class A ordinary share upon consummation of A Paradise’s initial business combination, even if the holder of such right redeemed all A Paradise Class A ordinary shares held by it in connection with the initial business combination. A Paradise will not issue fractional shares in connection with an exchange of A Paradise Rights.

The unaudited pro forma condensed combined financial information has been prepared assuming (a) no election will be made by the holders of Enhanced Group Options to purchase Enhanced Group Class A common stock at Closing and (b) no election will be made by any of the holders of the Enhanced Group SAFE Warrants to convert any portion of the Enhanced Group SAFE Warrants for shares of Enhanced Group Class A common stock at Closing.

The unaudited pro forma combined financial information contained herein reflect the Public Stockholders that have elected to redeem their Public Shares for cash regardless of whether they approved the Business Combination. Public Stockholders holding 19,611,370 shares, or 98% of the existing public shares of A Paradise, have elected to redeem their shares prior to the Business Combination. This will equate to aggregate Public Share redemption payments of approximately $201,255,348 at a redemption price of $10.26 per share.

The following summarizes the pro forma shares of the Class A common stock issued and outstanding immediately after the Business Combination, subsequent to Public Shareholder redemptions. The table below does not include the Dilutive Interests, in each case because none of the Dilutive Interests are exercisable or issuable immediately following the consummation of the Business Combination.

	Share ownership in Enhanced Group
	No. of Shares	% ownership
Existing Enhanced Shareholders(1)(3)	112,000,156	92%
A Paradise public shareholders(2)	3,113,630	2%
Sponsor and its affiliates	7,116,667	6%

Total	122,230,453

(1)	Reflects the issuance of 112,000,156 Enhanced Group Class A common stock to existing Enhanced Shareholders in consideration for their shares of Enhanced.
(2)	Includes 2,500,000 shares converted from 20,000,000 rights issued in conjunction with A Paradise class A ordinary shares.
(3)

Excludes up to 10,656,222 shares of Enhanced Group Class A common stock exercisable in respect of Enhanced Group Options, up to 526,731 shares of Enhanced Group Class A common stock expected to be issued in respect of Enhanced Group Top-Up Awards (estimated based on the SAFE Price), up to 817,005 shares of Enhanced Group Class A common stock expected to be exercisable in respect of Enhanced Group Consultant Warrants, and 2,000,080 shares of Enhanced Group Class A common stock that underlie the Enhanced Group SAFE Warrants, as the Enhanced Group SAFE Warrants are issued immediately after Closing.

The following summarizes the pro forma shares of the Class A common stock issued and outstanding inclusive of potentially dilutive instruments immediately after the Business Combination, subsequent to the Public Shareholder redemptions. This table assumes (i) the Dilutive Interests have been fully exercised and/or vested, (ii) any conditions to the issuance of such Dilutive Interests have been fully satisfied, and (iii) such Dilutive Interests were issued in connection with the consummation of the Business Combination, such that the implied ownership of Enhanced Group immediately following the consummation of the Business Combination is as follows:

	Share ownership in Enhanced Group
	No. of Shares	% ownership
Existing Enhanced Shareholders(1)(3)	126,000,194	92%
A Paradise public shareholders(2)	3,113,630	2%
Sponsor and its affiliates	7,116,667	5%

Total	136,230,491

(1)	Reflects the issuance of 126,000,194 Class A common stock to existing Enhanced Shareholders in consideration for their shares of Enhanced.
(2)	Includes 2,500,000 shares converted from 20,000,000 rights issued in conjunction with A Paradise class A ordinary shares.
(3)

Includes 10,656,222 shares of Enhanced Group Class A common stock exercisable in respect of Enhanced Group Options, 526,731 shares of Enhanced Group Class A common stock expected to be issued in respect of Enhanced Group Top-Up Awards (estimated based on the SAFE Price), 817,005 shares of Enhanced Group Class A common stock expected to be exercisable in respect of Enhanced Group Consultant Warrants and 2,000,080 shares of Enhanced Group Class A common stock that underlie the Enhanced Group SAFE Warrants.

UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

As of March 31, 2026

	A Paradise 2(A)	Enhanced 2(B)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$428,394	$12,759,270	$15,045	2(i)	$21,675,157
			205,105,918	2(iii)
			(201,255,348)	2(iii)
			(5,224,099)	2(v)
			(154,023)	2(vi)
			10,000,000	2(ix)
Deposit assets	—	6,837,843	—		6,837,843
Deferred offering costs	—	7,277,901	(7,277,901)	2(v)	—
Prepaid expenses and other assets	175,433	1,544,538	—		1,719,971

Total current assets	603,827	28,419,552	1,209,592		30,232,971

OTHER ASSETS:
Investments held in trust account	205,105,918	—	(205,105,918)	2(iii)	—
Deposit assets, long term	—	3,979,386	—		3,979,386
Equipment, net	—	546,370	—		546,370
Intangible assets, net	—	30,000	—		30,000

TOTAL ASSETS	$205,709,745	$32,975,308	$(203,896,326)		$34,788,727

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Simple Agreement for Future Equity	$—	$39,987,009	$15,045	2(i)	$—
			(40,002,054)	2(ii)
Accounts payable and accrued expenses	608,054	8,329,219	—		8,937,273
Deposit liabilities	—	1,356,090	—		1,356,090
Other current liabilities	—	53,240	—		53,240
Working capital note payable	—	—	10,000,000	2(ix)	10,000,000

Total current liabilities	608,054	49,725,558	(29,987,009)		20,346,603
Deferred underwriting fee payable	8,000,000	—	(8,000,000)	2(vi)	—

TOTAL LIABILITIES	8,608,054	49,725,558	(37,987,009)		20,346,603

Preferred Stock, $0.00001 par value	—	26,854,552	(26,854,552)	2(iv)	—
Class A ordinary shares subject to possible redemption	205,105,918	—	(205,105,918)	2(iii)	—
STOCKHOLDERS’ EQUITY (DEFICIT):
Class A Common Stock, $0.0001 par value	—	102	12,121	2(ii)	12,223
Class B Common Stock, $0.0001 par value	—	—	25,884	2(ii)	25,884
Additional paid-in capital	—	4,865,302	(38,005)	2(ii)	76,955,507
			40,002,054	2(ii)
			3,850,570	2(iii)
			26,854,552	2(iv)
			(3,696,547)	2(v)
			7,845,977	2(vi)
			(8,004,227)	2(vii)
			5,275,831	2(viii)
Accumulated deficit	(8,004,227)	(48,470,206)	(8,805,453)	2(v)	(62,551,490)
			8,004,227	2(vii)
			(5,275,831)	2(viii)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(8,004,227)	(43,604,802)	66,051,153		9,166,293

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$205,709,745	$32,975,308	$(203,896,326)		$34,788,727

UNAUDITED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

Year ended December 31, 2025

	A Paradise Acquisition Corp 4(A)	Enhanced 4(B)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	$—	$—		$—
Operating expenses:
General and administrative	1,038,358	21,732,936	7,629,453	2(v)	35,676,578
			5,275,831	2(viii)
Athlete	—	3,743,219	—		3,743,219
Marketing	—	1,404,324	—		1,404,324
Depreciation	—	8,553	—		8,553

Total operating expenses	1,038,358	26,889,032	12,905,284		40,832,674

Loss from operations	(1,038,358)	(26,889,032)	(12,905,284)		(36,203,800)

Other income (expenses):
Interest income and other expense, net	3,333,963	227,355	(3,318,154)	4(xii)	(256,836)
			(500,000)	4(xiii)	(500,000)
Gain on expiration of over-allotment option liability	272,989	—	—		272,989

Total other income (expenses), net	3,606,952	227,355	(4,318,154)		(483,847)

Income (loss) before income taxes	2,568,594	(26,661,677)	(17,223,438)		(41,316,521)

Benefit (provision) for income taxes	—	—	—		—

Net income (loss) and comprehensive income (loss)	$2,568,594	$(26,661,677)	$(17,223,438)		$(41,316,521)

Net income (loss) per share, basic and diluted(1)	$(0.05)	$(2.62)	$(0.14)		$(0.34)

Weighted-average shares of common stock, basic and diluted	6,918,174	10,174,887	122,230,453		122,230,453

UNAUDITED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

Three months ended March 31, 2026

	A Paradise Acquisition Corp 3(A)	Enhanced 3(B)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	$2,755	$—		$2,755
Operating expenses:
General and administrative	374,239	12,525,661	—		12,899,900
Athlete	—	2,508,472	—		2,508,472
Marketing	—	1,493,269	—		1,493,269
Depreciation	—	16,661	—		16,661

Total operating expenses	374,239	16,544,063	—		16,918,302

Loss from operations	(374,239)	(16,541,308)	—		(16,915,547)

Other income (expenses):
Interest income and other expense, net	1,793,413	111,878	(1,787,764)	3(x)	(7,473)
			(125,000)	3(xi)

Total other income (expenses), net	1,793,413	111,878	(1,912,764)		(7,473)

Income (loss) before income taxes	1,419,174	(16,429,430)	(1,912,764)		(16,923,020)

Benefit (provision) for income taxes	—	—	—		—

Net income (loss) and comprehensive income (loss)	$1,419,174	$(16,429,430)	$(1,912,764)		$(16,923,020)

Net income (loss) per share, basic and diluted(1)	$(0.01)	$(1.61)	$(0.02)		$(0.14)

Weighted-average shares of common stock, basic and diluted	7,266,667	10,233,183	122,230,453		122,230,453

(1)	The net loss per share of A Paradise is presented using income (loss) attributable to non-redeemable shares, excluding income allocated to redeemable shares.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The unaudited pro forma condensed combined financial information has been adjusted to give effect to transaction accounting adjustments related to the Business Combination linking the effects of the Business Combination to the historical financial information.

The Business Combination will be accounted for as a reverse recapitalization in accordance with the FASB’s ASC Topic 805, “Business Combinations.” Enhanced has been determined to be the accounting acquirer. Under the reverse recapitalization model, the Business Combination will be treated as Enhanced issuing equity for the net assets of A Paradise, with no goodwill or intangible assets recorded.

The unaudited pro forma adjustments have been prepared as if the Business Combination had been consummated on December 31, 2025, in the case of the unaudited pro forma condensed combined balance sheet, and as if the Business Combination had been consummated on January 1, 2025, the beginning of the earliest period presented, in the case of the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined balance sheet as of March 31, 2026, which is included elsewhere in this prospectus, has been prepared using the following:

•	A Paradise’s historical balance sheet as of March 31, 2026; and

•	Enhanced’s historical consolidated balance sheet as of March 31, 2026.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026, which is included elsewhere in this prospectus, has been prepared using the following:

•	A Paradise’s historical statement of operations for the three months ended March 31, 2026; and

•	Enhanced’s historical consolidated statement of operations for the three months ended March 31, 2026.

The unaudited pro forma condensed combined statement of operation for the year ended December 31, 2025, which is included elsewhere in this prospectus, has been prepared using the following:

•	A Paradise’s historical statement of operations as of December 31, 2025; and

•	Enhanced’s historical consolidated statement of operations as of December 31, 2025.

The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of Enhanced after giving effect to the Business Combination. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited pro forma condensed adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information. A Paradise has elected not to present any “management adjustments.”

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Enhanced Group. They should be read in conjunction with the historical financial statements and notes thereto of Enhanced and A Paradise.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2026

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2026, are as follows:

(A) Derived from the unaudited condensed consolidated balance sheet of A Paradise as of March 31, 2026.

(B) Derived from the unaudited condensed consolidated balance sheet of Enhanced as of March 31, 2026.

(i) Represents the remaining cash receipts associated with SAFEs entered into by Enhanced preceding the acquisition agreement. The SAFEs were issued to certain investors in an aggregate amount of $40,002,054.

(ii) Reflects the recapitalization of Enhanced. Immediately prior to the recapitalization, as triggered by the Business Combination, Enhanced historical convertible instruments and SAFEs convert to Enhanced common shares that, collectively with the historical Enhanced common shares, are exchanged for 4,000,182 shares of Enhanced Group Class A common stock and additional paid-in-capital. At the conversion the SAFE investors also received Enhanced Group SAFE Warrants equal to fifty percent (50%) of the number of Class A common stock received upon conversion, each exercisable for one share of Enhanced Group Class A common stock at a per-share price equal to the conversion price determined under the SAFE. These Enhanced Group SAFE Warrants are included in additional paid-in capital. As noted above, these unaudited pro forma condensed combined financial statements have been prepared assuming no election will be made by any of the holders of the Enhanced Group SAFE Warrants to convert any portion of the Enhanced Group SAFE Warrants for shares of Enhanced Group Class A common stock at Closing. Additionally, the Co-Founder Holders will receive Enhanced Group Class B common stock, par value $0.0001, as specified in the Allocation Statement. Following the Business Combination, Enhanced Group will have the following shares of Class A common stock and Class B common stock issued and outstanding, as shown in the following table:

	Shares Authorized	Shares Issued and outstanding
Class A common stock	310,000,000	122,230,453
Class B common stock	330,000,000	258,837,933

Enhanced Group pro forma shares were derived from the following:

	Class A Common Shares	Class B Common Shares
A Paradise outstanding shares at March 31, 2026	7,266,667	—

Issuance of Enhanced Group shares in exchange for A Paradise common shares	10,230,297	—
Conversion of Enhanced Ltd shares into Enhanced Group share(1)	110,000,076	258,837,933
Conversion of Enhanced Ltd SAFEs into Enhanced Group common stock	2,000,080	—

Total shares issued in Enhanced Group	122,230,453	258,837,933

(1)

The Class A common stock shown here represents the shares issued upon the contractual automatic conversion of the Enhanced SAFEs into Enhanced Group equity, prior to the Business Combination. Excludes 10,656,222 shares of Enhanced Group Class A common stock exercisable in respect of Enhanced Group Options, 526,731 shares of Enhanced Group Class A common stock expected to be issued in respect of Enhanced Group Top-Up Awards (estimated based on the SAFE Price), 817,005 shares of Enhanced Group Class A common stock expected to be exercisable in respect of Enhanced Group Consultant Warrants and 2,000,080 shares of Enhanced Group Class A common stock that underlie the Enhanced Group SAFE Warrants.

(iii)

Represents cash equivalents released from the Trust Account and relieved of restrictions regarding use upon the Closing and, accordingly, became available for redemptions and general use by Enhanced Group less any cash disbursements for shares redeemed subsequent to March 31, 2026. Such amount represents a reclassification from the investments held in trust line of the pro forma balance sheet to the cash and cash equivalents line. Based upon a 98% redemption rate, cash available for general use increased by $3,696,547, cash disbursements to pay the remaining deferred underwriting fee amounted to $154,023 and cash disbursements for redemptions amounted to $201,255,348 This also reflects an increase to additional paid-in capital based on redemptions of 19,611,370 A Paradise shares.

(iv)

Represents conversion of Enhanced’s preferred shares. Enhanced Series A-1 preferred shares has a conversion rate of 1.65, Enhanced Series A-2 preferred shares has a conversion rate of 3.30 and Enhanced Series B preferred shares has a conversion rate of 14.35. Preferred Share Conversions are triggered in connection with the Business Combination, accounted for as a reverse recapitalization.

(v)

Represents payment of unrecorded estimated transaction costs that are expected to be incurred for the Business Combination of $3,674,000, as itemized in the following table. The transaction costs of A Paradise are expensed. The accounting for Enhanced’s costs related to the Business Combination are charged to additional paid-in capital when specific incremental costs are directly attributable to an offering of securities and the amounts capitalized to additional paid-in capital do not exceed the proceeds of the offering. Proceeds of the offering for these purposes amount to the amount of cash Enhanced Group has retained from the Trust Account. Therefore $3,696,547 of the transaction costs of Enhanced are capitalized and $6,885,453 of the transaction costs of Enhanced are expensed. Refer to note 2 of the consolidated financial statements presented in the Annual Report on Form 10-K of A Paradise, filed with the SEC on February 9, 2026, and note 2 of the consolidated financial statements of Enhanced, presented in the A Paradise Registration Statement on Form S-4, filed with the SEC on April 9, 2026, for additional discussions of each entities’ accounting policies related to costs of securities offerings.

	Approximate transaction costs included in the combined operating results of A Paradise and Enhanced as of March 31, 2026		Unrecorded estimated transaction costs included in the pro forma financial statements		Total estimated transaction costs
Cost category	Costs of A Paradise	Costs of Enhanced	Costs of A Paradise	Costs of Enhanced	Costs of A Paradise	Costs of Enhanced	Total
Legal fees	$1,191,000	$5,449,000	$49,000	$51,000	$1,240,000	$5,500,000	$6,740,000
Advisory fees	73,000	338,000	166,000	42,000	239,000	380,000	619,000
Other professional fees	95,000	438,000	46,000	97,000	141,000	535,000	676,000
Offering costs	—	—	—	3,000,000	—	3,000,000	3,000,000
Other expenses	191,000	1,053,000	109,000	114,000	300,000	1,167,000	1,467,000

Total	$1,550,000	$7,278,000	$370,000	$3,304,000	$1,920,000	$10,582,000	$12,502,000

(vi)

Deferred underwriting fee payable of $154,023 was paid to CCM upon consummation of the Business Combination Agreement. Amounts paid were dependent on the level of redemptions. At a redemption rate of approximately 98%, Enhanced Group retained $3,850,570 of the trust balance prior to payment of the deferred underwriting fees.

(vii)

Reflects the elimination of A Paradise’s historical accumulated deficit with a corresponding adjustment to additional paid-in-capital for Enhanced Group in connection with the reverse recapitalization at the Closing.

(viii)	In connection with the Business Combination, Enhanced Group is obligated to issue Top-Up awards to certain Enhanced employees, with an aggregate value of $5,275,831.
(ix)

In April 2026, Enhanced drew $10,000,000 from the Working Capital Note’s available line of credit. The outstanding principal of the Working Capital Note bears interest at 5% per annum and is payable upon maturity. In June 2026, the outstanding principal amount of the Working Capital Note, together with all accrued and unpaid interest, was repaid in full from the proceeds of the First Closing.

Unaudited Condensed Combined Pro Forma Adjustments to the Statements of Operations

3.	Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2026

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statements of operations are as follows:

(A) Derived from the unaudited statement of operations of A Paradise for the three months ended March 31, 2026.

(B) Derived from the unaudited consolidated statement of operations of Enhanced for the three months ended March 31, 2026.

(x) Reflects the elimination of interest income generated from the investments held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2025.

(xi) Reflects the recording of interest expense on the Working Capital Note in the amount of $125,000 for the three months ended March 31, 2026.

4.	Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2025

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statements of operations are as follows:

(A) Derived from the audited statement of operations of A Paradise for the year ended December 31, 2025.

(B) Derived from the audited consolidated statement of operations of Enhanced for the year ended December 31, 2025.

(xii) Reflects the elimination of interest income generated from the investments held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2025.

(xiii) Reflects the recording of interest expense on the Working Capital Note in the amount of $500,000 for the year ended December 31, 2025.

5. Net loss per share

Represents the net loss per share calculated using the historical weighted-average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2025. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted-average shares outstanding for basic and diluted net income/(loss) per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented.

The unaudited pro forma combined per share information has been presented as follows:

Three months ended March 31, 2026
Numerator
Pro forma net loss	$(16,923,020)
Denominator:
Weighted average shares outstanding - basic and diluted	122,230,453
Basic and diluted net loss per share	$(0.14)

For the three months ended March 31, 2026, 14,000,038 shares have been excluded from the scenario above because they would be considered anti-dilutive.

Year ended December 31, 2025
Numerator
Pro forma net loss	$(41,316,521)
Denominator:
Weighted average shares outstanding - basic and diluted	122,230,453
Basic and diluted net loss per share	$(0.34)

For the year ended December 31, 2025, 14,000,038 shares have been excluded from each scenario above because they would be considered anti-dilutive.

BUSINESS

Mission Statement

The Company seeks to disrupt the global sports and entertainment industry by introducing a new model of athletic competition grounded in scientific advancement, performance innovation, and athlete autonomy. Its mission is to empower all individuals to live Enhanced lives. It aims to pursue this mission by developing a sports and media platform, tailor-made for modern-day consumption that empowers athletes to compete at the highest levels using scientifically validated methods of performance enhancement, implemented transparently and ethically, while also providing access to products and services that support an Enhanced lifestyle.

Beyond competition, the Company seeks to extend its philosophy of human optimization to a wider audience by promoting education, awareness, and access to evidence-based approaches for improving health, longevity, and overall well-being. Through strategic partnerships with medical institutions and leveraging proprietary science and data, the Company strives to enable people everywhere to realize their full potential in sport, work, and everyday life.

In pursuing this mission, the Company seeks to generate long-term value for athletes, audiences, and shareholders by positioning itself at the intersection of sport, science, and human optimization.

Business Overview

The Company is a growth-stage company operating within the sports entertainment, performance technology, and lifestyle wellness markets. The Company operates under the “Enhanced” brand and has introduced and is developing a portfolio of products and experiences that integrate athletic competition, scientific advancement, and consumer engagement. The Company competes in categories with established market leaders including live sports events, digital media, performance-related data, and health and longevity oriented consumer products through a differentiated model centered on measurable human performance and innovation.

The Company is currently engaged in organizing live sporting events, producing and distributing related content, marketing lifestyle and health optimization services to customers, and operating the Live Enhanced platform, through which customers may access OTC supplement blends, clinician-guided prescription-based hormone therapy and other longevity-related protocols provided by third-party telehealth service providers. The Company’s broader objective is to leverage advancements in biotechnology, data science, and training methodology to promote accessible, evidence-based approaches to human optimization. The Company seeks to build a scalable platform that generates recurring revenue across multiple verticals while positioning itself as a long-term participant in the converging markets of sports, science, and lifestyle enhancement.

The Company’s marquee event, the Enhanced Games, the inaugural edition of which was held on May 24, 2026 at a purpose-built competition complex at Resorts World Las Vegas, is intended to allow the world’s best athletes, both Enhanced and Non-Enhanced, to pursue their full human potential and become faster and stronger than ever. This pursuit is conducted in a medically-supervised and real-world environment of elite-sport in which comprehensive health and safety protocols are implemented. These protocols include, among other measures relating to the usage of enhancement substances and related clinical trials, a Clinical Research Study, pre-event medical screening, eligibility criteria, discontinuation criteria, study-stopping rules, ancillary medication sequence, and long-term follow-up. The Enhanced Games are also expected to serve as a benchmark to emphasize the health benefits of enhancement products, borne out through the rigorous monitoring of its athletes under Enhanced protocols and their related achievements as Enhanced athletes. The data and learnings from the use of Enhanced protocols by athletes are expected to inform the personalized supplements and treatment protocols to be made available to the public via the Live Enhanced offering.

The Company’s principal executive offices are located at 169 Madison Avenue, Suite 15101, New York, NY 10016, United States of America.

The Company’s internet address is https://www.enhanced.com. Please note that the Company’s internet address is included in this prospectus as an inactive textual reference only. The information contained on the Company’s website is not incorporated by reference into this prospectus or any future documents that may be filed with the SEC and should not be considered part of this prospectus. Following Closing, the Company will make available on this website, free of charge, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports as soon as reasonably practicable after it electronically files or furnishes such materials with or to the SEC.

Industry and Market Opportunity

Enhanced Games. The Company has designed and produced the Enhanced Games, a multisport event optimized for record--setting performances and social virality, coupled with a documentary or episodic slate that provides athlete narratives around the Games. The inaugural Enhanced Games were held on May 24, 2026 at Resorts World Las Vegas. Over time, the Company intends to centralize the fan experience on a principal media distribution platform that integrates all its digital content. Through this strategy, the Company seeks to increase public awareness of how scientifically validated methods of performance improvement can drive not only elite achievement but also improvements in everyday health, capability, and quality of life.

Live Enhanced. The Company has launched its Live Enhanced platform and is now offering access to OTC supplement blends, clinician-guided prescription-based hormone therapies including peptides and longevity protocols through third-party telehealth service providers, addressing the growing demand for clinician-guided care delivered through virtual clinician-guided coaching and for high-quality personalized supplements. The Company is expanding its product roadmap from its current suite of prescription hormone therapy and longevity protocols (Stronger+, Longer+, and Aligned+) toward deeper personalization, including personalized supplement products, expanded hormone therapy pathways, integration of genetic profiling and wearable data, with the long-term goal of ultimately creating an AI-driven platform capable of generating bespoke protocols at scale. The Company recognizes that health is a spectrum and intends to become the leading consumer wellness and lifestyle company focusing on enabling consumers to live an Enhanced life.

Competitive Strengths

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Differentiated Proposition. Clinician-supervised enhancement within a controlled, safety-first framework can showcase the potential of scientifically validated enhancement to achieve measurable, world-record-level results that can be engaged with across social media. This demonstration effect, linking elite athletic achievement to the broader consumer pursuit of improved performance, health, and well-being, creates a clear bridge between the sports, science, and lifestyle markets in which the Company focuses its Enhanced Games and its Live Enhanced offerings.

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Asset-Light, Modular Delivery. The Company operates with an asset-light, partnership-driven structure that supports rapid scaling across events and consumer offerings. The Company’s portable pool, track, and weightlifting infrastructure can be assembled in four to five weeks and reused across host sites, reducing capital needs. The same modular approach applies to the Live Enhanced platform, where third-party vendors and partners manage back-end clinical, data and delivery services (including telehealth appointments and consultation, and product compounding, packaging and delivery), and to anticipated future categories such as apparel, where third parties handle production and delivery while the Company focuses on brand, design, and consumer engagement.

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World-Class Partners. The Company has relationships with leading industry partners including RWLV (venue and permitting), California Commercial Pools providing Myrtha-designed pools (FINA-compliant 50m pool), Mondo (150m Mondotrack WS), Lionsgate (content creation and distribution) and Van Wagner (live production) that demonstrate the credibility and professional standards supporting the Company’s inaugural Enhanced Games and anticipated future operations.

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Athlete Model and Incentives. The Company engages athletes under year-round agreements, providing appearance fees, significant prize opportunities and world-record bonuses. In addition to compensation, the Company supports its athletes in the Enhanced Performance Team with access to training and recovery facilities, coaching, nutrition, and related performance resources, enabling them to focus exclusively on their sport. The program is open to both Non-Enhanced and Enhanced athletes and is designed to offer compensation and support materially greater than what is otherwise available.

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Brand-First Funnel. Initially, the Enhanced Games enable an engaged content engine and premium documentary packaging designed to compress customer acquisition costs and expand reach to jumpstart the Live Enhanced vertical. Over time, the Company intends to hold additional events to continue to build awareness, support athletic achievements and expand human potential beyond the ordinary.

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Innovative Clinical Research with Potential for Broader Societal Impact. In February 2026, the Company commenced the Clinical Research Study, which was approved by an IRB operating under the regulatory authority of the Department of Health—Abu Dhabi. The Clinical Research Study is designed to assess the safety and tolerability of certain Performance-Enhancing Substances when administered to athletes under individualized medical supervision over a treatment period of up to 25 weeks. In addition, the Clinical Research Study is intended to evaluate changes in physiological and performance-related parameters through structured baseline and follow-up assessments. The Clinical Research Study is expected to generate the first structured, real-world dataset on certain approved medical compounds used in high-performance environments, and advance understanding of safety, tolerability, biomarkers, and performance-related measures. Beyond elite sport, this research is intended to inform broader scientific understanding relevant to injury prevention, metabolic health, resilience, and healthy aging.

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Clinical and Medical Enhancement Framework. We believe that the longitudinal biomarker, performance, and outcomes data generated through the Clinical Research Study and the Company’s ongoing athlete monitoring program are more comprehensive than those typically seen across major sporting organizations and are expected to constitute a proprietary dataset with no equivalent in the telehealth or consumer wellness industry. Alongside an extensive suite of medical profiling and monitoring to be conducted in respect of participants, the Clinical Research Study is conducted under robust scientific and ethical safeguards that are intended to support regulatory compliance, protect participant safety, and maintain scientific rigor. These safeguards include pre-defined participant discontinuation criteria, ongoing medical monitoring during the study period, structured short- and long-term follow-up phases, and independent oversight, including a Data and Safety Monitoring Board. Although there is existing safety and tolerability data in other populations regarding the use of certain approved medical compounds (approved by relevant health authorities for other medical indications), they have not previously been extensively evaluated in athletes under the conditions contemplated by this study. The Company does not endorse uncontrolled or unsupervised use; rather, the study applies individualized medical oversight and ethical review to practices that the Company believes already exist in athletic settings. The Company has engaged clinicians and researchers to collaborate in advancing the evidence base relating to athlete health and safety and human physiology. Over the long-term, the Company intends to apply insights derived from elite athletes under clinician-supervised enhancement protocols to offer and then refine personalized protocols offered through Live Enhanced. The Company believes this proprietary data represents a durable competitive advantage that is unique to the Enhanced Games ecosystem.

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Commerce Flywheel. The Enhanced brand and Enhanced Games are designed to serve as a demand-generation flywheel for the Live Enhanced platform; early signals include paid waitlist traction and improved cost per acquisition following LegitScript certification. In addition, as the Company develops real-world biomarker and outcomes data generated by elite athletes under clinician-supervised protocols, it expects to apply such information to the Live Enhanced platform, informing protocol personalization in a way the Company believes will be unique and differentiated among telehealth providers.

Growth Strategies

Enhanced Games. The Company intends to build a global sports and media platform, anchored initially by the Enhanced Games, the first large-scale marquee event of its kind, and intended to be a flagship, recurring event designed to redefine elite competition through medically supervised human enhancement. Over time, the Company intends to hold additional events and develop the Enhanced Games into a recurring global competition and a consistent source of media and sponsorship revenue, as well as a showcase for the benefits of enhancement. The Enhanced Games and the Company’s other events are intended to serve as the brand and audience engine of the Company, designed to drive sustained reach, cultural impact, and monetization across media, sponsorships, consumer engagement and its Live Enhanced platform.

Live Enhanced. As part of its offerings through its Live Enhanced platform, the Company has launched and is building out an on-demand portfolio of Enhanced Products, focused on expanding human health and potential, to be delivered through virtual clinician-guided coaching made available through third-party telehealth service providers. The products available, or expected to be available, on the Company’s Live Enhanced website include two categories of products under the Longer+, Stronger+ and Aligned+ brands. First, OTC supplement blends—Longer+ Blend and Stronger+ Blend—are available for direct purchase without a prescription. Second, prescription-based protocols—Stronger+ (personalized TRT designed to support drive and vitality), Longer+ (a clinician-guided longevity pathway encompassing treatments such as injectable NAD+, liposomal NAD+, and injectable Sermorelin), and Aligned+ (female hormone therapy designed to support mood, libido, and focus)—are available through the Live Enhanced platform following a medical evaluation by a licensed clinician. These prescription protocols are available to both men and women. In March 2026, following public statements by Robert F. Kennedy Jr. indicating that certain peptides currently subject to compounding restrictions may be reviewed for potential regulatory reclassification, the Company stated that it expects to expand its Live Enhanced platform to include additional peptide-based performance and longevity offerings. The Company currently offers Sermorelin and has stated that it may add additional peptide products, including Tesamorelin, Glutathione and Oxytocin, as well as other compounds if permitted by applicable law and regulation. However, the availability, timing and scope of any additional peptide offerings remain subject to regulatory requirements, clinical and medical review and operational considerations, and there can be no assurance that any peptide will be reclassified or that the Company will launch or achieve commercial acceptance for any additional peptide products. In the near-term, the Company intends to expand its prescription offerings to include personalized hormone therapy pathways—building on its current TRT offering—and to introduce personalized supplement products, consistent with the second stage of the Company’s product roadmap. The virtual clinician-guided coaching offering and product business transforms the attention generated by the Enhanced Games into direct-to-consumer recurring revenue, including the intended vertically integrated Live Enhanced platform combining clinician-guided protocols, personalization, and digital distribution.

Live Enhanced Product Roadmap. The Company intends to execute on a staged product expansion roadmap across four phases:

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Stage 1 (Launch) encompasses the current telehealth and OTC supplement blends launch, including the initial TRT-focused telehealth offering and Longer+ and Stronger+ OTC supplement blends. Since the initial launch, the Company has expanded the platform to include additional clinician-guided protocols (including enclomiphene, topical testosterone cream, weight-management protocols based on GLP-1 and GLP-1/GIP receptor agonist medications, sermorelin, NAD+, GHK-Cu copper peptide and low-dose tadalafil), a creatine offering and athlete-inspired protocol bundles. See “—Live Enhanced” below.

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Stage 2 (Product Expansion) encompasses full personalization of supplement protocols, expansion of a prescription offering for women (including multi-form HRT with estradiol, progesterone and testosterone, menopause management utilizing products such as DHEA, and mood support, skin and hair protocols) and launch of an athlete affiliate program. The Company launched its Enhanced-branded apparel line, available for direct purchase through its online store, in April 2026.

•	Stage 3 (Genetic Personalization Expansion) involves integration of genetic profiling data and wearable data to enhance personalization over the long term.

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Stage 4 (Scaling Knowledge Further) represents the Company’s long-term vision for an AI-powered platform capable of combining blood biomarkers, genetic data, intake psychographics, and longitudinal outcomes to generate bespoke, personalized protocols at scale.

Business of the Company

The Company aims to monetize the Enhanced brand primarily through two principal offering categories:

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Enhanced Games: A sports entertainment platform (including live events, media rights and content, sponsorship and consumer products) designed to build a global audience for Enhanced athletes. As an example, the inaugural Enhanced Games were held on May 24, 2026 and more than 1 billion people were reached and engaged over the May 24-30 period.

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Live Enhanced: A subscription-based, direct-to-consumer lifestyle platform providing access to tools, products, protocols and services for living an Enhanced life. The platform delivers clinician-guided, health and longevity oriented care through virtual clinician-supervised services and coaching provided by third-party telehealth service providers, and is intended to address the anticipated growth in consumer demand for evidence-based, personalized health optimization.

The Company has an asset-light operating model and seeks preferred partners for content production, content distribution, consumer products, sponsorship acquisition and clinical operations and delivery.

Enhanced Games

Live Events

The inaugural 2026 Enhanced Games were conducted in May 2026 at RWLV in the United States and focused on three core sporting categories: swimming, running and weightlifting over a single evening. At the inaugural Enhanced Games:

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Kristian Gkolomeev set a new 50m freestyle world record of 20.81 seconds (the first world record at the Enhanced Games), earning $1.5 million in a single night, which the Company believes represents the largest single payout in the history of swimming;

•	13 athletes set 21 personal bests, at an average age of 30 and with an average gap of approximately six years since the athletes’ prior personal bests;

•	Every athlete cleared medical screenings and finished healthy and safe;

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The event was streamed on Roku to 100 million North American homes; total live views exceeded 4 million across YouTube, Rumble, Zoop, Twitch, X and Kick, with over 1 million live hours watched, with four leading Twitch streamers alone accounting for approximately 1.9 million live views and 23 million minutes watched; and

•	More than 1 billion people were reached and engaged over the May 24–30 period (as measured by the number of users who liked, shared, commented on, followed, or watched Enhanced content);

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Between January and May 2026, the Company was featured nearly 4,000 times by independent media outlets worldwide and global broadcast coverage delivered an estimated reach of approximately 932 million people; and

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Comparing the seven-day period from May 24–30, 2026 to the Company’s prior four months of content activity (January–April 2026), the Company’s owned-media channels recorded growth in audience (+884%), engagements (+419%), video views (+227%) and impressions (+188%).

With the inaugural 2026 Enhanced Games largely an invitation-only experience, designed to build exclusivity, enhance brand prestige, and generate anticipation for future iterations of the Enhanced Games and other Enhanced-branded events. By limiting attendance to invited guests, partners, and media, the Company aimed to create a distinctive launch platform designed to increase demand, sponsorship opportunities, and fan engagement in subsequent years when ticketed attendance may be introduced. The Company procured the modular pool, track and weightlifting systems used for the inaugural 2026 Enhanced Games, which are designed to be portable for future Enhanced live events. Athletes that were invited to participate in the 2026 Enhanced Games were not required to become Enhanced athletes, rather, athletes are given complete autonomy in their decision to become Enhanced, with both Enhanced and Non-Enhanced athletes competing against each other in the same events.

The Company believes that delivering an entertaining and compelling in-person sporting event experiences are important for attracting customers and monetizing the Enhanced brand. Following the 2026 Enhanced Games, the Company expects to organize a series of athletic showcase events including Enhanced and Non-Enhanced athletes in order to promote athletic achievements, improvements in human performance and build brand awareness.

Enhanced Breakers

On June 23, 2026, the Company announced the launch of “Enhanced Breakers,” a new event series in which the world’s top athletes attempt to break world records using medically supervised performance enhancements in more intimate settings. Enhanced Breakers events are intended to be intimately sized, with athletes, competition officials, content creators and production staff on site, and are optimized for digital distribution and live streaming on the Company’s owned channels. The Company believes the Enhanced Breakers format is capital-efficient, enables the Company to maintain cultural momentum between annual Enhanced Games cycles and provides deeper integration of the Company’s Live Enhanced consumer products platform within its events. The Company also believes the format provides a platform to engage world-class athletes across additional sports, including endurance sports.

The first event in the series, Enhanced Breakers No. 1, was held on July 11, 2026 at Interwoven Studios in Los Angeles, featuring Hafthor “Thor” Björnsson attempting to break his own deadlift world record of 510kg with a 511kg attempt. In connection with Enhanced Breakers No. 1, the Company launched an athlete-inspired protocol bundle (“Thor’s Protocol”) available through the Live Enhanced platform.

In addition, planning for the second Enhanced Games in 2027 has begun. In May 2026, the Company announced that the world-record bonus for the men’s 100m sprint at the 2027 Enhanced Games will be increased to $10 million for a sprinter who breaks the current world record of 9.58 seconds. Other than Enhanced Breakers No. 1, as of the date of this prospectus, the Company has not scheduled any additional Enhanced Games or other live events for 2026.

Media Rights and Content

In order to drive engagement and interest in Enhanced live events and generate revenue from licensing, the Company has produced and expects to continue to produce Enhanced-related media content. For example, the Company received significant audience engagement with its content following the inaugural Enhanced Games in May 2026 (which, as noted above, reached and engaged more than 1 billion people during the May 24-30 period). Similarly, the debut event in the Company’s new Enhanced Breakers series held on July 11, 2026 in Los Angeles featured Beatriz Pirón breaking a women’s weight-class snatch world record. This Enhanced-related content is expected to include further world record attempts, documentary productions, educational productions and behind-the-scenes content.

Enhanced-related content may be distributed on an exclusive or non-exclusive basis, through a variety of channels. For the 2026 Enhanced Games, the Company entered into a first-look development arrangement with Lionsgate. Lionsgate has the right to co-develop and produce television and digital programming based on Enhanced Games content during a defined development term. The Company retains full ownership of all intellectual property and brand rights. Lionsgate will also have a six-month exclusive period per approved project to secure distribution. Separately, under a broadcast shopping agreement relating to the 2026 Enhanced Games broadcast, Lionsgate is engaged to secure distribution or media licensing agreements with major platforms. The Company retains final approval over all deal terms, creative direction, brand usage, and commercial matters.

Sponsorship

The Company seeks to develop a diversified commercial model that generates revenue through sponsorship, advertising, and media integration. The Company expects to derive revenue from the sale of in-venue and in-broadcast advertising rights, digital and social-media integrations, product placement within produced content, and licensing of its marks and other intellectual property. The Company’s possession of NIL rights as it relates to members of the Enhanced Performance Team is also expected to allow integration of these athletes into brand partnerships and commercial campaigns. The Company’s sponsorship program is organized into defined tiers that correspond to the scope of rights and exclusivity offered.

The Company owns and controls the intellectual property associated with the Enhanced brand. The Company’s strategy is to establish partnerships with organizations that share its emphasis on science, performance, and health innovation. Target categories include beverage, apparel, OTC supplements, consumer products, and emerging technology sectors such as blockchain and digital assets. These partnerships are intended to associate the Enhanced brand with companies that apply scientific and technological progress to consumer health and wellness. As previously announced by the Company, the inaugural 2026 Enhanced Games generated over $32 million in contracted sponsorship value.

In connection with the 2026 Enhanced Games, the Company entered into sponsorship arrangements with aligned brands. The Company’s long-term objective is to align with corporate partners whose products and initiatives reflect a shared interest in scientific progress, human performance, and consumer health. These relationships are intended to support both the Enhanced brand and the Company’s broader strategy of integrating performance science into sport and lifestyle applications.

Live Enhanced

Live Enhanced is designed to provide a comprehensive suite of health and wellness offerings, including both clinician-guided prescription protocols and OTC supplement blends, through a structured platform supported by third-party telehealth service providers, pharmacy partners, and third-party manufacturing partners. For prescription-based protocols, upon being granted access, a user completes a medical intake questionnaire and, if deemed preliminarily eligible, may purchase a comprehensive diagnostic blood test. After laboratory results are received, the user may schedule a live video consultation with a licensed clinician who reviews the intake information and lab results and, if clinically appropriate, may issue a prescription. Any prescription is then fulfilled through a partner pharmacy and paired with an ongoing subscription plan for medication and related care. OTC supplement blends are available for direct purchase through the Live Enhanced platform without the need for a prescription and are fulfilled by third-party manufacturing partners and shipped directly to consumers.

In addition, on May 18, 2026, the Company publicly announced a multi-million dollar strategic partnership with Rezolve AI (Nasdaq: RZLV) to build AI-native technology within the Live Enhanced platform, including AI medical concierge capabilities, AI-driven insights, and a mobile-first website for the Enhanced Games.

The Company currently offers two product categories-prescription-based telehealth protocols and OTC supplement blends-through Live Enhanced, which are organized around three brands designed to achieve certain results: Stronger+, Longer+, and Aligned+ (except Aligned+, which does not currently have an OTC supplement blends). The table below summarizes the products available or expected to be available under each brand:

	Stronger+	Longer+	Aligned+
Prescription-based Telehealth Protocols	Personalized TRT protocol designed to support drive, energy, and vitality; available following medical evaluation by a licensed clinician	Clinician-guided longevity pathway encompassing treatments such as injectable NAD+, liposomal NAD+, and injectable Sermorelin	Female hormone therapy designed to support mood, libido, and focus; available to both men and women following medical evaluation

OTC Supplement Blends	Stronger+ Blend; a supplement blend available for direct purchase without a prescription	Longer+ Blend; a supplement blend available for direct purchase without a prescription	No OTC supplement blend currently available

As of July 2026, the products available for purchase through the Live Enhanced platform include: (i) OTC supplement blends and single-ingredient supplements, including the Stronger+ Blend, the Longer+ Blend and a creatine offering; (ii) clinician-guided, prescription-based protocols, including testosterone replacement therapy (in injectable and topical cream form), enclomiphene, sermorelin, NAD+, GHK-Cu copper peptide, low-dose tadalafil and weight-management protocols based on GLP-1 and GLP-1/GIP receptor agonist medications (semaglutide and tirzepatide, including microdosed formulations); and (iii) athlete-inspired protocol bundles developed in connection with the Company’s events, such as “Thor’s Protocol,” launched in connection with the first Enhanced Breakers event. Certain prescription-based products available through the Live Enhanced platform are compounded medications prepared by pharmacy partners of the Company’s third-party telehealth service providers; compounded medications are not approved or evaluated for safety, efficacy or quality by the FDA.

Prescription-based telehealth protocols are marketed under the Stronger+, Longer+, and Aligned+ brands, as noted above. The prescription-based telehealth protocols are Market Authorized Products prescribed by healthcare providers employed by or affiliated with third-party telehealth service providers with which the Company contracts. These prescription-based telehealth protocols are branded “Enhanced/Live Enhanced” but are developed and manufactured by third parties not affiliated with the Company.

OTC supplement blends are sold directly to consumers and currently include the Longer+ Blend (a longevity formula supporting healthy aging and cellular function) and the Stronger+ Blend (a performance formula supporting strength, power, and recovery), each available individually or as a combined stack. OTC supplement blends are comprised of combinations of OTC supplements, the formulations for which are developed in consultation with medical advisors to the Company, and are produced exclusively for the Company by third-party manufacturing partners. While the OTC supplement blends are marketed and sold under the Enhanced/Live Enhanced brand, and the Company retains ownership of the related proprietary brand rights, the specific formulations in OTC supplement blends are not proprietary and are publicly disclosed on the Live Enhanced website, such that the ingredients may be purchased from other market participants. In addition, the Company is working with third-parties to develop personalized OTC supplement blends with the aim to introduce such products in the near-term.

Use of third-party telehealth service providers

The Company does not directly employ physicians, nurse practitioners, or other licensed healthcare providers for the provision of clinical services. All clinical services available through the Live Enhanced platform are provided by third-party telehealth service providers pursuant to contractual arrangements with the Company. In contrast to other telehealth platform providers that have established and contracted with “affiliated medical groups” which, although structured as separate professional entities owned by licensed physicians that are established for the purpose of providing services to and are affiliated with such telehealth platform, the Company has contracted with multiple, white-label third-party telehealth service providers. These third-party telehealth service providers in turn maintain their own primary care provider networks, including affiliated medical groups, and provide clinical services to patients of multiple customers, including the Company, across multiple platforms. Accordingly, the licensed healthcare professionals providing services to the Company’s telehealth customers are therefore neither employed by the Company nor by an entity affiliated with the Company. The third-party telehealth service providers with which the Company contracts are, through their management structures, responsible for their licensed healthcare professionals and clinical protocols in compliance with applicable state and federal healthcare laws. The Company does not engage in the practice of medicine, direct clinical decision-making, or supervise the practice of medicine by healthcare providers.

In connection with the delivery of these services on a contracted basis, the Company operates the technology platform, markets the Live Enhanced platform and products and provides non-clinical customer support and administrative services. To illustrate: Live Enhanced customers access the Company’s website and submit a questionnaire to determine interests and eligibility. While still on the Company’s Live Enhanced website, customers may submit intake information, make payment and book appointments for a synchronous telehealth consultation with a licensed healthcare professional, order laboratory blood testing, and take other preliminary steps of the relevant patient journeys and clinical protocols. Although Live Enhanced customers access status updates and other relevant information relating to their patient journeys and clinical protocols on the Company’s website (as front-end system), third-party telehealth services providers use their electronic health record systems (as provider back-end system) to store and update patient data of the relevant customers who have paid and subscribed for their service. The Company believes this contracted telehealth platform structure enables the launch of a larger range of telehealth services cost-efficiently and at a greater pace in more U.S. states. The Live Enhanced platform launched commercial operations in the U.S. in February 2026. As of March 31, 2026, the Company is offering OTC supplement blends for direct purchase and access to certain clinician-guided protocols through the Live Enhanced platform in eligible U.S. states, with product availability varying by product and state. For example, while enclomiphene protocols are available in all U.S. states, TRT is limited to 35 U.S. states as of March 31, 2026. The availability of clinical protocols and OTC supplement blends through Live Enhanced will initially be limited to the United States.

Terms of third-party clinical service provider agreements

The Company has entered into agreements with OpenLoop and Beluga in connection with certain Live Enhanced offerings and intends to enter into agreements with additional third-party telehealth service providers from time to time. OpenLoop, Beluga and any other such third-party telehealth service providers that the Company may engage are independent of the Company and the licensed healthcare professionals engaged by such service providers are not employees or affiliates of the Company. The scope of services and terms of these arrangements vary by provider. In general, the third-party telehealth service providers, and not the Company, are responsible for making licensed healthcare professionals available to provide telehealth services and related prescription and pharmacy services, as medically necessary and appropriate to eligible customers, consistent with the third-party providers’ clinical eligibility criteria, protocols, and patient journeys. In each case, the third-party provider is responsible for provider licensure, medical records and clinical decision-making, while the Company operates the customer-facing website, marketing and other non-clinical functions.

The material terms of these agreements with third-party telehealth service providers generally include the following matters, although the specific terms of each agreement may vary by provider as noted below.

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Clinical Services. Third-party providers may provide a range of clinical services to customers of the Live Enhanced platform, including intake and eligibility assessments, patient consultations, patient education, orders for laboratory services, orders for pharmaceutical products, medication management, prescription drug fulfillment (including e-pharmacy services), care coordination, and documentation and maintenance of patient medical records. The third-party provider professionals retain sole control of all clinical decision-making, including the determination of diagnoses and treatment plans, the prescribing of medications, and the ordering of laboratory tests.

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Credentialing and Licensure. The third-party providers are responsible for maintaining applicable professional licensure, credentialing, and background verification for all their professionals providing services through the Live Enhanced platform.

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Patient Journey and Clinical Protocols. The agreements may include defined patient journeys and clinical protocols (including clinical algorithms) that govern the delivery of care. For example, the terms of the agreement with OpenLoop provide that for TRT or enclomiphene protocols, the patient journey includes the following steps: (1) initial laboratory blood work; (2) a prescheduled synchronous telehealth consultation with an OpenLoop professional to review intake information and lab results and, if medically appropriate, order initial medication; (3) follow-up labs and a prescheduled review at approximately one month to assess treatment and adjust medication levels as appropriate; (4) quarterly labs and prescheduled consultations to complete refill intake, review lab results, and adjust medication; and (5) an annual lab panel. All clinical decisions throughout this process, including whether to prescribe medication, are made solely by the OpenLoop professional.

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Patient Support Services. In addition to telehealth consultations and prescribing services, the third-party providers provide non-clinical patient support services ancillary to clinical care, including patient education, customer service, technology support, fulfillment support, adherence-related support and, in certain cases, program-specific monitoring and prescription management support. Any such services are supportive in nature and do not involve clinical decision-making, which remains solely with the treating healthcare professional. For example, OpenLoop provides a structured care coaching program delivered by OpenLoop’s certified medical assistants. The care coaching program is designed to support patient adherence and treatment outcomes and is based on OpenLoop’s clinical protocols. The program includes educational modules covering topics such as understanding the patient’s condition and treatment rationale, medication administration guidance, laboratory monitoring and visit schedules, recognition and reporting of side effects (with escalation to the treating provider as appropriate), lifestyle and wellness support to complement therapy, and adherence and motivation support.

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Operational Responsibilities. The Company is responsible for operating its consumer-facing website, managing marketing and customer acquisition, selecting third-party technology vendors used for the customer-facing interface, and administering non-clinical customer communications. The third-party providers are responsible for providing and maintaining the electronic health record system, managing laboratory ordering and result integration (through their laboratory partners), managing the prescription and pharmacy fulfillment process and providing clinical support to patients. In addition, the Company’s contract with OpenLoop provides for a 24/7 patient support line for medical questions, care coaching through their certified medical assistants, and coordination of ongoing care including refill management and quarterly monitoring.

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Pharmacy Fulfillment. Prescription medications ordered by the third-party providers’ professionals are fulfilled through the third-party providers’ pharmacy partners, which, in OpenLoop’s case, include both Section 503A compounding pharmacies and Section 503B outsourcing facilities registered with the U.S. Food and Drug Administration in accordance with the Federal Food, Drug, and Cosmetic Act. The use of both 503A and 503B pharmacy partners by the Company’s third-party telehealth providers supports the Company’s ability to serve patients across its product categories. The Company does not contract directly with pharmacies. The third-party providers are responsible for coordinating the prescription, compounding, and shipping of medications to patients, as well as arranging tracking information and managing medication-related inquiries.

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Pricing and Revenue. The Company sets the retail price charged to customers for the services and products offered through the Live Enhanced platform. Under the agreement with OpenLoop, OpenLoop receives a fixed, all-inclusive fee for each transaction that covers all fulfillment services and direct costs associated with the user’s treatment plan, including laboratory tests, telehealth consultations, prescribed medications, shipping and handling, and patient support. Under the agreement with Beluga, the Company collects individual payments on Beluga’s behalf and remits to Beluga fees payable under an agreed fee schedule, including per-consultation fees based on visit type and monthly volume, a one-time technical integration fee, and facilitation fees for pharmacy and laboratory services, together with the underlying drug, lab, shipping, dispense, and other related fulfillment costs invoiced by Beluga. Accordingly, the economics of these arrangements may vary by provider, and the Company retains the balance of customer revenue, if any, after payment of applicable provider fees and merchant processing charges.

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Data Protection. The agreements with the third-party providers generally address the parties’ respective obligations regarding the collection, use, disclosure and protection of customers’ personal information and generally require third-party providers to maintain safeguards designed to protect such information against security incidents in accordance with applicable law and applicable contractual standards.

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Indemnification. The third-party providers have agreed to indemnify the Company in respect of third-party claims caused by violations of requirements related to the corporate practice of medicine or allegations relating to treatment of patients including medical malpractice claims. The parties also indemnify each other more generally for third-party claims caused by their gross negligence, willful misconduct and breach of law, rule or regulation.

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Insurance. The third-party providers are required to maintain medical malpractice insurance, general liability insurance and cyber liability insurance and arrange certificate of insurance including, endorsement for primary and non-contributory, waiver of subrogation and the Company as additional insured. In addition, the Company is preparing to obtain additional telemedicine insurance to reduce exposure to vicarious liabilities to the extent not indemnified by the third-party providers or not recoverable under the third-party providers’ insurance policies.

The agreements with OpenLoop and Beluga described above have been filed as Exhibits 10.11 and 10.12, respectively, to the registration statement of which this prospectus forms a part. For further information, please see the section entitled “Risk Factors-Risks Related to the Company’s Business Model, Commercial Operations and Operating Market-The Company’s reliance on third parties for its Live Enhanced services exposes it to significant risks.”

Subscription-Based Model

Prescription-based Enhanced Products available through the Live Enhanced telehealth platform are offered to customers on a subscription basis. The Company currently offers subscription plans at multiple cadences, including 4-week (monthly), 12-week (quarterly), 24-week (six-month), and 48-week (annual) treatment plans. Customers are billed on a recurring basis based on the selected plan cadence and subscription plans may include the clinical services, laboratory testing, and medication fulfillment described above. Customers may cancel or modify their subscriptions in accordance with the Company’s terms and conditions. This subscription-based model provides customers with ongoing access to clinician-guided care while providing the Company with a recurring revenue stream. The Company expects that its principal costs to develop and launch these offerings will relate to technology development and hosting, fees paid to clinical and pharmacy partners, regulatory and compliance and medical oversight, and marketing and customer acquisition. The Company currently anticipates that consumer pricing for telehealth subscriptions may range from approximately $99 to $215 per subscriber per month and that consumer pricing for supplement protocols may range from approximately $59 to $143 per subscriber per month (depending on formulation and purchase cadence), though final pricing and timing remain subject to change, in each case based on current list prices on the Live Enhanced platform.

Platform Growth Following the 2026 Enhanced Games

Following the inaugural 2026 Enhanced Games, the Company has observed materially improved marketing efficiency for the Live Enhanced platform, with athlete-led creative materially outperforming traditional non-athlete advertising across key marketing metrics, including engagement and conversion, and first-time customers entering the platform with order values meaningfully above traditional telehealth industry benchmarks. These operating metrics are preliminary and unaudited, reflect a limited early operating period, are not measures defined under GAAP and are not necessarily indicative of future performance.

Management believes that peptides may represent one of the larger long-term product opportunities within the Live Enhanced platform. The FDA’s Pharmacy Compounding Advisory Committee is expected to discuss potential regulatory changes affecting compounded peptide products at its meeting on July 23–24, 2026, which the Company believes could represent an important industry inflection point. There can be no assurance as to the outcome or timing of any such regulatory developments or their impact on the Company’s business.

Performance Retail

The Company is focused on partnering with major global companies to develop and distribute Enhanced-branded merchandise and Enhanced Products that reflect the Company’s broader mission of supporting an Enhanced lifestyle. The Company expects to generate revenue through licensing, direct-to-consumer sales, and third-party retail and distribution channels. Initial product offerings include apparel, performance and recovery products associated with the 2026 Enhanced Games, with future expansion anticipated into additional wellness and lifestyle categories aligned with the Company’s enhancement philosophy. The Company’s Enhanced-branded apparel line is currently available for direct purchase through the Company’s online store.

Athlete Development

The Company believes that the success of the Enhanced Games and other Enhanced-related products relies on the participation and success of top-tier athletes. The Company believes the strength of its athlete talent pool and employee workforce is critical to its long-term success. To support its objectives, the Company is focused on attracting, retaining, and developing high-performing talent, including in its athlete talent pool.

As of June 30, 2026, the Company has 41 contracted athletes, 39 of whom are on the Enhanced Performance Team and two of whom are part-time and engaged on an appearance-fee basis. Of the 39 athletes on the Enhanced Performance Team, fewer than five will compete on a non-enhanced basis.

The Company has entered into a series of standard-form athlete agreements with members of the Enhanced Performance Team and other participating athletes, governing participation in the Enhanced Games and related promotional and endorsement activities. Under the agreements for the Enhanced Performance Team, each athlete is retained as an independent contractor for an individual term, with an optional extension. Athletes receive a monthly stipend and may earn incentive and world-record bonuses based on performance at the Enhanced Games, as well as reimbursement of travel, housing, and training expenses. Each agreement requires the athlete to participate in competitions, appearances, and promotional activities, and, subject to the terms of the individual athlete’s contract with the Company, generally grants the Company rights to use the athlete’s name, image, likeness, and performance data for marketing, documentary, and commercial purposes.

As part of its aim to fairly compensate athletes for their commitment and achievement, the Company established a remuneration and prize pool for the 2026 Enhanced Games worth up to $16 million (of which approximately $10 million was comprised of incentive payments for breaking world records).

Athletes are obligated to comply with medical screening, safety, and disclosure requirements. Athletes may propose or elect among Performance-Enhancing Substances for consideration in preparation for the Enhanced Games; however, any use of a Performance-Enhancing Substance is permitted only if, and to the extent that, a licensed clinician has approved such use and provides ongoing supervision in accordance with defined medical and safety parameters and applicable disclosure requirements. Any Performance-Enhancing Substance approved for use must be administered solely in the form of a Market-Authorized Product. The use of Substances in products that are not Market-Authorized Products is not permitted for any athlete participating in the Enhanced Games.

Athlete Enhancement

Athletes that are invited may choose to participate in the Enhanced Games as Enhanced or Non-Enhanced athletes.

An athlete may become enhanced independently at their own cost, without involvement of the Company and without participation in the interventional group of the Clinical Research Study described below. However, in order to do so, they would need to obtain a lawful medical prescription of Market-Authorized Products from their own primary care physician and a lawful supply by their own pharmacist. Their participation in the Enhanced Games is conditional on full disclosure of all Performance-Enhancing Substances taken by the athlete for the purpose of ensuring such athlete’s compliance with contractual obligations regarding the use of Performance-Enhancing Substances.

Alternatively, an eligible athlete may become enhanced by electing to participate in the interventional group of the Clinical Research Study and take Performance-Enhancing Substances as IMP (as described below).

The Company expects that many athletes who elect to compete in the Enhanced Games as Enhanced athletes will choose to continue participating in the interventional group of the Clinical Research Study. Participation in the study allows such athletes to avoid the costs associated with pursuing enhancement independently and to receive comprehensive medical and health assessments at no cost to them. In addition, the Company believes that athletes are attracted to the structured medical oversight, monitoring and support framework made available through participation in the Clinical Research Study.

Enhanced Performance Team

Within the Company’s broader athlete pool, a subset participates as Enhanced Performance Team athletes under year-round agreements that may include monthly stipends, coaching, nutrition and medical support and brand activation obligations. The Company hosted a training camp in Las Vegas in autumn of 2025 and is hosting a training camp in Abu Dhabi in the winter of 2025 through the spring of 2026. See the section entitled “Risk Factors-Risks Related to the Company’s Business Model, Commercial Operations and Operating Market-Ongoing hostilities and instability in the Middle East could disrupt our activities in the U.A.E. and adversely affect our business.”

As of June 30, 2026, the Company has 41 contracted athletes, 39 of whom are on the Enhanced Performance Team and two of whom are part-time and engaged on an appearance-fee basis. Of the 39 athletes on the Enhanced Performance Team, fewer than five will compete on a non-enhanced basis.

Athletes engaged by the Company as members of the Enhanced Performance Team enter into contracts that outline both their obligations and the benefits provided by the Company. Athletes may be selected to participate in Enhanced events, including the 2026 Enhanced Games, subject to eligibility and contractual terms. In return, athletes receive stipends and related allowances, logistical and training support, and access to medical and performance resources.

The Company has entered into athlete contracts that are individually negotiated but generally follow a standard form. These agreements typically provide for a stated term, with approximately 60% of the 40 contracts with athletes on the Enhanced Performance Team scheduled to expire in 2026, subject to the Company’s option to extend the term for one additional year, which it has not exercised, with the remainder scheduled to expire in 2027 and 2028.

The agreements generally provide for monthly stipends, benefits to cover certain expenses, reimbursement of relevant travel and accommodation expenses, individual event bonuses based on finishing position in the Enhanced Games and potential world record bonuses. The agreements also engage athletes as independent contractors, permit participation in other competitions and third-party endorsements that do not conflict with the

Company’s scheduling, brand or event commitments, and grant the Company rights to use athletes’ names, images and likenesses for commercial and media purposes.

In addition, the agreements require athletes to share health and fitness data for monitoring, research and development, and commercial purposes, and athletes are subject to pre-effectiveness physical examinations and ongoing testing, assessment, screening and examination requirements, and provide that athletes are not required to participate in clinical medical studies or take Performance-Enhancing Substances. The agreements also contain disclosure and compliance obligations with respect to any Performance-Enhancing Substances used and include provisions relating to assumption of risk and waiver of claims arising from participation in Enhanced events and any decision by an athlete to use such substances, except in cases of gross negligence or willful misconduct.

The Company spent approximately $625,000 per month on stipends and benefits for its 41 athletes under contract, with total individual event bonuses at the 2026 Enhanced Games amounting to approximately $6 million, and nearly $10 million in available world record bonuses for the Enhanced Games 2026.

The standard form athlete agreement described above has been filed as Exhibit 10.13 to the registration statement of which this prospectus forms a part.

Athlete Health and Safety

Establishing progressive and scientifically grounded health and safety protocols, and entering into partnerships that support those objectives, are critical components of the Company’s strategy to develop and grow the Enhanced brand. Prior to the effectiveness of any athlete contract, each athlete is required to undergo comprehensive medical and health testing. These tests are designed to minimize the risk that athletes may have undiagnosed medical conditions before the Company assumes related financial commitments or the athlete resigns from participation in non-Enhanced, WADA-sanctioned sport. The testing also establishes baseline biomarkers for each athlete, against which subsequent medical assessments may be compared.

Athletes are required to represent to the Company, prior to and during their participation in any engagement with Enhanced that they are not using or possessing any controlled substances in breach of applicable laws in the jurisdictions in which they compete, train or reside. As discussed above, any Performance-Enhancing Substances that are taken by athletes in the Enhanced Games must be Market-Authorized Products and therefore have been approved by a recognized regulator for human use.

Prior to the 2026 Enhanced Games, all athletes—regardless of whether they were participating in the Clinical Research Study or not, and whether classified as Enhanced or Non-Enhanced—were required to undergo medical and health screenings to assess fitness to compete. These screenings were conducted for the benefit of both the athletes and the Company, and were intended to materially mitigate the risk of unexpected medical events that may arise from general lifestyle factors and the demands of pursuing elite athletic performance. Based on the advice of the Independent Medical Commission, the Company was able to disqualify an athlete from participation in the 2026 Enhanced Games on the basis of such medical evaluations. The Company believes these testing standards exceeded those typically required of athletes in certain non-Enhanced, WADA-sanctioned events and reflect its commitment to safeguarding athlete health and welfare.

To further support its focus on athlete safety and scientific integrity in human enhancement, the Company has established an Independent Medical Commission, an Independent Scientific Commission, and a Performance Enhancement Task Force. Each commission or group is comprised of recognized leaders and subject-matter experts in their respective fields who support the Company’s mission to advance opportunities for individuals to live enhanced lives through scientifically validated methods that prioritize safety, control, and efficacy.

The Company determines the independence of members of the Independent Medical Commission, Independent Scientific Commission, and Performance Enhancement Task Force based on the following criteria:

(i) the member is not an employee, officer, director, or affiliate of the Company or any of its subsidiaries; (ii) the member’s compensation from the Company is not linked to study outcomes, athlete participation or performance, competition results, or the consummation of the Business Combination; (iii) the member does not exercise final decision-making authority over athlete participation or treatment protocols, which rests solely with the Principal Investigator; and (iv) the member maintains an established professional practice or academic affiliation independent of the Company. This model is consistent with independent medical oversight structures employed by professional sports governing bodies, including the Fédération Internationale de Football Association and the Ultimate Fighting Championship, in which independent medical professionals provide advisory oversight and a second opinion without assuming direct clinical responsibility for athlete outcomes or a treating physician-patient relationship.

Members of the commissions receive a fixed annual cash retainer ranging from approximately $10,000 to $40,000. Seven of the nine members of the Independent Medical Commission were granted one-time option awards upon their appointment. These grants consist of options to purchase between 6,000-85,000 shares of Enhanced Ltd. common stock per award holder, vesting monthly over a three- or four-year service period. Upon Closing of the Business Combination, these options were converted into options to purchase approximately 45,000 to 650,000 shares of Class A common stock per award holder, at an average exercise price of approximately $1.23 per share, resulting in an aggregate exercise cost of approximately $55,000 to $800,000. Based on the valuation of Enhanced agreed to in connection with the Business Combination, the net pre-tax value of the shares of Class A common stock subject to such options, after deducting exercise costs, ranged from approximately $395,000 to $5,700,000 per award holder. These grants were not tied to study outcomes, athlete participation rates, competition results, or any performance metric related to the Company’s business or the Clinical Research Study, and accordingly the Company does not believe they impair the independence of those members under the criteria described above.

Independent Medical Commission

The Independent Medical Commission is a multidisciplinary advisory team comprised of physicians with a broad range of expertise and experience in sports medicine and science. Its role and responsibility is to advise the Principal Investigator in connection with the Clinical Research Study on medical safety protocols, clinical research methodology, adverse event review, athlete medical profiling, eligibility standards, and competition health and safety matters, and Enhanced on medical matters related to athlete eligibility for participation in the 2026 Enhanced Games. The current members of the Independent Medical Commission and their qualifications are described below:

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Dr. Michael Ashenden, Ph.D.: Dr. Ashenden is a pioneer in anti-doping science and was the first WADA-funded researcher of the Athlete Biological Passport. He served as project coordinator for the development of WADA-accredited anti-doping tests targeting blood transfusions and blood substitutes and has provided expert testimony on blood profiling before the Court of Arbitration for Sport. A former recipient of multiple international research grants, he has conducted studies administering erythropoietin, testosterone, blood transfusions, and blood substitutes to healthy athletes to advance anti-doping methodologies. Dr. Ashenden holds a Bachelor of Applied Science in Exercise and Sports Science from the University of South Australia and a Ph.D. in Exercise Physiology from James Cook University.

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Dr. Ali Ghanem, Ph.D.: Dr. Ghanem holds a Ph.D. in cancer metabolism and gene therapy from Heidelberg University and completed postdoctoral research in gene therapy delivery at University Hospital Heidelberg. He earned his Bachelor of Pharmacy from Damascus University. A former pharmaceutical R&D consultant, he now serves as a research advisor for longevity-focused gene therapies. Dr. Ghanem is also a research and science communications specialist for Bryan Johnson’s team on the Blueprint and Don’t Die projects.

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Professor Brian Kopell, MD: Professor Kopell is the Director of the Center for Neuromodulation at Mount Sinai Medical Center and a Professor of Neurosurgery, Neurology, Neuroscience, and Psychiatry within the Mount Sinai Health System. A global authority in Deep Brain Stimulation, he has performed more than 2,000 procedures. He serves as Section Editor for World Neurosurgery and Chief Neurosurgical Editor for Medscape.com. Professor Kopell earned his Doctor of Medicine from the NYU School of Medicine’s Sackler Institute of Graduate Biomedical Sciences.

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Dr. Michael Martin, MD: Dr. Martin is a longevity and performance medicine physician specializing in epigenetics, endocrinology, and metabolic health. His expertise includes regenerative therapies and blood-derived secretomes. He earned his Doctor of Medicine from the University of Rijeka and is a Doctoral Researcher at TUM University Hospital (Klinikum rechts der Isar). Dr. Martin completed his clinical rotations at the Clinical Hospital Center Rijeka.

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Dr. Rodrigo Martinez Stenger, MD: Dr. Stenger is an orthopedic surgeon and sports physician who serves as Head of the Health Care Department for the Argentinian Deaf Football Federation. He is also a sports physician for both the Argentinian Sports Federation for Intellectual Disabilities and the Argentinian Wheelchair Basketball Federation. Internationally, he is a member of the World Skate Sports Medicine Commission and chairs the Therapeutic Use Exemption Commission for the International Committee for Sports of the Deaf. In addition, he is Treasurer and Co-Founder of the Argentinian Sports Physicians Association. Dr. Stenger earned his Doctor of Medicine from the University of Buenos Aires.

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Dr. Leo Nissola, MD: Dr. Nissola is an award-winning immunologist, physician, and bestselling author of The Immunity Solution. He serves as Chief Scientific Officer at FirstBio Research, where he leads initiatives in medical intelligence. Dr. Nissola developed COVID-19 models that were featured in White House briefings and used to advise U.S. health officials. A former Medical Oncology Fellow at the MD Anderson Cancer Center, he contributed to prostate cancer clinical trials. He completed advanced studies in Cancer Medicine, Hematology, Oncology, and Cancer Biology at Harvard Medical School and earned his Doctor of Medicine from Centro Universitário São Camilo.

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Professor Guido Pieles, MD, D.Phil.: Professor Pieles is an Honorary Professor of Sports Cardiology at University College London and serves in Sports Cardiology and Screening in Doha. He holds a D.Phil. in Cardiovascular Medicine from the University of Oxford and an Executive M.Sc. in Cardiovascular Health Economics from the London School of Economics.

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Dr. Nick Prylinski, MD: Dr. Prylinski is a sports medicine and performance enhancement expert with extensive experience working with elite athletes. He earned his Doctor of Medicine from the University of South Alabama School of Medicine and completed his medical and surgical training at the University of South Alabama Level 1 Trauma and Regional Burn Center.

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Dr. Michael Sagner, MD: Dr. Sagner is a Board Member for Ageing Research at King’s College London, within the Faculty of Life Sciences and Medicine, and serves as Director of the European Society of Preventive Medicine. He is Editor-in-Chief of Preventive Medicine and Longevity Science and a Fellow of the Royal Society of Medicine. A former Advisor to the European Union Health Commission, Dr. Sagner is recognized internationally for his leadership in advancing preventive medicine and longevity research.

Independent Scientific Commission

More broadly, the Independent Scientific Commission is an independent advisory group comprised of scientific, medical, and research experts that provide strategic guidance to the Company regarding research strategy and direction, including the design, methodology, and execution of scientific studies, scientific program development, and performance and safety-related initiatives. In addition, the Independent Scientific Commission helps identify opportunities to disseminate scientific findings to the broader scientific community and the public. The current members of the Independent Scientific Commission and their qualifications are described below:

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Professor Jose Antonio, Ph.D.: Professor Antonio is the CEO and Co-Founder of the International Society of Sports Nutrition and Co-Founder of the Society for Sports Neuroscience. He serves as Professor of Exercise and Sport Science at Nova Southeastern University in Florida and is a member of the Forbes Health Advisory Board. A Fellow of the National Strength and Conditioning Association, Professor Antonio holds a Ph.D. in Physiology from the UT Southwestern Medical Center and an M.S. from Kent State University.

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Alexander Bisignano: Alexander Bisignano is the Founding CEO of Phosphorus, Recombine, and Chromosoft, three pioneering companies at the intersection of genomics and biotechnology. He earned his A.B. in Molecular Biology from Princeton University.

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Professor George Church, Ph.D.: Professor Church is a Professor of Health Sciences and Technology at Harvard University and the Massachusetts Institute of Technology, and a Professor of Genetics at Harvard Medical School. He serves as the Synthetic Biology Faculty Lead at the Wyss Institute at Harvard University and as Director of the U.S. Department of Energy Technology Center. A pioneering geneticist, he is the founder of the Human Genome Project and a member of both the National Academy of Sciences and the National Academy of Engineering.

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Dr. Julia Cooney, MD, M.Phil.: Dr. Cooney is the Founding CEO of Zest and an accomplished sailor, recognized as the youngest female to win line honors in the Sydney Hobart Yacht Race. She holds an M.Phil. in Biotechnology and Bioscience from the University of Cambridge and a Doctor of Medicine from the University of Adelaide. Dr. Cooney has also served as a university lecturer in Anatomical Sciences.

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Imran Khan, M.Sc., M.Phil.: Imran Khan is the CEO of TransformNow and a recognized leader in health optimization and performance management. He holds dual master’s degrees in Health Management and Exercise and Rehabilitation, as well as a Postgraduate Diploma in Endocrinology from the Royal College of Physicians. A Fellow of the Royal Society of Public Health (FRSPH), he is also a Senior Associate of the Royal Society of Medicine and a Professional Member of the British Association of Sport and Exercise Sciences.

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Professor Holden MacRae, Ph.D.: Professor MacRae is the Co-Founder of FitGMR and Professor Emeritus of Sports Medicine at Pepperdine University in California. He has served as a Research Physiologist in the Division of General Medicine at the V.A. Greater Los Angeles Health Care System. Professor MacRae earned his Ph.D. in Medicine (Physiology) and his B.Sc. (Hons) in Medicine (Sports Science) from the University of Cape Town, South Africa, and holds an M.Ed. in Exercise Science from the University of Texas at Austin.

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Professor John Nauright, Ph.D.: Professor Nauright is the Karen Wax Schmitt & Family Endowed Professor at Louisiana State University, where he also serves as Acting Associate Dean for Research and Innovation and Special Assistant to the Dean for Health Initiatives in the College of Human Sciences and Education. A Fellow Member of the Royal Society of Medicine, he is also a Consultant to the Commonwealth of Nations Secretariat for Sport for Development and Peace. Professor Nauright earned his Ph.D. from Queen’s University in Canada.

•	Dr. Leo Nissola, MD: Qualifications are described in the description of the Independent Medical Commission above.

•	Professor Guido Pieles: Qualifications are described in the description of the Independent Medical Commission above.

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Professor Michael Rossbach, Ph.D.: Professor Rossbach is an elected member of the Scientific Council at Deutsches Elektronen-Synchrotron and the Founder and Managing Partner of Ikxinta. He holds a Ph.D. in Immunology from Harvard University and is an expert in immunology, cell-based therapeutics, neuroscience, and genomics. Professor Rossbach has authored more than 50 publications, book chapters, and co-authored works spanning stem cell biology, genomics, pharmacogenomics, and personalized medicine (both medical and economic).

•	Professor Justin Stebbing, MD, Ph.D.: Professor Stebbing is a Professor of Biomedical Sciences at Anglia Ruskin University in Cambridge and the United Kingdom’s first NIHR Research Translational

Oncology Professor. He serves as Editor-in-Chief of Oncogene and has authored more than 700 scientific publications. Professor Stebbing earned his medical degree from Trinity College, Oxford University, where he graduated with first-class honors, completed his residency at Johns Hopkins Hospital in Baltimore, and received his Ph.D. and fellowship training from Imperial College, St Bartholomew’s, and The Royal Marsden.

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Dr. Katherine Zagone, ND: Dr. Zagone is the Chief Medical Officer and Co-Founder of Clockwize, Inc., and serves as a Concierge Physician at 10X Health in Beverly Hills. She is also the Medical Director at the Gentera Center for Regenerative Medicine in Beverly Hills and practices as a Naturopathic Doctor at Orian Wellness. In addition, she is the Chief Conception Officer and Naturopathic Doctor for The Holistic Fertility Method. Dr. Zagone earned her Doctor of Naturopathic Medicine (ND) from the Southwest College of Naturopathic Medicine.

Performance Enhancement Task Force

The Performance Enhancement Task Force is a specialized advisory group of scientific experts in sports medicine, exercise physiology, pharmacology, and performance science, engaged by the Company to advise it on matters related to the safe, effective, and ethical integration of performance enhancement practices in elite sport, and educate athletes on PES. Additionally, in the Clinical Research Study, the Performance Enhancement Task Force is responsible for advising the Principal Investigator, who holds exclusive decision-making authority, on all aspects of the study related to the administration, monitoring, and evaluation of PES and practices. Advice regarding enhancement regimens is customized to the specific health profiles, goals, and performance objectives of participating athletes. The Performance Enhancement Task Force is currently comprised of the following individuals:

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Professor Guillermo Escalante, Ph.D.: Professor Escalante is a professor of kinesiology and assistant dean for the College of Natural Sciences. He serves as an associate editor for the Journal of the International Society of Sports Nutrition, chair of the Bodybuilding and Fitness Competition Special Interest Group through the National Strength and Conditioning Association, and a reviewer for various nutrition and exercise science peer-reviewed journals. Escalante holds a Doctor of Science in athletic training, an MBA with concentrations in marketing and health care management, a BS in athletic training with a biology minor, and is a certified athletic trainer, strength and conditioning specialist, and sports nutritionist.

•	Imran Khan, M.Sc., M.Phil.: Qualifications are described in the description of the Independent Scientific Commission above.

Medical Monitor

The Medical Monitor, Dr. Leo Nissola, satisfies the same independence criteria as those applicable to the Independent Medical Commission, the Independent Scientific Commission and the Performance Enhancement Task Force. Dr. Nissola is an independent physician who provides independent medical oversight of the Clinical Research Study in accordance with good clinical practice and applicable regulatory requirements. His role is activated on an ad-hoc basis in circumstances where participant cases involve adverse events, serious adverse events, or otherwise require deeper medical review beyond standard commission deliberation. In such cases, the Medical Monitor may provide additional independent review, causality assessment, clinical interpretation, and advisory input to support participant safety and study integrity. Dr. Nissola does not form a treating physician-patient relationship with study participants, does not make final decisions regarding participant eligibility or treatment, and is compensated through a fixed annual retainer of approximately $40,000 not linked to study outcomes or participation rates.

Principal Investigator

The Principal Investigator for the Clinical Research Study, Dr. Ravi Trehan, is employed by SSMC, which serves as the clinical research site of the Clinical Research Study. SSMC appointed Dr. Trehan to act on its behalf in connection with the Clinical Research Study. Dr. Trehan is engaged by and compensated entirely through SSMC, and receives no compensation from the Company. As the individual responsible for the overall conduct of the Clinical Research Study, Dr. Trehan exercises final authority over all clinical decisions, including participant eligibility, treatment protocols, and adverse event escalation. His compensation structure and institutional affiliation with SSMC, independent of Enhanced, provide a further layer of separation between the Company’s commercial interests and the clinical oversight of the Study.

Dr. Trehan is the Dean of Research and Consultant, Orthopaedic & Trauma Surgery at SSMC, where he also serves as Medical Director of the Admission and Transfer Centre and Referring Physician Office. Dr. Trehan received his MBBS from GSVM Medical College, Kanpur University, completed postgraduate training in orthopedics, including DNB Orthopedics, and later received an MSc in International Healthcare Management and Leadership from Manchester Business School and a Postgraduate Certificate in Medical Education from the University of Cambridge. He is also an Adjunct Associate Professor at Khalifa University and Gulf Medical University and serves as an examiner for the Royal College of Surgeons of England.

Clinical Research Study

The Company is conducting a Clinical Research Study as a part of its strategy to generate evidence regarding athlete health and safety. The Clinical Research Study is conducted in the U.A.E., with the SSMC, a hospital in Abu Dhabi, serving as the clinical research site. The Clinical Research Study is being conducted at SSMC’s facilities, and SSMC is responsible for providing, or arranging to provide, the facilities, personnel and other resources necessary to conduct the study.

The Clinical Research Study was reviewed and approved in February 2026 by an IRB operating under the regulatory authority of the Department of Health Abu Dhabi. In connection with its approval of the Clinical Research Study, the IRB reviewed and approved the Interventional Study Protocol ASCEND 001. This protocol sets forth the study design, participant eligibility criteria, the interventional and non-interventional group structure, the study procedures and assessment schedule, the administration and monitoring of study-provided Investigational Medicinal Products in the interventional group, and the safety monitoring and adverse event reporting procedures. The Clinical Research Study is conducted in accordance with the IRB-approved Interventional Study Protocol ASCEND 001.

The IRB oversight process includes continuing oversight of the study, including review of protocol amendments and required status and safety reporting, and documentation in connection with study suspension, termination or close-out, in each case as required under applicable local requirements. The study’s findings or conclusions do not have to be approved by the Abu Dhabi Department of Health IRB.

The primary objective of the Clinical Research Study is to assess the safety and tolerability of Performance-Enhancing Substances when used by elite athletes over a 25-week period (175 days, encompassing the Performance-Enhancing Substance usage period). Safety monitoring is supported by a structured assessment schedule, including repeated clinical evaluations and laboratory monitoring. Baseline medical and performance measurements are obtained during the screening phase prior to any substance exposure and are repeated following completion of the main study phase after up to 25 weeks of monitored use. Regimens may be adjusted during the Clinical Research Study based on data captured at regular scheduled intervals or through ad-hoc clinical assessments. Assessments include cardiology evaluation and imaging, respiratory function testing, organ health imaging, body composition analysis, sport-specific performance testing, neurocognitive and mental health screening, biomarker analysis using blood, urine and saliva samples, and musculoskeletal assessment and imaging. Participants are monitored throughout the Clinical Research Study by trained medical and sports science professionals, with regular clinical evaluations and ongoing data review. Where safety concerns arise, substance use may be modified, paused or discontinued in accordance with clinical protocols and based on individualized risk assessments and safety review.

Secondary objectives include evaluating changes in physiological and performance-related parameters through structured baseline and follow-up assessments. Assessments include cardiology evaluation and imaging, respiratory testing, organ health imaging, body composition analysis, musculoskeletal assessment, neurocognitive screening and biomarker analysis using blood, urine and saliva samples.

The Clinical Research Study has pre-specified endpoints intended to document safety and tolerability and to describe changes in performance and physiological measures, including (i) primary endpoints measuring the incidence and severity of treatment-related adverse events and the proportion of participants who discontinue Performance-Enhancing Substances due to such adverse events, and (ii) secondary endpoints evaluating changes in structured baseline and follow-up assessments. The study is not intended to support a particular finding or conclusion.

Up to 60 athletes may enroll in the Clinical Research Study. Participants may enroll in one of two groups:

(1) An interventional group, in which eligible participants may receive Performance-Enhancing Substances as IMP under individualized clinician supervision for up to 25 weeks; and

(2) A non-interventional group consisting of participants not receiving IMPs, including those already prescribed approved medications by independent physicians.

As of May 20, 2026, 36 of the 42 athletes competing in the 2026 Enhanced Games enrolled in the Clinical Research Study. Of those 36 enrolled athletes, 34 participated in the interventional group and two participated in the non-interventional group. Six athletes did not enroll, with two of those six competing naturally. The interventional phase of the Clinical Research Study has concluded, and participants have transitioned to the five-year observational follow-up phase.

All participants undergo comprehensive baseline assessments, ongoing medical monitoring during the treatment period, and structured long-term follow-up for up to five years to assess health outcomes.

The interventional phase of the Clinical Research Study has concluded. During the interventional period, participants in the interventional group received one or more Performance-Enhancing Substances as IMP under individualized clinician supervision for a period of up to 25 weeks. The non-interventional group is an observation-only group included to collect longitudinal safety, health and performance data from athletes who do not receive study-provided Performance-Enhancing Substances under the study protocol. It consists of (i) natural athletes who do not use Performance-Enhancing Substances and (ii) independently enhanced athletes who use their own Performance-Enhancing Substances (if any) outside the study. Participants in the non-interventional group did not receive study-provided Performance-Enhancing Substances, had fewer site visits, and were monitored primarily through periodic check-ins to collect longitudinal safety and health data and to document any independently sourced Performance-Enhancing Substance use. All participants—both interventional and non-interventional—have now entered the five-year observational follow-up phase, which consists of periodic medical evaluations and ongoing disclosure of Performance-Enhancing Substance use to support longitudinal health monitoring and data collection.

IMP used in the Clinical Research Study fell into two general categories: (i) primary study drugs used as Performance-Enhancing Substances, which included anabolic steroids, peptide hormones, stimulants, female-targeted compounds, and metabolic modulators; and (ii) ancillary medications used to optimize participant physiology during Performance-Enhancing Substance exposure, mitigate potential side effects, and support physiological stabilization during dose adjustment, wash-out or post-cycle therapy phases. Only legal substances under FDA guidelines were studied. No peptides currently on the FDA’s Category 2 banned list were included in the research.

Performance-Enhancing Substances that may be administered as IMP under the IRB-approved protocol include: testosterone enanthate, testosterone cypionate, testosterone propionate and topical testosterone (including

AndroGel); methenolone enanthate (Primobolan/Rimobolan); nandrolone decanoate (Deca-Durabolin); estradiol (patch or oral) and progesterone (topical or oral) as part of an HRT protocol; human growth hormone; erythropoietin/darbepoetin (including Aranesp); meldonium; modafinil; and mixed amphetamine salts (Adderall).

Ancillary medications that may be administered as IMP include, among others, clomiphene citrate, anastrozole, levothyroxine and liothyronine, and other supportive medications that may be used to address specific biomarker abnormalities (e.g., cholesterol, glucose, blood pressure, hematologic measures) as clinically indicated and consistent with the IRB-approved protocol.

All IMP used in the Clinical Research Study are Market-Authorized Products. These Market-Authorized Products are procured through regulated pharmaceutical supply chains. They have been the subject of substantial prior clinical research and have been approved for conventional therapeutic indications in regulated medical contexts (including the FDA). However, such approvals relate to conventional therapeutic indications and do not approve the use of Market-Authorized Products as IMP or their use in the Clinical Research Study specifically. Instead, the Clinical Research Study is conducted under IRB oversight in Abu Dhabi pursuant to IRB-approved protocols and the substances are being repurposed and administered under individualized clinician supervision for purposes of the Clinical Research Study.

The Performance-Enhancing Substances used as IMP in the Clinical Research Study are procured either through the third-party CRO that is engaged for the Clinical Research Study, which sources relevant Market-Authorized Products from a leading global pharmaceutical supply, distribution and logistics company that holds the required licenses to purchase, import and handle such Performance-Enhancing Substances in the U.A.E., or by the principal study hospital, the SSMC, which has a pharmacy that stocks certain Market-Authorized Products as prescription medicines for its general hospital patient population and also holds the required licenses to do so in the U.A.E. The determination whether to source Market-Authorized Products via the CRO or SSMC depends upon availability, pricing and required quantities. The Company has been advised that SSMC has obtained the requisite approvals from the relevant governmental authorities in the U.A.E. for repurposing some of the Market-Authorized Products stocked in its internal pharmacy for use as IMP in the Clinical Research Study. The clinicians who administer the Performance-Enhancing Substances to the study participants and who provide individual clinical supervision are employed and compensated by SSMC.

Study activities are conducted within a quality management framework that includes documented procedures, audit trails and escalation pathways, with independent auditing and verification incorporated where appropriate.

Clinical oversight and decision-making are the responsibility of the Principal Investigator and are subject to independent monitoring mechanisms, including a Data and Safety Monitoring Board. Decisions regarding the administration, adjustment, interruption or discontinuation of IMP are made by the Principal Investigator based on individualized medical evaluation, including participant biomarkers and sport-specific considerations, and informed by input from the Medical Monitor, the Independent Medical Commission, the Data and Safety Monitoring Board and the Performance Enhancement Task Force. Administration is carried out under the supervision of qualified clinicians. Participants retain the right to decline or discontinue any recommended regimen at any time.

The Clinical Research Study is subject to independent safety monitoring mechanisms, including an independent Data and Safety Monitoring Board, which periodically reviews accumulated study data and may recommend modification, suspension or termination of the study in response to safety concerns.

The Company intends to analyze and may seek to publish the results of the Clinical Research Study in peer-reviewed scientific journals. The Company is not conducting the Clinical Research Study to support an application for marketing authorization or other regulatory approval for any Performance-Enhancing Substance. The full details of the Clinical Research Study have been registered on ClinicalTrials.gov in compliance with applicable regulatory and IRB requirements. The Company has released aggregate data reflecting the substances incorporated into each athlete’s personalized protocols during the interventional phase. According to such aggregate data, approximately 91% of enrolled athletes used testosterone esters as part of their protocols. Individual athlete protocols will not be made publicly available by the Company. The proprietary clinical data generated through the study is intended to form the foundation for personalized consumer protocols offered through the Live Enhanced platform.

The Clinical Research Study is sponsored by the Company. The total expected cost of the Clinical Research Study is approximately $7 million over its full duration.

Participation in the Clinical Research Study was voluntary and not required in order to participate in the 2026 Enhanced Games. Athletes that elected to participate in the 2026 Enhanced Games elected to participate as Enhanced or Non-Enhanced athletes. Athletes who elected to compete as Enhanced athletes became enhanced either (i) independently, at their own cost, based on lawful medical prescriptions and lawful supply of Market-Authorized Products, or (ii) by electing to participate in the interventional group of the Clinical Research Study and receiving Performance-Enhancing Substances as IMP under clinician supervision.

Participants executed informed consent and underwent baseline assessments prior to commencing study activities. Participants in the interventional group began individualized Performance-Enhancing Substance regimens following medical profiling and clinician approval. Participants who elected to compete in the Enhanced Games traveled to Las Vegas for competition and thereafter returned to Abu Dhabi for post-competition medical and performance assessments. Following cessation of Performance-Enhancing Substances, participants entered a monitored wash-out phase and, where clinically indicated, a post-cycle therapy phase under medical supervision. Non-Enhanced athletes and athletes already using Performance-Enhancing Substances prescribed by independent physicians followed a substantially similar schedule of assessments but did not receive Performance-Enhancing Substances from the Clinical Research Study team. After completion of the main study period, participants have entered the long-term follow-up phase of up to five years consisting of periodic medical evaluations and ongoing disclosure of Performance-Enhancing Substance use to support longitudinal health monitoring and data collection.

All 36 participants enrolled in the Clinical Research Study participated in the May 24, 2026 Enhanced Games. Following the Games, participants returned to Abu Dhabi for post-competition medical and performance assessments. Following cessation of Performance-Enhancing Substances, participants entered a monitored wash-out phase and, where clinically indicated, a post-cycle therapy phase under medical supervision. All enrolled participants have now transitioned to the five-year observational follow-up phase.

Competition

The entertainment industry is highly competitive and subject to fluctuations in popularity, which are not easy to predict. For its live events and media content audiences, the Company faces competition from professional sports, scripted promotions, other live, filmed, televised, and streamed entertainment, as well as other leisure activities. The Company continues to face intense competition from websites, mobile, and other internet-connected apps delivering paid and free content as streamed media offerings continue to expand. For purchases of its merchandise, the Company competes with entertainment companies, professional sports leagues, and other makers of branded apparel and merchandise. In addition, the Company’s properties compete for talent with other live sports and sports entertainment platforms, and work to develop and discover emerging talent.

The Company competes with global sports leagues and events for distribution, sponsorship budgets and viewer attention. The Company believes it differentiates through: (i) clinician-supervised enhancement within a safety-first framework; (ii) a curated slate engineered for records and social virality; (iii) a mobile- and social-first distribution approach; and (iv) integrated documentary packaging.

The Company competes with telehealth businesses, hormone therapy and longevity clinics, virtual clinician-guided coaching and OTC/lifestyle brands. The Company’s strategy emphasizes brand halo from elite sport, clinician-led personalization, and an acquisition engine that is supported by earned media as well as paid channels.

Facilities

Host Complex at RWLV. Under a -multiyear partnership with RWLV, the Company deployed a temporary competition complex featuring a centrally positioned 150m, 6--lane modular track, a 50m, 4--lane competition pool, a dedicated weightlifting stage, spectator seating and hospitality zones for the May 24, 2026 Enhanced Games. California Commercial Pools, who provided the Myrtha-designed pools, and Mondotrack provided turnkey packages for the pool and track, respectively. Under the arrangements with RWLV, RWLV provided hotel accommodations, event and function space and related services for competitions, production, and hospitality in connection with the 2026 Enhanced Games.

Costs and Modularity. Aggregate all-inclusive costs for the 2026 Enhanced Games comprised approximately $6.5 million for the 50 meter pool, $2 million for the 150 meter track, and less than $100,000 for the weightlifting systems, in each case inclusive of design, materials, installation, and dismantling. The portable pool, track, and weightlifting systems were each designed as a modular and reusable asset capable of deployment across future host sites. This modularity is expected to reduce future capital requirements and mitigate overall event infrastructure costs over time. Future installation and dismantling periods are expected to be approximately four to five weeks and three weeks, respectively.

On-Site Services. Facilities planning provides for on-site medical screening and accelerated recovery zones; centralized security; premium catering and hospitality; and exclusive lounges for sponsors, athletes and VIPs.

Human Capital

As of June 30, 2026, the Company had 25 employees in the United States, as well as three non-employee directors, approximately 64 contractors (including athletes) and 32 advisors in the United States and other countries. The Company has invested in and focused on the training and development of its employees, from both a personnel and technology perspective. The Company believes that its relations with its team members are good.

The Company maintains a lean corporate organization augmented by specialized partners. The leadership team spans sport performance, brand and content, medical oversight, and consumer products, supported by functional executives responsible for finance, brand and marketing, sport operations, communications, legal, and medical governance.

The Chief Financial Officer oversees financial strategy, fundraising, and scalable operations to support global growth. The Chief Sporting Officer directs athlete recruitment and competition staging. The Chief Communications Officer manages internal and external communications and the Company’s global public profile. The Chief Legal Officer oversees all legal affairs, compliance, and risk management. Together with the Chair of the Independent Medical Commission, these members of the leadership team integrate financial discipline, brand strategy, sporting integrity, compliance and medical oversight in advancing the Company’s mission.

Trademarks and Copyright

The Company considers its intellectual property to be critical to the operation of its business and to driving growth in revenues, particularly with respect to live events, sponsorship and consumer products. The Company has applied for registration of trademarks, protects the owned assets that the Company creates or acquires, and also actively protects its copyrights and unregistered trademarks, associated with its content and events. The Company’s intellectual property includes the “Enhanced” brand, the “E+” brand and other trademarks and copyrights associated with the Enhanced Games and other events, including live broadcasts and documentary/episodic works and visual identity, packaging and product/experience design. The Company also protects certain know-how related to broadcast-first event production, athlete-profiling workflows and virtual clinician-guided coaching protocol design through confidentiality, contracts and trade secret practices. The Company licenses the use of its intellectual property to certain of its commercial partners only for the provision of services by such commercial partners to the Company.

Extensive data, including health and performance data, are obtained by the Company in connection with its sports operations. Subject to the provisions of the protocol for the Clinical Research Study and applicable privacy laws, these data are used to continuously inform and improve the Company’s operations, performance protocols, and product development over time.

Properties

The Company enters into venue and facility leases and use agreements as needed to operate its business.

Regulatory Environment

Live Enhanced

As a subscription-based direct-to-consumer lifestyle platform that delivers enhancements and OTC supplement blends through telehealth services, in addition to the typical legal and regulatory considerations faced by an early-stage company, we and our third-party telehealth service providers are required to comply with complex healthcare laws and regulations at both the state and federal level. Accordingly, our business and operations are directly and indirectly subject to extensive regulation, including with respect to marketing, the practice of medicine, the use of telehealth, relationships with healthcare providers, and privacy and security of personal health information.

Government regulation of healthcare

In general, the healthcare industry is one of the most highly regulated industries in the United States. Healthcare businesses are subject to a broad array of governmental regulation at the federal, state and local levels. While portions of our business provided by third-party telehealth service providers are subject to significant regulations, some of the more well-known healthcare regulations do not apply to us because of the way our current operations are structured. We currently accept payments only from our customers-not any third-party payors, such as government healthcare programs or health insurers. As a result, we are not subject to many of the laws and regulations that impact participants in the healthcare industry (e.g., HIPAA).

Irrespective of our business model, the healthcare industry is subject to changing political, economic and regulatory influences that may affect healthcare companies like ours. The healthcare industry has been subject to an increase in governmental regulation and subject to potential disruption due to legislative initiatives and government regulation, as well as judicial interpretations thereof. While these regulations may not directly impact us or our offerings in any given case, they will affect the telehealth industry as a whole and may impact our third-party telehealth service providers and customer use of our products and services. If the government asserts broader regulatory control over telehealth providers or if we determine that we will accept payment from and/or participate in third-party payor programs, the complexity of our operations and our compliance obligations will materially increase.

Government regulation of the practice of medicine and telehealth

The practice of medicine is subject to various federal, state and local certification and licensing laws, regulations, approvals and standards, relating to, among other things, the qualifications of the provider, the practice of medicine (including specific requirements when providing health care utilizing telehealth technologies and the provision of remote care), the continuity and adequacy of medical care, the maintenance of medical records, the supervision of personnel, and the prerequisites for the prescription of medication and ordering of tests. Because the practice of telehealth is relatively new and rapidly developing, regulation of telehealth is evolving and the application, interpretation and enforcement of these laws, regulations and standards can be uncertain or uneven. For example, some states have incorporated modality and consent requirements for certain telehealth encounters. While these expanding and uncertain regulations do not directly apply to the Company, such regulations do apply to our third-party telehealth providers that provide telehealth services to our customers.

The physicians and midlevel healthcare providers (e.g., physician assistants, nurse practitioners) that work with our third-party telemedicine service providers and who provide professional medical services via telehealth must, in most instances, hold a valid license to practice medicine in the state in which the patient is located. The contracts with our third-party telehealth service providers require that they ensure that their providers are appropriately licensed under applicable state law and that their provision of telehealth services to our customers comply with applicable rules governing telehealth services and the practice of medicine. If a third-party telehealth service provider fails to ensure that its physicians and midlevel healthcare providers comply with applicable state licensing laws and regulations, the third-party telehealth service provider would be in breach of contract and the physicians and midlevel healthcare providers could face disciplinary action.

Corporate practice of medicine laws in the U.S.

We have contracted with third-party telehealth service providers that maintain networks of health care providers to provide services to our customers. We enter into agreements with each third-party telehealth service provider who in turn provides the telehealth consultations through our platform to our customers. We collect all revenue from the final retail price charged to the patient for their entire encounter, including each consultation performed on our telehealth platform by a provider, less applicable charges. Importantly, our third-party service telehealth service providers and their partners through their affiliated provider networks maintain exclusive authority regarding the provision of healthcare services (including consults that may lead to the writing of prescriptions) and remain responsible for retaining and compensating their physicians and midlevel providers, credentialing decisions regarding their providers, maintaining professional standards, maintaining clinical documentation within medical records, establishing their own fee schedule, and submitting accurate information to us so that we can bill customers.

The corporate practice of medicine doctrine and fee-splitting prohibitions are subject to broad powers of interpretation, enforcement discretion by state regulators (e.g., state medical boards) and, in some jurisdictions, very old, but not invalidated case law or governmental guidance. Despite our care in structuring these arrangements, it is possible that a regulatory authority or another party, including providers affiliated with our third-party telehealth service providers and their partners, could assert that we are engaged in the corporate practice of medicine or that the contractual arrangements with our third-party telehealth service providers and their partners violate a state’s fee-splitting prohibition. Failure to comply with these state laws could lead to adverse judicial or administrative action against us and/or the providers in our affiliated physician practices, civil or criminal penalties, discipline of the affiliated providers (including loss or suspension of licenses), refunds of amounts paid for services, or the need to modify the arrangements with our affiliated physician practices. Any of these consequences would disrupt our operations.

FDA, FTC and U.S. state healthcare and consumer regulation

Certain of the products available to our customers through our third-party service vendors and their partners are regulated by the FDA and are subject to the limitations imposed by the FDA on the approved uses in the product prescribing information. The FDA regulates product promotion and noncompliance with the FDA’s regulations can result in the FDA requesting that we modify our product promotion or subjecting us to regulatory and/or legal enforcement actions, including the issuance of a warning letter, injunction, seizure, civil fines and criminal penalties. Other federal, state or foreign enforcement authorities monitor product promotion and have the authority to levy significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement, if violations of applicable law or regulations occur.

In addition to the FDA, the FTC regulates the advertising and marketing practices under Section 5 of the Federal Trade Commission Act, which prohibits unfair or deceptive acts or practices in commerce. Our marketing activities, including those involving athlete endorsements, testimonials, and performance claims, are subject to the FTC’s Guides Concerning the Use of Endorsements and Testimonials in Advertising, as revised in 2023. These guidelines require, among other things, that material connections between endorsers and the Company be clearly and conspicuously disclosed, that endorser testimonials reflect honest opinions and typical results, and that claims substantiated only by individual experience be appropriately qualified. The FTC has broad enforcement authority, including the ability to seek civil penalties, injunctive relief, and consumer redress resulting from breach of these restrictions.

In addition to the foregoing, many U.S. states have enacted UDAP statutes that broadly prohibit misleading or deceptive conduct in commerce, including in connection with health and wellness products and services. Unlike the federal Anti-Kickback Statute and False Claims Act, which are primarily tied to federal healthcare program reimbursement, state UDAP statutes frequently apply to direct-to-consumer transactions regardless of payor. These statutes are enforced by state attorneys general and, in many jurisdictions, confer a private right of action on consumers. Given that our customers pay for products and services directly out-of-pocket, state UDAP statutes are more directly applicable to our business than certain federal fraud and abuse laws. Non-compliance with applicable state UDAP statutes, including through performance claims, subscription terms, cancellation practices, or athlete endorsement disclosures, could result in civil penalties, injunctive relief, consumer redress obligations and reputational harm.

U.S. State and Federal Health Information Privacy and Security Laws

Numerous state and federal laws and regulations govern the collection, dissemination, use, privacy, confidentiality, security, availability, integrity, and other processing of health information. We believe that, because of our operating processes, we are not a covered entity or a business associate under HIPAA and its implementing regulations, which establish a set of national privacy and security standards for the protection of protected health information by health plans, healthcare clearinghouses and certain healthcare providers, referred to as covered entities, and the business associates with whom such covered entities contract for services. Notwithstanding that we do not believe that we meet the definition of a covered entity or business associate under HIPAA, we have executed agreements with certain other parties and have assumed obligations that are based upon HIPAA-related requirements. Because we need to use and disclose our customers’ health and personal information in order to provide services, we have developed and maintain policies and procedures to protect that information, including administrative, physical and technical safeguards.

Although HIPAA does not apply to the Company, numerous other federal, state, and foreign laws and regulations protect the confidentiality, privacy, availability, integrity and security of health information and other types of personal information. These laws and regulations can be more restrictive. These laws and regulations are often uncertain, contradictory, and subject to changed or differing interpretations, and we expect new laws, rules and regulations regarding privacy, data protection, and information security to be proposed and enacted in the future. This complex, dynamic legal landscape regarding privacy, data protection, and information security creates significant compliance issues for our third-party telehealth service providers and our clients and potentially exposes us to additional expense, adverse publicity and liability. Our data privacy and security policies, procedures and practices with respect to health and personal information will be monitored in light of the rapidly changing laws and regulations relating to privacy and data protection.

We may also be subject to other state and federal data breach laws, including laws that prohibit unfair privacy and security acts or practices and deceptive statements about privacy and security and laws that place specific requirements on certain types of activities, such as data security and texting. The FTC and states’ attorneys general have brought enforcement actions and prosecuted some data breach cases as unfair and/or deceptive acts or practices under the Federal Trade Commission Act and similar state laws. State laws are changing rapidly, and there is discussion of a new federal privacy law or federal breach notification law, to which we may be subject. Our data privacy and security policies, procedures and practices with respect to health and personal information will be monitored in light of these rapidly changing laws and regulations.

Pharmacy laboratory, testing and professional licensure and regulation

Our third-party telemedicine service providers that engage in clinical, testing, prescription, compounding, pharmacy, labeling and logistics services are subject to a variety of federal and state statutes and regulations governing these activities, including: (i) the ordering and performance of laboratory testing; (ii) operation of laboratories and mail order pharmacies; (iii) licensure of facilities and professionals, including prescribing professionals, pharmacists, technicians and other healthcare professionals; (iv) packaging, storing, shipping and tracking of pharmaceuticals and related testing materials; (v) repackaging and compounding of prescription products; (vi) labeling, medication guides and other consumer disclosures; (vii) interactions with prescribing professionals; (viii) counseling of patients; (ix) prescription transfers; (x) advertisement of prescription products and pharmacy services; (xi) security; (xii) controlled substance inventory control and recordkeeping; and (xiii) reporting to the DEA, the FDA, state boards of pharmacy, state medical boards and other state enforcement or regulatory agencies. Like other healthcare industry participants, these pharmacy, laboratory, testing and related professional services are highly regulated and are subject to oversight by a large number of federal, state and local agencies that have the power to investigate and inspect operations, audit or solicit information, and enforce laws and regulations including the DEA, the FDA, the Department of Justice, Department of Health and Human Services, state boards of pharmacy, state boards of nursing and others. Many of these agencies have broad enforcement powers and conduct audits on a regular basis. Upon findings of noncompliance, these agencies may impose substantial fines and penalties, and/or revoke the license, registration or program enrollment of one of our third-party service vendor’s (or its partner’s) facility, laboratory, pharmacy or licensed professional.

Regulation of controlled substances

Certain products prescribed through our Live Enhanced platform may be controlled substances regulated by the DEA, including anabolic steroids such as TRT, which are classified as Schedule III controlled substances. As of the date of this prospectus, TRT is the only product offered on our platform that is a controlled substance. The Ryan Haight Act generally prohibits the dispensing or delivering of controlled substances via the internet without a valid prescription, which in most circumstances requires that a practitioner conduct at least one in-person medical evaluation of the patient prior to prescribing. Since 2020 and during the COVID-19 pandemic, the DEA and HHS issued temporary exceptions permitting telehealth prescribing of certain controlled substances, including TRT, without a prior in-person medical evaluation. These temporary exceptions have been extended multiple times. On December 30, 2025, the DEA and HHS jointly issued the Fourth Temporary Extension of COVID-19 telemedicine flexibilities (90 Fed. Reg. 61301), which became effective January 1, 2026 and runs through December 31, 2026. The Fourth Temporary Extension preserves the same substantive conditions that have applied since 2020, and does not impose new documentation, registration or technology requirements on practitioners. The agencies have stated that this extension is intended to avert a “telemedicine cliff” while they finalize permanent regulations. The DEA also published a proposed rule — the Special Registration for Telemedicine (90 Fed. Reg. 6541, January 17, 2025) — that would establish a permanent framework for telehealth prescribing of controlled substances without a prior in-person evaluation, including new registration, recordkeeping, reporting, and identity-verification requirements, and would regulate certain direct-to-consumer telehealth platforms as intermediaries. As of the date of this prospectus, that proposed rule has not been finalized. The DEA has indicated its intention to finalize permanent regulations before the current extension expires at the end of 2026. Whether the outcome is a permanent rule, a further extension, or a lapse in authority is uncertain. If any final rules impose additional requirements on telehealth prescribing of controlled substances, our third-party telehealth service providers and their partners may need to modify their operations to comply, which could increase costs or reduce the availability of TRT or other controlled substances offered through our platform. We continue to monitor these regulatory developments and will adjust our business practices and provider arrangements as necessary. We also expect over time to continue expanding our product offerings, which may reduce our relative exposure to changes affecting TRT or any other controlled-substance offering.

Our third-party telehealth service providers and their partners are responsible for ensuring compliance with the Ryan Haight Act, the Controlled Substances Act, and applicable DEA and FDA regulations in connection with any controlled substance prescriptions provided through our platform. Failure by those partners to comply, or changes in the regulatory framework governing telehealth prescribing of controlled substances, could limit the range of products and services available through our platform, require modifications to our business model, or expose the Company, our third-party telehealth service providers or their partners to civil or criminal penalties.

Regulations Applicable to the Clinical Research Study

The Company’s operations in Abu Dhabi, United Arab Emirates are subject to the laws and regulations of the U.A.E. and the Emirate of Abu Dhabi, including those administered by the Abu Dhabi DOH, the MOHAP, and other relevant authorities. In connection with the Enhanced Games and related research activities, the Company is subject to: (i) U.A.E. and Abu Dhabi regulations governing the conduct of clinical research studies and the use of IMPs, including requirements for institutional review board or ethics committee approval, informed consent, and ongoing regulatory oversight; (ii) MOHAP regulations governing the import, possession, dispensing, and use of prescription drugs and controlled substances in the U.A.E., which impose strict permitting and documentation requirements that may differ materially from U.S. requirements; (iii) Abu Dhabi DOH licensure and oversight requirements applicable to medical professionals and healthcare activities conducted within the emirate; and (iv) U.A.E. federal and emirate-level data protection laws governing the collection and processing of health and personal information. The regulatory framework governing clinical research and controlled substances in the U.A.E. are distinct from and may conflict with applicable U.S. requirements, and the Company’s ability to conduct planned activities is contingent on obtaining and maintaining all required approvals and permits. Failure to do so, or changes in applicable U.A.E. or Abu Dhabi law or enforcement practice, could materially disrupt the Company’s event operations, research activities, and commercial plans in the region.

Enhanced Games

In connection with the Enhanced Games and other events produced or promoted by the Company, the Company or its partners are subject to a variety of federal, state, provincial, and local laws, both in the United States and internationally, such as:

•	medical licensure requirements for members of the Independent Medical Commission;

•	working conditions, labor, minimum wage and hour, citizenship, immigration, visas, harassment and discrimination, and other labor laws and regulations;

•

licensing, permitting, exhibition, zoning, building code, health code, fire regulations, occupational safety, sanitation, food and beverage permits, liquor licenses, accessibility requirements, advertising regulations and other regulations at events venues;

•	FCC or other regulations applicable to television systems or stations or other media channels;

•	restrictions on marketing activities;

•	restrictions on the manner in which content is currently licensed and distributed;

•	regulations of the entertainment and sports industries;

•	licensing laws for athletes and the promotion of events;

•	laws and regulations of clinical research studies in Abu Dhabi;

•	laws and regulations governing imports of medical drugs into and possession of prescription drugs in Abu Dhabi, USA and the U.S. state of Nevada; and

•	compliance with the United States Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010 or other similar regulations.

The Company monitors changes in these laws and believes that it is in material compliance with applicable laws.

Venues that host the Enhanced Games events are subject to building and health codes and fire regulations imposed by the state and local governments in the jurisdictions in which the applicable venue is located. Such venues are also subject to zoning and outdoor advertising regulations and requires a number of licenses in order for the Company to operate, including occupancy permits, exhibition licenses, food and beverage permits, liquor licenses, and other authorizations. In addition, venues are subject to the U.S. Americans with Disabilities Act of 1990 which requires the Company to maintain certain accessibility features at each of the facilities.

In various states in the United States and some foreign jurisdictions, the Company may be required to obtain licenses for its athletes, and permits for its live events in order to promote and conduct those events.

The Company’s business is also subject to certain regulations applicable to its website. The Company maintains a website that provides information and content regarding its business. The operation of this website may be subject to a range of federal, state and local laws.

The marketplace for audio-visual programming (including cable television and internet programming) in the U.S. and internationally is substantially affected by government regulations applicable to, as well as social and political influences on, television stations, television networks and cable and satellite television systems and channels. Certain FCC regulations are imposed directly on the Company and/or indirectly through its distributors.

Insurance Coverage

The Company seeks to obtain and/or maintain customary insurance coverage appropriate for its operations, including coverage for Live Enhanced, the Enhanced Games and the Clinical Research Study, together with general corporate insurance policies where available and on acceptable terms. The following provides a general overview of the Company’s current and expected insurance policies. For further information please see the sections entitled “Risk Factors-Risks Related to the Company’s Business Model, Commercial Operations and Operating Market-The Company’s insurance, indemnification and other risk mitigation arrangements may be unavailable or insufficient to protect it against liabilities arising from Live Enhanced, the Enhanced Games and the Clinical Research Study, which could expose it to significant losses, which could materially harm the Company’s business, financial condition, results of operations and prospects.” and “Risk Factors-Risks Relating to the Company’s Legal and Regulatory Obligations-Injuries or adverse health outcomes at events or in connection with the Live Enhanced platform could subject the Company to substantial liability, regulatory scrutiny and reputational damage and could materially adversely affect its business.”

Live Enhanced

The provision of healthcare services, including telehealth services, involves risks of third-party claims from users of such services based on allegations of medical malpractice or other claims. To the extent that such third-party claims are brought by Live Enhanced users, they may be brought not only against the third-party telehealth service provider that provides such service under arrangements with the Company, but also vicariously against the Company based on its branding used in connection with such services despite disclosures to its users that specify the Company’s role in the Live Enhanced business. While the Company’s third-party telehealth service providers indemnify the Company for certain claims, such indemnification may not be sufficient or available, and as a result the Company also intends to benefit as an additional insured on the third-party telehealth service provider’s insurance policies, as required by the Company’s arrangements with such provider, as described above.

It is possible that the claims arising from such allegations of medical malpractice result in liabilities that exceed the insurance limits under the insurance policies of the Company’s third-party telehealth service providers. Similarly, it is possible that such claims may exceed the amount that such third-party telehealth service provider is able to indemnify the Company. Accordingly, the Company intends to purchase supplemental telehealth insurance to cover third-party claims against the Company for which such other sources of liability coverage is insufficient or unavailable. The Company is currently in discussions with insurance brokers to evaluate whether it is able to obtain such coverage on acceptable terms, or at all.

The sale of OTC supplement blends by the Company through the Live Enhanced platform exposes the Company to the risk of product liability claims. Additionally, the products that the Company sells could become subject to contamination, product tampering, mislabeling, recall or other damage. The Company is currently in discussions with insurance brokers to evaluate whether it is able to obtain product liability and related product risk coverage, which may be subject to restrictions, exclusions, sub-limits, retentions, or other underwriting limitations, if such coverage is available on acceptable terms, or at all.

Enhanced Games

In connection with the Enhanced Games held on May 24, 2026, the Company acquired special event insurance, including both on-site load-in/load-out and the event itself. The policy covered general liability for bodily injury and property damage to spectators and other relevant third parties and had additional appropriate endorsements such as liquor liability. The Company had policies in place for workers’ compensation and automobile insurance. The Company also explored the availability of special event cancellation insurance to recover non-refundable expenses in case of cancellation beyond the Company’s control.

The Company does not have third-party liability insurance to cover claims by athletes training for or participating in the Enhanced Games, in respect of any personal injury or death. The Company has not been able to obtain such policy considering the difficulty in estimating risk in respect of such activity. The Company seeks to mitigate this uninsurable risk by ensuring that athletes receive medical and health assessments that seek to anticipate and appropriately manage and prevent material health issues.

In connection with the Clinical Research Study, the Company has obtained human clinical trial liability insurance for claims from participants in the Clinical Research Study arising from personal injury or death in the United Arab Emirates, as required by the laws of the United Arab Emirates.

Legal Proceedings

The Company is involved from time to time in various claims and lawsuits arising in the ordinary course of business, such as employee claims and intellectual property disputes.

Unregistered Sales of Equity Securities

Prior to its Series A Financing, Enhanced issued SAFEs in an aggregate principal amount of $899,999 to a limited number of accredited investors in privately negotiated transactions for capital formation purposes. Upon the completion of Enhanced’s Series A Financing (described below) these SAFEs converted into an aggregate amount of 752,726 Series A-1 Preferred Shares with a conversion price of $1.65 per Series A-1 Preferred Share. Enhanced subsequently completed its Series A Financing on April 5, 2024. In connection with its Series A Financing, Enhanced issued (i) 752,726 shares of Series A-1 Preferred Shares, as described above, and (ii) 1,826,442 Series A-2 Preferred Shares for aggregate cash consideration of approximately $6.03 million. Enhanced later completed its Series B Financing in multiple tranches, beginning on March 28, 2025, pursuant to which it issued 1,394,205 Series B Preferred Shares for aggregate cash consideration of approximately $20,500,000.

On June 14, 2026, the Company entered into the Purchase Agreement with the Selling Securityholders, pursuant to which the Company agreed to issue and sell in a Private Placement 12,853,468 shares of Class A common stock and accompanying PIPE Warrants to purchase 12,853,468 PIPE Warrant Shares. On June 17, 2026, in connection with the First Closing of the Private Placement, Enhanced issued 6,426,733 shares of Class A common stock and accompanying warrants to purchase an additional 6,426,733 shares of Class A common stock for a combined purchase price per Share and accompanying Warrant of $3.89 for aggregate gross proceeds of approximately $25.0 million. All of the securities described above were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. See “Certain Relationships and Related Party Transactions-Private Placement Investment” and “Certain Relationships and Related Party Transactions—2026 Private Placement” for additional information.

A PARADISE’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us,” “our” or “A Paradise” refer to A Paradise Acquisition Corp. prior to the consummation of the Business Combination.

The following discussion and analysis of A Paradise’s financial condition and results of operations as of March 31, 2026 does not reflect subsequent events after May 7, 2026 and should be read in conjunction with A Paradise’s financial statements as of and for the three months ended March 31, 2026 and audited financial statements as of and for the year ended December 31, 2025, together with related notes thereto, including those included in this prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties. A Paradise’s actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors. Please see the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus.

Overview

We were a blank check company incorporated on November 9, 2022 as a BVI business company with limited liability and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses. We effectuated our initial business combination using cash from the proceeds of the IPO and the private placement of the private placement units, the proceeds of the sale of our securities in connection with our initial business combination (including pursuant to forward purchase agreements or backstop agreements we may enter into following the IPO or otherwise), shares issued to the owners of the target, debt issued to banks or other lenders or the owners of the target, other securities issuances, or a combination of the foregoing.

The issuance of additional shares in connection with a business combination to the owners of the target or other investors:

•

may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

•	may subordinate the rights of holders of Class A ordinary shares if preference shares are issued with rights senior to those afforded our Class A ordinary shares;

•

could cause a change in control if a substantial number of our Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our Class A ordinary shares and/or units.

Similarly, if we issue debt securities or otherwise incur significant debt to bank or other lenders or the owners of a target, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•

limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We expect to continue to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Recent Developments

On July 31, 2025, the Company consummated the IPO of the Units. Each Unit consists of one Public Share and one A Paradise Right to receive one-eighth of one Class A ordinary share upon the consummation of an initial Business Combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds to the Company of $200,000,000.

On July 31, 2025 and in connection with the IPO, the Company consummated (i) the purchase by the Sponsor of Sponsor Private Placement Units on a private placement basis that occurred simultaneously with the consummation of the IPO, and (ii) the purchase by CCM of the Underwriter Private Placement Units on a private placement basis that occurred simultaneously with the consummation of the IPO, at a price of $10.00 per Private Placement Unit, generating total proceeds of $6,000,000. The Company granted the underwriters a 45-day option to purchase up to 3,000,000 additional Units to cover over-allotments, if any, which expired unexercised on September 12, 2025.

Five institutional investors (none of which are affiliated with any member of management, the Sponsor or any other investor) have purchased, indirectly, through the purchase of non-voting interests in the Sponsor, an aggregate of 130,000 Non-Voting Private Placement Units at a price of $10.00 per unit ($1,300,000 in the aggregate). In connection with the non-voting Sponsor investor indirectly purchasing, through the Sponsor, the Non-Voting Private Placement Units allocated to the non-voting Sponsor investors in connection with the closing of the IPO, the Sponsor issued non-voting shares at a nominal purchase price to the non-voting Sponsor investors at the closing of the IPO, reflecting interests in an aggregate of 1,368,421 Founder Shares held by the Sponsor. On December 19, 2025, an affiliate of the Sponsor purchased all of the issued and outstanding Non-Voting Sponsor Shares from the non-voting Sponsor investors.

Following the closing of the IPO on July 31, 2025, an amount of $200,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the A Paradise private units was placed in a Trust Account, with Continental Stock Transfer & Trust Company acting as trustee. Cash of $1,848,460 was held outside of the Trust Account and is available for the payment of the promissory note, payment of accrued expenses and for working capital purposes.

Transaction costs amounted to $12,645,418 consisting of $4,000,000 of cash underwriting fee which was paid in cash at the closing date of the IPO, $8,000,000 of deferred underwriting fee, and $645,418 of other offering costs.

On September 15, 2025, the Sponsor forfeited 1,000,000 Founder Shares for no consideration as the underwriters of the IPO did not exercise the over-allotment option.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities from November 9, 2022 (inception) through December 31, 2025 have been limited to organizational activities as well as activities related to the Initial Public Offering, and subsequent to the IPO, identifying a target company for a Business Combination. We do not expect to generate any operating revenues until after the completion of the business combination.

We expect to generate non-operating income in the form of interest income on marketable securities held in the Trust Account. We expect that we will incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with searching for, and completing, a business combination.

For the three months ended March 31, 2026, we had a net income of $1,419,174, which consisted of total interest income of $1,793,413, partially offset by general and administrative expenses of $374,239. For the three months ended March 31, 2025, we had net loss of $34,600, all of which consisted of formation and operating expenses.

For the year ended December 31, 2025, we had a net income of $2,568,594, which consisted of interest income of $3,333,963, and a gain on expiration of over-allotment option liability of $272,989, partially offset by general and administrative expenses of $1,038,358.

For the year ended December 31, 2024, we had a net loss of $75,562, all of which consisted of formation and operating expenses. For the year ended December 31, 2023, we had a net loss of $187,158, all of which consisted of formation and operating expenses.

Liquidity and Capital Resources

As previously disclosed on a Current Report on Form 8-K dated July 29, 2025, on July 31, 2025, the Company consummated the IPO of 20,000,000 Units. Each Unit consists of one Public Share and one A Paradise Right to receive one-eighth of one Class A ordinary share upon the consummation of an initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $200,000,000. The Company granted the underwriters a 45-day option to purchase up to 3,000,000 additional Units to cover over-allotments, if any, which expired unexercised on September 12, 2025. The total aggregate issuance of the Company of 20,000,000 Units at a price of $10.00 per Unit resulted in total gross proceeds of $200,000,000. On September 15, 2025, the Sponsor forfeited 1,000,000 Founder Shares for no consideration as the underwriters of the IPO did not exercise the over-allotment option.

As previously disclosed on a Current Report on Form 8-K dated July 29, 2025, on July 31, 2025, simultaneously with the closing of the IPO, the Company consummated the private placement of 600,000 A Paradise private units to the Sponsor and the underwriters at a price of $10.00 per Private Placement Unit, generating total proceeds of $6,000,000.

Five institutional investors (none of which are affiliated with any member of management, the Sponsor or any other investor) have purchased, indirectly, through the purchase of non-voting interests in the Sponsor, an aggregate of 130,000 Non-Voting Private Placement Units at a price of $10.00 per unit ($1,300,000 in the aggregate). In connection with the non-voting Sponsor investor indirectly purchasing, through the Sponsor, the Non-Voting Private Placement Units allocated to the non-voting Sponsor investors in connection with the closing of the IPO, the Sponsor issued non-voting shares at a nominal purchase price to the non-voting Sponsor investors at the closing of the IPO, reflecting interests in an aggregate of 1,368,421 Founder Shares held by the Sponsor. On December 19, 2025, an affiliate of the Sponsor purchased all of the issued and outstanding Non-Voting Sponsor Shares from the non-voting Sponsor investors.

The A Paradise private units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering. The A Paradise private units are identical to the units sold in this offering except that, so long as they are held by the Sponsor, CCM or its permitted transferees, (i) they will not be redeemable by us, and (ii) they (including the Class A ordinary shares issuable upon conversion of the private placement rights) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor or CCM until the completion of our initial business combination.

Upon the closing of the IPO and the private placement on July 31, 2025, a total of $200,000,000 of the net proceeds from the IPO and the Private Placement were deposited in the Trust Account established for the benefit of the Company’s public shareholders. The funds placed in the Trust Account may only be invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less income taxes payable), to complete the business combination. To the extent that our share capital or debt is used, in whole or in part, as consideration to complete the business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies. Such working capital funds could be used in a variety of ways and could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of the Business Combination or to indemnify any of A Paradise’s officers or directors as required by law if the funds available to A Paradise outside of the Trust Account were insufficient to cover such expenses.

As of March 31, 2026, we had cash of $697,629 and a working capital of $364,363. The Company’s liquidity needs prior to the closing of the IPO were satisfied through a payment from the Sponsor of $25,000 for the Founder Shares and total advances from the Sponsor of $57,922 to cover certain offering costs, as well as a loan under an unsecured promissory note from the Sponsor of $300,000 (see Note 5). We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and consummate a business combination.

In order to fund working capital deficiencies or finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor, or certain of A Paradise’s officers and directors or their affiliates may, but are not obligated to, loan A Paradise funds as may be required. If A Paradise completes a business combination, A Paradise would repay such loaned amounts. In the event that a business combination does not close, A Paradise may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of such Working Capital Loans may be convertible into A Paradise private units of the post business combination entity at a price of $10.00 per Private Placement Unit at the option of the lender. Such units would be identical to the Private Placement Units issued to the Sponsor. The terms of such loans by A Paradise’s officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. A Paradise does not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as A Paradise does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in A Paradise’s trust account.

We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete a business combination or because we become obligated to redeem a significant number of our public shares upon completion of a business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of a business combination. If we are unable to complete a business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the Trust Account. In addition, following a business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

The Company has incurred and expects to continue to incur significant costs to remain as a publicly traded company and to incur significant transaction costs in pursuit of the consummation of a business combination. In connection with the Company’s assessment of going concern considerations in accordance with ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. The management’s plan in addressing this uncertainty is through the Working Capital Loans, as defined below (see Note 5). In addition, if the Company is unable to complete a business combination within the Combination Period, or by July 31, 2027 (assuming no extensions), the Company’s board of directors would proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company. There is no assurance that the Company’s plans to consummate a business combination will be successful. As a result, management has determined that such additional condition also raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of March 31, 2026. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than those described below.

Registration Rights

The holders of the Founder Shares, A Paradise private units, and units that may be issued on conversion of Working Capital Loans (and in each case holders of their component securities, as applicable) are entitled to registration rights pursuant to a Registration Rights Agreement signed on the effective date of the IPO. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. Notwithstanding the foregoing, the underwriters may not exercise their demand and “piggyback” registration rights after five (5) and seven (7) years, respectively, after the effective date of the IPO and may not exercise its demand rights on more than one occasion. However, the Registration Rights Agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable Lock-up period, which occurs (i) in the case of the Founder Shares, on the earlier of

(A) six months after the completion of the initial business combination or (B) subsequent to the initial business combination, (x) if the last sale price of Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading-day period commencing after the initial business combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction after the completion of the initial business combination that results in all of the Company’s public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property, and (ii) in the case of the A Paradise private units, including the component securities therein, until the completion of the initial business combination. Notwithstanding the above, the shares to be issued to the underwriters in the IPO will be further subject to the limitations on registration requirements imposed by FINRA Rule 5110(g)(8). The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were paid a cash underwriting discount of two percent (2%) of the gross proceeds of the IPO, or $4,000,000, of which $2,000,000 were invested in the purchase of A Paradise private units, upon the closing of the IPO. In addition, the underwriters will be entitled to a deferred fee of up to $0.40 per Unit, or 4% of the gross proceeds of the offering, or up to $8,000,000 in the aggregate (or $9,200,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable based on the funds available in the Trust Account after redemptions of Public Shares, solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. The Company recorded the deferred underwriting fee payable in the balance sheet as of July 31, 2025, by referring to ASC 450 that deferred underwriter fees should be recognized upon the close of IPO if the Business Combination is probable of occurring, and the underwriter fee can be reasonably estimated.

Business Combination Agreement

On November 26, 2025, the Company entered into a Business Combination Agreement with Merger Sub and Enhanced. The Business Combination Agreement provides that, among other things and upon the terms and subject to the conditions thereof, the following Business Combination will occur:

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(i) at the Closing, upon the terms and subject to the conditions of the Business Combination Agreement and in accordance with the Cayman Companies Act and the TBOC, (x) Merger Sub will merge with and into Enhanced, the separate corporate existence of Merger Sub will cease and Enhanced will be the surviving company and a wholly owned subsidiary of the Company and (y) immediately following the First Merger, Enhanced will merge with and into the Company, the separate corporate existence of Enhanced will cease and the Company will be the surviving corporation; and

•

(ii) as a result of the Mergers, among other things, all outstanding Enhanced common shares (inclusive of shares of converted preferred stock and issuable in respect of the SAFE financing described below) immediately prior to the effective time of the First Merger will be cancelled in exchange for the right to receive, except with respect to (x) any Enhanced common shares subject to options or consultant awards, (y) any Treasury Shares, and (z) any Enhanced common shares held by shareholders who have perfected and not withdrawn a demand for appraisal rights pursuant to the applicable provisions of the Cayman Companies Act, a number of shares of Class A common stock, as adjusted in accordance with the Business Combination Agreement and as further described therein. In addition, at the First Merger, the Class B Holders will be issued a number of shares of the Enhanced Group Class B common stock such that, immediately after the Closing, the Class B Holders will have at least 95% of the voting power of the capital stock of Enhanced Group on a fully-diluted basis.

Prior to the Closing, subject to the approval of the Company’s shareholders, and in accordance with the TBOC, the BVI Business Companies Act, and the Existing Memorandum and the Existing Articles, the Company

effected a deregistration under the BVI Business Companies Act and a Domestication under the TBOC (by means of filing a certificate of conversion and certificate of formation with the Secretary of State of the State of Texas), pursuant to which the Company’s jurisdiction of incorporation changed from the BVI to the State of Texas. Upon the effective time of the Domestication, the Company changed its name to “Enhanced Group Inc.”

Immediately prior to the effective time of the Domestication, each then issued and outstanding A Paradise Class B ordinary share converted automatically, on a one-for-one basis, into an A Paradise Class A ordinary share. At the effective time of the Domestication, (a) each then issued and outstanding A Paradise Class A ordinary share (including the converted A Paradise Class A ordinary shares) converted automatically, on a one-for-one basis, into a share of Class A common stock, par value $0.0001 per share, of the Company; (b) the Company authorized a new class of Enhanced Group Class B common stock, par value $0.0001 per share, the terms of which provided, among other things, that each share of Enhanced Group Class B common stock carries ten votes; (c) each then issued and outstanding unit of A Paradise converted automatically into a unit of Enhanced Group representing one share of Class A common stock and a right to receive one-eighth of one share of Class A common stock at the Closing; and (d) each then issued and outstanding A Paradise Right converted automatically into an Enhanced Group Right, with each Enhanced Group Right representing the right to receive one-eighth of one Class A common stock at the Closing.

The Business Combination Agreement contains customary representations, warranties and covenants of the parties thereto.

The foregoing description of the Business Combination Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Business Combination Agreement, which is filed as Exhibit 2.1 to the Registration Statement of which this prospectus forms a part.

A Paradise Holders Support Agreement

In connection with the execution of the Business Combination Agreement, A Paradise entered into the A Paradise Holder Support Agreement, dated as of November 26, 2025, among the Company, Enhanced and the Sponsor. Under the A Paradise Holder Support Agreement, the Sponsor agreed that, among other things, (i) the Sponsor will not sell or transfer its shares until the earlier to occur of the Second Effective Time and the termination of the Business Combination Agreement, and (ii) that at any meeting of the Company’s shareholders and in any action by written consent of the Company’s shareholders, the Sponsor will vote all of its shares for the Business Combination and related transactions.

Enhanced Holders Support Agreement

In connection with the execution of the Business Combination Agreement, the Company entered into the Enhanced Holder Support Agreement, dated as of November 26, 2025, among Enhanced and the Major Enhanced shareholders. Under the Enhanced Holder Support Agreement, the Major Enhanced shareholders agree, among other things, not to sell or transfer their shares until the earlier to occur of the Second Effective Time and the termination of the Business Combination Agreement, and that at any meeting of the shareholders of Enhanced and in any action by written consent of the shareholders of Enhanced, such Major Enhanced shareholders will vote all of their shares of Enhanced for the Business Combination and related transactions.

Sponsor Equity Agreement

In connection with the execution of the Business Combination Agreement, Apeiron and the Sponsor entered into the Sponsor Equity Agreement, dated as of November 26, 2025. Pursuant to the Sponsor Equity Agreement, subject to the Closing of the Business Combination, (i) Apeiron granted the Sponsor the Put Option and the Sponsor granted Apeiron the Call Option, (ii) Apeiron paid the Sponsor a deposit of $5,500,000, which is generally non-refundable, subject to certain exceptions, and (iii) the parties agreed to certain termination fee arrangements as described below.

Under the terms of the Sponsor Equity Agreement, following the Closing of the Business Combination, and during the 90-day period thereafter, the Sponsor will have the Put Option and Apeiron will have the Call Option. The purchase price for the Sponsor Securities pursuant to the Put Option or Call Option will be determined based on the percentage of Sponsor Securities delivered, as set forth in the Sponsor Equity Agreement, less the deposit amount previously paid by Apeiron. The maximum purchase price for the Put Option and Call Option are in a range of $6,700,000 to $9,000,000 and in a range of $11,000,000 to $15,500,000, respectively, in each case depending on the number of shares received and, furthermore, in each case less the deposit previously paid by Apeiron. The Put Option and Call Option may only be exercised during the specified option period and are subject to certain procedural and closing conditions set forth in the Sponsor Equity Agreement.

Additionally, the Sponsor Equity Agreement provides for the payment by the Sponsor to Apeiron of a termination fee of up to $4,875,000 under certain circumstances if the Business Combination Agreement is terminated due to a willful breach by the Company or its affiliates, including the Sponsor. The amount of the termination fee is subject to specific milestones relating to the preparation and filing of the registration statement for the Business Combination.

The Sponsor Equity Agreement also contains customary representations, warranties and covenants of the parties, including a lock-up on the transfer of Sponsor Securities during the option period, covenants relating to regulatory approvals and cooperation, and other customary provisions.

In connection with its entry into the Sponsor Equity Agreement, on November 26, 2025, Apeiron entered into a Participation Agreement with BBG, in connection with the transactions contemplated by the Business Combination Agreement, pursuant to which BBG agreed to participate in 33.33% of the economics of the transactions contemplated by the Sponsor Equity Agreement, including the funding of the deposit amount of $5,500,000.

Simple Agreements for Future Equity

Immediately prior to execution of the Business Combination Agreement, Enhanced entered SAFEs with certain investors pursuant to an equity private placement. Immediately prior to the Closing, all outstanding SAFEs issued by Enhanced automatically converted into Class A common stock in accordance with their terms. The number of shares of Class A common stock issued upon conversion was determined by dividing each SAFE investor’s purchase amount by Enhanced’s pre-money valuation cap of $1.2 billion, multiplied by the fully diluted capitalization of Enhanced immediately prior to the Business Combination. As a result, the SAFE investors collectively received a number of shares of Class A common stock representing their pro rata ownership percentage in Enhanced Group on a fully diluted basis. Concurrently with such conversion, Enhanced Group also issued to the SAFE investors warrants equal to fifty percent (50%) of the number of shares of Class A common stock received upon conversion, each exercisable for one share of Class A common stock at a per-share price equal to the conversion price determined under the SAFE. Such warrants have a two-year exercise period. In addition, the SAFE documents provided for a partial early release from a lock-up applicable to Enhanced security holders upon Closing, as a result of which many SAFE investors are existing Enhanced shareholders, and therefore should not be seen as a third party validation of the valuation of the Business Combination.

Registration Rights Agreement

At Closing, Enhanced Group, certain Enhanced shareholders, CCM and the Sponsor entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, Enhanced Group is required to register for resale securities held by the stockholders party thereto. Enhanced Group has no obligation to facilitate or participate in more than two underwritten offerings in any twelve-month period. In addition, the holders have certain customary “piggyback” registration rights with respect to registrations initiated by Enhanced Group. Enhanced Group will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Registration Rights Agreement.

Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in conformity with GAAP requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have not identified any critical accounting estimates. We have identified the following critical accounting policies:

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity” (ASC 480). Class A ordinary shares subject to mandatory redemption (if any) will be classified as a liability instrument and will be measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) will be classified as temporary equity. At all other times, ordinary shares will be classified as stockholders’ equity. In accordance with ASC 480-10-S99, the Company classifies Class A ordinary shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. Given that the 20,000,000 Class A ordinary shares sold as part of the Units in the Company’s IPO were issued with other freestanding instruments (i.e., rights), the initial carrying value of Class A ordinary shares classified as temporary equity has been allocated to the proceeds determined in accordance with ASC 470-20. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. Immediately upon the closing of the IPO, the Company recognized the accretion from initial book value to redemption value. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital (to the extent available) and accumulated deficit.

Net Income (Loss) per Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. Net income (loss) per share is computed by dividing net income (loss) by the weighted-average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture by the Sponsor.

Recent Accounting Standards

In January 2025, the FASB issued ASU 2025-01, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40). The FASB issued ASU 2024-03 on November 4, 2024. ASU 2024-03 states that the amendments are effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Following the issuance of ASU 2024-03, the FASB was asked to clarify the initial effective date for entities that do not have an annual reporting period that ends on December 31 (referred to as non-calendar year-end entities). Because of how the effective date guidance was written, a non-calendar year-end entity may have concluded that it would be required to initially adopt the disclosure requirements in ASU 2024-03 in an interim reporting period, rather than in an annual reporting period. The FASB’s intent in the basis for conclusions of ASU 2024-03 is clear that all public business entities should initially adopt the disclosure requirements in the first annual reporting period beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027.

On November 4, 2024, the FASB issued ASU No. 2024-03, Expense Disaggregation Disclosures (“ASU 2024-03”). ASU 2024-03 amends ASC 220, Comprehensive Income to expand income statement expense disclosures and require disclosure in the notes to the financial statements of specified information about certain costs and expenses. ASU 2024-03 is required to be adopted for fiscal years commencing after December 15, 2026, with early adoption permitted.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company adopted ASU 2023-09 on January 1, 2025 and there was no significant impact.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires the disclosure of additional segment information. ASU No. 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company adopted this guidance on January 1, 2024.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying unaudited condensed financial statements.

There has been no change in or disagreements with accountants on accounting and financial disclosure for fiscal years ended December 31, 2025 and 2024.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We elected to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the report of the independent registered public accounting firm providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the Company’s financial condition and results of operations should be read along with, and is based on, financial information extracted and derived from the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2025 and 2024, and the Company’s unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2026 and the three months ended March 31, 2025, appearing elsewhere in this prospectus.

You should read the following discussion and analysis of the Company’s financial condition and results of operations together with the Company’s consolidated financial statements and related notes appearing elsewhere in this prospectus. Some of the information contained in this discussion and analysis, including information with respect to the Company’s plans and strategy for the Company’s business and the Company’s expectations with respect to liquidity and capital resources, includes forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those risks and uncertainties described in the “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” sections in this prospectus. The Company’s actual results could differ materially from the results described in or implied by these forward-looking statements. Throughout this section, unless otherwise noted or the context otherwise requires, “the Company” refers to Enhanced Ltd and its subsidiaries prior to the Business Combination and Enhanced Group and its subsidiaries following the Business Combination.

Business Overview

The Company is a growth-stage company operating at the intersection of sports entertainment, performance science, and lifestyle wellness. Through the Company’s flagship Enhanced brand, it aims to develop a commercially sustainable, technology-enabled platform that integrates athletic competition, scientific advancement, and consumer engagement.

The Company’s operations are organized around two complementary business lines:

•

Enhanced Games. A multi-sport event engineered to demonstrate the benefits of medically supervised performance enhancement in a transparent, safety-first environment. The inaugural Enhanced Games, which took place in May 2026 at Resorts World Las Vegas, featured swimming, track and weightlifting competitions. The Company intends to monetize the Enhanced Games through media rights, sponsorships, branded content, and licensed consumer products. The Company’s key partners include Lionsgate (content creation and distribution), California Commercial Pools providing the Myrtha-designed pools, Mondo (event infrastructure) and Van Wagner (live event production).

•

Live Enhanced. A direct-to-consumer, subscription-based platform offering physician-guided performance protocols, telehealth access and personalized supplementation. The platform launched commercial operations in the United States in February 2026.

The Company operates with an asset-light, partnership-driven model, leveraging third-party telehealth, production, and distribution partners while retaining control of brand, technology, customer relationships and data. Its mission is to enable individuals to “Live Enhanced” by applying scientifically validated methods of human optimization safely and ethically.

The Company has incurred net losses since inception, including $16.4 million and $3.3 million for the three months ended March 31, 2026 and 2025, respectively. The Company expects to incur operating losses for the foreseeable future as it continues to invest in infrastructure, product development, marketing, and talent to launch its flagship offerings.

Recent Developments

On January 24, 2026, training and athlete medical preparation began in the U.A.E. ahead of the inaugural Enhanced Games and in February 2026, the Clinical Research Study was reviewed and approved by an IRB and then commenced with athletes beginning enhancement protocols. See “Risk Factors-Risks Related to the Company’s Business Model, Commercial Operations and Operating Market-Ongoing hostilities and instability in the Middle East could disrupt our activities in the U.A.E. and adversely affect our business.”

In addition, in February 2026, the Company launched Live Enhanced, its direct-to-consumer subscription-based platform providing physician-guided performance protocols, telehealth access and personalized supplements. The Company reported that, during the first week following launch, average order value was $118 and the subscription rate was 50%. These operating metrics are preliminary, relate to a limited initial period of seven days and may not be indicative of future performance.

In March 2026, following public statements by Robert F. Kennedy Jr. indicating that certain peptides currently subject to compounding restrictions may be reviewed for potential regulatory reclassification, the Company stated that it expects to expand its Live Enhanced platform to include additional peptide-based performance and longevity offerings. The Company currently offers Sermorelin and has stated that it may add additional peptide products, including Tesamorelin, Glutathione and Oxytocin, as well as other compounds if permitted by applicable law and regulation. However, the availability, timing and scope of any additional peptide offerings remain subject to regulatory requirements, clinical and medical review and operational considerations, and there can be no assurance that any peptide will be reclassified or that the Company will launch or achieve commercial acceptance for any additional peptide products.

In May 2026, the Company held the inaugural Enhanced Games in Las Vegas. The Enhanced Games focused on three core sporting categories: swimming, running and weightlifting over a single evening. See “Business—Enhanced Games” for additional information.

Factors Affecting the Company’s Results of Operations

The Company expects its results of operations to be influenced by numerous internal and external factors that may cause actual performance to differ from expectations. The key factors that are expected to affect the Company’s results of operations are discussed below.

Execution of the Enhanced Games

The Company’s ability to deliver successful Enhanced Games will be the most significant near-term determinant of future performance. Revenue generation will initially depend on the timing, scale, and quality of these events and their ability to attract global audiences, athletes, and sponsors. Management expects that performance will be influenced by:

•	Viewership and fan engagement. Broadcast ratings, social-media reach, and digital engagement will drive sponsorship pricing, content licensing fees, and long-term brand equity.

•	Sponsorship yield. The mix of global and category sponsors and the ability to secure multi-year partnerships will affect revenue, gross margins and predictability of cash flows.

•

Cost discipline. Infrastructure, production, and athlete-related costs will represent the largest expenditures. Efficient procurement, reuse of modular assets, and disciplined budget management are expected to generate operating leverage over time.

•

Event cadence. The pace at which the Company expands from the inaugural Enhanced Games held in May 2026 to a recurring series of events and challenges, including the Enhanced Breakers event series that commenced in July 2026, will influence revenue growth and working-capital needs.

Development of the Live Enhanced Platform

Performance of the Live Enhanced business will depend on the Company’s ability to convert public interest in the Enhanced Games into paying subscribers and recurring services revenue. Key variables include:

•	Customer acquisition efficiency. The cost of acquiring new subscribers through paid and organic marketing will directly affect unit economics.

•	Subscriber retention and engagement. Continued use of the Live Enhanced platform’s physician-guided programs, supplements, and data tools will determine lifetime value per customer.

•

Product breadth and clinical integration. Expanding our initial offering of testosterone replacement therapy to additional hormone, metabolic, cognitive, and longevity protocols, as well as supplements and other products, will increase addressable market size.

•	Partnership performance. The platform’s scalability depends on the reliability and compliance performance of partners for clinical delivery.

Monetization of Media and Intellectual Property

Over time, the Company expects to derive a meaningful portion of its revenue from content production, distribution, and licensing. The trajectory of this revenue stream will depend on:

•	The volume and quality of Enhanced-branded content produced around the Enhanced Games and related athlete stories;

•	The Company’s ability to negotiate favorable distribution arrangements with broadcasters, streaming platforms, and social-media networks; and

•	The strength and protection of the Company’s intellectual-property portfolio and brand assets, which underpin sponsorship and merchandising initiatives.

Operating Leverage and Scale

As the Company matures, management expects fixed costs, such as corporate infrastructure, compliance, and technology, to be leveraged across a growing revenue base. The degree of operating leverage achieved will depend on:

•	The timing of revenue realization relative to expense growth;

•	The success of cost-containment initiatives in event production and marketing; and

•	The mix between high-margin media and services revenues versus lower-margin live-event revenues.

Regulatory and Compliance Costs

The Company anticipates continuing significant investment in regulatory compliance, medical supervision, data protection, and clinical oversight. These costs will vary with the number of jurisdictions in which the Company operates and the scope of its Live Enhanced offerings. As the regulatory landscape for telehealth and enhancement-related substances evolves, compliance expenditures are likely to increase and revenues will be required to increase at an equal or greater rate, influencing operating margins.

Access to and Cost of Capital

Given its current minimal revenue status, the Company’s ability to finance growth initiatives efficiently will affect long-term profitability. Future results will depend on:

•	The amount of capital raised through the SAFE Investment and subsequent equity or debt offerings;

•	Prevailing market conditions and interest rates affecting financing costs; and

•	The Company’s ability to demonstrate progress milestones that attract strategic and institutional investors on favorable terms.

Business Environment and Industry Outlook

The Company’s future performance will be influenced by the overall health and trajectory of the global sports entertainment, media, and wellness industries in which it operates. Management believes that both the live sports entertainment and telehealth-enabled performance wellness sectors are poised for continued expansion over the medium to long term, underpinned by technological innovation, demographic trends, and evolving consumer behavior.

Global Economic Environment and Discretionary Spending.

Global GDP is expected to grow by 3.1% in 2026, driven by population growth, urbanization, and a rising middle class in emerging markets. Real household incomes and employment levels in key markets such as the United States, Western Europe, and the Gulf Cooperation Council countries are projected to support steady increases in discretionary consumer spending. Although inflationary pressures and interest-rate volatility may temper short-term demand, discretionary categories, particularly sports, entertainment, and health & wellness, have historically rebounded quickly following macroeconomic slowdowns.

For the Company, discretionary spending directly affects ticket and hospitality purchases, merchandise and digital-content consumption, and subscriptions to its Live Enhanced platform. Corporate marketing budgets, which drive sponsorship and advertising revenue, are also correlated with economic growth and consumer confidence.

Live Sports and Sports Entertainment

The global sports events market was valued at approximately $452.8 billion in 2024 and is projected to reach $687.7 billion by 2030, representing a CAGR of approximately 7.2% from 2025-2030. Industry growth is being driven by rising media-rights valuations, direct-to-consumer streaming models, and the proliferation of short-form and social-first content. Global sports media-rights revenues alone are expected to increase from approximately $57.4 billion in 2024 to approximately $107.1 billion by 2033. These trends support the Company’s focus on high-impact, event formats designed for digital distribution and its integrated media strategy linking athlete storytelling and performance data to audience engagement.

Viewers are increasingly consuming sports across multiple screens and favoring formats that emphasize personality, storytelling, and access. The Enhanced Games model, engineered for world-record performances, athlete narratives, and shareable digital clips, aligns with these shifts. Its modular infrastructure and partnership with major production studios position it to capitalize on the ongoing convergence of sport, entertainment, and social media.

The broader industry trend toward “premium but compact” live experiences also supports the Company’s focus on high-impact, single-evening competitions rather than multi-week tournaments, reducing fixed costs while maintaining audience intensity.

Media Rights and Digital Distribution

As streaming platforms compete for unique content, rights values for emerging sports properties have expanded to record levels, creating opportunities for new entrants that can deliver authentic, data-rich storylines. The Company’s digital-first production model and partnership with leading media and production firms position it to benefit from this shift toward multi-platform distribution.

Telehealth, Digital Health, and Performance Wellness

The global telehealth market was valued at approximately $123.3 billion in 2024 and is projected to reach $455.3 billion by 2030, reflecting a CAGR of approximately 24.7%. The U.S. telehealth segment alone was valued at $42.5 billion in 2024 and is expected to grow at a CAGR of 23.8% through 2030. Growth is being driven by regulatory acceptance of virtual care, rising consumer demand for personalized health management, and integration of wearable and AI-enabled diagnostic technologies. Within this market, the global hormone-replacement and optimization segment is projected to reach $67.0 billion by 2034, expanding at a CAGR of 6.0%. The Company’s Live Enhanced platform, combining licensed clinical delivery through third-party service providers with consumer-facing brand and content, directly targets this high-growth performance-health segment.

Convergence of Sports, Science, and Lifestyle

The Company believes that an overarching industry shift is the blending of athletic performance, scientific validation, and consumer wellness, a convergence that defines the Company’s mission. Audiences increasingly view sport not only as entertainment but as an aspirational reflection of health and capability. Likewise, consumers are adopting science-backed performance products popularized by professional athletes and influencers. The Company believes this convergence provides an opportunity to create a unified brand platform connecting elite competition (through the Enhanced Games) with everyday performance optimization (through the Live Enhanced platform).

Outlook Summary

While periodic economic or market volatility may influence short-term spending and sponsorship demand, long-term structural tailwinds-including digitization of sports consumption, expansion of the telehealth sector, and increasing consumer investment in health and experiential entertainment-support a favorable industry backdrop for the Company. The Company believes its position at the convergence of these sectors provides substantial opportunity for sustainable growth and brand value creation.

Key Financial and Operating Metrics

As a development-stage company with minimal revenues to date, the Company does not yet monitor traditional financial metrics such as revenue growth, gross margin or operating margin. Management monitors the following indicators to evaluate operating performance and liquidity:

•	Net Loss and Operating Expenses. Reflect total operating spend and non-cash charges; used to assess expense discipline and investment priorities.

•	Cash Balance and Liquidity. Monitored weekly to ensure adequate runway until anticipated revenues commence after the 2026 Enhanced Games.

•	Capital Raised. Includes proceeds from equity and SAFE financings that provide liquidity for operations and strategic initiatives.

Management expects to introduce additional key performance indicators following the launch of the Enhanced Games, including event viewership metrics, sponsorship revenue per event, and subscriber growth.

Revenue

The Company is a development-stage entity and has minimal revenues to date. Future revenues are expected to derive primarily from sponsorship, media rights, and content licensing related to the Enhanced Games, and subscription and service fees from the Live Enhanced platform.

General and Administrative Expenses

General and Administrative expenses consist primarily of salaries and benefits for personnel in the Company’s executive, business development, and administrative functions, together with legal fees and expenses for intellectual property and corporate matters, professional fees and expenses for accounting, auditing, tax, and consulting services, insurance costs, travel, and facility-related expenses and other operating costs. General and Administrative expenses are expensed as incurred.

Athlete Expenses

The Company engages athletes under year-round agreements providing athletes contract and training stipends and incentive bonuses enabling them to focus exclusively on their sport.

Marketing Expenses

Marketing expenses represent costs incurred to promote the Company’s brand, events, and initiatives within the global sports and entertainment industry. These expenses include third-party marketing and consulting costs, digital and social-media advertising, content production, and market research activities.

Depreciation

Depreciation expense relates primarily to computer equipment, which is recorded at cost and depreciated using the straight-line method over an estimated three-year useful life.

Interest Income and Other Expense, net

This line item reflects miscellaneous non-operating income and expense, including interest income on cash balances and non-recurring adjustments related to financing and currency transactions. As a development-stage company with limited cash investments, the Company’s interest income has been immaterial to date.

Change in Fair Value of SAFE Liabilities

The Company issued SAFEs in FY23 and FY24 as part of its early-stage financing strategy. During FY24, prior to conversion, the SAFE liabilities were remeasured to their fair values using Level 3 inputs in accordance with ASC 820, and the Company recognized a non-cash change in fair-value loss of $316,145 on these instruments. All outstanding SAFEs converted into Series A-1 preferred shares at $1.65 per share upon the April 5, 2024 equity-financing event, eliminating further fair-value adjustments. The SAFE liabilities issued in 2025 approximated their fair value at December 31, 2025; therefore, there was no change in the fair value in 2025.

Results of Operations

Comparison of Three Months Ended March 31, 2026 and 2025

The following table shows the principal components of the Company’s results of operations for the three months ended March 31, 2026 and 2025, respectively:

	Three Months Ended
	March 31, 2026	March 31, 2025
Revenue	$2,755	$—
Operating expenses:
General and administrative	12,525,661	$1,982,108
Athlete	2,508,472	965,410
Marketing	1,493,269	400,541
Depreciation	16,661	198

Total operating expenses	16,544,063	3,348,257

Loss from operations	(16,541,308)	(3,348,257)

Other income (expenses):
Interest income and other expense, net	111,878	40,038

Total other income (expenses), net	111,878	40,038

Loss before income taxes	(16,429,430)	(3,308,219)

Net loss and comprehensive loss	$(16,429,430)	$(3,308,219)

Revenue

Revenue was $2,755 for the three months ended March 31, 2026, compared to $0 for the three months ended March 31, 2025. The 2026 amount reflects early online sales of health and wellness products and services through the Company’s website, including prescription and non-prescription products. As of March 31, 2026, the Company remains in a pre-commercialization phase, and operations during both periods were focused on corporate formation, brand development, and financing activities.

General and Administrative Expenses

General and Administrative expenses were $12,525,661 for the three months ended March 31, 2026 compared to $1,982,108 for the prior period, an increase of $10,543,553, or 532%, primarily driven by an increase of $1.8 million in salaries, wages, and bonuses attributed to the growth in our headcount, $2.7 million increase in professional and consulting fees associated with games development, strategy, accounting and other professional fees. In addition, the increase for the three months ended March 31, 2026, as compared to the prior period is due to an increase of $2.7 million in professional fees, $0.7 million in stock based compensation, $2.4 million in games related training and consulting fees, $2.7 million in science related medical expenses and $0.2 million in software expenses.

Athlete Expenses

Athlete expenses were $2,508,472 for the three months ended March 31, 2026 compared to $965,410 for the prior year, an increase of $1,543,062, or 160.1%, primarily driven by an increase to the number of contracted athletes and their related fees, in 2026 compared to 2025.

Marketing Expenses

Marketing expenses were $1,493,269 for the three months ended March 31, 2026 compared to $400,541 for the prior year, an increase of $1,092,728, or 273%, primarily driven by increases of marketing consultants, advisors and production services content in anticipation of the Company’s Enhanced Games and $0.3 million in social media advertising expenses.

Depreciation

Depreciation was $16,661 for the three months ended March 31, 2026 compared to $198 for the prior year, an increase of $16,463, or 8315%, primarily driven by depreciation recognized on net equipment purchases of $129,227 during 2026.

Interest Income, net

Interest income, net was $111,878 for the three months ended March 31, 2026 compared to $40,038 for the prior year, an increase of $71,840, or 179%, primarily driven by higher cash balances during the comparable periods as a result of capital raises; the increase is due to interest income earned during the comparable periods through investment of these higher cash and cash equivalent balances in U.S. Treasury Bills during 2026.

Net Loss and Comprehensive Loss

Net loss was $16,429,430 for the three months ended March 31, 2026 compared to $3,308,219 for the prior year, an increase of $13,121,211, or 397%, primarily driven by higher operating expenses associated with continued organizational scale-up in 2026 in anticipation of 2026 Enhanced Games.

Comparison of Years ended December 31, 2025 and 2024

The following table shows the principal components of the Company’s results of operations for the years ended December 31, 2025 and 2024, respectively:

	For the Years Ended December 31,
	2025	2024
Operating expenses:
General and administrative	$21,732,936	$4,019,290
Athletes	3,743,219	204,071
Marketing	1,404,324	227,388
Depreciation	8,553	759

Total operating expenses	26,889,032	4,451,508

Loss from operations	(26,889,032)	(4,451,508)

Other income (expenses):
Interest income, net	227,355	68,184
Change in fair value of Simple Agreement for Future Equity liabilities	—	(316,145)

Total other income (expenses), net	227,355	(247,961)

Loss before income taxes	(26,661,677)	(4,699,469)

Net loss and comprehensive loss	$(26,661,677)	$(4,699,469)

Revenue

The Company did not generate revenue during either period. Operations were focused on corporate formation, brand development, and financing activities in advance of commercialization.

General and Administrative Expenses

General and Administrative expenses were $21,732,936 for the year ended December 31, 2025 compared to $4,019,290 for the prior year, an increase of $17,713,646, or 441%, primarily driven by an increase of $6.0 million in salaries, wages, and bonuses attributed to the growth in our headcount, $1.7 million increase in professional and consulting fees associated with games development, strategy, accounting and other professional fees. In addition, the increase for the year ended December 31, 2025, as compared to the prior period is due to an increase of $1.8 million in legal fees associated with a resolved legal matter, an increase of $3.5 million for stock-based compensation grated in 2025 and an increase of $0.8 million in travel costs.

Athlete Expenses

Athlete expenses were $3,743,219 for the year ended December 31, 2025 compared to $204,071 for the prior year, an increase of $3,539,147, or 1,734%, primarily driven by an increase to the number of contracted athletes and their related fees, in 2025 compared to 2024.

Marketing Expenses

Marketing expenses were $1,404,324 for the year ended December 31, 2025 compared to $227,388 for the prior year, an increase of $1,176,936, or 518%, primarily driven by increases of approximately $0.4 million in social media advertising expenses, and $0.6 million in marketing consultants, advisors and production services content.

Depreciation

Depreciation was $8,553 for the year ended December 31, 2025 compared to $759 for the prior year, an increase of $7,794, or 1,027%, primarily driven by depreciation recognized on equipment purchases of $439,223 during 2025.

Interest Income, net

Interest income, net was $227,355 for the year ended December 31, 2025 compared to $68,184 for the prior year, an increase of $159,171, or 233%, primarily driven by higher cash balances during the comparable periods as a result of capital raises; the increase is due to interest income earned during the comparable periods through investment of these higher cash and cash equivalent balances in U.S. Treasury Bills during 2025.

Change in Fair Value of SAFE Liabilities

During 2024, prior to conversion, SAFE liabilities were remeasured resulting in a loss on the change in fair value included in the accompanying consolidated statements of operations and comprehensive loss of $316,145. The SAFE liabilities all converted to equity during 2024, eliminating the need for any further fair value adjustments. The SAFE liabilities issued in 2025 approximated their fair value at December 31, 2025; therefore, there was no change in the fair value in 2025.

Net Loss and Comprehensive Loss

Net loss was $26,661,677 for the year ended December 31, 2025 compared to $4,699,469 for the prior year, an increase of $21,962,208, or 467%, primarily driven by higher operating expenses associated with continued organizational scale-up in 2025 in anticipation of 2026 Enhanced Games.

Liquidity and Capital Resources

Overview

The Company is a development-stage enterprise and has financed operations primarily through the issuance of equity and convertible securities. The Company has raised approximately $67.3 million through equity and convertible financing from inception through March 31, 2026. For the three months ended March 31, 2026 and 2025, the Company had $2,755 and $0 revenue, and a net loss of $16,429,430 and $3,308,219, respectively. Management concluded that these conditions raised substantial doubt about the Company’s ability to continue as a going concern within one year of the issuance of the condensed consolidated financial statements as of and for the three months ended March 31, 2026.

The Company expects to continue incurring operating losses for the foreseeable future, including in connection with future Enhanced Games, the Enhanced Breakers series and as it invests in the commercialization of its Live Enhanced platform. Subsequent to quarter end, the Company consummated the Business Combination on May 8, 2026, providing access to SPAC trust proceeds and public capital markets. In addition, the Company completed the First Closing of the Private Placement in June 2026 pursuant to which the Company raised gross proceeds of approximately $25.0 million. In June 2026, the outstanding principal amount of the Working Capital Note, together with all accrued and unpaid interest, was repaid in full from the proceeds of the First Closing. Management believes these actions provide meaningful near-term liquidity, however the Company’s ability to fund its operations depends on continued access to the capital markets and there can be no assurance that additional capital will be available on acceptable terms when needed.

Cash flows for Three Months Ended March 31, 2026 and 2025

The following table summarizes the Company’s cash flows for the periods indicated:

	Three months ended
	March 31, 2026	March 31, 2025
Net cash used in operating activities	$(18,975,533)	$(3,148,074)
Net cash used in investing activities	(2,748,609)	—
Net cash provided by financing activities	9,229,834	5,814,607

Cash Flows from Operating Activities

For the three months ended March 31, 2026, net cash used in operating activities was $18,975,533 compared to $3,148,074 for the same period in 2025. The increase primarily reflects the Company’s ramp-up in general and administrative, marketing, and professional-service expenditures as operations expanded from start-up formation to active pre-commercial development. The largest uses of cash during FY26 were legal, accounting, and advisory fees related to the equity financings and corporate structuring; compensation and travel for newly hired management; and deposits for the preparation and planning of the Enhanced Games and Live Enhanced.

Cash Flows from Investing Activities

For the three months ended March 31, 2026, net cash used in investing activities was $2,748,609 as compared to no investing activities for the same period in 2025. The increase is primarily due to an increase in capitalizable deposits made for the Enhanced Games 2026.

Cash Flows from Financing Activities

For the three months ended March 31, 2026, net cash provided by financing activities was $9,229,834 as compared to $5,814,607 for the same period in 2025. The increase resulted primarily from an increase of

$10.3 million of SAFEs raised in 2026 as compared to $5.9 million of proceeds from the issuance of preferred stock and warrants in 2025, partially offset by payments of offering costs of $0.1 million.

Cash flows for Years Ended December 31, 2025 and 2024

The following table summarizes the Company’s cash flows for the periods indicated:

	Years Ended December 31
	2025	2024
Net cash used in operating activities	$(24,363,702)	$(3,056,335)
Net cash used in investing activities	(439,223)	(2,683)
Net cash provided by financing activities	46,038,277	6,846,500

Cash Flows from Operating Activities

Net cash used in operating activities was $24,363,702 in FY25, compared to $3,056,335 in FY24. The increase primarily reflects the Company’s ramp-up in general and administrative, marketing, and professional-service expenditures as operations expanded from start-up formation to active pre-commercial development. The largest uses of cash during FY25 were legal, accounting, and advisory fees related to the equity financings and corporate structuring; compensation and travel for newly hired management; and payments to marketing vendors supporting brand campaigns for the Enhanced Games and Live Enhanced.

Cash Flows from Investing Activities

Net cash used in investing activities was $439,223 in FY25 and $2,683 in FY24. The increase is primarily due to an increase in purchases of equipment in FY25 as compared to FY24. The Company has no capitalized software or leasehold-improvement expenditures during the periods presented. Future investing cash outflows are expected to increase modestly as the Company acquires additional technology and event-production equipment.

Cash Flows from Financing Activities

Net cash provided by financing activities was $46,038,277 for FY25 compared with $6,846,500 for FY24. The increase resulted primarily an increase of $42.7 million of net proceeds from the issuance of SAFEs and preferred stock in FY25, as compared to FY24, partially offset by payments of offering costs of $3.5 million related to the SPAC transaction.

Debt and Credit Facilities

In order to access additional capital prior to the Enhanced Games, on March 18, 2026, Enhanced entered into the Working Capital Note with Apeiron for a line of credit commitment up to $20.0 million. Borrowings under the Working Capital Note bear interest at 5.0% per annum and are due no later than September 18, 2027. The Working Capital Note requires a mandatory prepayment if the Business Combination occurs and, after giving effect to A Paradise shareholder redemptions and the payment of transaction expenses, the amount remaining in the Trust Account exceeds the $20.0 million line of credit commitment. As of the date of this prospectus, Working Capital Note has been repaid in full, together with all accrued and unpaid interest, and has been terminated. For further information, please see the section entitled “Certain Relationships and Related Party Transactions-Enhanced-Working Capital Note.”

Future Funding Requirements

The Company expects operating cash outflows to increase significantly in 2026 as it:

•	scales staffing and infrastructure;

•	invests in marketing and content production for the Enhanced Games;

•	satisfies contractually obligated expenses in relation to the Enhanced Games;

•	advances the Live Enhanced platform; and funds legal, accounting, and compliance costs associated with becoming a public company.

In addition, from time to time, the Company may enter into arrangements with service providers, including accredited investors, pursuant to which it issues warrants as consideration for services, including the Consultant Warrants.

As of March 31, 2026, the Company held approximately $12.8 million in cash and cash equivalents. Following the consummation of the Business Combination, the Company received net proceeds of approximately $3 million after giving effect to the redemption of 19,611,370 shares by A Paradise shareholders. Based on the Company’s current cash and cash equivalents and expected operating cash requirements, management has concluded that there is substantial doubt about the Company’s ability to continue as a going concern within twelve months after the date that the Company’s condensed consolidated financial statements as of and for the three months ended March 31, 2026 were issued.

Management has evaluated these conditions and is pursuing plans to address the substantial doubt, including raising additional capital through equity offerings, debt facilities, or strategic partnerships, as well as actively managing operating expenditures. However, there can be no assurance that such plans will be successfully implemented, that additional financing will be available on terms acceptable to the Company, or at all.

As a result, management has concluded that substantial doubt about the Company’s ability to continue as a going concern has not been alleviated as of the date of issuance of these condensed consolidated financial statements. These condensed consolidated financial statements have been prepared on a going concern basis and do not include any adjustments that might result from the outcome of this uncertainty.

Contractual Obligations

As of March 31, 2026, the Company had no long-term debt obligations. Contractual commitments consisted primarily of

•

Event-production and vendor deposits of approximately $10.8 million, of which, $9.5 million are paid as of March 31, 2026, related to the 2026 Enhanced Games. As of March 31, 2026, the Company has $3 million remaining contractual commitments to be invoiced for the event space, entertainment and portable track system pertaining to the 2026 Enhanced Games.

The Company expects future contractual obligations to increase as operations expand and may enter into additional service and sponsorship arrangements, as well as additional equity or debt financing arrangements. Refer to Note 11 of the consolidated financial statements for additional contractual obligations entered into subsequent to March 31, 2026.

Off-Balance Sheet Commitments and Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources.

Specifically, the Company:

•	has no guarantees or letters of credit issued on behalf of third parties;

•	has no unconsolidated entities or special-purpose vehicles that finance its operations or hold assets for its benefit; and

•	has no purchase obligations, derivative contracts, or forward commitments other than ordinary-course vendor agreements related to event planning and marketing services.

Management monitors potential exposure arising from pending sponsorship negotiations and vendor letters of intent; however, none of these arrangements represent binding obligations as of December 31, 2025.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, the Company is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” These include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to use the extended transition period available to emerging growth companies.

We expect to remain an emerging growth company until the earlier of (1) the last day of the year (i) following July 29, 2030, which is the fifth anniversary of the effective date of APAD’s IPO registration statement, (ii) in which the Company has total annual gross revenue of at least $1.235 billion, or (iii) in which the Company is deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates equals or exceeds $700.0 million as of the prior June 30, or (2) the date on which the Company has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

The Company has elected to use the extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that the Company (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. The Company expects to elect to continue to utilize the extended transition period. As a result, our financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates. The JOBS Act does not preclude an emerging growth company from adopting a new or revised accounting standard earlier than the time that such standard applies to private companies. The Company expects to use the extended transition period for any other new or revised accounting standards during the period in which the Company remains an emerging growth company.

Smaller Reporting Company Status

The Company is a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies are eligible to take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. The Company will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of the Company’s Class A common stock held by non-affiliates equaled or exceeded $250 million as of the end of that fiscal year’s second fiscal quarter, or (2) the Company’s annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of the Class A common stock held by non-affiliates equaled or exceeded $700 million as of the end of that fiscal year’s second fiscal quarter. To the extent the Company takes advantage of such reduced disclosure obligations, it may also make comparison of the Company’s financial statements with other public companies difficult or impossible.

Critical Accounting Estimates

This management’s discussion and analysis of the Company’s financial condition and results of operations is based on the financial statements included elsewhere in this prospectus, which have been prepared in accordance with US GAAP. The preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, expenses and related disclosures. Management’s estimates are based on its historical experience and on various other factors that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions, and any such differences may be material.

The Company believes that the accounting policies discussed below are critical to understanding its historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

Simple Agreements for Future Equity Liabilities

In 2025, immediately prior to the Business Combination, the Company entered an equity private placement, issuing Simple Agreements for Future Equity (“SAFEs”) to investors for an aggregate amount of approximately $40 million. As of December 31, 2025, the Company received approximately $29.7 million of the anticipated $40 million raise. After December 31, 2025, and prior to the issuance of these financial statements, the Company received the remaining $10.3 million. Each SAFE entitles investors, upon Closing, to receive Enhanced common shares based on their investment amount, the Company’s post-money valuation cap of $1.2 billion, and fully diluted capitalization. These common shares will then be exchanged for Enhanced Group Class A common stock, reflecting investors’ pro rata ownership. Additionally, SAFE investors will receive one warrant for every two shares acquired, exercisable for two years if the Business Combination closes. If the Business Combination does not close, SAFE investors would become shareholders of Enhanced Ltd.

The Company issued SAFEs in FY23 and FY24 as part of its early-stage financing strategy. The SAFEs convert into equity upon certain events including but not limited to equity financing, liquidity event such as a change of control or IPO, or dissolution event. As of December 31, 2023, $341,999 in SAFEs were outstanding, with an additional $899,999 issued before the Series A-1 financing on April 5, 2024. All outstanding SAFEs converted into Series A-1 preferred shares at a conversion price of $1.65 per share upon the Company’s equity financing on April 5, 2024.

The SAFEs are recorded as a liability in the consolidated balance sheet and the Company records subsequent changes in fair value in changes in fair value of SAFEs in the statements of operations and comprehensive loss. Debt issuance costs related to the SAFEs are expensed in the period incurred.

Fair Value of Financial Instruments

The Company estimated the fair value of the warrants, and its exercise price of $0.01 per share, using the Black-Scholes option-pricing model. This model requires the use of assumptions to determine the fair value, including:

•

Expected Term-The expected term represents the period that the warrants are expected to be outstanding. The warrants were eligible to be exercised, in whole or in part, at any time for up to 90 days following the issue date.

•

Expected Volatility-The Company uses an average historical stock price volatility of comparable public companies that were deemed to be representative of future stock price trends and is approximately 85%.

•

Risk-Free Interest Rate-The risk-free interest rate is based on the U.S. Treasury yield in effect at the time of grant for zero-coupon U.S. Treasury notes with maturities approximately equal to the expected term of the awards. The risk-free rate for the expected term of the warrants was approximately 4.3%.

•	Expected Dividend-The Company has never paid dividends on our common stock and have no plans to pay dividends on our common stock. Therefore, the Company used an expected dividend yield of zero.

On April 9, 2025, the investor exercised the warrants, providing $2,332 in additional cash consideration, resulting in the issuance of 233,183 common shares.

Fair Value of Common Stock

Given the absence of a public trading market for the Company’s common stock, the Company utilized methodologies, approaches, and assumptions consistent with the American Institute of Certified Public Accountants’ Practice Aid: Valuation of Privately Held Company Equity Securities Issued as Compensation to estimate the fair value of its common stock. In determining the fair value, a number of objective and subjective factors were considered, which include factors such as: contemporaneous valuations performed by independent third-party specialists; the prices at which the Company sold shares of its convertible preferred stock to outside investors in arms-length transactions, and the superior rights, preferences, and privileges of the convertible preferred stock relative to the common stock at the time of each sale; the progress of the Company’s business strategy; external market and other conditions affecting the industry.

Stock-Based Compensation Expense

The Company measures stock-based awards granted to employees and non-employees based on the fair value on the date of the grant and recognizes stock-based compensation expense of those awards over the requisite service period, which is generally the vesting period of the respective award. The Company applies the straight-line method of expense recognition to all awards with only service-based vesting conditions. The Company accounts for forfeitures as they occur.

The Company estimates the fair value of each stock option grant on the date of grant using the Black-Scholes option pricing model. This model requires the use of assumptions to determine the fair value of stock-based awards, including:

•

Expected Term-The expected term represents the period that the stock-based awards are expected to be outstanding. The Company uses the simplified method to determine the expected term, due to the limited history to estimate expected term, which is based on the average of the time-to-vesting and the contractual life of the options.

•

Expected Volatility-The Company uses an average historical stock price volatility of comparable pre-revenue public companies that were deemed to be representative of future stock price trends. The Company continues to utilize comparable public companies as part of this process as there is not sufficient trading history for the common stock. The Company will continue to apply this process until a sufficient amount of historical information regarding the volatility of the Company’s stock price becomes available.

•

Risk-Free Interest Rate-The risk-free interest rate is based on the U.S. Treasury yield in effect at the time of grant for zero-coupon U.S. Treasury notes with maturities approximately equal to the expected term of the awards.

•	Expected Dividend-The Company has never paid dividends on common stock and have no plans to pay dividends on the common stock. Therefore, the Company used an expected dividend yield of zero.

Convertible Preferred Stock and Issuance Costs

The Company’s convertible preferred stock has been classified as temporary equity in the Company’s balance sheets in accordance with authoritative guidance for the classification and measurement of potentially redeemable securities whose redemption is based upon certain change in control events outside of the Company’s control, including liquidation, sale or transfer of control of the Company. The Company’s convertible preferred stock issuance costs of $0.1 million for Series B and $0.1 million for Series A incurred within the years ended December 31, 2025 and 2024, respectively, are treated as a reduction in proceeds and recorded as a reduction to the carrying value of the convertible preferred stock.

Accrued Expenses

As part of the process of preparing financial statements, management is required to estimate accrued expenses. This process involves identifying services that have been performed on the Company’s behalf and estimating the level of services performed and the associated costs incurred for such services where the Company has not yet been invoiced or otherwise notified of actual cost.

In accruing service fees, management estimates the time period over which services will be provided and the level of effort in each period. If the actual timing of the provision of services or the level of effort varies from the estimate, the Company adjusts the accrual accordingly. In the event that management does not identify costs that have been incurred or it under or overestimates the level of services performed or the costs of such services, its actual expenses could differ from such estimates. The date on which some services commence, the level of services performed on or before a given date and the cost of such services can be subjective determinations. Management prepares its estimates based on the facts and circumstances known to it at the time.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A valuation allowance is recorded against deferred tax assets when, based on available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company recognizes the effect of income tax positions only if those positions are more likely than not to be sustained on examination by the taxing authorities, based on the technical merits of the position. Income tax amounts are therefore recognized for all situations where the likelihood of realization is greater than 50%. Changes in recognition or measurement are reflected in income tax expense in the period in which the change in judgment occurs. Accrued interest expense and penalties related to uncertain tax positions are recorded in income tax expense.

Recently Iseasued Accounting Pronouncements

Refer to notes to the consolidated financial statements for disclosure of Recently Issued Accounting Pronouncements included elsewhere in this prospectus.

Recently Adopted Accounting Pronouncements

Refer to notes to the consolidated financial statements for disclosure of Recently Adopted Accounting Pronouncements included elsewhere in this prospectus.

MANAGEMENT

The following sets forth certain information concerning the persons who serve as directors and executive officers of Enhanced Group.

Name	Age	Position(s)
Executive Officers
Maximilian Martin	29	Chief Executive Officer and Director
Siddhartha Banthiya	49	Chief Financial Officer and Director
Rick Adams	62	Chief Sporting Officer
Chris Jones	51	Chief Communications Officer
Emily Tabak	48	Chief Legal Officer
Non-Employee Directors
Christian Angermayer	47	Director, Chairman of the Board of Directors
James J. Murren	64	Director
Dr. Juliette Han	42	Director
Anthony D. Eisenberg	43	Director
James Simpson	34	Director

Executive Officers

Maximilian Martin co-founded Enhanced and has served in various roles since its inception, including Chief Strategy Officer, Deputy President and, currently, as CEO. From 2020 until 2023, Maximilian served as the CEO and Co-Founder of Bitfield, a bitcoin-mining company that owned and operated large-scale bitcoin-mining infrastructure, which was acquired by the Northern Data Group. Before this, Maximilian worked for Morgan Stanley in Technology Investment Banking. Maximilian holds a B.Sc. International Business Administration from the Frankfurt School of Finance & Management.

Siddhartha Banthiya has served as CFO of Enhanced since November 2025. Siddhartha brings more than two decades of experience in finance, capital raising, strategic operations and high-growth consumer businesses. Prior to joining Enhanced, Siddhartha held various leadership roles at tech-enabled companies, including the Head of Corporate Development at TMRW Life Sciences, CFO and Chief Strategy Officer at Milk Bar, and senior corporate development roles at Blue Apron. Siddhartha also spent more than ten years in investment banking at firms including Credit Suisse, UBS and Jefferies, where he focused on mergers and acquisitions, and equity and debt financing for high-growth companies, including in the technology and Latin American markets. Siddhartha has acted as an investor, advisor, and board member. Siddhartha holds a B.A. in Neuroscience from University of Pennsylvania and an M.B.A from the University of Texas, McCombs School of Business.

Rick Adams has served as Chief Sporting Officer of Enhanced and has been with Enhanced since August 2024. In this role, Rick is responsible for overseeing the Company’s global sporting strategy, athlete engagement, and performance initiatives. Rick previously served as Chief of Sport Operations of the USOPC, where he led the organization’s sport performance, athlete services, and National Governing Body relations. During his tenure with the USOPC, he has also served as Chief of Sport Performance and NGB Services and as Chief of Paralympic Sport. Prior to joining the USOPC, Rick was CEO of USA Weightlifting and President and CEO of the East Coast Hockey League. Rick holds a J.D. from Rutgers Law School.

Chris Jones has served as Chief Communications Officer of Enhanced since November 2025. In this role, Chris leads the Company’s global communications, media relations, and corporate reputation strategy. Prior to joining Enhanced, Chris has had a long career in senior communications roles at a variety of companies including, most recently, Vice President Communications at FanDuel, Chief Communications Officer at IPG Mediabrands, Chief Marketing Officer at Sizmek, and Senior Vice President, Marketing Communications at MDC Media Partners. Chris holds an MBA from Pace University.

Emily Tabak has served as our Chief Legal Officer since joining Enhanced in December 2025. From October 2022 to December 2025, Emily was General Counsel at Vivid Seats (NASDAQ: SEAT), where she led the Legal, Government Affairs and Public Relations and Communications functions. From January to July 2022, she served as General Counsel at Datto, Inc. (NASDAQ: MSP), a security and cloud-based software solutions provider. From December 2020 to January 2022, Emily served as Deputy General Counsel and Corporate Secretary at Coupang, Inc. (NYSE: CPNG). From 2016 to December 2020, she served in various leadership positions at Nielsen Holdings, Inc. (NYSE: NLSN), most recently as Deputy Chief Legal Officer. From 2014 to 2016, Emily worked in the legal department at American Express Company (NYSE: AXP). Emily began her legal career at Simpson Thacher & Bartlett LLP. Emily is a graduate of Harvard University and the University of Virginia School of Law.

Non-Employee Directors

Christian Angermayer has over two decades of experience as an entrepreneur, investor and strategic operator in the life sciences, technology, fintech, crypto and alternative-health sectors. He is the Founder of Apeiron, a private investment firm and family office with multi-billion-dollar assets under management and global operations across London, New York, Abu Dhabi and Berlin. He is the co-founder and non-employee Executive Chairman of Enhanced. He is also the Co-Founder and Chairman of atai Life Sciences (NASDAQ: ATAI), a biotechnology company developing treatments for mental-health disorders and other conditions through novel mechanisms including psychedelics and longevity medicine. Earlier in his career, Christian co-founded the biotech company Ribopharma AG, which merged into Alnylam Pharmaceuticals. He holds a strong track record of founding and investing in multiple unicorns and high-growth companies, and brings to the Company leadership in capital markets transactions, strategic investment sourcing and the build-out of disruptive platforms.

James J. Murren is a seasoned executive with deep experience in global hospitality, gaming and entertainment infrastructure. He served as Chairman and CEO of MGM Resorts International from December 2008 through his transition announced in February 2020, following a 22-year tenure at the company beginning in 1998. Prior to joining MGM, Jim spent more than a decade on Wall Street as a securities analyst and investment-banker, earning the Chartered Financial Analyst designation in 1991. During his MGM leadership, he oversaw the company’s major expansion projects including the creation of the CityCenter mixed-use resort in Las Vegas, significant global development and the enhancement of MGM’s sustainability, diversity and inclusion platforms. Jim holds a Bachelor of Arts degree from Trinity College in Connecticut, where he studied art history and urban studies. He is currently engaged in a variety of leadership roles, serving as Chair of the General Commercial Gaming Regulatory Authority in the United Arab Emirates, Executive Chairman of the Ritz-Carlton Yacht Collection, and co-founder of the Nevada Cancer Institute.

Dr. Juliette Han has served as Chief Financial and Operating Officer of Cambrian Biopharma since February 2020, as the organization scaled from seed to Series D funding through numerous strategic transactions and pipeline programs. She has overseen capital formation and investor relations and has built institutional-grade finance and operations infrastructure across multiple jurisdictions. From 2018 to February 2020, Dr. Han served as Chief of Staff to the Chief Executive Officer and Chief Investment Officer overseeing private investments at Two Sigma Investments, a quantitative investment firm, where she led fund-wide strategic planning and assisted in coordinating and overseeing investment committee operations. From 2016 to 2018, Dr. Han served as Chief of Staff to the Chief Operating Officer, People, at Citadel LLC, a multinational hedge fund, where she drove enterprise-wide people strategy and led HR data and automation transformation while enabling substantial year-over-year headcount growth. Prior to this, Dr. Han was employed by McKinsey & Company as Chief of Staff to the Managing Partner for McKinsey New Ventures and as a Senior Engagement Manager focusing on innovation and growth initiatives. Dr. Han currently serves as a board member of Rapalogix Inc. and Tornado Therapeutics Inc., private biotechnology companies, and MassChallenge, a nonprofit startup accelerator. She also serves as Adjunct Professor of Finance at Columbia Business School, as an advisor to the Harvard Medical School Division of Medical Sciences, and an advisor at Quantitative Life Sciences Technologies, LLC. Dr. Han holds a Ph.D. in Neuroscience from Harvard University Medical School, Division of Medical Sciences, an M.S. in

Physiological Sciences from the University of California Los Angeles and a B.S. in Neuroscience and Physiological Science from the University of California Los Angeles.

Anthony D. Eisenberg is a highly accomplished dealmaker, private markets investor, and attorney with a distinguished career spanning finance and the law. He is currently the CEO of American Drive Acquisition Corp. Additionally, Anthony is a founding partner of Palo Santo, a $50 million venture capital firm specializing in innovative mental health treatments. Previously, he served on the Board of Directors of NASDAQ-listed biotechnology company AbPro (ABP), where he chaired both the Audit and Compensation Committees. Beyond these roles, Anthony also produced the Broadway Theatrical Production “Take A Banana For The Ride” starring Jeff Ross and also sits on the boards of Apeiron Acquisition Company (NASDAQ), Silver Pegasus Acquisition Corporation (NASDAQ) and the U.S. based music royalty company Record. He was formerly the Chief Strategic Officer and a Board Member for NASDAQ listed special purpose acquisition companies Atlantic Coastal Acquisition I and II (ACAH and ACAB). Anthony holds a JD from the University of Michigan an MBA from Georgetown University, as well as an undergraduate degree with honors from the University of Miami. Anthony is a member of the Bar of the State of New York. He is an active leader and contributor to several organizations, serving on the board of Education Reform Now.

James Simpson has served as General Counsel of Apeiron since 2024. In this role, he oversees Apeiron’s global legal, compliance, and governance functions and advises on corporate transactions, mergers and acquisitions, and regulatory matters. Previously, James was an attorney at Sullivan & Cromwell LLP, where he maintained a broad corporate, finance, and governance practice representing global clients in capital markets, M&A, finance and securities law matters. James holds a J.D./LL.M. from Duke University School of Law and a B.A. in history and English from Wake Forest University.

Corporate Governance

Enhanced Group structures its corporate governance in a manner that it believes aligns its interests with those of its stockholders. Notable features of this corporate governance include:

•	Enhanced Group has independent director representation on our audit committee immediately following Closing;

•	at least one of our directors qualifies as an “audit committee financial expert” as defined by the SEC; and

•	Enhanced Group has implemented a range of other corporate governance practices, including a director education program.

Board and Board Committees

The Enhanced Group Board directs the management of its business and affairs, as provided by Texas law, and conducts its business through meetings of the board of directors and standing committees. Our board of directors has affirmatively determined that James J. Murren, Dr. Juliette Han and Anthony D. Eisenberg are independent directors within the meaning of the NYSE listing standards. The Enhanced Group Board has three standing committees. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues.

As a “controlled company” pursuant to the NYSE listing standards, we are exempt from certain NYSE governance requirements that would otherwise apply to the composition and function of the Enhanced Group Board, and we intend to avail ourselves of such exemptions, in whole or in part, for so long as Apeiron and its affiliates continue to hold a majority of the voting power of our outstanding common stock. For example, we are not required to comply with certain rules that would otherwise require, among other things, (i) the Enhanced Group Board to have a majority of independent directors, (ii) the compensation of our executive officers to be determined by a majority of the independent directors or a committee of independent directors, and (iii) director nominees to be selected or recommended either by a majority of the independent directors or a committee of independent directors. We intend initially to partially utilize these exemptions such that neither our nomination and governance committee nor our compensation committee will be fully comprised of independent directors.

If we cease to be a “controlled company” and shares of Class A common stock continue to be listed on NYSE, we will be required to comply with these standards and, depending on the Enhanced Group Board’s independence determination with respect to its then-current directors, we may be required to add additional directors to our board in order to achieve such compliance within the applicable transition periods.

Audit Committee

Enhanced Group’s audit committee is responsible for, among other things:

•	appointing, compensating, retaining, evaluating, terminating and overseeing Enhanced Group’s independent registered public accounting firm;

•	discussing with Enhanced Group’s independent registered public accounting firm their independence from management;

•	reviewing, with Enhanced Group’s independent registered public accounting firm, the scope and results of their audit;

•	approving all audit and permissible non-audit services to be performed by Enhanced Group’s independent registered public accounting firm;

•

overseeing the financial reporting process and discussing with management and Enhanced Group’s independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;

•	overseeing Enhanced Group’s financial and accounting controls and compliance with legal and regulatory requirements;

•	reviewing Enhanced Group’s policies on risk assessment and risk management;

•	reviewing related person transactions; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Enhanced Group’s audit committee consists of James J. Murren, Dr. Juliette Han and Anthony D. Eisenberg with James J. Murren serving as Chairperson. Rule 10A-3 of the Exchange Act and NYSE rules require that our audit committee be composed entirely of independent members. The Enhanced Group Board affirmatively determined that each member of Enhanced Group’s audit committee meets the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and NYSE rules. Each member of Enhanced Group’s audit committee also meets the financial literacy requirements of NYSE listing standards and James J. Murren qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The Enhanced Group Board adopted a written charter for the audit committee, which is available on Enhanced Group’s corporate website. The information on Enhanced Group’s website is not incorporated in this prospectus.

Nominating and Corporate Governance Committee

Enhanced Group’s nominating and corporate governance committee is responsible for, among other things:

•	identifying individuals qualified to become members of the Enhanced Group Board, consistent with criteria approved by the Enhanced Group Board as set forth in our corporate governance guidelines;

•	annually reviewing the committee structure of the Enhanced Group Board and recommending to the Enhanced Group Board the directors to serve as members of each committee; and

•	developing and recommending to the Enhanced Group Board a set of corporate governance guidelines.

Enhanced Group’s nominating and corporate governance committee consists of James Simpson and Anthony D. Eisenberg with James Simpson serving as Chairperson. The Enhanced Group Board adopted a written charter for the nominating and corporate governance committee, which is available on Enhanced Group’s corporate website. The information on Enhanced Group’s website is not incorporated in this prospectus.

Compensation Committee

Enhanced Group’s compensation committee is responsible for, among other things:

•	reviewing and approving, or recommending that the Enhanced Group Board approve, the compensation of our CEO and other executive officers;

•	making recommendations to the Enhanced Group Board regarding director compensation; and

•	reviewing and approving incentive compensation and equity-based plans and arrangements and making grants of cash-based and equity-based awards under such plans.

Enhanced Group’s compensation committee consists of James Simpson and Dr. Juliette Han with James Simpson serving as Chairperson. The Enhanced Group Board adopted a written charter for the compensation committee, which is available on Enhanced Group’s corporate website. The information on Enhanced Group’s website is not incorporated in this prospectus.

Risk Oversight

One of the key functions of the Enhanced Group Board is informed oversight of our risk management process. The Enhanced Group Board may in the future form a standing risk management committee; however, until any such committee is formed, the Enhanced Group Board administers this oversight function directly through the Enhanced Group Board as a whole, as well as through various standing committees of the Enhanced Group Board that address risks inherent in their respective areas of oversight. For example, our audit committee is responsible for overseeing the management of risks associated with our financial reporting, accounting, and auditing matters, and our compensation committee oversees the management of risks associated with our compensation policies and programs. We believe the Enhanced Group’s administration of its risk oversight function does not negatively affect its leadership structure.

Code of Business Conduct and Ethics

We adopted a Code of Conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the Code of Conduct is posted on our corporate website. In addition, we post on our website all disclosures that are required by law or NYSE listing standards concerning any amendments to, or waivers from, any provision of the Code of Conduct. The information on Enhanced Group’s website is not incorporated in this prospectus.

Compensation of Directors and Officers

We developed an executive compensation program that is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, motivate and retain individuals who contribute to the long-term success of Enhanced. Decisions on the executive compensation program are made by the board of directors.

EXECUTIVE COMPENSATION

The following tables reflect historical information regarding the compensation of each individual who served as Enhanced’s principal executive officer in fiscal year 2025, its two other most highly compensated executive officers as of December 31, 2025 and one other individual who would have been one of the most highly compensated executive officers but for the fact he was no longer serving as an executive officer as of December 31, 2025, for services rendered for the years ended December 31, 2025 and 2024. These individuals are referred to as Enhanced’s NEOs.

2025 Summary Compensation Table

Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Maximilian Martin	2025	—	252,000	—	2,075,412			393,278	2,720,690
Chief Executive Officer, Director	2024	—	—	—	—	—	—	360,000	360,000
Siddhartha Banthiya(1)	2025	110,160	36,000	—	532,800	—	—	—	678,960
Chief Financial Officer
Rick Adams(1)	2025	285,000	189,000	—	532,800	—	—	75,000	1,081,800
Chief Sporting Officer
Alex Lopez(1)	2025	210,000	99,000	—	532,800	—	—	—	841,800
Chief Brand Officer
Dirk Struycken	2025	—	204,545	—	410,441			388,800	1,003,786
General Counsel	2024	—	—	—	—	—	—	297,328	297,328
Aron D’Souza	2025	159,859	37,000	—	—	—	—	132,778	329,637.00
Former President, Former Director	2024	—	—	—	—	—	—	370,000	370,000

(1)

Principal position refers to the year ended December 31, 2025 only. Messrs. Banthiya, Adams and Lopez first became NEOs in fiscal year 2025, and therefore only their 2025 compensation is included in the 2025 Summary Compensation Table. Mr. D’Souza ceased providing services to Enhanced as a director and employee on September 4, 2025, but he thereafter continued to be available to the Company for the provision of consulting services. Mr. Lopez ceased providing services to Enhanced on February 9, 2026.

(2)	For more information regarding bonuses earned in fiscal year 2025, see the section entitled “Narrative Disclosure to 2025 Summary Compensation Table-Base Salary and Incentives-Bonus Compensation.”
(3)

The amounts in this column represent the grant date fair value of Enhanced Options granted in the applicable fiscal year determined in accordance with ASC Topic 718. The assumptions used by the Company in calculating these amounts are described in note 7 to the financial statements of Enhanced for fiscal year 2025 on page F-85. These amounts do not reflect the actual economic value that will be realized by our NEOs upon the vesting, exercise, or sale of the Enhanced common shares underlying such awards.

(4)

The amounts in this column for 2025 include the following: for Mr. Martin, director remuneration ($360,000) and relocation benefits ($33,278); for Mr. Adams, consulting fees ($75,000); for Mr. Struycken, consulting fees ($388,800); and for Mr. D’Souza, director remuneration ($92,500) and consulting fees ($40,278).

Narrative Disclosure to 2025 Summary Compensation Table

During all or a portion of fiscal year 2025, each of the NEOs served in non-employee capacities for Enhanced. Mr. Martin served as a director for all of fiscal year 2025 and will commence employment on February 1, 2026. Mr. D’Souza served as an employee from April 1, 2025 to September 4, 2025 and as a director until September 8, 2025. Mr. D’Souza thereafter ceased to be an executive officer, but he continued to provide services to the Company as an independent contractor pursuant to a consulting agreement which commenced on September 4, 2025. Mr. Struycken served as an independent contractor for all of fiscal year 2025. Mr. Adams served as an independent contractor until commencing employment on March 16, 2025. Mr. Lopez served as an independent contractor from February 12, 2025 until he commenced employment on June 2, 2025. Mr. Lopez ceased providing services to Enhanced on February 9, 2026.

Director Remuneration and Consultant Fees

Messrs. Martin’s and D’Souza’s fiscal year 2025 compensation includes the director remuneration ($360,000 in the case of Mr. Martin and $92,500 in the case of Mr. D’Souza) attributable to their director service in fiscal year 2025.

Following the cessation of his service as an employee on September 4, 2025, Mr. D’Souza provided services to Enhanced in fiscal year 2025 as an independent contractor pursuant to a consulting agreement. Under this agreement, he is entitled to $125,000 for twelve months, payable in quarterly installments, and he bore his own expenses (other than reimbursement for reasonable business travel expenses). If Enhanced or Mr. D’Souza terminate the consulting arrangement prior to September 4, 2026, Mr. D’Souza will be entitled to any then-unpaid portion of his consulting fees.

Mr. Struycken provided services to Enhanced in fiscal year 2025 as an independent contractor pursuant to a consulting agreement. Under this agreement, he was paid a per-day consulting fee subject to a monthly cap, and he bore his own expenses (other than reimbursement for reasonable business travel expenses). The amounts reported for Mr. Struycken in the 2025 Summary Compensation Table include the aggregate consulting fees earned during 2025, whether paid or accrued.

Mr. Adams provided services to Enhanced in fiscal year 2025 as an independent contractor pursuant to a consulting agreement until commencing employment on March 16, 2025. Under this agreement, he was paid a per-day consulting fee subject to a monthly cap, and he bore his own expenses (other than reimbursement for reasonable business travel expenses). The amounts reported for Mr. Adams in the 2025 Summary Compensation Table include the aggregate consulting fees earned during 2025, whether paid or accrued.

Mr. Lopez provided services to Enhanced in fiscal year 2025 as an independent contractor providing services pursuant to a consulting agreement beginning February 12, 2025 until commencing employment on June 2, 2025. Under this agreement, he was paid a per-day consulting fee subject to a monthly cap, and he bore his own expenses (other than reimbursement for reasonable business travel expenses). The amounts reported for Mr. Lopez in the 2025 Summary Compensation Table include the aggregate consulting fees earned during 2025, whether paid or accrued.

Offer Letters

Enhanced has provided offer letters to certain of the NEOs with respect to their employment, the material terms of which are described below.

Siddhartha Banthiya. Enhanced provided Mr. Banthiya with an offer letter, dated as of August 27, 2025, in connection with the commencement of his employment. The offer letter provides for an annual base salary of $350,000, an annual bonus of up to 30% of annual base salary ($105,000), and eligibility to receive employee benefits such as health, dental, vision, 401k, long and short-term disability plus life insurance. The offer letter also provides for a one-time grant of Enhanced Options, which is described below under “—Prior Plan Awards.”

Rick Adams. Enhanced provided Mr. Adams with an offer letter, dated as of March 16, 2025, in connection with the commencement of his employment. The offer letter provides for an annual base salary of $360,000, an annual bonus of up to 30% of annual base salary ($108,000), and eligibility to receive employee benefits such as health, dental, vision, 401k, long and short-term disability plus life insurance. The offer letter also provides for a one-time grant of Enhanced Options, which is described below under “—Prior Plan Awards.”

Alex Lopez. Enhanced provided Mr. Lopez with an offer letter, dated as of May 28, 2025, in connection with the commencement of his employment. The offer letter provides for an annual base salary of $360,000, an annual bonus of up to 30% of annual base salary ($108,000), and eligibility to receive employee benefits such as health, dental, vision, 401k, long and short-term disability plus life insurance. The offer letter also provides for a one-time grant of Enhanced Options, which is described below under “—Prior Plan Awards.”

Base Salary and Incentives

Base Salary. Base salary represents the fixed portion of an NEO’s compensation and is intended to provide compensation for expected day-to-day performance. Salaries are reviewed periodically and may be increased based on a number of factors, including the assumption of additional responsibilities and other factors that demonstrate an NEO’s increased value to Enhanced and review of competitive market data. Mr. Martin was not an employee and was not paid a base salary for any portion of 2025. The annual base salaries for Messrs. Banthiya, Adams and Lopez were established by their offer letters in connection with their commencement of employment in fiscal year 2025. For Mr. D’Souza, the Enhanced Board approved an annual base salary of $370,000 in connection with the commencement of his employment on April 1, 2025 (the same rate as his prior director remuneration).

Bonus Compensation. In order to reward the NEOs for the achievement of performance objectives, Enhanced has awarded bonuses as approved by the Enhanced Board. For fiscal year 2025, the Enhanced Board approved the following bonuses for the NEOs: $252,000 for Mr. Martin; $36,000 for Mr. Banthiya; $189,000 for Mr. Adams; $99,000 for Mr. Lopez; $204,545 for Mr. Struycken; and $37,000 for Mr. D’Souza.

Prior Plan Awards. In fiscal year 2025, Enhanced granted Enhanced Options to certain of the NEOs pursuant to the Prior Plan. The number of Enhanced common shares underlying the Enhanced Options initially received by the applicable NEOs are: 292,147 for Mr. Martin; 75,000 for Mr. Banthiya; 75,000 for Mr. Adams; 75,000 for Mr. Lopez; and 57,776 for Mr. Struycken. The Enhanced Options received by the applicable NEOs vest monthly over a four-year period from the applicable vesting commencement date, subject to a one-year cliff, provided that the applicable NEO continues to provide services to Enhanced. The initial vesting commencement date for each of the applicable NEOs was: August 1, 2025 for Mr. Martin; August 27, 2025 for Mr. Banthiya; August 2, 2024 for Mr. Adams; May 28, 2025 for Mr. Lopez; and March 25, 2024 for Mr. Struycken. The Enhanced Options granted to the NEOs have a 10-year term and are subject to the terms and conditions of the Prior Plan and the applicable award agreements. On February 8, 2026, Mr. Martin forfeited certain of his Enhanced Options with respect to 23,226 Enhanced common shares and the vesting commencement date for his remaining Enhanced Options was amended to October 29, 2025. In connection with Mr. Lopez’s cessation of services to Enhanced on February 9, 2026, his Enhanced Options were amended such that one-quarter (18,750) vested on such date, and his remaining Enhanced Options were forfeited pursuant to their existing terms.

Benefits: The NEOs who are serving as U.S. employees receive health insurance, life insurance, disability benefits and, generally, other similar benefits in the same manner as our other employees in the U.S. In addition, Mr. Martin received relocation benefits worth $33,000 in fiscal year 2025.

Outstanding Equity Awards at December 31, 2025

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Maximilian Martin	—		292,147	(1)	—	9.32	10/29/2035	—	—	—	—
Siddhartha Banthiya	—		75,000	(1)	—	9.32	10/29/2035	—	—	—	—
Rick Adams	25,000	(1)	50,000	(1)	—	9.32	10/29/2035	—	—	—	—
Alex Lopez	—		75,000	(1)	—	9.32	10/29/2035	—	—	—	—
Dirk Struycken	25,277	(1)	32,499	(1)	—	9.32	10/29/2035	—	—	—	—
Aron D’Souza	—		—		—	—	—	—	—	—	—

(1)

These amounts reflect Enhanced Options that vest monthly over a four-year period from the applicable vesting commencement date, subject to a one-year cliff. The initial vesting commencement date for each of the applicable NEOs was: August 1, 2025 for Mr. Martin; August 27, 2025 for Mr. Banthiya; August 2, 2024 for Mr. Adams; May 28, 2025 for Mr. Lopez; and March 25, 2024 for Mr. Struycken. On February 8, 2026, Mr. Martin forfeited certain of his Enhanced Options with respect to 23,226 Enhanced common shares and the vesting commencement date for his remaining Enhanced Options was amended to October 29, 2025. In connection with Mr. Lopez’s cessation of services to Enhanced on February 9, 2026, his Enhanced Options were amended such that one-quarter (18,750) vested on such date, and his remaining Enhanced Options were forfeited pursuant to their existing terms.

Equity Grant Policies

Enhanced Group expects to consider its policies and practices with respect to the grant of stock options and other equity incentive awards in relation to the disclosure of material non-public information.

Equity Incentive Plans Adopted in Connection with the Business Combination

Omnibus Incentive Plan

the Company’s Omnibus Incentive Plan is designed to help the Company (i) attract, retain and motivate key employees (including prospective employees), non-employee directors and consultants, (ii) align the interests of such persons with the Company’s shareholders and (iii) promote ownership of the Company’s equity.

Founder Plan

Pursuant to the Founder Plan certain “founders”, including Mr. Martin, may receive equity-based awards.

Employee Share Purchase Plan Adopted in Connection with the Business Combination

The Company’s ESPP is designed to provide an opportunity for eligible employees of the Company and its designated subsidiaries or affiliates to purchase shares of Class A common stock at a discount through voluntary contributions. The Company intends for offerings under the ESPP to qualify as an “employee stock purchase plan” under Section 423 of the Code, though the Board or applicable committee thereof may also authorize the grant of rights under offerings of the ESPP that are not intended to comply with the requirements of Section 423 of the Code, pursuant to any rules, procedures, appendices, or sub-plans adopted for such purpose.

DIRECTOR COMPENSATION

In fiscal year 2025, Enhanced did not provide compensation to directors for their services as a director other than as included in the 2025 Summary Compensation Table for Messrs. D’Souza and Martin and discussed in the section entitled “Executive Compensation-Narrative Disclosure to 2025 Summary Compensation Table—Director Remuneration and Consultant Fees.”

The Company may adopt a director compensation policy to govern the compensation of members of the Enhanced Group Board, which, if adopted may provide for annual cash retainers and/or certain equity-based awards that will be granted from time to time in accordance with such policy.

DESCRIPTION OF SECURITIES

The following summary describes all material provisions of Enhanced Group capital stock. Enhanced Group is governed by governing documents that were adopted in connection with the Business Combination.

Authorized Capitalization

General

The total amount of 640,000,000 authorized shares of Common Stock consists of 310,000,000 shares of Class A common stock, par value $0.0001 per share and 330,000,000 shares of Class B Common Stock, par value $0.0001 per share. In addition, there is authorized 100,000,000 shares of preferred stock, par value $0.0001 per share. The number of authorized shares of any class may be increased or decreased (but not below the number outstanding) by a majority of the voting power of the stock entitled to vote thereon, voting together as a single class, without a separate class vote, as permitted by the TBOC and as provided in the Certificate of Formation.

Enhanced Group Options

A total amount of up to 10,656,222 shares of Class A common stock are issuable upon the vesting and exercise of outstanding Enhanced Group Options prior to any forfeitures.

Enhanced Top-Up Awards

A total amount of up to 526,371 shares of Class A common stock will become issuable when the Company settles the Enhanced Top-Up Awards.

Omnibus Incentive Plan, Founder Plan, and Employee Share Purchase Plan

No securities are issued and outstanding under the Omnibus Incentive Plan, Founder Plan, and Employee Share Purchase Plan, which were adopted in connection with the Business Combination and copies of which are filed as Exhibit 10.5 to the registration statement of which this prospectus forms a part.

Consultant Warrants

A total amount of up to 817,005 shares of Class A common stock are issuable upon the vesting and exercise of outstanding Consultant Warrants prior to any forfeitures.

SAFE Warrants

Investors in the 2025 Private Placement, received, immediately prior to the Closing of the Business Combination and according to the terms of the SAFEs issued in the 2025 Private Placement, warrants equal to fifty percent (50%) of the number of Class A common stock received upon conversion, each exercisable for one share of Class A common stock at a per-share price equal to the conversion price determined under the SAFE.

2026 Private Placement Warrants

Investors in the 2026 Private Placement received PIPE Warrants to purchase up to 6,426,733 shares of Class A common stock at First Closing and will receive PIPE Warrants to purchase up to 6,426,733 shares of Class A common stock at the Second Closing and Third Closing. The PIPE Warrants are exercisable from the date of issuance and have a term expiring on the earlier of (i) the fifth (5th) anniversary of the original issue date and (ii) the Accelerated Expiration Date. The PIPE Warrants have an exercise price of $3.89 per share, subject to customary adjustments in the case of stock dividends, stock splits, pro rata distributions, and similar events in respect of the Common Stock; provided, however that for a period of twenty-four (24) months following the original issue date, the exercise price of the PIPE Warrants is also subject to adjustment for any issuance or sale of Equity Securities of the Company for bona fide capital raising purposes at a price per share (or conversion or exercise price, as applicable) lower than the exercise price then in effect, subject to certain excluded issuances (the “Anti-Dilution Adjustment”). Simultaneously with any Anti-Dilution Adjustment, the number of PIPE Warrant Shares that may be purchased upon exercise of the PIPE Warrants shall be increased or decreased proportionately so that after such adjustment the aggregate exercise price payable for the adjusted number of PIPE Warrant Shares shall be the same as the aggregate exercise price in effect on the original issue date. Pursuant to the terms of the PIPE Warrants, there will be certain restrictions on the effectiveness of any Anti-Dilution Adjustment and related exercises until the effectiveness of approval by the stockholders of the Company in accordance with the listing rules of the NYSE, and for which the Company is obtaining the Stockholder Consent.

Preferred Stock

The Enhanced Group Board has authority to issue shares of Enhanced Group preferred stock in one or more series, to fix for each such series such voting powers, designations, preferences, qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series, all to the fullest extent permitted by the TBOC. The number of authorized shares of Enhanced Group preferred stock may also be increased or decreased (but not below the number of shares thereof then-outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of Enhanced Group without a separate vote of the holders of the preferred stock. The issuance of Enhanced Group preferred stock could have the effect of decreasing the trading price of Common Stock, restricting dividends on Enhanced Group capital stock, diluting the voting power of Common Stock, impairing the liquidation rights of Enhanced Group capital stock, or delaying or preventing a change in control of Enhanced Group.

Voting Rights

Each holder of Class A common stock is entitled to one (1) vote per share, and holders of Class B Common Stock are entitled to ten (10) votes per share, on each matter submitted to a vote of shareholders, as provided by the Certificate of Formation. The holders of Class A common stock and Class B Common Stock will generally vote together as a single class on all matters (including the election of directors) submitted to a vote of Enhanced Group shareholders, unless otherwise required by applicable law or the Certificate of Formation. The holders of Class A common stock and Class B Common Stock will not be entitled to vote on any amendment to the Certificate of Formation that relates solely to the terms of one or more outstanding series of Enhanced preferred stock if the holders of such affected shares are entitled, either separately or as a class with the holders of one or more other such series, to vote thereon. There are no cumulative voting rights provided for in the Certificate of Formation.

The Bylaws provide that the holders of a majority of the voting power of the outstanding shares of Enhanced Group capital stock entitled to vote, present in person, by remote communication (if applicable) or represented by proxy, will constitute a quorum at all meetings of shareholders; where a separate class or series vote is required, a majority of the voting power of such class or series constitutes a quorum for that vote. When a quorum is present, the affirmative vote of a majority of the voting power of the shares present and entitled to vote is required to take action, unless otherwise specified by law, the Bylaws or the Certificate of Formation. Directors are elected by a majority of the voting power of the shares present and entitled to vote on the election of directors. There are no cumulative voting rights.

No Conversion or Further Issuance of Class B Common Stock

There are no conversion rights between classes set forth in the Certificate of Formation (i.e., Class A common stock does not convert into Class B Common Stock and vice versa). In addition, after the Closing, additional shares of Class B common stock may not be issued. Furthermore, the outstanding shares of Class B Common Stock held by a holder of Class B shares are subject to mandatory cancellation (without consideration) one year after the date on which (a) in respect of Class B Common Stock held by Apeiron Incubation Limited or its affiliates or designates, Christian Angermayer (or another representative of Apeiron Incubation Limited, or its affiliates or designates), or (b) in respect of Class B Common Stock held by Maximilian Martin, Maximilian Martin, ceases to serve on the Enhanced Group Board, subject to reinstatement if such representative is re-appointed or re-elected prior to that anniversary. Once cancelled, shares of Class B Common Stock will not be reissued.

Restrictions on Transfer

Shares of Enhanced Group capital stock may be subject to transfer restrictions under applicable securities laws and any lock-ups, investor rights, support or similar agreements entered into in connection with the Business Combination as described in this prospectus. The Certificate of Formation also restricts the issuance of additional shares of Class B Common Stock and subjects outstanding shares of Class B Common Stock to the cancellation provisions described above.

Dividend Rights

Subject to the rights of any Enhanced Group preferred stock, holders of Class A common stock are entitled to receive dividends or other distributions when and as declared by the Board out of legally available funds. Holders of Class B Common Stock are not entitled to receive dividends. If a dividend is paid in the form of Common Stock, each class participates only with respect to its own class.

Other Rights

Each holder of Class A common stock and Class B Common Stock is subject to, and may be adversely affected by, the rights of the holders of any series of Enhanced Group preferred stock that Enhanced Group may designate and issue in the future. Class A common stock and Class B Common Stock are not entitled to preemptive rights and are not subject to conversion (except as noted above), redemption, or sinking fund provisions.

Liquidation Rights

In any liquidation, dissolution or winding-up of Enhanced Group, holders of shares of Class A common stock are entitled to receive ratably all assets available for distribution after payment of liabilities and subject to any preferred stock preferences, unless disparate treatment between classes is approved in advance by a majority of each class voting separately. Class B Common Stock does not carry economic rights and will not participate in the proceeds of a liquidation.

Change of Control Transactions

In the event of any merger, consolidation or other business combination involving Enhanced Group, or in the case of any other transaction having a substantially similar effect on shareholders, the holders of Class A common stock will be entitled to receive the same form and amount of consideration per share as is received by all other holders of Class A common stock, subject to the rights and preferences of any then-outstanding series of preferred stock. Holders of Class B Common Stock will not be entitled to receive any merger consideration, liquidation proceeds, dividends or other economic distributions upon a change of control or otherwise, as shares of Class B Common Stock are non-economic voting shares. Accordingly, in any merger, consolidation or similar transaction, only the holders of Class A common stock (and any holders of Enhanced Group preferred stock, to the extent applicable) will have rights to receive merger consideration or other economic benefits. The holders of stock will vote on the approval of such transaction in accordance with their voting rights but will not participate in the transaction’s economic proceeds as holders of Class B Common Stock.

Anti-takeover Effects of the Certificate of Formation and the Bylaws

The Certificate of Formation and the Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of Enhanced Group. Enhanced Group expects that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Enhanced to first negotiate with the Board, which Enhanced believes may result in an improvement of the terms of any such acquisition in favor of Enhanced’s shareholders. However, they also give the Board the power to discourage mergers that some shareholders may favor.

Multiple Classes of Common Stock

As described above, the Certificate of Formation provides for a multiple class common stock structure pursuant to which holders of Class B Common Stock have ten votes per share, and as such have the ability to control the outcome of matters requiring shareholder approval, even if they own significantly less than a majority of the shares of outstanding Common Stock, including the election of directors and significant corporate transactions, such as a merger or other sale of Enhanced Group or Enhanced Group’s assets.

Special Meetings of Shareholders

The Certificate of Formation provides that special meetings of shareholders may be called only by the Enhanced Group Board, the chairperson of the Enhanced Group Board, the CEO (or, to the extent required by the TBOC, the president), or by holders of not less than 50% of the voting power of the outstanding shares entitled to vote at such meeting. The Enhanced Group Board may postpone, reschedule or cancel (to the extent permitted under the TBOC) any special meeting previously called.

Action by Written Consent

The Certificate of Formation provides that any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a written consent or consents setting forth the action so taken are signed by shareholders holding not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting and are delivered to Enhanced Group at its principal executive office.

Shareholders Not Entitled to Cumulative Voting

Neither the Certificate of Formation nor the Bylaws provide for cumulative voting; accordingly, holders of a majority of the voting power entitled to vote in any election of directors can elect all directors standing for election (subject to any preferred stock rights).

Texas Anti-takeover Statute

Enhanced Group has elected not to be governed by the restrictions on business combinations with interested shareholders set forth in Subchapter M of Chapter 21 of the TBOC (including Section 21.606). As a result, Enhanced Group is not subject to Texas’ statutory business-combination restrictions.

Board and Bylaw Governance

Directors may be removed only for cause by the affirmative vote of at least 66 2/3% of the voting power entitled to vote in the election of directors, voting together as a single class. Vacancies and newly created directorships may be filled by a majority of the directors then in office, even if less than a quorum.

The Enhanced Group Board may adopt, amend or repeal the Bylaws by majority vote. Shareholders may also amend the Bylaws with the affirmative vote of at least 66 2/3% of the voting power entitled to vote generally in the election of directors. Certain amendments to the Certificate of Formation require heightened votes if the holders of Class B shares no longer hold at least 66 2/3% of the voting power.

Limitations on Liability and Indemnification of Officers and Directors

The Bylaws provide that Enhanced Group will indemnify its directors and officers to the fullest extent permitted by the TBOC or any other applicable law. Enhanced Group may, by individual agreement, expand or limit the scope of such indemnification, but it is not required to indemnify a director or officer in connection with a proceeding initiated by that person unless (i) required by law, (ii) authorized by the Board, or (iii) expressly provided by contract.

Enhanced Group is authorized to indemnify employees and other agents to the extent permitted by law, and the Board may delegate determinations regarding such indemnification. The Bylaws further provide that Enhanced Group will advance expenses (including attorneys’ fees) incurred by any director or officer in defending actions, suits or proceedings prior to final disposition, subject to the individual’s delivery of an undertaking to repay amounts advanced if it is ultimately determined that the individual is not entitled to indemnification. No advance will be made to an officer (other than one who is or was a director) if a disinterested majority of the Board, a committee thereof, or independent legal counsel determines that the officer acted in bad faith or not in the best interests of the corporation.

The rights to indemnification and advancement of expenses are deemed contractual and enforceable in court. A director or officer seeking indemnification or advancement may bring suit if a claim is denied or not resolved within 90 days, and the burden of proof in such a proceeding rests with the corporation to show that indemnification is not permitted under applicable law. These rights are non-exclusive, continue after an individual ceases to serve as a director, officer, employee or agent, and inure to the benefit of the individual’s heirs and legal representatives.

Enhanced Group may also purchase and maintain insurance on behalf of any person entitled to indemnification. Any repeal or modification of these provisions will apply only prospectively and will not affect existing rights arising from acts or omissions occurring before such change. If any portion of the indemnification provisions is held invalid, the corporation will nevertheless provide indemnification to the fullest extent permitted by any applicable portion of the Bylaws or other law then in effect. Any claims for indemnification by Enhanced Group directors and officers may reduce Enhanced Group’s available funds to satisfy successful third-party claims against Enhanced Group and may reduce the amount of money available to Enhanced Group.

Exclusive Jurisdiction of Certain Actions

The Certificate of Formation provides that, unless Enhanced Group consents in writing to the selection of an alternative forum, the Texas Business Court will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Enhanced Group, (ii) any action asserting a claim for or based on an alleged breach of fiduciary duty owed by any current or former director, officer or employee of Enhanced Group to the company or its shareholders (including claims alleging aiding and abetting of such a breach), (iii) any action asserting a claim against Enhanced Group or any of its current or former directors, officers or employees arising under the TBOC, the Certificate of Formation or the Bylaws, (iv) any action asserting a claim related to or involving Enhanced Group that is governed by the internal affairs doctrine, or (v) any action asserting an “internal entity claim” within the meaning of Section 2.115 of the TBOC.

If the Texas Business Court is not accepting filings or determines that it lacks jurisdiction, such actions must be brought in the United States District Court for the Northern District of Texas, Dallas Division, or, if the federal court lacks jurisdiction, in the state district court of Dallas County, Texas. This exclusive forum provision does not apply to any claims arising under the Securities Act or the Securities Exchange Act, or to any other claim for which the federal courts have exclusive jurisdiction.

While the Texas courts have determined that such choice of forum provisions are facially valid, a shareholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of the Certificate of Formation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

Transfer Agent

The transfer agent for the Common Stock is Computershare Trust Company, N.A.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of Enhanced Group common stock by:

•	each person who beneficially owns 5.0% or more of the outstanding Enhanced Group common stock;

•	each person who is a director or named executive officer of the Enhanced Group; and

•	all of the directors and executive officers of the Enhanced Group as a group.

The beneficial ownership of shares of the Company’s Common Stock is based on (i) 128,972,161 shares of Enhanced Group Class A common stock issued and outstanding as of July 10, 2026 and (ii) 258,837,933 shares of Class B Common Stock issued and outstanding as of July 10, 2026, and therefore does not give effect to the Second Closing or the Third Closing. Certain shares of Class A common stock are subject to restrictions on transfer and release as described in the section titled “Prospectus Summary-Transaction Support Agreements; Lock-Up Restrictions.”

Except as otherwise noted herein, the number and percentage of Common Stock beneficially owned is determined in accordance with the rules of the SEC and includes voting or investment power with respect to, or the power to receive the economic benefit of ownership of, the securities and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares that the person has the right to acquire within 60 days are included, including through the exercise of any option, warrant or other right or the conversion of any other security. However, these shares are not included in the computation of the percentage ownership of any other person. Each holder of Class A common stock is entitled to one (1) vote per share and each holder of Class B Common Stock is entitled to ten (10) votes per share. The business address for the directors and named executive officers of Enhanced Group is 169 Madison Avenue, Suite 15101, New York, New York 10016.

Name and Address of Beneficial Owner	Enhanced Group Class A Common Stock	Enhanced Group Class B Common Stock	% of Total Enhanced Group Class A Common Stock	% of Voting Power
Greater Than 5% Shareholders:
Enhanced Holdings LP (acting through Apeiron Investment Group Limited)(1)	29,904,746	258,837,933	23.1%	96.3%
Maximilian Martin	10,151,943	—	7.9%	0.4%
Aron D’Souza	7,602,125	—	5.9%	0.3%
A SPAC IV (Holdings) Corp(2)	7,116,667	—	5.5%	0.3%
Named Executive Officers and Directors:
Christian Angermayer(3)	29,904,746	258,837,933	23.1%	96.3%
Maximilian Martin	10,151,943		7.9%	0.4%
James J. Murren(4)	6,080,047		4.7%	0.2%
Siddhartha Banthiya	—			—
James Simpson	—			—
Rick Adams(5)	342,099		0.3%	*
Dirk Struycken(6)	300,141		0.2%	*
Anthony D. Eisenberg	—		—	—
Dr. Juliette Han	—		—	—
All current executive officers and directors as a group (10 persons)	46,478,835	258,837,933	36.0%	97.0%

*	Represents less than 0.1%.
(1)	Enhanced Holdings LP holds 258,837,933 shares of Class B Common Stock (10 votes per share), and 29,692,247 shares of Class A common stock (1 vote per share and 212,499 warrants exercisable for 212,499 shares of Class A common stock within 60 days of July 10, 2026), representing in aggregate approximately 96.6% of the total voting power of the outstanding shares of Common Stock as of July 10, 2026. Apeiron Investment Group Limited is the nominee and controlling shareholder acting on behalf of Enhanced Holdings LP. Christian Angermayer is the sole voting shareholder of Apeiron, which in turn controls Enhanced Holdings GP, a Cayman Islands exempted company, which is the general partner of Enhanced Holdings LP. As a result, each of the foregoing entities and Mr. Angermayer may be deemed to share beneficial ownership over the securities held directly by Enhanced Holdings LP. The address of Enhanced Holdings LP is 190 Elgin Avenue George Town Grand Cayman, Cayman Islands.
(2)

A SPAC IV (Holdings) Corp. is a British Virgin Islands company. Claudius Tsang is the sole director of A SPAC IV (Holdings) Corp. and has voting and investment discretion with respect to the securities held of record by A SPAC IV (Holdings) Corp. As a result, Claudius Tsang may be deemed to share beneficial ownership over the securities held directly by A SPAC IV (Holdings) Corp. The address of each of A SPAC IV (Holdings) Corp. and Claudius Tsang is The Sun’s Group Center, 29th Floor, 200 Gloucester Road, Wan Chai, Hong Kong.

(3)

Shares reported in this table as beneficially owned by Christian Angermayer are held directly by Enhanced Holdings LP. Christian Angermayer is the sole voting shareholder of Apeiron, which in turn controls Enhanced Holdings GP, a Cayman Islands exempted company, which is the general partner of Enhanced Holdings LP. As a result, each of the foregoing entities and Mr. Angermayer may be deemed to share beneficial ownership over the securities held directly by Enhanced Holdings LP.

(4)

For purposes of this table, the holdings of James J. Murren include 6,020,814 shares of Class A common stock and 55,748 shares of Class A common stock issuable upon the exercise of options held by Mr. Murren that are exercisable within 60 days of July 10, 2026. Such shares include shares held by the JM 2021 Irrevocable Trust, which is a trust for the benefit of certain immediate family members of Mr. Murren, who also serves as a trustee of such trust. As a result, James J. Murren may be deemed the beneficial owner of the shares held by such trust.

(5)

Consists of (i) 285,079 shares of Class A common stock issuable upon the exercise of options held by Mr. Adams that are exercisable within 60 days of July 10, 2026 and (ii) 45,141 shares of Class A common stock issuable to Mr. Adams as payment of the Top-Up Award to Mr. Adams which are expected to be issued within 60 days of July 10, 2026.

(6)

Consists of shares of (i) 265,362 shares of Class A common stock issuable upon the exercise of options held by Mr. Struycken that are exercisable within 60 days of July 10, 2026 and (ii) 34,779 shares of Class A common stock issuable to Mr. Struycken as payment of the Top-Up Award to Mr. Struycken, which are expected to be issued within 60 days of July 10, 2026.

SELLING SECURITYHOLDERS

This prospectus covers the sale or other disposition by the Selling Securityholders of up to the total number of Shares of our Class A common stock that were issued or issuable to the Selling Securityholders, without giving effect to any beneficial ownership limitation described in the PIPE Warrants. The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our Class A common stock by the Selling Securityholders as of June 17, 2026, who, to our knowledge, do not beneficially own any Class B Common Stock. The information in the table below with respect to each Securityholder has been obtained from the respective Selling Securityholder and the Selling Securityholders may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. The Selling Securityholders may sell all, some or none of the shares of Class A common stock subject to this prospectus. See “Plan of Distribution“ below as it may be supplemented and amended from time to time.

The number of shares of Common Stock beneficially owned prior to the offering for each Selling Securityholder includes all shares of our Common Stock beneficially held by such Selling Securityholder as of June 17, 2026, which includes (i) all shares of our Common Stock purchased by such Selling Securityholder pursuant to the Purchase Agreement in connection with the First Closing, and (ii) all PIPE Warrant Shares issuable upon exercise of the PIPE Warrants purchased by such Selling Securityholder pursuant to the Purchase Agreement in connection with the First Closing.

Other than as stated above, beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Common Stock. Generally, a person “beneficially owns” shares of our Common Stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. In computing the number of shares of our Common Stock beneficially owned by a Securityholder and the percentage ownership of such Securityholder, we deemed outstanding shares of Common Stock issuable upon the exercise of PIPE Warrants held by that Selling Securityholder that are exercisable within 60 days of June 17, 2026. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other Securityholder. The percentages of shares owned before and after the offering are based on 128,657,186 shares of Class A common stock and 258,837,933 shares of Class B Common Stock, in each case, issued and outstanding as of June 17, 2026, which includes the outstanding shares of Class A common stock offered by this prospectus but does not include any shares issuable pursuant to the PIPE Warrants that are deemed outstanding in the table below because they are beneficially owned by a Selling Securityholder. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any Selling Securityholder named below.

		Class A Common Stock Beneficially Owned after Offered Shares are Sold
Name of Selling Securityholder	Shares of Class A Common Stock Owned Prior to Offering	Shares of Class A Common Stock	Shares of Class A Common Stock underlying PIPE Warrants	Number		Percentage
Anson Investments Master Fund LP(1)	1,928,020	—	—	—		—
Anson East Master Fund LP(2)	642,674	—	—	—		—
Castle Hook Master Fund Ltd.(3)	2,292,414	499,999	249,999		*		*
Citadel CEMF Investments Ltd.(4)	2,570,692	—	—	—		—
M.H. Davidson & Co.(5)	46,786	—	—	—		—
Davidson Kempner Arbitrage, Equities and Relative Value LP(6)	2,523,908	—	—	—		—
Hudson Bay Master Fund Ltd.(7)	1,028,276	—	—	—		—
LMR CCSA Master Fund Limited(8)	1,285,348	—	—	—		—
LMR Multi-Strategy Master Fund Limited(9)	1,285,346	—	—	—		—

*	Represents beneficial ownership of less than 1.0%.
(1)

Shares offered consist of (i) 964,010 shares of Class A common stock and (ii) 964,010 PIPE Warrant Shares issuable upon exercise of PIPE Warrants held by Anson Investments Master Fund LP. The exercise of the PIPE Warrants is subject to a 4.99% beneficial ownership blocker. Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1 1104, Cayman Islands.

(2)

Shares offered consist of (i) 321,337 shares of Class A common stock and (ii) 321,337 PIPE Warrant Shares issuable upon exercise of PIPE Warrants held by Anson East Master Fund LP. The exercise of the PIPE Warrants is subject to a 4.99% beneficial ownership blocker. Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson East Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(3)

Shares owned prior to the offering consisted of (i) 499,999 shares of Class A common stock and (ii) 249,999 shares of Class A common stock issuable in respect of the exercise of the SAFE Warrants. Shares offered consist of (i) 771,208 shares of Class A common stock and (ii) 771,208 PIPE Warrant Shares issuable upon exercise of PIPE Warrants held by Castle Hook Master Fund Ltd. The exercise of the PIPE Warrants is subject to a 9.99% beneficial ownership blocker. Castle Hook Partners LP, as investment manager of Castle Hook Master Fund Ltd., has voting and investment power over the securities held by Castle Hook Master Fund Ltd.

(4)

Shares offered consist of (i) 1,285,346 shares of Class A common stock and (ii) 1,285,346 PIPE Warrant Shares issuable upon exercise of PIPE Warrants held by Citadel CEMF Investments Ltd. The exercise of the PIPE Warrants is subject to a 9.99% beneficial ownership blocker. Citadel Advisors LLC is the portfolio manager of Citadel CEMF Investments Ltd. Citadel Advisors Holdings LP (“CAH”), is the sole member of Citadel Advisors LLC. Citadel GP LLC (“CGP”), is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose of or to direct the disposition over, the securities listed above. This disclosure is not and shall not be construed as an admission that Mr. Griffin or any of the Citadel related entities listed above is the beneficial owner of any securities of the Company other than the securities actually owned by such person (if any). The address of Citadel CEMF Investments Ltd. is c/o Citadel Enterprise Americas LLC, 830 Brickell Plaza, Floor 15, Miami, Florida 33131.

(5)

Shares offered consist of (i) 23,393 shares of Class A common stock and (ii) 23,393 PIPE Warrant Shares issuable upon exercise of PIPE Warrants held by M.H. Davidson & Co. The exercise of the PIPE Warrants is subject to a 9.99% beneficial ownership blocker. Davidson Kempner Capital Management LP (“DKCM”) is a Delaware limited partnership and a registered investment adviser with the SEC and is responsible for the voting and investment decisions of M.H. Davidson & Co. Anthony A. Yoseloff, as Executive Managing Member of DKCM, is responsible for the voting and investment decisions relating to the securities reported herein and disclaims any beneficial ownership of such securities except to the extent of any pecuniary interest therein. The business address for DKCM is 9 W. 57th St., 29th Floor, New York, NY 10019.

(6)

Shares offered consist of (i) 1,261,954 shares of Class A common stock and (ii) 1,261,954 PIPE Warrant Shares issuable upon exercise of PIPE Warrants held by Davidson Kempner Arbitrage, Equities and Relative Value LP. The exercise of the PIPE Warrants is subject to a 9.99% beneficial ownership blocker.

Davidson Kempner Capital Management LP (“DKCM”) is a Delaware limited partnership and a registered investment adviser with the SEC and is responsible for the voting and investment decisions of Davidson Kempner Arbitrage, Equities and Relative Value LP. Anthony A. Yoseloff, as Executive Managing Member of DKCM, is responsible for the voting and investment decisions relating to the securities reported herein and disclaims any beneficial ownership of such securities except to the extent of any pecuniary interest therein. The business address for DKCM is 9 W. 57th St., 29th Floor, New York, NY 10019.
(7)

Shares offered consist of (i) 514,138 shares of Class A common stock and (ii) 514,138 Warrant Shares issuable upon exercise of PIPE Warrants held by Hudson Bay Master Fund Ltd. The exercise of the PIPE Warrants is subject to a 4.99% beneficial ownership blocker. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The address of Hudson Bay Master Fund Ltd. is c/o Hudson Bay Capital Management LP, 290 Harbor Dr., 3rd Floor, Stamford CT 06902.

(8)

Shares offered consist of (i) 642,674 shares of Class A common stock and (ii) 642,674 PIPE Warrant Shares issuable upon exercise of PIPE Warrants held by LMR CCSA Master Fund Limited. The exercise of the PIPE Warrants is subject to a 9.99% beneficial ownership blocker. LMR Partners LLP, as investment manager to LMR CCSA Master Fund Limited, has voting and investment power over the securities held by LMR CCSA Master Fund Limited.

(9)

Shares offered consist of (i) 642,673 shares of Class A common stock and (ii) 642,673 PIPE Warrant Shares issuable upon exercise of PIPE Warrants held by LMR Multi-Strategy Master Fund Limited. The exercise of the PIPE Warrants is subject to a 9.99% beneficial ownership blocker. LMR Partners LLP, as investment manager to LMR Multi-Strategy Master Fund Limited, has voting and investment power over the securities held by LMR Multi-Strategy Master Fund Limited.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of certain relationships and transactions that exist or have existed or that Enhanced has entered into, in each case since January 1, 2023, with its directors, executive officers, or stockholders who are known to Enhanced to beneficially own more than five percent of its voting securities and their respective affiliates and immediate family members:

Principal Stockholder Agreements

This section summarizes certain existing agreements between Enhanced and its principal stockholders. Enhanced anticipates that these agreements with its principal stockholders will terminate in connection with the consummation of the Business Combination.

Enhanced is a party to the IRA, with the Enhanced shareholders, including certain of Enhanced’s five percent or greater Shareholders, pursuant to which, among other things, Enhanced grants to such stockholders certain registration rights and information rights.

Enhanced also is a party to the Voting Agreement, with the Enhanced shareholders, including certain of Enhanced’s five percent or greater Shareholders, which, among other things, provides for a drag-along right, pursuant to which if the Enhanced Board, the holders of a majority of the then-outstanding shares of Enhanced’s voting preferred stock, Apeiron and the holders of a majority of the then-outstanding Enhanced common shares approve a sale of Enhanced, then each Enhanced shareholder and Enhanced agrees to vote in favor of such a proposal.

Enhanced is also a party to the ROFR and Co-Sale Agreement, with the Enhanced shareholders, including certain of Enhanced’s five percent or greater Shareholders, pursuant to which, among other things, each Enhanced shareholder grants Apeiron a right of first refusal to purchase all or any portion of Enhanced shares owned by or issued to such Enhanced shareholder.

Registration Rights Agreement

As contemplated by the Business Combination Agreement, Enhanced Group, the Sponsor, Apeiron and CCM have entered into a Registration Rights Agreement at Closing. Pursuant to the Registration Rights Agreement, Enhanced Group is required to register for resale securities held by the stockholders party thereto. Enhanced Group has no obligation to facilitate or participate in more than two underwritten offerings in any twelve-month period. In addition, the holders have certain customary “piggyback” registration rights with respect to registrations initiated by Enhanced Group. Enhanced Group will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Registration Rights Agreement. The form of Registration Rights Agreement described above has been filed as Exhibit 10.1 to the registration statement of which this prospectus forms a part.

June 2026 Private Placement

On June 14, 2026, the Company entered into the Purchase Agreement and the Registration Rights Agreement, pursuant to which the Company agreed to issue and sell in a private placement to certain investors, including Apeiron, the controlling shareholder of the Company, whose sole voting equityholder is Christian Angermayer, Chairman of the Board of Directors of the Company, and Maximilian Martin, Chief Executive Officer and director of the Company, (A) 12,853,468 shares of Class A common stock and (B) accompanying PIPE Warrants to purchase 12,853,468 shares of Class A common stock, at a combined purchase price of $3.89 per Share and accompanying Warrant, for aggregate gross proceeds of approximately $50.0 million (before deducting placement agent fees and other offering expenses). Apeiron and Mr. Martin agreed to purchase approximately $20.0 million and $5.0 million, respectively, of shares of Class A common stock and accompanying PIPE Warrants. On June 26, 2026, the Company applied a portion of the First Closing proceeds applied to repay in full the $11.75 million aggregate principal amount outstanding under the Working Capital Note, plus all accrued and unpaid interest thereon through the repayment date.

Each Selling Securityholder, including Apeiron and Maximilian Martin, was also granted a right to participate in future financings of the Company, subject to certain exceptions, for a period of six months from the date of the First Closing on a pro rata basis, as calculated pursuant to the Purchase Agreement.

2025 Private Placement

Pursuant to the 2025 Private Placement, Enhanced issued SAFEs in an aggregate amount of $4,250,000 to Apeiron and its related entities. Immediately prior to the Closing Date, these SAFEs automatically converted into Enhanced common shares, which were then exchanged alongside the other Enhanced common shares for shares of Class A common stock. The number of Enhanced common shares to be issued upon conversion and converted into shares of Class A common stock was determined by dividing each SAFE investor’s purchase amount by Enhanced Group’s post-money valuation cap of $1.2 billion, multiplied by the fully diluted capitalization of Enhanced immediately prior to the Business Combination. As a result, the SAFE holders collectively received a number of shares of Class A common stock representing their pro rata ownership percentage in Enhanced Group on a fully diluted basis.

Concurrently with such conversion, Enhanced Group issued to the SAFE investors SAFE Warrants to purchase a number of shares of Class A common stock equal to 50% of the number of shares received upon conversion of the SAFEs. Each SAFE Warrant is exercisable for one share of Class A common stock at a per-share exercise price equal to the conversion price determined under the applicable SAFE.

Transaction Support Agreements

In connection with the Business Combination, each Enhanced shareholder has been required to enter into a Transaction Support Agreement. Among other terms, parties to the Transaction Support Agreements are subject to lock up restrictions, pursuant to which such Enhanced shareholders may not transfer any of their Class A common stock during the support period, subject to the following releases:

•	50% of such Enhanced shareholder’s shares of Common Stock shall be released on the date 6 months after the Closing of the Business Combination;

•	50% of such Enhanced shareholder’s shares of Common Stock shall be released on the date 12 months after the Closing of the Business Combination; and

•

If such Enhanced shareholder participated in the 2025 Private Placement, on the earlier of (i) April 27, 2026 and (ii) the date 5 weeks from the Closing of the Business Combination, a number of shares of Common Stock shall be released equal to the quotient of (x) (i) four (4) multiplied by (ii) the amount (in U.S. dollars) of the purchase amount provided by the relevant Enhanced shareholder in the 2025 Private Placement, divided by (y) $10.00.

However, in consideration for entry into Working Capital Note, the lock-up restrictions for up to 37,844,446 shares of Class A common stock held by Apeiron, its affiliates and certain related shareholders under the Transaction Support Agreement are automatically released in the event Apeiron or its applicable affiliates enters into any pledge, hedge, swap or other arrangement that transfers to another such shares. The form of Transaction Support Agreement described above has been filed as Exhibit 10.2 to the registration statement of which this prospectus forms a part.

Working Capital Note

On March 18, 2026, Enhanced entered into a Working Capital Note with Apeiron providing for a line of credit commitment of up to $20.0 million, bearing interest at 5.0% per annum and maturing on September 18, 2027. In consideration for the commitment thereunder, the lock-up restrictions applicable to Apeiron, its affiliates and certain related shareholders under the Transaction Support Agreement ceased to apply to specified shares in certain circumstances. As of the First Closing of the Private Placement, Enhanced Group had drawn $11.5 million from the Working Capital Note. In June 2026, the outstanding principal amount, together with all accrued and unpaid interest, was repaid in full from a portion of the proceeds of the First Closing. The Working Capital Note described above has been filed as Exhibit 10.14 to the registration statement of which this prospectus forms a part.

Payments to Aron D’Souza

During the third quarter of 2025, Aron D’Souza, resigned from all positions including as our President and Founder, and Chairman of the Enhanced Board. During the nine months ended September 30, 2025 and 2024, D’Souza incurred business expenses of approximately $352,278 and $1,033,811, respectively, on behalf of Enhanced and was subsequently reimbursed by Enhanced. In relation to these expenses and consulting services performed, as of September 30, 2025 and December 31, 2024, D’Souza was owed $31,250 and $224,756, respectively.

Statement of Policy Regarding Transactions with Related Parties

Enhanced Group has adopted a written statement of policy regarding transactions with related parties that is in conformity with the applicable SEC and NYSE requirements imposed on issuers of publicly listed stock.

Enhanced Group’s related party transactions policy requires that a “related person” (as defined under Item 404(a) of Regulation S-K) must disclose to Enhanced Group’s Chief Legal Officer, or such other person designated by the Enhanced Group Board or a duly authorized committee thereof, any “related party transaction” (defined as any transaction in which (i) Enhanced Group is or will be a participant, (ii) the amount involved will or may reasonably be expected to exceed the lesser of $120,000 or 1% of the average of Enhanced Group’s total assets at year-end for the prior two fiscal years, and (iii) any related party has or will have a direct or indirect material interest) and the facts and circumstances with respect thereto. Enhanced Group’s Chief Legal Officer, or such other person, will then undertake an evaluation of the transaction and, if such evaluation indicates that the transaction would require approval, promptly communicate all relevant facts and circumstances to Enhanced Group’s Audit Committee. No related party transaction entered into following the consummation of the Business Combination will be executed without the approval or ratification of Enhanced Group’s Audit Committee. It will be Enhanced Group’s policy that directors interested in a related party transaction will recuse themselves from any vote on a related party transaction in which they have an interest.

MATERIAL UNITED STATES TAX CONSEQUENCES TO NON-U.S. HOLDERS OF COMMON STOCK

This section summarizes certain U.S. federal income tax consequences of the ownership and disposition of Class A common stock by non-U.S. holders (as defined below), which we refer to in this section as shares or common stock. It applies to you only if you acquire your shares in an offering pursuant to this prospectus and hold your shares as capital assets for U.S. federal income tax purposes (generally, property held for investment). This discussion addresses only U.S. federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, estate or gift tax consequences, the special tax accounting rules under Section 451(b) of the Code, and tax consequences arising under the Medicare contribution tax on net investment income or any alternative minimum tax. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a broker or dealer in securities or foreign currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings,

•	a tax-exempt organization or governmental organization,

•	a bank, insurance company, or financial institution,

•	a person that actually or constructively owns 5% or more of our common stock,

•	a person that holds shares as part of a straddle, a hedging or conversion transaction, a constructive sale, or other risk reduction strategy or integrated investment,

•	“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax,

•	U.S. expatriates and certain former citizens or long-term residents of the United States,

•	qualified foreign pension funds as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds,

•	tax-qualified retirement plans,

•	a person that acquires our common stock through the exercise of an option or otherwise as compensation for services,

•	partnerships or other entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes (or investors therein), or

•	a person that purchases or sells shares as part of a wash sale for tax purposes.

This section is based on the tax laws of the United States, including the Code, existing and proposed U.S. Treasury regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change and differing interpretation, possibly on a retroactive basis. No ruling has been or will be requested from the IRS with respect to the statements made and the conclusions reached in this section, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds the common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner the activities of the partnership, and certain determinations made at the partner level. A partner in a partnership holding the common stock should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the common stock.

For purposes of this section, you are a non-U.S. holder if you are a beneficial owner of shares and you are, for U.S. federal income tax purposes, not a partnership (including any entity or arrangement treated as a partnership) or:

•	an individual who is a citizen or resident of the United States,

•

a corporation (or any organization taxable as a corporation for U.S. federal income purposes) that is created or organized under the laws of the United States, any state thereof, or the District of Columbia,

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source, or

•

a trust (1) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of Section 7701(a)(3) of the Code) that have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

THE DISCUSSION IN THIS SECTION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT A TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF COMMON STOCK IN YOUR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

Distributions on Common Stock

If we make a distribution of cash or other property (other than certain distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits will generally be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of your tax basis in our common stock (and will reduce your basis in such common stock, but not below zero), and, to the extent such portion exceeds your tax basis in our common stock, the excess will be treated as gain from the taxable disposition of the common stock, the tax treatment of which is discussed below under “Gain on Disposition of Common Stock”.

Except as described below, dividends paid to you on common stock generally are subject to U.S. federal withholding tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. To receive the benefit of a lower treaty rate, you must furnish us or the withholding agent with a valid IRS Form W-8BEN (in the case of individuals) or IRS Form W-8BEN-E (in the case of entities) or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-U.S. person and your entitlement to the lower treaty rate with respect to such payments. This certification must be provided to us or the withholding agent before the payment of dividends and must be updated periodically. In the case of a non-U.S. holder that is an entity, U.S. Treasury regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of the tax treaty, dividends will be treated as paid to the entity or to those holding an interest in the entity. If the non-U.S. holder holds our common stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or the withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. federal withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by timely filing a refund claim with the IRS. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

If a non-U.S. holder holds our common stock in connection with the conduct of a trade or business in the United States, and dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, withholding agents are generally not required to withhold tax from the dividends, provided that you have furnished to the withholding agent a valid IRS Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are a non-U.S. person, and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed on a net income basis at regular U.S. federal income tax rates that would be applicable if the non-U.S. holder were a resident of the United States.

If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate) of your effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Gain on Disposition of Common Stock

Except as described below, you generally will not be subject to U.S. federal income tax on gain that you recognize on a disposition of common stock unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment that you maintain in the United States,

•	you are a nonresident alien individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions are met, or

•

we are or have been a “United States real property holding corporation” (as described below), at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, and either (i) our common stock is not regularly traded on an established securities market during the calendar year in which the sale or disposition occurs or (ii) you owned or are deemed to have owned, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, more than 5% of our common stock.

If the gain from the taxable disposition of shares of our common stock is effectively connected with your conduct of a trade or business in the United States (and, if required by a tax treaty, the gain is attributable to a permanent establishment that you maintain in the United States), you will be subject to tax on the net gain derived from the sale at rates that would be applicable to if you were a resident of the United States. If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate) of your effectively connected earnings and profits for the taxable year, as adjusted for certain items. If you are an individual non-U.S. holder described in the second bullet point immediately above, you will be subject to a flat 30% tax (unless an applicable income tax treaty provides otherwise) on the gain derived from the sale, which may be offset by United States source capital losses, even though you are not considered a resident of the United States. Gain described in the third bullet point immediately above generally will be subject to U.S. federal income tax in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

We generally will be a United States real property holding corporation at any time that the fair market value of our “United States real property interests,” as defined in the Code and applicable U.S. Treasury regulations, equals or exceeds 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business (all as determined for the U.S. federal income tax purposes). We believe that we are not, and do not anticipate becoming in the foreseeable future, a United States real property holding corporation, though there can be no assurance in this regard.

FATCA Withholding

Pursuant to Sections 1471 through 1474 of the Code, commonly known as FATCA, a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA withholding also may be imposed on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. FATCA currently applies to dividends paid on our common stock and also would have applied to payments of gross proceeds from the sale or other disposition of our common stock. The U.S. Treasury Department has released proposed U.S. Treasury regulations under FATCA providing for the elimination of the U.S. federal withholding tax of 30% applicable to gross proceeds of a sale or other disposition of our common stock. Under these proposed U.S. Treasury regulations (which may be relied upon by taxpayers prior to finalization), FATCA will not apply to gross proceeds from sales or other dispositions of our common stock. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Backup Withholding and Information Reporting

Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the distributions on our common stock paid to such holder and any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required because the distributions were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to payments to a non-U.S. holder of dividends on or the gross proceeds of a disposition of our common stock provided the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met, and if the payor does not have actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any.

THE DISCUSSION ABOVE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND NON-INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING, AND DISPOSING OF OUR COMMON STOCK IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING ANY INFORMATION REPORTING REQUIREMENTS AND THE IMPACT OF ANY POTENTIAL CHANGE IN LAW.

PLAN OF DISTRIBUTION

The Selling Securityholders, which as used herein includes donees, pledgees, secured parties, collateral agents, financing counterparties, transferees or other successors-in-interest selling shares of Class A common stock or interests in shares of Class A common stock received after the date of this prospectus from a Selling Securityholder as a gift, pledge, security interest, foreclosure, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Class A common stock or interests in shares of Class A common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of shares or interests therein:

•	distributions to members, partners, stockholders or other equityholders of the Selling Securityholders;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of Class A common stock owned by them and, if they default in the performance of their secured obligations, the pledgees, secured parties, collateral agents or financing counterparties may offer and sell the shares of Class A common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the shares of Class A common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Securityholders for purposes of this prospectus.

In connection with the sale of our Class A common stock or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, including pledgees, secured parties, collateral agents or financing counterparties, which may in turn engage in short sales of the Class A common stock in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of our Class A common stock short and deliver these securities to close out their short positions, or loan or pledge the Class A common stock to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of the Class A common stock offered by them will be the purchase price of the Class A common stock less discounts or commissions, if any. Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Class A common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The Selling Securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the Class A common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the Selling Securityholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of Class A common stock to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Class A common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Class A common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Securityholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the Selling Securityholders shall have resold or otherwise disposed of all the shares covered by this prospectus and (ii) the date on which the shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the Selling Securityholders without registration and without regard to any volume or manner- of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

EXPERTS

The financial statements of A Paradise as of December 31, 2025 and 2024 included in this prospectus have been audited by WWC, an independent registered public accounting firm, as stated in their report thereon (which contains an explanatory paragraph relating to the substantial doubt about the ability of A Paradise to continue as a going concern as described in Note 1 to the financial statements) appearing elsewhere herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Enhanced Ltd as of December 31, 2025 and 2024 and for each of the years then ended included in this prospectus have been so included in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on their authority as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

VALIDITY OF SECURITIES

Reed Smith LLP has passed upon the validity of the shares of Class A common stock offered by this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 with respect to securities offered by this prospectus. This prospectus is a part of that registration statement. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. Whenever reference is made in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the information reporting requirements of the Exchange Act, and we will file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website at https://www.enhanced.com/. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
A PARADISE ACQUISITION CORP.

ENHANCED LTD AND SUBSIDIARIES

A PARADISE ACQUISITION CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2026 AND DECEMBER 31, 2025

	As of March 31, 2026	As of December 31, 2025
	(Unaudited)	(Audited)
ASSETS:
Current assets:
Cash	$428,394	697,629
Prepaid expenses	175,433	138,937

Total current assets	603,827	836,566
Investments held in trust account	205,105,918	203,318,154

Total Assets	$205,709,745	$204,154,720

LIABILITIES, SHARES SUBJECT TO REDEMPTION AND SHAREHOLDERS’ DEFICIT:
Current liabilities:
Accrued expenses	$608,054	$414,281
Due to related party	—	57,922
Total current liabilities	608,054	472,203
Deferred underwriting fee payable	8,000,000	8,000,000

Total Liabilities	$8,608,054	$8,472,203

Commitments and Contingencies (Note 6)
Class A ordinary shares subject to possible redemption, no par value; 100,000,000 shares authorized; 20,000,000 shares issued and outstanding at redemption value of $10.26 per share as of March 31, 2026 and 20,000,000 shares issued and outstanding at redemption value of $10.17 per share as of December 31, 2025	205,105,918	203,318,154
Shareholders’ Deficit
Preferred shares, no par value; 1,000,000 shares authorized; none issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Class A ordinary shares, no par value; 500,000,000 shares authorized; 600,000 shares issued and outstanding (excluding 20,000,000 shares subject to possible redemption) as of March 31, 2026 and December 31, 2025	—	—
Class B ordinary shares, no par value; 50,000,000 shares authorized; 6,666,667 shares issued and outstanding as of March 31, 2026 and December 31, 2025 (1)(2)	—	—
Additional paid-in capital	—	—
Accumulated deficit	(8,004,227)	(7,635,637)

Total Shareholders’ Deficit	(8,004,227)	(7,635,637)

Total Liabilities, Shares Subject to Redemption and Shareholders’ Deficit	$205,709,745	$204,154,720

(1)
All share data has been retroactively restated to reflect the Sponsor’s forfeiture of 1,000,000 founder shares on September 15, 2025 for no consideration as the underwriters of the IPO did not exercise the over-allotment option (see Note 5).

(2)
All share and per share data has been retroactively presented. On November 9, 2022, 3,737,500 Class B ordinary shares were issued to the Sponsor for $25,000. On October 2, 2024, the Company issued 5,750,000 Class B ordinary shares to the Sponsor for $25,000, and immediately repurchased the 3,737,500 initial shares from the Sponsor for $25,000, resulting in 5,750,000 Class B ordinary shares outstanding after the repurchase. On May 19, 2025, the Sponsor paid $25,000, or approximately $0.003 per share, in exchange for 7,666,667 founder shares (of which an aggregate of up to 1,000,000 shares are subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters), and subsequently 5,750,000 of the founder shares were repurchased by the Company for an aggregate purchase price of $25,000 (see Note 5).

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

A PARADISE ACQUISITION CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

	Three Months Ended March 31,
	2026	2025
General and administrative expenses	$10,625	$600
Legal and professional expenses	$363,614	$34,000

Loss from operations	(374,239)	(34,600)
Other income:
Interest income	5,649	—
Interest earned on investment held in Trust Account	1,787,764	—

Income (loss) before tax expense	1,419,174	(34,600)
Tax expense	—	—

Net income (loss)	$1,419,174	(34,600)

Basic and diluted weighted-average shares outstanding, Class A ordinary shares subject to possible redemption	20,000,000	—

Basic and diluted net income per share, Class A ordinary shares subject to possible redemption	$0.08	—

Basic and diluted weighted-average shares outstanding, Class A and Class B ordinary shares not subject to redemption (1)(2)	7,266,667	6,666,667

Basic and diluted net income (loss) per share, Class A and Class B ordinary shares not subject to redemption	$(0.01)	(0.01)

(1)
All share and per share data has been retroactively restated to reflect the Sponsor’s forfeiture of
1,000,000
founder shares on September 15, 2025 for no consideration as the underwriters of the IPO did not exercise the over-allotment option (see Note 5).

(2)
All share and per share data has been retroactively presented. On November 9, 2022, 3,737,500 Class B ordinary shares were issued to the Sponsor for $25,000. On October 2, 2024, the Company issued 5,750,000 Class B ordinary shares to the Sponsor for $25,000 and immediately repurchased the 3,737,500 initial shares from the Sponsor for $25,000, resulting in 5,750,000 Class B ordinary shares outstanding after the repurchase. On May 19, 2025, the Sponsor paid $25,000, or approximately $0.003 per share, in exchange for 7,666,667 founder shares (of which an aggregate of up to 1,000,000 shares are subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters), and subsequently 5,750,000 of the founder shares were repurchased by the Company for an aggregate purchase price of $25,000 (see Note 5).

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

A PARADISE ACQUISITION CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025
For the three months ended March 31, 2026

			Ordinary shares				Additional paid-in capital	Accumulated deficit	Total shareholders’ deficit
	Preferred shares		Class A		Class B
	Shares	Amount	Shares	Amount	Shares (1)(2)	Amount
Balance as of January 1, 2026	—	$—	600,000	$—	6,666,667	$—	$—	$(7,635,637)	$(7,635,637)
Subsequent measurement of ordinary shares subject to redemption (interest earned on trust account)	—	—	—	—	—	—	—	(1,787,764)	(1,787,764)
Net income	—	—	—	—	—	—	—	1,419,174	1,419,174

Balance as of March 31, 2026	—	$—	600,000	$—	6,666,667	$—	$—	$(8,004,227)	$(8,004,227)

For the three months ended March 31, 2025

			Ordinary shares				Additional paid-in capital	Accumulated deficit	Total shareholders’ deficit
	Preferred shares		Class A		Class B
	Shares	Amount	Shares	Amount	Shares (1)(2)	Amount
Balance as of January 1, 2025	—	$—	—	$—	6,666,667	$—	$25,000	$(265,659)	$(240,659)
Net loss	—	—	—	—	—	—	—	(34,600)	(34,600)

Balance as of March 31, 2025	—	$—	—	$—	6,666,667	$—	$25,000	$(300,259)	$(275,259)

(1)
All share data has been retroactively restated to reflect the Sponsor’s forfeiture of 1,000,000 founder shares on September 15, 2025 for no consideration as the underwriters of the IPO did not exercise the over-allotment option (see Note 5).

(2)
On November 9, 2022, 3,737,500 Class B ordinary shares were issued to the Sponsor for $25,000. On October 2, 2024, the Company issued 5,750,000 Class B ordinary shares to the Sponsor for $25,000 and immediately repurchased the 3,737,500 initial shares from the Sponsor for $25,000, resulting in 5,750,000 Class B ordinary shares outstanding after the repurchase. In May 2025, the Sponsor paid $25,000, or approximately $0.003 per share, in exchange for 7,666,667 founder shares (of which an aggregate of up to 1,000,000 shares are subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters), and subsequently 5,750,000 of the founder shares were repurchased by the Company for an aggregate purchase price of $25,000 (see Note 5).

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

A PARADISE ACQUISITION CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

	For the three months ended March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$1,419,174	$(34,600)
Adjustment to reconcile net income (loss) to net cash used in operating activities:
Interest earned on investments held in trust account	(1,787,764)	—
Changes in operating assets and liabilities:
Prepaid expenses	(36,496)	600
Accrued expenses	193,773	31,000

Net cash used in operating activities	(211,313)	(3,000)

Net cash used in investing activities	—	—

Cash flows from financing activities:
Repayment to related party	(57,922)	—
Proceeds from promissory note—related party	—	3,000
Net cash (Used in) Provided by Financing Activities	(57,922)	3,000

Net Change in Cash	(269,235)	—
Cash, Beginning of period	697,629	—

Cash, End of period	$428,394	$—

Supplemental disclosure of cash flow information:
Deferred offering costs included in accrued offering costs	$—	$10,500
Accretion of carrying value to redemption value of Class A redeemable ordinary shares	$1,787,764	$—

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

A PARADISE ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENT
Note 1. Description of Organization and Business Operations
A Paradise Acquisition Corp. (formerly A Paradigm Acquisition Corp., the “Company”) is a blank check company incorporated in the British Virgin Islands (or the “BVI”) on November 9, 2022. The Company was formed for the purpose of effecting a merger, shares exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses (the “business combination” or the “Business Combination”). Although there is no restriction or limitation on what industry or geographic region the Company’s target operates in, it is the Company’s intention to pursue prospective targets that are in the leisure and entertainment sector.
The Company has a wholly owned inactive subsidiary, A Paradise Merger Sub I, Inc. (the “Merger Sub”), a Cayman Islands exempted company, formed on November 18, 2025 solely for the purpose of completing the transactions contemplated by the Business Combination Agreement, dated as November 26, 2025.
As of March 31, 2026, the Company had not commenced any operations. For the period from November 9, 2022 (inception) through March 31, 2026, the Company’s efforts have been limited to organizational activities as well as activities related to the Initial Public Offering (the “IPO”), and subsequent to the IPO, identifying a target company for a Business Combination, entering into the business combination agreement described above, and proceeding toward completion of the Business Combination. The Company will not generate any operating revenues until after the completion of a business combination, at the earliest. The Company will generate non-operating
income in the form of dividends and/or interest income from the proceeds derived from the IPO. The Company has selected December 31 as its fiscal year end.
The Company’s sponsor, A SPAC IV (Holdings) Corp., is a BVI company (the “Sponsor”). The registration statement for the Company’s IPO became effective on July 29, 2025. On July 31, 2025, the Company consummated the IPO of 20,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share, no par value per share and one right to receive one-eighth
(1/8) of one Class A ordinary share upon the completion of the initial Business Combination. The Units were sold at an offering price of $10.00 per unit, generating gross proceeds of $200,000,000.
Simultaneously with the closing of the IPO and the sale of the Units on July 31, 2025, the Company consummated the private placement (“Private Placement”) of 600,000 units (the “Private Placement Units”) to the Sponsor and the underwriters, Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC (“CCM”), at a price of $10.00 per Private Placement Unit, generating total proceeds of $6,000,000, which is described in Note 4. The Company granted the underwriters a
45-day
option to purchase up to an additional 3,000,000 Units at the IPO price to cover over-allotments, if any, which expired unexercised on September 12, 2025.
Five institutional investors (none of which are affiliated with any member of management, the Sponsor or any other investor)
(“non-voting
sponsor investors”) have purchased, indirectly, through the purchase of non-voting
interests in our sponsor, an aggregate of 130,000 Private Placement Units (the
“Non-Voting
Private Placement Units”) at a price of $10.00 per unit ($1,300,000 in the aggregate). In connection with the non-voting
sponsor investor indirectly purchasing, through the Sponsor, the
Non-Voting
Private Placement Units allocated to the
non-voting
sponsor investors in connection with the closing of the IPO, the Sponsor issued non-voting
shares (the
“Non-Voting
Sponsor Shares”) at a nominal purchaser price to the
non-voting
sponsor investors at the closing of the IPO, reflecting interests in an aggregate of 1,368,421 Founder Shares (defined below) held by the Sponsor. On December 19, 2025, an affiliate of the Sponsor purchased all of the issued and outstanding
Non-Voting
Sponsor Shares from the
non-voting
sponsor investors.
Transaction costs amounted to $12,645,418 consisting of $4,000,000 of cash underwriting fee which was paid in cash at the closing date of the IPO, $8,000,000 of deferred underwriting fee, and $645,418 of other

A PARADISE ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENT

offering costs. At the IPO date, cash of $1,848,460 was held outside of the Trust Account (as defined below) and is available for the payment of the promissory note (see Note 5), payment of accrued expenses and for working capital purposes.
Following the closing of the IPO on July 31, 2025, an amount of $200,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Units was placed in a trust account (the “Trust Account”), with Continental Stock Transfer & Trust Company acting as trustee. The funds placed in the Trust Account may only be invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule
2a-7
under the Investment Company Act, which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. Except with respect to divided and/or interest earned on the funds held in the trust account that may be released to the Company to pay the Company’s tax obligation, if any, the proceeds from the IPO and the sale of Private Placement Units will not be released from the Trust Account until the earliest to occur of (i) the completion of the company’s initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the company’s amended and restated memorandum and articles of association to (A) modify the substance or timing of obligation to redeem 100% of our public shares if the Company does not complete the initial business combination within the Combination Period (defined below) or (B) with respect to any other provision relating to shareholders’ rights or pre-Business
Combination activity and (iii) the redemption of all of the public shares if the Company is unable to complete the initial Business Combination within the Combination Period (defined below), subject to applicable law and as further described in the Prospectus. The proceeds deposited in the Trust Account could become subject to the claims of the creditors, if any, which could have priority over the claims of the public shareholders.
The Company’s Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the net balance in the Trust Account (as defined below) (excluding the amount of deferred underwriting discounts held and taxes payable on the income earned on the Trust Account) at the time of the signing an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company will provide the public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed Business Combination or conduct a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require the Company to seek shareholder approval under the law or stock exchange listing requirement. The Company will provide the public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the Trust Account is initially anticipated to be $10.00 per public share (subject to increase of up to an additional $0.20 per unit in the event that the Sponsor elects to extend the period of time to consummate a Business Combination, as described in more detail in the IPO).

A PARADISE ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENT

The ordinary share subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.
The Company will have 24 months from the closing of the IPO to complete the initial business combination (the “Combination Period”). If the Company is unable to complete the initial business combination within the Combination Period, the Company will as promptly as reasonably possible but not more than ten business days thereafter, redeem 100%% of the public shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to the Company’s obligations under BVI law to provide for claims of creditors and subject to the other requirements of applicable law.
The underwriters, the Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares, Private Shares and public shares in connection with the completion of the initial Business Combination; (ii) waive their redemption rights with respect to their founder shares, Private Shares and public shares in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association; (iii) waive their rights to liquidating distributions from the Trust Account with respect to their founder shares and Private Shares if the Company fails to complete the initial Business Combination within the Combination Period, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the Combination Period and to liquidating distributions from assets outside the trust account; and (iv) vote any founder shares held by them and any public shares purchased during or after the IPO (including in open market and privately negotiated transactions, aside from shares they may purchase in compliance with the requirements of Rule
14e-5
under the Exchange Act, which would not be voted in favor of approving the Business Combination) in favor of the initial Business Combination.
The Company’s Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and the Company believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that the Sponsor would be able to satisfy those obligations.

A PARADISE ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENT

Agreements
Business Combination Agreement
On November 26, 2025, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with A Paradise Merger Sub I, Inc., a Cayman Islands exempted company (the “Merger Sub”), and Enhanced Ltd, a Cayman Islands exempted company with limited liability (“Enhanced”). The Business Combination Agreement provides that, among other things and upon the terms and subject to the conditions thereof, the following transactions will occur (together with the other agreements and transactions contemplated by the Business Combination Agreement, the “Enhanced Business Combination”), following the Acquiror Domestication (as defined below):

•
at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), upon the terms and subject to the conditions of the Business Combination Agreement and in accordance with the Companies Act (as revised) of the Cayman Islands (“Cayman Companies Act”) and the Texas Business Organizations Code (“TBOC”), Merger Sub will merge with and into Enhanced, the separate corporate existence of Merger Sub will cease and Enhanced will be the surviving company and a wholly owned subsidiary of the Company (the “First Merger”) and immediately following the First Merger, Enhanced will merge with and into the Company, the separate corporate existence of Enhanced will cease and the Company will be the surviving corporation (the “Second Merger” and, together with the First Merger, the “Mergers”); and

•
as a result of the Mergers, among other things, all outstanding shares of common stock (inclusive of shares of converted preferred stock and issuable in respect of the SAFE financing described below) of Enhanced immediately prior to the effective time of the First Merger will be cancelled in exchange for the right to receive, except with respect to (i) any shares of common stock of Enhanced subject to options or consultant awards, (ii) any shares of common stock of Enhanced held in the treasury of Enhanced, which treasury shares will be cancelled as part of the First Merger, and (iii) any shares of common stock of Enhanced held by shareholders who have perfected and not withdrawn a demand for appraisal rights pursuant to the applicable provisions of the Cayman Companies Act, a number of shares of A Paradise Domesticated Class A Common Stock (as defined below), as adjusted in accordance with the Business Combination Agreement and as further described therein. In addition, at the First Merger, certain holders designated by Apeiron Investment Group Limited (the “Class B Holders”) will be issued a number of shares of the Company’s Class B ordinary shares such that, immediately after the Closing, the Class B Holders will have at least 95% of the voting power of the capital stock of the surviving corporation on a fully-diluted basis.

The Board of Directors of the Company (the “Board”) has unanimously (i) approved and declared advisable the Business Combination Agreement, the Enhanced Business Combination and the other transactions contemplated thereby and (ii) resolved to recommend approval of the Business Combination Agreement and related matters by the shareholders of the Company.
Prior to the Closing, subject to the approval of the Company’s shareholders, and in accordance with the TBOC, the BVI Business Companies Act, 2004 (the “BVI Act”), and the Company’s memorandum and articles of association, the Company will effect a deregistration under the BVI Act and a domestication under the TBOC (by means of filing a certificate of conversion and certificate of formation with the Secretary of State of the State of Texas), pursuant to which the Company’s jurisdiction of incorporation will be changed from the British Virgin Islands to the State of Texas (the “Acquiror Domestication”). Upon the effective time of the Acquiror Domestication, the Company will change its name to “Enhanced Group Inc.”
Immediately prior to the effective time of the Acquiror Domestication, each then issued and outstanding Class B ordinary share of the Company will convert automatically, on a one-for-
one
basis, into a Class A

A PARADISE ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENT

ordinary share of the Company (the “Converted Acquiror Class A Common Stock”). At the effective time of the Acquiror Domestication, (a) each then issued and outstanding Class A ordinary share of the Company (including the Converted Acquiror Class A Common Stock) will convert automatically, on a one-for-one
basis, into a share of the Company’s Class A common stock, par value $0.0001 per share, of the Company (after the Acquiror Domestication) (the “Domesticated Acquiror Class A Common Stock” or “Enhanced Group Class A common stock”); (b) the Company will authorize a new class of Class B common stock, par value $0.0001 per share (the “Domesticated Acquiror Class B Common Stock” or “Enhanced Group Class B common stock”), the terms of which will provide, among other things, that each share of Domesticated Acquiror Class B Common Stock will carry ten votes; (c) each then issued and outstanding unit of the Company (the “BVI Acquiror Units”) will convert automatically into a domesticated Acquiror unit representing one share of Domesticated Acquiror Class A Common Stock and a right to receive one-eighth
of one share of Domesticated Acquiror Class A Common Stock at the Closing; and (d) each then issued and outstanding right of the Company (the “BVI Acquiror Right”) will convert automatically into a domesticated Acquiror right, with each domesticated Acquiror right representing the right to receive one-eighth
of one Domesticated Acquiror Class A Common Stock at the Closing.
The Business Combination Agreement contains customary representations, warranties and covenants of the parties thereto. The consummation of the Enhanced Business Combination is subject to certain conditions as further described in the Business Combination Agreement.
Going Concern Consideration
As of March 31, 2026, the Company had $428,394 in cash and a working capital deficit of $4,227. The Company’s liquidity needs prior to the consummation of the IPO were satisfied through the proceeds of $25,000 from the sale of the Founder Shares (as defined in Note 5), and loan proceeds from the Sponsor of $300,000 under the promissory note (see Note 5), which was subsequently repaid in full on October 9, 2025.
Subsequent to the consummation of the IPO, the Company’s liquidity has been satisfied through the net proceeds from the IPO and the Private Placement. The Company has incurred and expects to continue to incur significant professional costs to remain as a publicly traded company and to incur significant transaction costs in pursuit of the consummation of a Business Combination.
The Company may need to obtain additional financing either to complete its Business Combination or because it becomes obligated to redeem a significant number of public shares upon consummation of its Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Business Combination. If the Company is unable to complete its Business Combination because it does not have sufficient funds available, it may cease operations and liquidate the Trust Account. In addition, following the Business Combination, if cash on hand is insufficient, the Company may need to obtain additional financing in order to meet its obligations.
The Company has until July 31, 2027 to consummate the initial Business Combination. If the Company does not complete a Business Combination, the Company will wind up, dissolve and liquidate pursuant to the terms of its amended and restated memorandum and articles of association. Notwithstanding management’s belief that the Company would have sufficient funds to execute its business strategy, there is a possibility that business combination might not happen within the Combination Period, or by July 31, 2027. Management has determined that the mandatory liquidation, should a business combination not occur, and potential subsequent dissolution, raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, management believes that it would be prudent to include in its disclosure language about the Company’s ability to continue as a going concern until the earlier of the consummation of the Business Combination or the date the

A PARADISE ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENT

Company is required to liquidate. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after July 31, 2027.
Risks and Uncertainties
Various social and political circumstances in the U.S. and around the world (including rising trade tensions between the U.S. and China, and other uncertainties regarding actual and potential shifts in the U.S. and foreign, trade, economic and other policies with other countries), may contribute to increased market volatility and economic uncertainties or deterioration in the U.S. and worldwide.
As a result of these circumstances and the ongoing global conflicts and/or other future global conflicts, the Company’s ability to consummate a Business Combination, or the operations of a target business with which the Company ultimately consummates a Business Combination, may be materially and adversely affected. In addition, the Company’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of this action and potential future sanctions on the world economy and the specific impact on the Company’s financial position, results of operations or ability to consummate a Business Combination are not yet determinable. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 2. Summary of Significant Accounting Policies
Basis of Presentation
These accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial statements and Article 8 of Regulation
S-X.
They do not include all of the information and notes required by U.S. GAAP for complete financial statements. The unaudited condensed consolidated financial statements should be read in conjunction with the Company’s financial statements and notes thereto for the year ended December 31, 2025 included in the Company’s Form
10-K
filing as filed with the SEC on February 9, 2026. Certain information or footnote disclosures normally included in the unaudited condensed consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. The interim results for the three months ended March 31, 2026 are not necessarily indicative of the results that may be expected through December 31, 2026 or for any future periods.
Principles of consolidation
The unaudited condensed consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries. All transactions and balances between the Company and its subsidiaries have been eliminated upon consolidation.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements

A PARADISE ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENT

that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $428,394 and $697,629 in cash and cash equivalents as of March 31, 2026 and December 31, 2025, respectively.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts.
Offering Costs Associated with Initial Public Offering
Offering costs were $12,645,418 consisting of $4,000,000 of cash underwriting fee which was paid in cash at the closing date of the IPO, $8,000,000 of deferred underwriting fee, and $645,418 of other offering costs that are directly related to the IPO and charged to shareholders’ equity upon the completion of the IPO. The Company complies with the requirements of the ASC
340-10-S99-1
and SEC Staff Accounting Bulletin (“SAB”) Topic 5A—“Expenses of Offering”. The Company allocates offering costs among public shares, public rights and private placement units based on the relative fair values of public shares, public rights and private placement units. Accordingly, $12,303,992 was allocated to Public Shares and charged to temporary equity, and $341,426 was allocated to Public Rights and Private Placement Units and charged to shareholders’ equity.

A PARADISE ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENT

Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheets, primarily due to its short-term nature.
The Company applies ASC 820, which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.
Level 1—Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.
Level 2—Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.
Level 3—Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.
Investments Held in Trust Account
The Company’s portfolio of investments held in the Trust Account is comprised of investments in money market funds that invest in U.S. government securities. These securities are presented on the balance sheet at fair value at the end of each reporting period. Earnings on investments held in the Trust Account are included in interest earned on investments held in the Trust Account in the accompanying unaudited condensed consolidated statements of operations. The estimated fair value of investments held in the Trust Account is determined using available market information.
As of March 31, 2026 and December 31, 2025, investments held in Trust Account were $205,105,918 and $203,318,154, respectively.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity” (ASC 480). Class A ordinary shares subject to mandatory redemption (if any) will be classified as a liability instrument and will be measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) will be classified as temporary equity. At all other times, ordinary shares will be classified as stockholders’ equity. In accordance with ASC
480-10-S99,
the Company classifies Class A

A PARADISE ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENT

ordinary shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. Given that the 20,000,000 Class A ordinary shares sold as part of the Units in the Company’s IPO were issued with other freestanding instruments (i.e., rights), the initial carrying value of Class A ordinary shares classified as temporary equity has been allocated to the proceeds determined in accordance with ASC
470-20.
If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. Immediately upon the closing of the IPO, the Company recognized the accretion from initial book value to redemption value. The change in the carrying value of redeemable shares will result in charges against additional paid-in
capital (to the extent available) and accumulated deficit.
Accordingly, as of March 31, 2026, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of permanent shareholders’ equity on the Company’s balance sheet in the following table:

Gross proceeds	$200,000,000
Subtract:
Proceeds allocated to Public Share Rights	(5,400,000)
Proceeds allocated to over-allotment option	(272,989)
Class A ordinary shares issuance costs	(12,303,992)
Add:
Accretion of carrying value to redemption value	17,976,981
Subsequent measurement of ordinary shares subject to redemption (interest earned on trust account)	3,318,154

Class A ordinary shares subject to possible redemption—December 31, 2025	$203,318,154

Add:
Subsequent measurement of ordinary shares subject to redemption (interest earned on trust account)	$1,787,764
Class A ordinary shares subject to possible redemption—March 31, 2026	$205,105,918
Rights Accounting
The Company accounts for rights as either equity-classified or liability-classified instruments based on an assessment of the right’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considers whether the rights are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the rights meet all of the requirements for equity classification under ASC 815, including whether the rights are indexed to the Company’s own ordinary shares and whether the right holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of right issuance and as of each subsequent quarterly period end date while the rights are outstanding.
For issued or modified rights that meet all of the criteria for equity classification, the rights are required to be recorded as a component of equity at the time of issuance. For issued or modified rights that do not meet all

A PARADISE ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENT

the criteria for equity classification, the rights are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the rights are recognized as a non-cash
gain or loss on the statements of operations.
As the rights to be issued upon the closing of the IPO and sale of Private Placement Units meet the criteria for equity classification under ASC 815, therefore, the rights are classified as equity.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the British Virgin Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of March 31, 2026 and December 31, 2025, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to tax examinations by major taxing authorities since inception. There is currently no taxation imposed by the Government of the British Virgin Islands. In accordance with British Virgin Islands income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s unaudited condensed consolidated financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
The Company is considered to be a British Virgin Islands business company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States. As such, the Company’s tax provision was zero for the period presented.
Net Income (Loss) per Ordinary Share
The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. The unaudited condensed consolidated statements of operations include a presentation of income per redeemable share and income per non-redeemable
share following the
two-class
method of income per share. In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable
shares, the Company first considered the undistributed income (loss) allocable to both the redeemable shares and non-redeemable
shares and the undistributed income is calculated using the total net income (loss) less any dividends paid. The Company then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable
shares. Any remeasurement of the accretion to redemption value of the common shares subject to possible redemption was considered to be dividends paid to the public shareholders.

A PARADISE ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENT

The calculation of diluted net income (loss) per ordinary share does not consider the effect of the rights issued in connection with the IPO and the Private Placement Units since the exercise of the units is contingent upon the occurrence of future events. For the period ended March 31, 2026 and 2025, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted net income (loss) per share is the same as basic earnings per share for the period presented.
The net income (loss) per share presented in the statement of operations is based on the following:

	Three months ended March 31,
	2026	2025
Net income (loss)	$1,419,174	$(34,600)
Subsequent measurement of ordinary shares subject to redemption (interest earned on trust account)	(1,787,764)	—

Net loss including accretion of ordinary shares to redemption value	$(368,590)	$(34,600)

	For the three months ended March 31,
	2026		2025
	Redeemable shares	Non-redeemable shares	Redeemable shares	Non-redeemable shares
Basic and diluted net income (loss) per ordinary share Numerator:
Allocation of net loss	$(270,359)	$(98,231)	$—	$(34,600)
Subsequent measurement of ordinary shares subject to redemption (interest earned trust account)	1,787,764	—	—	—

Allocation of net income (loss)	1,517,405	(98,231)	—	(34,600)

Denominator:
Basic and diluted weighted average shares outstanding	20,000,000	7,266,667	—	6,666,667

Basic and diluted net income (loss) per ordinary share	$0.08	$(0.01)	$—	$(0.01)

Recent Accounting Pronouncements
In July 2025, the FASB issued ASU
No. 2025-05,
Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets (“ASU
2025-05”),
which provides guidance on the measurement of credit losses for accounts receivable and contract assets. The standard aims to improve the accuracy of credit loss estimates by requiring entities to consider historical loss experience, current conditions, and reasonable and supportable forecasts. ASU
2025-05
is effective for annual periods beginning after December 15, 2025, with early adoption permitted. The Company is currently evaluating the potential impact of the adoption of ASU
2025-05
on its financial statements.
In January 2025, the FASB issued ASU
2025-01,
Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic
220-40).
The FASB issued ASU
2024-03
on November 4, 2024.

A PARADISE ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENT

ASU
2024-03
states that the amendments are effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Following the issuance of ASU
2024-03,
the FASB was asked to clarify the initial effective date for entities that do not have an annual reporting period that ends on December 31 (referred to as non-calendar
year-end
entities). Because of how the effective date guidance was written, a non-calendar
year-end
entity may have concluded that it would be required to initially adopt the disclosure requirements in ASU
2024-03
in an interim reporting period, rather than in an annual reporting period. The FASB’s intent in the basis for conclusions of ASU
2024-03
is clear that all public business entities should initially adopt the disclosure requirements in the first annual reporting period beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027.
On November 4, 2024, the FASB issued ASU
No. 2024-03,
Expense Disaggregation Disclosures
(“ASU 2024-03”).
ASU
2024-03
amends ASC 220, Comprehensive Income to expand income statement expense disclosures and require disclosure in the notes to the financial statements of specified information about certain costs and expenses. ASU
2024-03
is required to be adopted for fiscal years commencing after December 15, 2026, with early adoption permitted. The Company is currently evaluating the potential impact of adopting the standard on its financial statements.
In December 2023, the FASB issued ASU
2023-09,
Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU
2023-09),
which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU
2023-09
is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company adopted ASU
2023-09
on January 1, 2025 and did not have a significant impact.
The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying unaudited condensed consolidated financial statements.
Note 3 - Initial Public Offering
On July 31, 2025, the Company sold 20,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one Class A ordinary share with no par value and one right (the “Public Right”). Each right entitles the holder to receive one-eighth
(1/8) of one Class A ordinary share upon the consummation of the Company’s initial Business Combination. The Company will not issue fractional shares upon conversion of the rights, as disclosed in Note 7.
Note 4 - Private Placement
Simultaneously with the closing of the IPO, the Company’s Sponsor and CCM purchased an aggregate of 400,000 Private Placement Units and 200,000 Private Placement Units, respectively, at a price of $10.00 per Private Placement Unit for an aggregate purchase price of $6,000,000. Each Private Placement Unit consists of one ordinary share (“Private Share”) and one-eighth
(1/8) of one right (“Private Right”). Each Private Right will be converted into one ordinary share upon the consummation of a Business Combination. The proceeds from the Private Placement Units were added to the proceeds from the IPO which were deposited in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Units and all underlying securities will expire worthless. Five institutional investors (none of which are affiliated with any member of management, the Sponsor or any other investor)
(“non-voting
sponsor investors”) purchased, indirectly, through the purchase of non-voting
interests in our sponsor, an aggregate of 130,000 Private Placement Units (the
“Non-Voting
Private

A PARADISE ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENT

Placement Units”) at a price of $10.00 per unit ($1,300,000 in the aggregate). In connection with the non-voting
sponsor investor indirectly purchasing, through the Sponsor, the
Non-Voting
Private Placement Units allocated to the
non-voting
sponsor investors in connection with the closing of the IPO, the Sponsor issued non-voting
shares at a nominal purchaser price to the
non-voting
sponsor investors at the closing of the IPO, reflecting interests in an aggregate of 1,368,421 Founder Shares (defined below) held by the Sponsor. On December 19, 2025, an affiliate of the Sponsor purchased all of the issued and outstanding
Non-Voting
Sponsor Shares from the
non-voting
sponsor investors. Private Placement Units and all underlying securities will not be transferable, assignable, or salable until the completion of a Business Combination, subject to certain exceptions.
Note 5 - Related Party Transactions
Founder Shares
On November 9, 2022, the Sponsor acquired 3,737,500 Class B ordinary share (“Founder Shares”) for an aggregate purchase price of $25,000. Founder Shares have been retroactively restated to reflect a share subscription and purchase agreement. On October 2, 2024, the Company issued 5,750,000 Founder Shares to the Sponsor for $25,000, and immediately repurchased the 3,737,500 initial shares from the Sponsor for $25,000, resulting in 5,750,000 Founder Shares outstanding after the repurchase. In May 2025, the Sponsor paid $25,000, or approximately $0.003 per share, in exchange for 7,666,667 founder shares (of which an aggregate of up to 1,000,000 shares are subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters); subsequently, 5,750,000 of the founder shares were repurchased by the Company for an aggregate purchase price of $25,000. Five institutional investors (none of which are affiliated with any member of management, the Sponsor or any other investor)
(“non-voting
sponsor investors”) purchased, indirectly, through the purchase of non-voting
interests in our sponsor, an aggregate of 130,000
Non-Voting
Private Placement Units at a price of $10.00 per unit ($1,300,000 in the aggregate). In connection with this indirect purchase, the Sponsor issued non-voting
shares at a nominal purchaser price to the
non-voting
sponsor investors at the closing of the IPO, reflecting interests in an aggregate of 1,368,421 Founder Shares held by the Sponsor. On September 15, 2025, as a result of the underwriters’ over-allotment option expiring, a total of 1,000,000 Founder Shares were forfeited. The related share and per-share
amounts presented in these financial statements have been retroactively adjusted to reflect this share forfeiture for all periods presented. On December 19, 2025, an affiliate of the Sponsor purchased all of the issued and outstanding
Non-Voting
Sponsor Shares, reflecting interest in an aggregate of 1,368,421 Founder Shares held by the Sponsor, from the non-voting
sponsor investors.
The Sponsor has agreed not to transfer, assign or sell its Founder shares until the earlier to occur of: (A) six months after the completion of the Company’s initial business combination, or (B) the date on which the closing price of the Company’s Class A ordinary share equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any
30-trading
day period commencing after the Company’s initial business combination, or earlier, if, subsequent to the initial business combination, the Company consummates a liquidation, merger, shares exchange or other similar transaction which results in all of the shareholders having the right to exchange their shares of Class A ordinary share for cash, securities or other property.
Due to Related Party
Prior to the closing of the IPO, the Sponsor funded the Company’s transaction costs related to the IPO. As of March 31, 2026 and December 31, 2025, nil and $57,922 were outstanding, respectively; the amount is unsecured, interest-free and due on demand.

A PARADISE ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENT

Promissory Note - Related Party
On December 9, 2022, the Sponsor has agreed to loan the Company up to $300,000 to be used for a portion of the expenses of the IPO (the “Note”). The Note is non-interest
bearing, unsecured and was due at the earlier of (1) December 31, 2023, and (2) the closing of the IPO or (3) the date on which the Company determines not to conduct an initial public offering of its securities, unless accelerated upon the occurrence of an Event of Default. On October 22, 2024, the Note was amended to extend the maturity date to the earlier of (1) June 30, 2025, and (2) the closing of the IPO or (3) the date on which the Company determines not to conduct an initial public offering of its securities, unless accelerated upon the occurrence of an Event of Default. On October 9, 2025, the Company subsequently repaid the Note in full. The Note was terminated after the repayment. As of March 31, 2026 and December 31, 2025, there was nil outstanding under the Note.
Working Capital Loans
In addition, in order to finance transaction costs in connection with an intended Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes the initial Business Combination, the Company may repay the Working Capital Loans. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into units of the post Business Combination entity at a price of $10.00 per unit at the option of the lender. Such units would be identical to the Private Placement Units issued to our Sponsor. The terms of Working Capital Loans by the Company’s officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. As of March 31, 2026 and December 31, 2025, the Company had no borrowings under the Working Capital Loans.
Note 6 - Commitments and Contingencies
Registration Rights
The holders of the Founder Shares, Private Placement Units, shares being issued to the underwriters of the IPO, and units that may be issued on conversion of Working Capital Loans (and in each case holders of their component securities, as applicable) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the IPO requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to the Class A ordinary shares). The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable
Lock-up
period, which occurs (i) in the case of the Founder Shares, on the earlier of (A) six months after the completion of the initial business combination or (B) subsequent to the initial business combination, (x) if the last sale price of Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing after the initial business combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction after the completion of the initial business combination that results in all of the Company’s public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property, and (ii) in the case of the Private

A PARADISE ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENT

Placement Units, including the component securities therein, until the completion of the initial business combination.
Notwithstanding the above, the shares to be issued to the underwriters in the IPO will be further subject to the limitations on registration requirements imposed by FINRA Rule 5110(g)(8). The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriter Agreement
The underwriters had a
45-day
option from the date of the IPO to purchase up to an additional 3,000,000 Units to cover over-allotments, if any, which expired unexercised on September 12, 2025.
The underwriters were paid a cash underwriting discount of two percent (2%) of the gross proceeds of the IPO, or $4,000,000, of which $2,000,000 were invested in the purchase of Private Placement Units, upon the closing of the IPO. In addition, the underwriters will be entitled to a deferred fee of up to $0.40 per Unit, or 4% of the gross proceeds of the offering, or up to $8,000,000 in the aggregate (or $9,200,000 in the aggregate if the underwriter’s over-allotment option is exercised in full), payable based on the funds remaining in the Trust Account after redemptions of Public Shares, solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. The Company recorded the deferred underwriting fee payable in the balance sheet as of July 31, 2025, by referring to ASC that deferred underwriter fees should be recognized upon the close of IPO if the Business Combination is probable of occurring, and the underwriter fee can be reasonably estimated.
Business Combination Agreement
On November 26, 2025, the Company entered into the Business Combination Agreement with Merger Sub, and Enhanced. The Business Combination Agreement provides that, among other things and upon the terms and subject to the conditions thereof, the following transactions will occur, following the Acquiror Domestication (as defined below):

•
at the Closing, upon the terms and subject to the conditions of the Business Combination Agreement and in accordance with the Cayman Companies Act and the TBOC, Merger Sub will merge with and into Enhanced, the separate corporate existence of Merger Sub will cease and Enhanced will be the surviving company and a wholly owned subsidiary of the Company and immediately following the First Merger, Enhanced will merge with and into the Company, the separate corporate existence of Enhanced will cease and the Company will be the surviving corporation; and

•
as a result of the Mergers, among other things, all outstanding shares of common stock (inclusive of shares of converted preferred stock and issuable in respect of the SAFE financing described below) of Enhanced immediately prior to the effective time of the First Merger will be cancelled in exchange for the right to receive, except with respect to (i) any shares of common stock of Enhanced subject to options or consultant awards, (ii) any shares of common stock of Enhanced held in the treasury of Enhanced, which treasury shares will be cancelled as part of the First Merger, and (iii) any shares of common stock of Enhanced held by shareholders who have perfected and not withdrawn a demand for appraisal rights pursuant to the applicable provisions of the Cayman Companies Act, a number of shares of A Paradise Domesticated Class A Common Stock (as defined below), as adjusted in accordance with the Business Combination Agreement and as further described therein. In addition, at the First Merger, the Class B Holders will be issued a number of shares of the Company’s Class B ordinary shares such that, immediately after the Closing, the Class B Holders will have at least 95% of the voting power of the capital stock of the surviving corporation on a fully-diluted basis.

A PARADISE ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENT

The Board has unanimously (i) approved and declared advisable the Business Combination Agreement, the Enhanced Business Combination and the other transactions contemplated thereby and (ii) resolved to recommend approval of the Business Combination Agreement and related matters by the shareholders of the Company.
Prior to the Closing, subject to the approval of the Company’s shareholders, and in accordance with the TBOC, the BVI Act, and the Company’s memorandum and articles of association, the Company will effect a deregistration under the BVI Act and a domestication under the TBOC (by means of filing a certificate of conversion and certificate of formation with the Secretary of State of the State of Texas), pursuant to which the Company’s jurisdiction of incorporation will be changed from the British Virgin Islands to the State of Texas. Upon the effective time of the Acquiror Domestication, the Company will change its name to “Enhanced Group Inc.”
Immediately prior to the effective time of the Acquiror Domestication, each then issued and outstanding Class B ordinary share of the Company will convert automatically, on a one-for-one
basis, into one share of the Converted Acquiror Class A Common Stock. At the effective time of the Acquiror Domestication, (a) each then issued and outstanding Class A ordinary share of the Company (including the Converted Acquiror Class A Common Stock) will convert automatically, on a one-for-one
basis, into a share of the Company’s Class A common stock, par value $0.0001 per share, of the Company (after the Acquiror Domestication); (b) the Company will authorize a new class of Class B common stock, par value $0.0001 per share, the terms of which will provide, among other things, that each share of Domesticated Acquiror Class B Common Stock will carry ten votes; (c) each then issued and outstanding BVI Acquiror Unit will convert automatically into a domesticated Acquiror unit representing one share of Domesticated Acquiror Class A Common Stock and a right to receive one-eighth
of one share of Domesticated Acquiror Class A Common Stock at the Closing; and (d) each then issued and outstanding BVI Acquiror Right will convert automatically into a domesticated Acquiror right, with each domesticated Acquiror right representing the right to receive one-eighth
of one Domesticated Acquiror Class A Common Stock at the Closing.
The Business Combination Agreement contains customary representations, warranties and covenants of the parties thereto. The consummation of the Enhanced Business Combination is subject to certain conditions as further described in the Business Combination Agreement.
A Paradise Holder Support Agreement
In connection with the execution of the Business Combination Agreement, the Company entered into an acquiror holder support agreement, dated as of November 26, 2025 (the “A Paradise Holder Support Agreement”), with Enhanced and the Sponsor (the “Major A Paradise Shareholder”). Under the A Paradise Holder Support Agreement, the Major A Paradise Shareholder agrees that, among other things, (i) the Major A Paradise Shareholder will not to sell or transfer their shares until the earlier to occur of the effective time of the Second Merger and the termination of the Business Combination Agreement, and (ii) that at any meeting of the shareholders and in any action by written consent of the shareholders, the Major A Paradise Shareholder will vote all of its shares for the Enhanced Business Combination and related transactions.
Enhanced Holder Support Agreement
In connection with the execution of the Business Combination Agreement, the Company entered into the Enhanced holders support agreement, dated as of November 26, 2025 (the “Enhanced Holder Support Agreement”), with certain shareholders of Enhanced (the “Major Enhanced Stockholders”) and Enhanced. Under the Enhanced Holder Support Agreement, the Major Enhanced Stockholders agree, among other things, not to sell or transfer their shares until the earlier to occur of the effective time of the Second Merger and the

A PARADISE ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENT

termination of the Business Combination Agreement, and that at any meeting of the shareholders and in any action by written consent of the shareholders, such Major Enhanced Stockholders will vote all of their shares for the Enhanced Business Combination and related transactions.
Note 7 - Shareholders’ Deficit
Preferred Shares—
The Company is
authorized
to issue a total of 1,000,000 preferred shares with
no
par value. As of March 31, 2026 and December 31, 2025, there were no shares of preferred shares issued or outstanding.
Class A Ordinary Shares—
The Company is authorized to issue a total of 500,000,000 Class A ordinary shares with no par value. As of March 31, 2026 and December 31, 2025, there were 600,000 Class A ordinary shares outstanding, excluding 20,000,000 shares subject to possible redemption.
Class B Ordinary Shares—
The Company is authorized to issue a total of 50,000,000 Class B ordinary shares with no par value. On November 9, 2022, the Company issued 3,737,500 shares of Class B ordinary share to the Sponsor. The Class B ordinary shares have been retroactively restated to reflect a share subscription and purchase agreement. On October 2, 2024, the Company issued 5,750,000 Class B ordinary shares to the Sponsor for $25,000 and immediately repurchased the 3,737,500 initial shares from the Sponsor for $25,000, resulting in 5,750,000 Class B ordinary shares outstanding after the repurchase. On May 19, 2025, the Sponsor paid $25,000, or approximately $0.003 per share, in exchange for 7,666,667 Class B ordinary shares (of which an aggregate of up to 1,000,000 shares are subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters), and subsequently 5,750,000 of the Class B ordinary shares were repurchased by the Company for an aggregate purchase price of $25,000. On September 15, 2025, as a result of the expiration of the underwriters’ over-allotment option, a total of 1,000,000 Class B ordinary shares were forfeited. As of March 31, 2026 and December 31, 2025, there were 6,666,667 shares of Class B ordinary shares issued and outstanding. Shares have been retroactively adjusted to reflect this share forfeiture for all periods presented.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination, or earlier at the option of the holder, on a one-for-one
basis, subject to adjustment pursuant to certain anti-dilution right, share splits, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein and in the Company’s amended and restated memorandum and articles of association. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the IPO and related to the closing of the initial Business Combination, the ratio at which the Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, 25% of the sum of all ordinary shares issued and outstanding upon completion of the IPO, including pursuant to the Over-Allotment Option, plus all Class A ordinary shares issued or deemed issued, or issuable upon the conversion or exercise of any equity-linked securities issued or deemed issued in connection with or in relation to the initial Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination or any private placement-equivalent securities issued to the Sponsor or its affiliates upon conversion of loans made to the Company.
Prior to the initial Business Combination, only holders of the Founder Shares will have the right to vote on the election of directors. Holders of the public shares will not be entitled to vote on the election of directors during such time. These provisions of the Company’s amended and restated memorandum and articles of association may only be amended by a resolution passed by holders of at least a majority of the ordinary shares

A PARADISE ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENT

who are eligible to vote and attend and vote in a general meeting of the shareholders. With respect to any other matter submitted to a vote of the shareholders, including any vote in connection with the initial Business Combination, except as required by law, holders of the Founder Shares and holders of the public shares will vote together as a single class, with each share entitling the holder to one vote.
Rights
—As of March 31, 2026 and December 31, 2025, there were 20,000,000 rights outstanding, respectively. Except in cases where the Company is not the surviving company in a business combination, each holder of a right will automatically receive one eighth (1/8) of one Class A ordinary share upon consummation of the Company’s initial business combination, even if the holder of such right redeemed all Class A ordinary shares held by it in connection with the initial business combination. In the event that the Company will not be the surviving company upon completion of its initial business combination, each holder of a right will be required to affirmatively convert its right in order to receive the one eighth (1/8) of one Class A ordinary share underlying each right upon consummation of the business combination (without paying additional consideration). The Company will not issue fractional shares in connection with an exchange of right. As a result, holders must hold rights in multiples of eight (8) in order to receive Class A ordinary shares for all such rights upon closing of a business combination. The shares issuable upon conversion of the rights will be freely tradable (except to the extent held by affiliates of the Company).
If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, holders of the rights might not receive the shares of ordinary shares underlying the rights.
Note 8 - Fair Value Measurements
The following table presents information about the
Company
’s assets and liabilities that are measured at fair value as of March 31, 2026 and December 31, 2025, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	As of March 31, 2026	Quoted prices in active markets (level 1)	Significant other observable inputs (level 2)	Significant other unobservable inputs (level 3)
Assets
Investments held in Trust Account	$205,105,918	$205,105,918	—	—

	As of December 31, 2025	Quoted prices in active markets (level 1)	Significant other observable inputs (level 2)	Significant other unobservable inputs (level 3)
Assets
Investments held in Trust Account	$203,318,154	$203,318,154	—	—
Note 9 - Segment Information
ASC Topic 280, Segment Reporting, establishes standards for companies to report, in their financial statements, information about operating segments, products, services, geographic areas, and major customers.

A PARADISE ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENT

Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.
The Company’s chief operating decision maker has been identified as the
Chief Executive Officer
, Chief Financial Officer and Chairman (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating and reportable segment. The Company’s CODM does not review assets by segment in the evaluation and therefore assets by segment are not disclosed below.
When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews key metrics, which include the following:

	For the three months ended March 31,
	2026	2025
General and administrative and legal and professional expenses	$374,239	$34,600
Interest earned on investments held in Trust Account	$1,787,764	$—
The key measures of segment profit or loss reviewed by the CODM are general and administrative expenses and interest earned on investments held in Trust Account. General and administrative expenses include insurance expenses, Nasdaq listing expenses, trust service expenses, auditing expenses, printing expenses, and regulatory filing fees, none of which are deemed to be significant segment expenses and are reviewed in aggregate to ensure alignment with budget and contractual obligations. The CODM reviews interest earned on investments in Trust Account to measure and monitor shareholder value and determine the most effective strategy of investments with the Trust Account funds while maintaining compliance with the Trust Agreement.
Note 10 - Subsequent Events
In accordance with ASC 855, “Subsequent Events”, the
Company
evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed consolidated financial statements were issued. Based upon this review, other than described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed consolidated financial statements.
In connection with the initial Business Combination, the Company, Enhanced and Merger Sub have filed a registration statement on Form
S-4,
which was declared effective by the SEC on April 10, 2026, and which includes a proxy statement/prospectus (as amended or supplemented from time to time, the “Proxy Statement/Prospectus”) relating to the initial Business Combination.
On May 1, 2026, the Company convened its extraordinary general meeting of the shareholders (the “EGM”) at which the shareholders voted on the proposals described in detail in the proxy statement/prospectus filed by the Company with the SEC on April 10, 2026 (the “Proxy Statement”), which was first mailed by the Company to its shareholders on or about April 10, 2026.
As of April 2, 2026, the record date for the EGM, there were 27,266,667 ordinary shares outstanding and entitled to vote. At the EGM, there were 21,072,603 ordinary shares voted by proxy or in person, representing

A PARADISE ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENT

77.28% of the total ordinary shares as of the record date, and constituting a quorum for the transaction of business. The shareholders approved the Business Combination Proposal, the Domestication Proposal, each of the Organizational Documents Proposals, the Director Election Proposal, the Stock Issuance Proposal, the Founder Plan Proposal, the Omnibus Incentive Plan Proposal, and the ESPP Proposal.
In connection with the EGM, an aggregate of 19,615,531 Class A ordinary Shares were tendered for redemption.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To: The Board of Directors and Shareholder of
A Paradise Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of A Paradise Acquisition Corp. (the “Company”) as of December 31, 2025 and 2024, and the related consolidated statements of operations, changes in shareholders’ deficit, and cash flows for each of the years in the two-year
period ended December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year
period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.
Substantial Doubt about the Company’s Ability to Continue as a Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company’s realization of its business plan is dependent upon its ability to complete a business combination on or before July 31, 2027. If a business combination is not consummated by this date or an extension not obtained, there will be a mandatory liquidation and subsequent dissolution of the Company. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

WWC, P.C.
Certified Public Accountants
PCAOB ID No. 1171
We have served as the Company’s auditor since 2024.
San Mateo, California
February 9, 2026

A PARADISE ACQUISITION CORP.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2025 AND 2024

	As of December 31,
	2025	2024
ASSETS:
Current assets:
Cash	$697,629	$—
Prepaid expenses	138,937	2,400

Total current assets	836,566	2,400

Deferred offering costs	—	22,817
Investments held in trust account	203,318,154	—
Total Assets	$204,154,720	$25,217

LIABILITIES, SHARES SUBJECT TO REDEMPTION AND SHAREHOLDERS’ DEFICIT:
Current liabilities:
Accrued expenses	$414,281	$30,070
Due to related party	57,922	—
Promissory note—related party	—	235,806

Total current liabilities	472,203	265,876

Deferred underwriting fee payable	8,000,000	—
Total Liabilities	$8,472,203	$265,876

Commitments and Contingencies (Note 6)
Class A ordinary shares subject to possible redemption, no par value; 100,000,000 shares authorized; 20,000,000 shares issued and outstanding at redemption value of $10.17 per share and nil share issued and outstanding as of December 31, 2025 and 2024, respectively	203,318,154	—
Shareholders’ Deficit
Preferred shares, no par value; 1,000,000 shares authorized; none issued and outstanding as of December 31, 2025 and 2024	$—	$—
Class A ordinary shares, no par value; 500,000,000 shares authorized; 600,000 shares issued and outstanding (excluding 20,000,000 shares subject to possible redemption) and nil share issued and outstanding as of December 31, 2025 and 2024, respectively	—	—
Class B ordinary shares, no par value; 50,000,000 shares authorized; 6,666,667 shares issued and outstanding as of December 31, 2025 and 2024 (1)(2)	—	—
Additional paid-in capital	—	25,000
Accumulated deficit	(7,635,637)	(265,659)

Total Shareholders’ Deficit	$(7,635,637)	$(240,659)

Total Liabilities, Shares Subject to Redemption and Shareholders’ Deficit	$204,154,720	$25,217

(1)
All share data has been retroactively restated to reflect the Sponsor’s forfeiture of 1,000,000 founder shares on September 15, 2025 for no consideration as the underwriters of the IPO did not exercise the over-allotment option (see Note 5).

(2)
On November 9, 2022, 3,737,500 Class B ordinary shares were issued to the Sponsor for $25,000. On October 2, 2024, the Company issued 5,750,000 Class B ordinary shares to the Sponsor for $25,000, and immediately repurchased the 3,737,500 initial shares from the Sponsor for $25,000, resulting in 5,750,000 Class B ordinary shares outstanding after the repurchase. In May 2025, the Sponsor paid $25,000, or approximately $0.003 per share, in exchange for 7,666,667 founder shares (of which an aggregate of up to 1,000,000 shares are subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters), and subsequently 5,750,000 of the founder shares were repurchased by the Company for an aggregate purchase price of $25,000 (see Note 5).

The accompanying notes are an integral part of these consolidated financial statements.

A PARADISE ACQUISITION CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

	For the years ended December 31,
	2025	2024
General and administrative expenses	$111,713	$5,000
Legal and professional expenses	926,645	70,562
Loss from operations	(1,038,358)	(75,562)
Other income:
Interest income	3,333,963	—
Gain on expiration of over-allotment option liability	272,989	—

Income (loss) before tax expense	2,568,594	(75,562)
Tax expense	—	—

Net income (loss)	$2,568,594	(75,562)

Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	8,383,562	—

Basic and diluted net income per share, Class A ordinary shares subject to possible redemption	$0.35	—

Basic and diluted weighted average shares outstanding, Class A and Class B ordinary shares not subject to redemption (1)(2)	6,918,174	6,666,667

Basic and diluted net loss per share, Class A and Class B ordinary shares not subject to redemption	$(0.05)	(0.01)

(1)
All share and per share data has been retroactively restated to reflect the Sponsor’s forfeiture of 1,000,000 founder shares on September 15, 2025 for no consideration as the underwriters of the IPO did not exercise the over-allotment option (see Note 5).

(2)
All share and per share data has been retroactively presented. On November 9, 2022, 3,737,500 Class B ordinary shares were issued to the Sponsor for $25,000. On October 2, 2024, the Company issued 5,750,000 Class B ordinary shares to the Sponsor for $25,000, and immediately repurchased the 3,737,500 initial shares from the Sponsor for $25,000, resulting in 5,750,000 Class B ordinary shares outstanding after the repurchase. On May 19, 2025, the Sponsor paid $25,000, or approximately $0.003 per share, in exchange for 7,666,667 founder shares (of which an aggregate of up to 1,000,000 shares are subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter); subsequently, 5,750,000 of the founder shares were repurchased by the Company for an aggregate purchase price of $25,000 (See Note 5).

The accompanying notes are an integral part of these consolidated financial statements.

A PARADISE ACQUISITION CORP.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2025

			Ordinary shares				Additional paid-in capital	Accumulated deficit	Total shareholders’ deficit
	Preferred shares		Class A		Class B
	Shares	Amount	Shares	Amount	Shares (1)(2)	Amount
Balance as of January 1, 2025	—	$—	—	$—	6,666,667	$—	$25,000	$(265,659)	$(240,659)
Issuance of Private Placement Units	—	—	600,000	—	—	—	6,000,000	—	6,000,000
Issuance of Public Rights, net of issuance cost	—	—	—	—	—	—	5,058,574	—	5,058,574
Gain on expiration of over-allotment option liability	—	—	—	—	—	—	272,989	—	272,989
Subsequent measurement of ordinary shares subject to redemption (interest earned on trust account)	—	—	—	—	—	—	—	(3,318,154)	(3,318,154)
Accretion of carrying value to redemption value	—	—	—	—	—	—	(17,976,981)	—	(17,976,981)
Accretion of additional paid-in capital to accumulated deficit	—	—	—	—	—	—	6,620,418	(6,620,418)	—
Net income	—	—	—	—	—	—	—	$2,568,594	$2,568,594

Balance as of December 31, 2025	—	$—	600,000	$—	6,666,667	$—	$—	$(7,635,637)	$(7,635,637)

The accompanying notes are an integral part of these consolidated financial statements.

FOR THE YEAR ENDED DECEMBER 31, 2024

			Ordinary shares				Additional paid-in capital	Accumulated deficit	Total shareholder’s deficit
	Preferred shares		Class A		Class B
	Shares	Amount	Shares	Amount	Shares (1)(2)	Amount
Balance as of January 1, 2024	—	$—	—	$—	6,666,667	$—	$25,000	$(190,097)	$(165,097)
Net loss	—	—	—	—	—	—	—	(75,562)	(75,562)

Balance as of December 31, 2024	—	$—	—	$—	6,666,667	$—	$25,000	$(265,659)	$(240,659)

(1)
All share data has been retroactively restated to reflect the Sponsor’s forfeiture of 1,000,000 founder shares on September 15, 2025 for no consideration as the underwriters of the IPO did not exercise the over-allotment option (see Note 5)

(2)
All share data has been retroactively presented. On November 9, 2022, 3,737,500 Class B ordinary shares were issued to the Sponsor for $25,000. On October 2, 2024, the Company issued 5,750,000 Class B ordinary shares to the Sponsor for $25,000, and immediately repurchased the 3,737,500 initial shares from the Sponsor for $25,000, resulting in 5,750,000 Class B ordinary shares outstanding after the repurchase. On May 19, 2025, the Sponsor paid $25,000, or approximately $0.003 per share, in exchange for 7,666,667 founder shares (of which an aggregate of up to 1,000,000 shares are subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter); subsequently, 5,750,000 of the founder shares were repurchased by the Company for an aggregate purchase price of $25,000 (See Note 5).

The accompanying notes are an integral part of these consolidated financial statements.

A PARADISE ACQUISITION CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

	For the years ended December 31,
	2025	2024
Cash Flows from Operating Activities:
Net income (loss)	$2,568,594	$(75,562)
Adjustment to reconcile net income (loss) to net cash used in operating activities:
Interest earned on marketable securities held in trust account	(3,318,154)	—
Gain on expiration of over-allotment option liability	(272,989)	—
Changes in operating assets and liabilities
Prepaid expenses	(136,537)	(2,400)
Accounts payable and accrued expenses	384,211	5,070

Net Cash Used in Operating Activities	(774,875)	(72,892)

Cash Flows from Investing Activities
Purchase of investment held in trust account	(200,000,000)	—

Net Cash Used in Investing Activities	(200,000,000)	—

Cash Flows from Financing Activities
Proceeds from sale of public units	200,000,000	—
Proceeds from sale of private placement units	6,000,000	—
Proceeds from issuance of promissory note to related party	64,194	95,709
Repayment of promissory note to related party	(300,000)	—
Payment of underwriter commissions	(4,000,000)	—
Payment of offering costs	(349,612)	(22,817)
Advance from a related party	57,922	—

Net Cash Provided by Financing Activities	201,472,504	72,892

Net Change in Cash	697,629	—
Cash, Beginning of Year	—	—

Cash, End of Year	$697,629	$—

Supplemental disclosure of cash flow information:
Deferred underwriting fee payable	$8,000,000	$—

Accretion of carrying value to redemption value of Class A redeemable ordinary shares	$21,295,135	$—

Deferred offering costs paid via promissory note—related party	$64,194	$22,817

The accompanying notes are an integral part of these consolidated financial statements.

A PARADISE ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1 - Description of Organization and Business Operations
A Paradise Acquisition Corp. (formerly A Paradigm Acquisition Corp., the “Company”) is a blank check company incorporated in the British Virgin Islands (or the “BVI”) on November 9, 2022. The Company was formed for the purpose of effecting a merger, shares exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses (the “Business Combination”). Although there is no restriction or limitation on what industry or geographic region the Company’s target operates in, it is the Company’s intention to pursue prospective targets that are in the leisure and entertainment sector.
The Company has a wholly owned inactive subsidiary, A Paradise Merger Sub I, Inc. (the “Merger Sub”), a Cayman Islands exempted company, formed on November 18, 2025 solely for the purpose of completing the transactions contemplated by the Business Combination Agreement, dated as November 26, 2025.
As of December 31, 2025, the Company had not commenced any operations. For the period from November 9, 2022 (inception) through December 31, 2025, the Company’s efforts have been limited to organizational activities as well as activities related to the Initial Public Offering (the “IPO”), and subsequent to the IPO, identifying a target company, entering into the business combination agreement described below, and proceeding toward completion of the Business Combination. The Company will not generate any operating revenues until after the completion of a business combination, at the earliest. The Company will generate non-operating
income in the form of dividends and/or interest income from the proceeds derived from the IPO. The Company has selected December 31 as its fiscal year end.
The Company’s sponsor, A SPAC IV (Holdings) Corp., is a BVI company (the “Sponsor”). The registration statement for the Company’s IPO became effective on July 29, 2025. On July 31, 2025, the Company consummated the IPO of 20,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share, no par value per share (the “Public Shares”) and one right (the “Public Rights”) to receive one-eighth
(1/8) of one Class A ordinary share upon the completion of the initial Business Combination. The Units were sold at an offering price of $10.00 per unit, generating gross proceeds of $200,000,000.
Simultaneously with the closing of the IPO and the sale of the Units on July 29, 2025, the Company consummated the private placement (“Private Placement”) of 600,000 units (the “Private Placement Units”) to the Sponsor and the underwriters, Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC (“CCM”), at a price of $10.00 per Private Placement Unit, generating total proceeds of $6,000,000, which is described in Note 4. The Company granted the underwriters a
45-day
option to purchase up to an additional 3,000,000 Units at the IPO price to cover over-allotments, if any, which expired unexercised on September 12, 2025.
Five institutional investors (none of which are affiliated with any member of management, the Sponsor or any other investor)
(“non-voting
sponsor investors”) have purchased, indirectly, through the purchase of non-voting
interests in our sponsor, an aggregate of 130,000 Private Placement Units (the
“Non-Voting
Private Placement Units”) at a price of $10.00 per unit ($1,300,000 in the aggregate). In connection with the non-voting
sponsor investor indirectly purchasing, through the Sponsor, the
Non-Voting
Private Placement Units allocated to the
non-voting
sponsor investors in connection with the closing of the IPO, the Sponsor issued non-voting
shares (the
“Non-Voting
Sponsor Shares”) at a nominal purchaser price to the
non-voting
sponsor investors at the closing of the IPO, reflecting interests in an aggregate of 1,368,421 Founder Shares (defined below) held by the Sponsor. On December 19, 2025, an affiliate of the Sponsor purchased all of the issued and outstanding
Non-Voting
Sponsor Shares from the
non-voting
sponsor investors.

A PARADISE ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Transaction costs amounted to $12,645,418 consisting of $4,000,000 of cash underwriting fee which was paid in cash at the closing date of the IPO, $8,000,000 of deferred underwriting fee, and $645,418 of other offering costs. At the IPO date, cash of $1,848,460 was held outside of the Trust Account (as defined below) and is available for the payment of the promissory note (see Note 5), payment of accrued expenses and for working capital purposes.
Following the closing of the IPO on July 31, 2025, an amount of $200,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Units was placed in a trust account (the “Trust Account”), with Continental Stock Transfer & Trust Company acting as trustee. The funds placed in the Trust Account may only be invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule
2a-7
under the Investment Company Act, which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. Except with respect to divided and/or interest earned on the funds held in the trust account that may be released to the Company to pay the Company’s tax obligation, if any, the proceeds from the IPO and the sale of Private Placement Units will not be released from the Trust Account until the earliest to occur of (i) the completion of the company’s initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the company’s amended and restated memorandum and articles of association to (A) modify the substance or timing of obligation to redeem 100% of our public shares if the Company does not complete the initial business combination within the Combination Period (defined below) or (B) with respect to any other provision relating to shareholders’ rights or pre-Business
Combination activity and (iii) the redemption of all of the public shares if the Company is unable to complete the initial Business Combination within the Combination Period (defined below), subject to applicable law and as further described in the Prospectus. The proceeds deposited in the Trust Account could become subject to the claims of the creditors, if any, which could have priority over the claims of the public shareholders.
The Company’s Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the net balance in the Trust Account (as defined below) (excluding the amount of deferred underwriting discounts held and taxes payable on the income earned on the Trust Account) at the time of the signing an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company will provide the public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed Business Combination or conduct a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require the Company to seek shareholder approval under the law or stock exchange listing requirement. The Company will provide the public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the Trust Account is initially anticipated to be $10.00 per public share (subject to

A PARADISE ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

increase of up to an additional $0.20 per unit in the event that the Sponsor elects to extend the period of time to consummate a Business Combination, as described in more detail in the IPO).
The ordinary share subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.
The Company will have 24 months from the closing of the IPO to complete the initial business combination (the “Combination Period”). If the Company is unable to complete the initial business combination within the Combination Period, the Company will as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to the Company’s obligations under BVI law to provide for claims of creditors and subject to the other requirements of applicable law.
The underwriters, the Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares, Private Shares and public shares in connection with the completion of the initial Business Combination; (ii) waive their redemption rights with respect to their founder shares, Private Shares and public shares in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association; (iii) waive their rights to liquidating distributions from the Trust Account with respect to their founder shares and Private Shares if the Company fails to complete the initial Business Combination within the Combination Period, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the Combination Period and to liquidating distributions from assets outside the trust account; and (iv) vote any founder shares held by them and any public shares purchased during or after the IPO (including in open market and privately negotiated transactions, aside from shares they may purchase in compliance with the requirements of Rule
14e-5
under the Exchange Act, which would not be voted in favor of approving the Business Combination) in favor of the initial Business Combination.
The Company’s Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and the Company believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that the Sponsor would be able to satisfy those obligations.

A PARADISE ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Agreements
Business Combination Agreement
On November 26, 2025, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with Merger Sub, and Enhanced Ltd, a Cayman Islands exempted company with limited liability (“Enhanced”). The Business Combination Agreement provides that, among other things and upon the terms and subject to the conditions thereof, the following transactions will occur (together with the other agreements and transactions contemplated by the Business Combination Agreement, the “Enhanced Business Combination”), following the Acquiror Domestication (as defined below):

•
at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), upon the terms and subject to the conditions of the Business Combination Agreement and in accordance with the Companies Act (as revised) of the Cayman Islands (“Cayman Companies Act”) and the Texas Business Organizations Code (“TBOC”), Merger Sub will merge with and into Enhanced, the separate corporate existence of Merger Sub will cease and Enhanced will be the surviving company and a wholly owned subsidiary of the Company (the “First Merger”) and immediately following the First Merger, Enhanced will merge with and into the Company, the separate corporate existence of Enhanced will cease and the Company will be the surviving corporation (together with the First Merger, the “Mergers”); and

•
as a result of the Mergers, among other things, all outstanding shares of common stock (inclusive of shares of converted preferred stock and issuable in respect of the SAFE financing described below) of Enhanced immediately prior to the effective time of the First Merger will be cancelled in exchange for the right to receive, except with respect to (i) any shares of common stock of Enhanced subject to options or consultant awards, (ii) any shares of common stock of Enhanced held in the treasury of Enhanced, which treasury shares will be cancelled as part of the First Merger, and (iii) any shares of common stock of Enhanced held by shareholders who have perfected and not withdrawn a demand for appraisal rights pursuant to the applicable provisions of the Cayman Companies Act, a number of shares of A Paradise Domesticated Class A Common Stock (as defined below), as adjusted in accordance with the Business Combination Agreement and as further described therein. In addition, at the First Merger, certain holders designated by Apeiron Investment Group Limited (the “Class B Holders”) will be issued a number of shares of the Company’s Class B ordinary shares such that, immediately after the Closing, the Class B Holders will have at least 95% of the voting power of the capital stock of the surviving corporation on a fully-diluted basis.

The Board of Directors of the Company (the “Board”) has unanimously (i) approved and declared advisable the Business Combination Agreement, the Enhanced Business Combination and the other transactions contemplated thereby and (ii) resolved to recommend approval of the Business Combination Agreement and related matters by the shareholders of the Company.
Prior to the Closing, subject to the approval of the Company’s shareholders, and in accordance with the TBOC, the BVI Business Companies Act, 2004 (the “BVI Act”), and the Company’s memorandum and articles of association, the Company will effect a deregistration under the BVI Act and a domestication under the TBOC (by means of filing a certificate of conversion and certificate of formation with the Secretary of State of the State of Texas), pursuant to which the Company’s jurisdiction of incorporation will be changed from the British Virgin Islands to the State of Texas (the “Acquiror Domestication”). Upon the effective time of the Acquiror Domestication, the Company will change its name to “Enhanced Group Inc.”.
Immediately prior to the effective time of the Acquiror Domestication, each then issued and outstanding Class B ordinary share of the Company will convert automatically, on a one-for-
one
basis, into a Class A

A PARADISE ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ordinary share of the Company (the “Converted Acquiror Class A Common Stock”). At the effective time of the Acquiror Domestication, (a) each then issued and outstanding Class A ordinary share of the Company (including the Converted Acquiror Class A Common Stock) will convert automatically, on a one-for-one
basis, into a share of the Company’s Class A common stock, par value $0.0001 per share, of the Company (after the Acquiror Domestication) (the “Domesticated Acquiror Class A Common Stock” or “Enhanced Group Class A common stock”); (b) the Company will authorize a new class of Class B common stock, par value $0.0001 per share (the “Domesticated Acquiror Class B Common Stock” or “Enhanced Group Class B common stock”), the terms of which will provide, among other things, that each share of Domesticated Acquiror Class B Common Stock will carry ten votes; (c) each then issued and outstanding unit of the Company (the “BVI Acquiror Units”) will convert automatically into a domesticated Acquiror unit representing one share of Domesticated Acquiror Class A Common Stock and a right to receive one-eighth
of one share of Domesticated Acquiror Class A Common Stock at the Closing; and (d) each then issued and outstanding right of the Company (the “BVI Acquiror Right”) will convert automatically into a domesticated Acquiror right, with each domesticated Acquiror right representing the right to receive one-eighth
of one Domesticated Acquiror Class A Common Stock at the Closing.
The Business Combination Agreement contains customary representations, warranties and covenants of the parties thereto. The consummation of the Enhanced Business Combination is subject to certain conditions as further described in the Business Combination Agreement.
A Paradise Holders Support Agreement
In connection with the execution of the Business Combination Agreement, the Company entered into an acquiror holder support agreement (the “A Paradise Holders Support Agreement”), dated as of November 26, 2025, between the Company, Enhanced and the Sponsor (the “Major A Paradise Shareholder”). Under the A Paradise Holder Support Agreement, the Major A Paradise Shareholder agrees that, among other things, (i) the Major A Paradise Shareholder will not to sell or transfer their shares until the earlier to occur of the Second Effective Time and the termination of the Business Combination Agreement, and (ii) that at any meeting of the shareholders and in any action by written consent of the shareholders, the Major A Paradise Shareholder will vote all of its shares for the Enhanced Business Combination and related transactions.
Enhanced Holders Support Agreement
In connection with the execution of the Business Combination Agreement, the Company entered into the Enhanced holders support agreement (the “Enhanced Holder Support Agreement”), dated as of November 26, 2025, among certain shareholders of Enhanced (the “Major Enhanced Stockholders”). Under the Enhanced Holder Support Agreement, the Major Enhanced Stockholders agree, among other things, not to sell or transfer their shares until the earlier to occur of the Second Effective Time and the termination of the Business Combination Agreement, and that at any meeting of the shareholders and in any action by written consent of the shareholders, such Major Enhanced Stockholders will vote all of their shares for the Enhanced Business Combination and related transactions.
Going Concern Consideration
As of December 31, 2025, the Company had $697,629 in cash and a working capital of $364,363. The Company’s liquidity needs prior to the consummation of the IPO were satisfied through the proceeds of $25,000 from the sale of the Founder Shares (as defined in Note 5), and loan proceeds from the Sponsor of $300,000 under the promissory note (see Note 5), which was subsequently repaid in full on October 9, 2025.

A PARADISE ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Subsequent to the consummation of the IPO, the Company’s liquidity has been satisfied through the net proceeds from the IPO and the Private Placement. The Company has incurred and expects to continue to incur significant professional costs to remain as a publicly traded company and to incur significant transaction costs in pursuit of the consummation of a Business Combination.
The Company may need to obtain additional financing either to complete its Business Combination or because it becomes obligated to redeem a significant number of public shares upon consummation of its Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Business Combination. If the Company is unable to complete its Business Combination because it does not have sufficient funds available, it may cease operations and liquidate the Trust Account. In addition, following the Business Combination, if cash on hand is insufficient, the Company may need to obtain additional financing in order to meet its obligations.
The Company has until July 31, 2027 to consummate the initial Business Combination. If the Company does not complete a Business Combination, the Company will wind up, dissolve and liquidate pursuant to the terms of its amended and restated memorandum and articles of association. Notwithstanding management’s belief that the Company would have sufficient funds to execute its business strategy, there is a possibility that business combination might not happen within the Combination Period, or by July 31, 2027. Management has determined that the mandatory liquidation, should a business combination not occur, and potential subsequent dissolution, raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, management believes that it would be prudent to include in its disclosure language about the Company’s ability to continue as a going concern until the earlier of the consummation of the Business Combination or the date the Company is required to liquidate. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after July 31, 2027.
Risks and Uncertainties
Various social and political circumstances in the U.S. and around the world (including rising trade tensions between the U.S. and China, and other uncertainties regarding actual and potential shifts in the U.S. and foreign, trade, economic and other policies with other countries), may contribute to increased market volatility and economic uncertainties or deterioration in the U.S. and worldwide.
As a result of these circumstances and the ongoing Russia/Belarus/Ukraine, Hamas/Iran/Lebanon/Israel in the Middle Eastern countries conflicts and/or other future global conflicts, the Company’s ability to consummate a Business Combination, or the operations of a target business with which the Company ultimately consummates a Business Combination, may be materially and adversely affected. In addition, the Company’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of this action and potential future sanctions on the world economy and the specific impact on the Company’s financial position, results of operations or ability to consummate a Business Combination are not yet determinable. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 2 - Summary of Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

A PARADISE ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Principles of consolidation
The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries. All transactions and balances between the Company and its subsidiaries have been eliminated upon consolidation.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $697,629 and none in cash and cash equivalents as of December 31, 2025 and 2024, respectively.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts.

A PARADISE ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Offering Costs Associated with Initial Public Offering
Offering costs were $12,645,418 consisting of $4,000,000 of cash underwriting fee which was paid in cash at the closing date of the IPO, $8,000,000 of deferred underwriting fee, and $645,418 of other offering costs that are directly related to the IPO and charged to shareholders’ equity upon the completion of the IPO. The Company complies with the requirements of the ASC
340-10-S99-1
and SEC Staff Accounting Bulletin (“SAB”) Topic 5A—“Expenses of Offering”. The Company allocates offering costs among Public Shares, Public Rights and Private Placement Units based on the relative fair values of Public Shares, Public Rights and Private Placement Units. Accordingly, $12,303,992 was allocated to Public Shares and charged to temporary equity, and $341,426 was allocated to Public Rights and Private Placement Units and charged to shareholders’ equity.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheets, primarily due to its short-term nature.
The Company applies ASC 820, which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

Level 1 -	Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2 -	Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 2 -	Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.
Investments Held in Trust Account
The Company’s portfolio of investments held in the Trust Account is comprised of investments in money market funds that invest in U.S. government securities. These securities are presented on the balance sheet at fair value at the end of each reporting period. Earnings on investments held in the Trust Account are included in interest earned on investments held in the Trust Account in the accompanying consolidated statements of operations. The estimated fair value of investments held in the Trust Account is determined using available market information.
During the year ended December 31, 2025, net proceeds of $200,000,000 from the sale of Units in the IPO were deposited into the Trust Account and interest earned from the Trust Account amounted to $3,318,154.

A PARADISE ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

There were no withdrawals made during the year ended December 31, 2025. As of December 31, 2025 and 2024, investments held in Trust Account were $203,318,154 and nil, respectively.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity” (ASC 480). Class A ordinary shares subject to mandatory redemption (if any) will be classified as a liability instrument and will be measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) will be classified as temporary equity. At all other times, ordinary shares will be classified as stockholders’ equity. In accordance with ASC
480-10-S99,
the Company classifies Class A ordinary shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. Given that the 20,000,000 Class A ordinary shares sold as part of the Units in the Company’s IPO were issued with other freestanding instruments (i.e., rights), the initial carrying value of Class A ordinary shares classified as temporary equity has been allocated to the proceeds determined in accordance with ASC
470-20.
If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. Immediately upon the closing of the IPO, the Company recognized the accretion from initial book value to redemption value. The change in the carrying value of redeemable shares will result in charges against additional paid-in
capital (to the extent available) and accumulated deficit.
Accordingly, as of December 31, 2025, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of permanent shareholders’ equity on the Company’s consolidated balance sheet in the following table:

Gross proceeds	$200,000,000
Subtract:
Proceeds allocated to Public Share Rights	(5,400,000)
Proceeds allocated to over-allotment option	(272,989)
Class A ordinary shares issuance costs	(12,303,992)
Add:
Accretion of carrying value to redemption value	17,976,981
Subsequent measurement of ordinary shares subject to redemption (interest earned on trust account)	3,318,154

Class A ordinary shares subject to possible redemption—December 31, 2025	$203,318,154

Rights Accounting
The Company accounts for rights as either equity-classified or liability-classified instruments based on an assessment of the right’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considers whether the rights are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the rights meet all of the requirements for equity classification under ASC 815, including whether the rights are indexed to the Company’s own ordinary shares

A PARADISE ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

and whether the right holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of right issuance and as of each subsequent quarterly period end date while the rights are outstanding.
For issued or modified rights that meet all of the criteria for equity classification, the rights are required to be recorded as a component of equity at the time of issuance. For issued or modified rights that do not meet all the criteria for equity classification, the rights are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the rights are recognized as a non-cash
gain or loss on the consolidated statements of operations.
As the rights to be issued upon the closing of the IPO and sale of Private Placement Units meet the criteria for equity classification under ASC 815, therefore, the rights are classified as equity.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the British Virgin Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2025 and 2024, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to tax examinations by major taxing authorities since inception. There is currently no taxation imposed by the Government of the British Virgin Islands. In accordance with British Virgin Islands income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s consolidated financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
The Company is considered to be a British Virgin Islands business company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States. As such, the Company’s tax provision was zero for the period presented.
Net Income (Loss) per Ordinary Share
The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. The statements of operations include a presentation of income per redeemable share and income per non-redeemable
share following the
two-class
method of income per share. In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable
shares, the Company first considered the

A PARADISE ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

undistributed income (loss) allocable to both the redeemable shares and non-redeemable
shares and the undistributed income is calculated using the total net income (loss) less any dividends paid. The Company then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable
shares. Any remeasurement of the accretion to redemption value of the common shares subject to possible redemption was considered to be dividends paid to the public shareholders.
The calculation of diluted net income (loss) per ordinary share does not consider the effect of the rights issued in connection with the IPO and the Private Placement Units since the exercise of the units is contingent upon the occurrence of future events. As of December 31, 2025 and 2024, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted net income (loss) per share is the same as basic earnings per share for the period presented.
The net income (loss) per share presented in the statement of operations is based on the following:

	For the years ended December 31,
	2025	2024
Net income (loss)	$2,568,594	$(75,562)
Subsequent measurement of ordinary shares subject to redemption (interest earned on trust account)	(3,318,154)	—

Net loss including accretion of ordinary shares to redemption value	$(749,560)	$(75,562)

	For the years ended December 31,
	2025		2024
	Redeemable shares	Non-redeemable shares	Redeemable shares	Non-redeemable shares
Basic and diluted net income (loss) per ordinary share
Numerator:
Allocation of net loss	$(410,671)	$(338,889)	$—	$(75,562)
Subsequent measurement of ordinary shares subject to redemption (interest earned trust account)	3,318,154	—	—	—

Allocation of net income (loss)	2,907,483	(338,889)	—	(75,562)

Denominator:
Basic and diluted weighted average shares outstanding	8,383,562	6,918,174	—	6,666,667

Basic and diluted net income (loss) per ordinary share	$0.35	$(0.05)	$—	$(0.01)

Recent Accounting Pronouncements
In July 2025, the FASB issued ASU
No. 2025-05,
Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets (“ASU
2025-05”),
which provides guidance on the measurement of credit losses for accounts receivable and contract assets. The standard aims to improve the accuracy of credit loss estimates by requiring entities to consider historical loss experience, current

A PARADISE ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

conditions, and reasonable and supportable forecasts. ASU
2025-05
is effective for annual periods beginning after December 15, 2025, with early adoption permitted. The Company is currently evaluating the potential impact of the adoption of ASU
2025-05
on its financial statements.
In January 2025, the FASB issued ASU
2025-01,
Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic
220-40).
The FASB issued ASU
2024-03
on November 4, 2024. ASU
2024-03
states that the amendments are effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Following the issuance of ASU
2024-03,
the FASB was asked to clarify the initial effective date for entities that do not have an annual reporting period that ends on December 31 (referred to as non-calendar
year-end
entities). Because of how the effective date guidance was written, a non-calendar
year-end
entity may have concluded that it would be required to initially adopt the disclosure requirements in ASU
2024-03
in an interim reporting period, rather than in an annual reporting period. The FASB’s intent in the basis for conclusions of ASU
2024-03
is clear that all public business entities should initially adopt the disclosure requirements in the first annual reporting period beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027.
On November 4, 2024, the FASB issued ASU
No. 2024-03,
Expense Disaggregation Disclosures
(“ASU 2024-03”).
ASU
2024-03
amends ASC 220, Comprehensive Income to expand income statement expense disclosures and require disclosure in the notes to the financial statements of specified information about certain costs and expenses. ASU
2024-03
is required to be adopted for fiscal years commencing after December 15, 2026, with early adoption permitted. The Company is currently evaluating the potential impact of adopting the standard on its financial statements.
In December 2023, the FASB issued ASU
2023-09,
Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU
2023-09),
which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements.
ASU 2023-09
is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company adopted ASU
2023-09
on January 1, 2025 and did not have a significant impact.
In November 2023, the FASB issued ASU
No. 2023-07,
Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires the disclosure of additional segment information.
ASU No. 2023-07
is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company adopted this guidance on January 1, 2024 (see Note 9).
The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying consolidated financial statements.
Note 3 - Initial Public Offering
On July 31, 2025, the Company sold 20,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one Class A ordinary share with no par value and one right (the “Public Right”). Each right entitles the holder to receive one-eighth
(1/8) of one Class A ordinary share upon the consummation of the Company’s initial Business Combination. The Company will not issue fractional shares upon conversion of the rights, as disclosed in Note 7.

A PARADISE ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 - Private Placement
Simultaneously with the closing of the IPO, the Company’s Sponsor and CCM purchased an aggregate of 400,000 Private Placement Units and 200,000 Private Placement Units, respectively, at a price of $10.00 per Private Placement Unit for an aggregate purchase price of $6,000,000. Each Private Placement Unit consists of one ordinary share (“Private Share”) and one-eighth
(1/8) of one right (“Private Right”). Each Private Right will be converted into one ordinary share upon the consummation of a Business Combination. The proceeds from the Private Placement Units were added to the proceeds from the IPO which were deposited in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Units and all underlying securities will expire worthless. Five institutional investors (none of which are affiliated with any member of management, the Sponsor or any other investor)
(“non-voting
sponsor investors”) purchased, indirectly, through the purchase of non-voting
interests in our sponsor, an aggregate of 130,000 Private Placement Units (the
“Non-Voting
Private Placement Units”) at a price of $10.00 per unit ($1,300,000 in the aggregate). In connection with the non-voting
sponsor investor indirectly purchasing, through the Sponsor, the
Non-Voting
Private Placement Units allocated to the
non-voting
sponsor investors in connection with the closing of the IPO, the Sponsor issued non-voting
shares at a nominal purchaser price to the
non-voting
sponsor investors at the closing of the IPO, reflecting interests in an aggregate of 1,368,421 Founder Shares (defined below) held by the Sponsor. On December 19, 2025, an affiliate of the Sponsor purchased all of the issued and outstanding
Non-Voting
Sponsor Shares from the
non-voting
sponsor investors. Private Placement Units and all underlying securities will not be transferable, assignable, or salable until the completion of a Business Combination, subject to certain exceptions.
Note 5 - Related Party Transactions
Founder Shares
On November 9, 2022, the Sponsor acquired 3,737,500 Class B ordinary share (“Founder Shares”) for an aggregate purchase price of $25,000. Founder Shares have been retroactively restated to reflect a share subscription and purchase agreement. On October 2, 2024, the Company issued 5,750,000 Founder Shares to the Sponsor for $25,000, and immediately repurchased the 3,737,500 initial shares from the Sponsor for $25,000, resulting in 5,750,000 Founder Shares outstanding after the repurchase. In May 2025, the Sponsor paid $25,000, or approximately $0.003 per share, in exchange for 7,666,667 founder shares (of which an aggregate of up to 1,000,000 shares are subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters); subsequently, 5,750,000 of the founder shares were repurchased by the Company for an aggregate purchase price of $25,000. Five institutional investors (none of which are affiliated with any member of management, the Sponsor or any other investor)
(“non-voting
sponsor investors”) purchased, indirectly, through the purchase of non-voting
interests in our sponsor, an aggregate of 130,000
Non-Voting
Private Placement Units at a price of $10.00 per unit ($1,300,000 in the aggregate). In connection with this indirect purchase, the Sponsor issued non-voting
shares at a nominal purchaser price to the
non-voting
sponsor investors at the closing of the IPO, reflecting interests in an aggregate of 1,368,421 Founder Shares held by the Sponsor. On September 15, 2025, as a result of the underwriters’ over-allotment option expiring, a total of 1,000,000 Founder Shares were forfeited. The related share and per-share
amounts presented in these financial statements have been retroactively adjusted to reflect this share forfeiture for all periods presented. On December 19, 2025, an affiliate of the Sponsor purchased all of the issued and outstanding
Non-Voting
Sponsor Shares, reflecting interest in an aggregate of 1,368,421 Founder Shares held by the Sponsor, from the non-voting
sponsor investors
The Sponsor has agreed not to transfer, assign or sell its Founder shares until the earlier to occur of: (A) six months after the completion of the Company’s initial business combination, or (B) the date on which the closing price of the Company’s Class A ordinary share equals or exceeds $12.00 per share (as adjusted for share splits,

A PARADISE ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any
30-trading
day period commencing after the Company’s initial business combination, or earlier, if, subsequent to the initial business combination, the Company consummates a liquidation, merger, shares exchange or other similar transaction which results in all of the shareholders having the right to exchange their shares of Class A ordinary share for cash, securities or other property.
Due to Related Party
Prior to the closing of the IPO, the Sponsor funded the Company’s transaction costs related to the IPO. As of December 31, 2025 and 2024, $57,922 and nil were outstanding, respectively; the amount is unsecured, interest-free and due on demand.
Promissory Note - Related Party
On December 9, 2022, the Sponsor has agreed to loan the Company up to $300,000 to be used for a portion of the expenses of the IPO (the “Note”). The Note is non-interest
bearing, unsecured and was due at the earlier of (1) December 31, 2023, and (2) the closing of the IPO or (3) the date on which the Company determines not to conduct an initial public offering of its securities, unless accelerated upon the occurrence of an Event of Default. On October 22, 2024, the Note was amended to extend the maturity date to the earlier of (1) June 30, 2025, and (2) the closing of the IPO or (3) the date on which the Company determines not to conduct an initial public offering of its securities, unless accelerated upon the occurrence of an Event of Default. On October 9, 2025, the Company subsequently repaid the Note in full. The Note was terminated after the repayment. As of December 31, 2025 and 2024, there were nil and $235,806 outstanding under the Note, respectively.
Working Capital Loans
In addition, in order to finance transaction costs in connection with an intended Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes the initial Business Combination, the Company may repay the Working Capital Loans. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into units of the post Business Combination entity at a price of $10.00 per unit at the option of the lender. Such units would be identical to the Private Placement Units issued to our sponsor. The terms of Working Capital Loans by the Company’s officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. As of December 31, 2025 and 2024, the Company had no borrowings under the Working Capital Loans.
Note 6 - Commitments and Contingencies
Registration Rights
The holders of the Founder Shares, Private Placement Units, shares being issued to the underwriters of the IPO, and units that may be issued on conversion of Working Capital Loans (and in each case holders of their component securities, as applicable) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the IPO requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to the Class A ordinary shares). The holders of these securities are entitled to make up to three demands, excluding short form demands, that the

A PARADISE ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable
Lock-up
period, which occurs (i) in the case of the Founder Shares, on the earlier of (A) six months after the completion of the initial business combination or (B) subsequent to the initial business combination, (x) if the last sale price of Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing after the initial business combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction after the completion of the initial business combination that results in all of the Company’s public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property, and (ii) in the case of the Private Placement Units, including the component securities therein, until the completion of the initial business combination.
Notwithstanding the above, the shares to be issued to the underwriters in the IPO will be further subject to the limitations on registration requirements imposed by FINRA Rule 5110(g)(8). The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The underwriters had a
45-day
option from the date of the IPO to purchase up to an additional 3,000,000 Units to cover over-allotments, if any, which expired unexercised on September 12, 2025.
The underwriters were paid a cash underwriting discount of two percent (2%) of the gross proceeds of the IPO, or $4,000,000, of which $2,000,000 were invested in the purchase of Private Placement Units, upon the closing of the IPO. In addition, the underwriters will be entitled to a deferred fee of up to $0.40 per Unit, or 4% of the gross proceeds of the offering, or up to $8,000,000 in the aggregate (or $9,200,000 in the aggregate if the underwriter’s over-allotment option is exercised in full), payable based on the funds remaining in the Trust Account after redemptions of Public Shares, solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. The Company recorded the deferred underwriting fee payable in the balance sheet as of July 31, 2025, by referring to ASC 450 that deferred underwriter fees should be recognized upon the close of IPO if the Business Combination is probable of occurring, and the underwriter fee can be reasonably estimated.
Business Combination Agreement
On November 26, 2025, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with A Paradise Merger Sub I, Inc., a Cayman Islands exempted company and a direct wholly owned subsidiary of the Company (“Merger Sub”), and Enhanced Ltd, a Cayman Islands exempted company with limited liability (“Enhanced”). The Business Combination Agreement provides that, among other things and upon the terms and subject to the conditions thereof, the following transactions will occur (together with the other agreements and transactions contemplated by the Business Combination Agreement, the “Enhanced Business Combination”), following the Acquiror Domestication (as defined below):

•
at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), upon the terms and subject to the conditions of the Business Combination Agreement and in accordance with the Companies Act (as revised) of the Cayman Islands (“Cayman Companies Act”)

A PARADISE ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

and the Texas Business Organizations Code (“TBOC”), Merger Sub will merge with and into Enhanced, the separate corporate existence of Merger Sub will cease and Enhanced will be the surviving company and a wholly owned subsidiary of the Company (the “First Merger”) and immediately following the First Merger, Enhanced will merge with and into the Company, the separate corporate existence of Enhanced will cease and the Company will be the surviving corporation (together with the First Merger, the “Mergers”); and

•
as a result of the Mergers, among other things, all outstanding shares of common stock (inclusive of shares of converted preferred stock and issuable in respect of the SAFE financing described below) of Enhanced immediately prior to the effective time of the First Merger will be cancelled in exchange for the right to receive, except with respect to (i) any shares of common stock of Enhanced subject to options or consultant awards, (ii) any shares of common stock of Enhanced held in the treasury of Enhanced, which treasury shares will be cancelled as part of the First Merger, and (iii) any shares of common stock of Enhanced held by shareholders who have perfected and not withdrawn a demand for appraisal rights pursuant to the applicable provisions of the Cayman Companies Act, a number of shares of A Paradise Domesticated Class A Common Stock (as defined below), as adjusted in accordance with the Business Combination Agreement and as further described therein. In addition, at the First Merger, certain holders designated by Apeiron Investment Group Limited (the “Class B Holders”) will be issued a number of shares of the Company’s Class B ordinary shares such that, immediately after the Closing, the Class B Holders will have at least 95% of the voting power of the capital stock of the surviving corporation on a fully-diluted basis.

The Board of Directors of the Company (the “Board”) has unanimously (i) approved and declared advisable the Business Combination Agreement, the Enhanced Business Combination and the other transactions contemplated thereby and (ii) resolved to recommend approval of the Business Combination Agreement and related matters by the shareholders of the Company.
Prior to the Closing, subject to the approval of the Company’s shareholders, and in accordance with the TBOC, the BVI Business Companies Act, 2004 (the “BVI Act”), and the Company’s memorandum and articles of association, the Company will effect a deregistration under the BVI Act and a domestication under the TBOC (by means of filing a certificate of conversion and certificate of formation with the Secretary of State of the State of Texas), pursuant to which the Company’s jurisdiction of incorporation will be changed from the British Virgin Islands to the State of Texas (the “Acquiror Domestication”). Upon the effective time of the Acquiror Domestication, the Company will change its name to “Enhanced Group Inc.”.
Immediately prior to the effective time of the Acquiror Domestication, each then issued and outstanding Class B ordinary share of the Company will convert automatically, on a one-for-one
basis, into a Class A ordinary share of the Company (the “Converted Acquiror Class A Common Stock”). At the effective time of the Acquiror Domestication, (a) each then issued and outstanding Class A ordinary share of the Company (including the Converted Acquiror Class A Common Stock) will convert automatically, on a one-for-one
basis, into a share of the Company’s Class A common stock, par value $0.0001 per share, of the Company (after the Acquiror Domestication) (the “Domesticated Acquiror Class A Common Stock” or “Enhanced Group Class A common stock”); (b) the Company will authorize a new class of Class B common stock, par value $0.0001 per share (the “Domesticated Acquiror Class B Common Stock” or “Enhanced Group Class B common stock”), the terms of which will provide, among other things, that each share of Domesticated Acquiror Class B Common Stock will carry ten votes; (c) each then issued and outstanding unit of the Company (the “BVI Acquiror Units”) will convert automatically into a domesticated Acquiror unit representing one share of Domesticated Acquiror Class A Common Stock and a right to receive one-eighth
of one share of Domesticated Acquiror Class A Common Stock at the Closing; and (d) each then issued and outstanding right of the Company (the “BVI

A PARADISE ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Acquiror Right”) will convert automatically into a domesticated Acquiror right, with each domesticated Acquiror right representing the right to receive one-eighth
of one Domesticated Acquiror Class A Common Stock at the Closing.
The Business Combination Agreement contains customary representations, warranties and covenants of the parties thereto. The consummation of the Enhanced Business Combination is subject to certain conditions as further described in the Business Combination Agreement.
A Paradise Holders Support Agreement
In connection with the execution of the Business Combination Agreement, the Company entered into an acquiror holder support agreement (the “A Paradise Holders Support Agreement”), dated as of November 26, 2025, between the Company, Enhanced and the Sponsor (the “Major A Paradise Shareholder”). Under the A Paradise Holder Support Agreement, the Major A Paradise Shareholder agrees that, among other things, (i) the Major A Paradise Shareholder will not to sell or transfer their shares until the earlier to occur of the Second Effective Time and the termination of the Business Combination Agreement, and (ii) that at any meeting of the shareholders and in any action by written consent of the shareholders, the Major A Paradise Shareholder will vote all of its shares for the Enhanced Business Combination and related transactions.
Enhanced Holders Support Agreement
In connection with the execution of the Business Combination Agreement, the Company entered into the Enhanced holders support agreement (the “Enhanced Holder Support Agreement”), dated as of November 26, 2025, among certain shareholders of Enhanced (the “Major Enhanced Stockholders”). Under the Enhanced Holder Support Agreement, the Major Enhanced Stockholders agree, among other things, not to sell or transfer their shares until the earlier to occur of the Second Effective Time and the termination of the Business Combination Agreement, and that at any meeting of the shareholders and in any action by written consent of the shareholders, such Major Enhanced Stockholders will vote all of their shares for the Enhanced Business Combination and related transactions.
Note 7 - Shareholders’ Deficit
Preferred Shares—
The Company is authorized to issue a total of 5,000,000 preferred shares with no par value. As of December 31, 2025 and 2024, there were no shares of preferred shares issued or outstanding.
Class
 A Ordinary Shares—
The Company is authorized to issue a total of 500,000,000 Class A ordinary shares with no par value. As of December 31, 2025 and 2024, there were 600,000 and nil
Class A ordinary shares outstanding, excluding 20,000,000 and nil
shares subject to possible redemption, respectively.
Class
 B Ordinary Shares—
The Company is authorized to issue a total of 50,000,000 Class B ordinary shares with no par value. On November 9, 2022, the Company issued 3,737,500 shares of Class B ordinary share to the Sponsor. The Class B ordinary shares have been retroactively restated to reflect a share subscription and purchase agreement. On October 2, 2024, the Company issued 5,750,000 Class B ordinary shares to the Sponsor for $25,000 and immediately repurchased the 3,737,500 initial shares from the Sponsor for $25,000, resulting in 5,750,000 Class B ordinary shares outstanding after the repurchase. On May 19, 2025, the Sponsor paid $25,000, or approximately
$0.003
per share, in exchange for 7,666,667 Class B ordinary shares (of which an aggregate of up to
1,000,000
shares are subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters), and subsequently 5,750,000 of the Class B ordinary shares were repurchased by the Company for an aggregate purchase price of $25,000. On September 15, 2025, as a result of the expiration of the

A PARADISE ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

underwriters’ over-allotment option, a total of 1,000,000 Class B ordinary shares were forfeited. As of December 31, 2025 and 2024, there were 6,666,667 shares of Class B ordinary shares issued and outstanding. Shares have been retroactively adjusted to reflect this share forfeiture for all periods presented.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination, or earlier at the option of the holder, on a one-for-one
basis, subject to adjustment pursuant to certain anti-dilution right, share splits, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein and in the Company’s amended and restated memorandum and articles of association. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the IPO and related to the closing of the initial Business Combination, the ratio at which the Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, 20% of the sum of all ordinary shares issued and outstanding upon completion of the IPO, including pursuant to the Over-Allotment Option, plus all Class A ordinary shares issued or deemed issued, or issuable upon the conversion or exercise of any equity-linked securities issued or deemed issued in connection with or in relation to the initial Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination or any private placement-equivalent securities issued to the Sponsor or its affiliates upon conversion of loans made to the Company.
Prior to the initial Business Combination, only holders of the Founder Shares will have the right to vote on the election of directors. Holders of the public shares will not be entitled to vote on the election of directors during such time. These provisions of the Company’s amended and restated memorandum and articles of association may only be amended by a resolution passed by holders of at least a majority of the ordinary shares who are eligible to vote and attend and vote in a general meeting of the shareholders. With respect to any other matter submitted to a vote of the shareholders, including any vote in connection with the initial Business Combination, except as required by law, holders of the Founder Shares and holders of the public shares will vote together as a single class, with each share entitling the holder to one vote.
Rights—
As of December 31, 2025 and 2024, there were 20,000,000 rights and nil right outstanding, respectively. Except in cases where the Company is not the surviving company in a business combination, each holder of a right will automatically receive one eighth(1/8) of one Class A ordinary share upon consummation of the Company’s initial business combination, even if the holder of such right redeemed all Class A ordinary shares held by it in connection with the initial business combination. In the event that the Company will not be the surviving company upon completion of its initial business combination, each holder of a right will be required to affirmatively convert its right in order to receive the one eighth (1/8) of one Class A ordinary share underlying each right upon consummation of the business combination (without paying additional consideration). The Company will not issue fractional shares in connection with an exchange of right. As a result, holders must hold rights in multiples of eight (8) in order to receive Class A ordinary shares for all such rights upon closing of a business combination. The shares issuable upon conversion of the rights will be freely tradable (except to the extent held by affiliates of the Company).
If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, holders of the rights might not receive the shares of ordinary shares underlying the rights.

A PARADISE ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 - Fair Value Measurements
The following table presents information about the Company’s assets and liabilities that are measured at fair value as of December 31, 2025, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	As of December 31, 2025	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets
Investments held in Trust Account	$203,318,154	$203,318,154	$—	$—
Note 9 - Segment Information
ASC Topic 280, Segment Reporting, establishes standards for companies to report, in their financial statements information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.
The Company’s chief operating decision maker has been identified as the Chief Executive Officer, Chief Financial Officer and Chairman (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating and reportable segment. The Company’s CODM does not review assets by segment in the evaluation and therefore assets by segment are not disclosed below.
When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews key metrics, which include the following:

	For the years ended December 31,
	2025	2024
General and administrative and legal and professional expenses	$1,038,358	$75,562

Interest earned on investment held in Trust Account	$3,318,154	$—

The key measures of segment profit or loss reviewed by the CODM are general and administrative expenses and interest earned on investments held in Trust Account. General and administrative expenses include insurance expenses, Nasdaq listing expenses, trust service expenses, auditing expenses, printing expenses, and regulatory filing fees, none of which are deemed to be significant segment expenses and are reviewed in aggregate to ensure alignment with budget and contractual obligations. The CODM reviews interest earned on investments in Trust Account to measure and monitor shareholder value and determine the most effective strategy of investments with the Trust Account funds while maintaining compliance with the Trust Agreement.
Note 10 - Subsequent Events
In accordance with ASC 855, “Subsequent Events”, the Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued. Based upon this audit, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

Enhanced Ltd
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2026	December 31, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,759,270	$25,253,578
Deposit assets	6,837,843	597,011
Deferred offering costs	7,277,901	3,987,901
Prepaid expenses and other assets	1,544,538	436,750

Total current assets	28,419,552	30,275,240
OTHER ASSETS:
Deposit assets, long-term	3,979,386	1,360,004
Equipment, net	546,370	433,804
Intangible assets, net	30,000	30,000

TOTAL ASSETS	$32,975,308	$32,099,048

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Simple Agreements for Future Equity	39,987,009	$29,660,667
Accounts payable and accrued expenses	8,329,219	2,991,524
Deposit liabilities	1,356,090	476,253
Other current liabilities	53,240	18,896

Total liabilities	49,725,558	33,147,340
Convertible Preferred Stock, $0.00001 par value, 3,973,381 shares authorized at March 31, 2026 and December 31, 2025; 3,973,369 shares issued and outstanding at March 31, 2026 and December 31, 2025; liquidation preference of $27,271,959 at March 31, 2026 and December 31, 2025	26,854,552	26,854,552
Commitments and contingencies (Note 9)
STOCKHOLDERS’ DEFICIT:
Common Stock, $0.00001 par value, 16,615,864 shares authorized as of March 31, 2026 and December 31, 2025, respectively; 10,233,183 shares issued and outstanding as of March 31, 2026 and December 31, 2025.	102	102
Additional paid-in capital	4,865,302	4,137,830
Accumulated deficit	(48,470,206)	(32,040,776)

Total stockholders’ deficit	(43,604,802)	(27,902,844)

TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$32,975,308	$32,099,048

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

Enhanced Ltd
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025
Revenue	$2,755	$—
Operating expenses:
General and administrative	12,525,661	$1,982,108
Athlete	2,508,472	965,410
Marketing	1,493,269	400,541
Depreciation	16,661	198

Total operating expenses	16,544,063	3,348,257

Loss from operations	(16,541,308)	(3,348,257)

Other income (expenses):
Interest income and other expense, net	111,878	40,038

Total other income (expenses), net	111,878	40,038

Loss before income taxes	(16,429,430)	(3,308,219)

Net loss and comprehensive loss	$(16,429,430)	$(3,308,219)

Net loss per share, basic and diluted	$(1.61)	$(0.33)

Weighted-average shares of common stock, basic and diluted	10,233,183	10,000,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

Enhanced Ltd
Condensed Consolidated Statements of Convertible Preferred Stock and Stockholders’ Deficit
(Unaudited)
For the Three Months Ended March 31, 2026

	Convertible Preferred Stock		Common Stock		Additional Paid-in- Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance, December 31, 2025	3,973,369	$26,854,552	10,233,183	$102	$4,137,830	$(32,040,776)	$(27,902,844)

Stock-based compensation expense	—	—	—	—	727,472	—	727,472
Net loss	—	—	—	—	—	(16,429,430)	(16,429,430)

Balance, March 31, 2026	3,973,369	$26,854,552	10,233,183	$102	$4,865,302	$(48,470,206)	$(43,604,802)

For the Three Months Ended March 31, 2025

	Convertible Preferred Stock		Common Stock		Additional Paid-in- Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance, December 31, 2024	2,579,168	$7,504,644	10,000,000	$100	$128,188	$(5,379,099)	$(5,250,811)

Issuance of preferred stock and warrants	412,684	5,814,607	—	—	—	—	—
Net loss	—	—	—	—	—	(3,308,219)	(3,308,219)

Balance, March 31, 2025	2,991,852	$13,319,251	10,000,000	$100	$128,188	$(8,687,318)	$(8,559,030)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

Enhanced Ltd
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025
Operating Activities
Net loss	$(16,429,430)	$(3,308,219)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation expense	727,472	—
Depreciation expense	16,661	198
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	3,144,203	180,680
Deposit liabilities	879,837	—
Other current liabilities	34,344	—
Deposit assets	(6,240,832)	—
Prepaid expenses and other current assets	(1,107,788)	(20,732)

Net cash used in operating activities	(18,975,533)	(3,148,074)
Investing Activities
Deposits paid for equipment	(2,619,382)
Purchases of equipment	(129,227)	—

Net cash used in investing activities	(2,748,609)	—
Financing Activities
Proceeds from issuance of Simple Agreements for Future Equity	10,326,342	—
Proceeds from issuance of preferred stock and warrants	—	5,919,996
Payment of offering costs	(1,096,508)	(105,389)

Net cash provided by financing activities	9,229,834	5,814,607
(Decrease) Increase in cash and cash equivalents	(12,494,308)	2,666,533
Cash and cash equivalents, at beginning of period	25,253,578	4,018,226

Cash and cash equivalents, at end of period	$12,759,270	$6,684,759

Supplemental disclosures of non-cash activities:
Offering costs included in accounts payable and accrued expenses	$2,662,084	$—
Property and equipment additions included in accounts payable	$10,734	$—
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

Enhanced Ltd
Notes to Condensed Consolidated Financial Statements
1. Nature of the Business
Enhanced Ltd (the “Company” or “Enhanced”) is a growth-stage company operating within the sports entertainment, performance technology, and consumer wellness markets. The Company operates under the “Enhanced” brand and is developing a portfolio of products and experiences that integrate athletic competition, scientific advancement, and consumer engagement.
The Company designs and produces the Enhanced Games, a multisport live event optimized for record-setting athletic performance, coupled with digital content distributed through various channels, social media, and streaming platforms.
The Company also operates Live Enhanced, a consumer wellness platform through which customers may access over-the-counter
supplement blends and clinician-guided prescription-based hormone therapies, peptides, and longevity protocols provided through third-party telehealth service providers. Current product offerings include Stronger+, Longer+, and Aligned+.
The Company’s primary activities include organizing live sporting events, producing and distributing related media content, and operating the Live Enhanced platform. The Company operates in one business segment.
On January 14, 2025, Enhanced US LLC, a Delaware limited liability company, was established and is a wholly owned subsidiary of Enhanced Ltd. The purpose of this new entity is to support the Company’s expansion and operations in the U.S. market.
On November 18, 2025, Enhanced Emirates Limited, a limited liability company, was established in Abu Dhabi, United Arab Emirates, and is a wholly owned subsidiary of Enhanced Ltd. The purpose of this new entity is to support the Company’s expansion of scientific advancement and consumer engagement.
Business Combination
On November 26, 2025, the Company entered into a definitive business combination agreement (the “BCA”) with A Paradise Acquisition Corp. (“A Paradise”) (NASDAQ: APAD), a special purpose acquisition company (“SPAC”), pursuant to which the Company agreed to merge with A Paradise to become a publicly traded company.
On May 1, 2026, A Paradise convened its extraordinary general meeting of shareholders (the “Extraordinary General Meeting”). At the Extraordinary General Meeting, the shareholders approved the Business Combination Proposal.
On May 7, 2026, the Business Combination was consummated. See Note 11—
Subsequent Events
for further details regarding the consummation of the Business Combination.
Liquidity and Ability to Continue as a Going Concern
The accompanying condensed consolidated financial statements have been prepared on the basis of continuity of operations, realization of assets and the satisfaction of liabilities and commitments in the ordinary course of business.
The Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the condensed consolidated financial statements are issued.

The Company has incurred recurring losses since its inception, including net losses of $16.4 million for the three months ended March 31, 2026 and an accumulated deficit of $48.5 million through the same period. The Company expects to continue to generate operating losses for the foreseeable future. Through March 31, 2026, the Company has financed its operations primarily from the sale of equity securities. The Company may never achieve profitability, and unless and until it does, the Company will continue to need to raise additional capital to fund its operations.
Based on the Company’s recurring losses from operations incurred since inception, expectations of continuing operating losses for the foreseeable future, and need to raise additional capital to finance its future operations, as of the date these condensed consolidated financial statements are available to be issued, the Company has concluded that its current cash and cash equivalents are not sufficient to fund its operations and there is substantial doubt about the Company’s ability to continue as a going concern within one year after the date that these condensed consolidated financial statements were issued.
The accompanying condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Accordingly, the condensed consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.
Risks and Uncertainties
The Company is subject to risks and uncertainties common to early-stage companies, including dependence on key personnel, compliance with applicable regulations governing telehealth, performance-enhancing substances, and direct-to-consumer
health platforms, and the ability to secure additional capital to fund operations. The Company’s clinical research study, conducted under IRB approval and the oversight of the Abu Dhabi Department of Health, involves substances that are already approved and prescribed by licensed clinicians, and does not constitute a drug development program requiring FDA approval.
2. Summary of Significant Accounting Policies
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements.
Unaudited Interim Financial Information
The accompanying condensed consolidated balance sheet as of March 31, 2026, and the condensed consolidated statements of operations and comprehensive loss, convertible preferred stock and stockholders’ deficit, and cash flows for the three months ended March 31, 2026 and 2025 (collectively referred to as the “condensed consolidated financial statements”), and the financial data and other financial information disclosed in the notes to the condensed consolidated financial statements are unaudited. The unaudited condensed consolidated financial statements have been prepared on a basis consistent with the Company’s audited annual financial statements and, in the opinion of management, reflect all adjustments, consisting solely of normal recurring adjustments, necessary for the fair presentation of the Company’s financial position as of March 31, 2026 and the results of its operations for the three months ended March 31, 2026 and 2025. The results for the three months ended March 31, 2026 are not necessarily indicative of results to be expected for the full year ending December 31, 2026, any other interim periods, or any future year or period. These condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements for the years ended December 31, 2025 and 2024 included in its Form
S-4
filed with the SEC on April 9, 2026.

Revenue
The Company recognizes revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which it expects to be entitled in exchange for those goods or services.
The Company’s consolidated revenue primarily comprises online sales of health and wellness products and services through the Company’s websites, including prescription and non-prescription
products. In certain contracts that contain prescription products prescribed as the result of a consultation, revenue also includes medical consultation services and post-consultation service, if applicable.
Deferred Offering Costs
The Company has incurred deferred offering costs in connection with the proposed BCA and recognized $7.3 million and $4 million in deferred offering costs as of March 31, 2026 and December 31, 2025, respectively. Deferred offering costs incurred through March 31, 2026 balance sheet date consisted of legal fees and other costs that are directly attributable and incremental to the proposed BCA.
Upon consummation of the Business Combination, deferred offering costs will be offset against the proceeds received and charged against additional paid-in
capital. To the extent that net proceeds are insufficient to absorb the full amount of deferred offering costs, the excess will be recognized as an expense in the consolidated statement of operations in the period of closing.
Simple Agreements for Future Equity Liabilities
In 2025, immediately prior to the BCA, the Company entered an equity private placement, issuing Simple Agreements for Future Equity (“SAFEs”) to investors for an aggregate amount of approximately $40 million. As of December 31, 2025, the Company received approximately $29.7 million of the anticipated $40 million raise. The remaining $10.3 million have been received in March 2026. Each SAFE entitles investors, upon consummation of the BCA, to receive Enhanced common shares based on their investment amount, the Company’s post-money valuation cap of $1.2 billion, and fully diluted capitalization. These common shares will then be exchanged for Enhanced Group Class A common stock, reflecting investors’ pro rata ownership. Additionally, SAFE investors will receive one warrant for every two shares acquired, exercisable for two years if the business combination is consummated. If the business combination does not close, SAFE investors would become shareholders of Enhanced Ltd.
The Company issued Simple Agreements for Future Equity (“SAFEs”) in 2023 and 2024 as part of its early-stage equity financing. The SAFEs convert into equity upon certain events including but not limited to equity financing, liquidity event such as a change of control or IPO, or dissolution event. As of December 31, 2023, $341,999 in SAFEs were outstanding, with an additional $899,999 issued before the Series
A-1
financing on April 5, 2024. All outstanding SAFEs converted into Series
A-1
Preferred Shares at a conversion price of $1.65 per share upon the Equity Financing Event on April 5, 2024. Refer to Note 5, Convertible Preferred Stock and Stockholders’ Deficit, for additional information on the Company’s convertible preferred stock.
The SAFEs are recorded as a liability in the consolidated balance sheet and the Company records subsequent changes in fair value in changes in fair value of SAFEs in the statements of operations and comprehensive loss. Debt issuance costs related to the SAFEs are expensed in the period incurred.
Recently Issued Accounting Pronouncements
In July 2025, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”)
2025-05
, Measurement of Credit Losses for Accounts Receivable and Contract Assets. ASU
2025-05
amends ASC 326, Financial Instruments-Credit Losses, and introduces a practical expedient available for all entities and an accounting policy election available for all entities, other than public business entities, that elect the practical expedient. These changes apply to the estimation of expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under ASC 606, Revenue Recognition. Under the practical expedient, entities may assume that current conditions as of the balance sheet date remain unchanged for the remaining life of the asset when developing reasonable and supportable forecasts. This simplifies the estimation process for short-term financial assets. ASU
2025-05
is effective for the Company’s annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods, with early adoption permitted. ASU
2025-05
should be applied on a prospective basis. The Company adopted ASU
2025-05
effective January 1, 2026 on a prospective basis. The Company has evaluated the provisions of ASU
2025-05
and determined that it currently has no accounts receivable or contract assets within the scope of this standard. Accordingly, the adoption had no effect on the Company’s consolidated financial statements.
In May 2025, the FASB issued ASU
No. 2025-03,
Business Combinations (Topic 805) and Consolidation (Topic 810)-Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity
(“ASU 2025-03”),
which revises current guidance for determining the accounting acquirer for a transaction effected primarily by exchanging equity interests in which the legal acquiree is a variable interest entity that meets the definition of a business. The amendments require that an entity consider the same factors that are currently required for determining which entity is the accounting acquirer in other acquisition transactions.
ASU 2025-03
is effective for the Company’s annual reporting periods beginning after December 15, 2026, and interim reporting periods within those annual reporting periods, with early adoption permitted. ASU
2025-03
is required to be applied prospectively. The Company has elected to early adopt ASU
2025-03
as of September 30, 2025. The adoption of ASU
2025-03
will not have any retrospective impact to the Company’s condensed consolidated financial statements or disclosures.
In November 2024, the FASB issued ASU
No. 2024-03,
“Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic
220-40):
Disaggregation of Income Statement Expenses” which includes amendments that require disclosure in the notes to condensed consolidated financial statements of specified information about certain costs and expenses. The amendments are effective for the Company’s annual periods beginning September 1, 2027, with early adoption permitted, and should be applied either prospectively or retrospectively. The Company is in the process of evaluating this ASU to determine its impact on the Company’s disclosures.
3. Equipment, Net
Equipment consists of the following:

	March 31, 2026	December 31, 2025
Computer equipment	$48,045	$48,045
Fitness equipment	292,976	198,468
Construction in process	231,386	196,667

Total equipment	572,407	443,180
Less: Accumulated depreciation and amortization	(26,037)	(9,376)

Total equipment, net	$546,370	$433,804

Depreciation and amortization expense was $16,661 and $198 for the three months ended March 31, 2026 and 2025, respectively. Construction in process primarily consists of design services pertaining to the Company’s planned 50 meter portable pool in anticipation of the Enhanced Games.

4. Accounts Payable and Accrued Expenses
Accounts payable and accrued expenses consisted of the following:

	March 31, 2026	December 31, 2025
Legal fees	$2,663,472	$124,920
Medical and scientific fees	2,039,642	—
Games related costs	1,440,377	—
Professional fees and other than legal	1,392,473	999,599
Salaries, wages and bonuses	469,483	1,394,955
Other accrued expenses	323,772	472,050

Total accounts payable and accrued expenses	$8,329,219	$2,991,524

As of March 31, 2026 and December 31, 2025, approximately $2.7 million and $0.5 million, respectively, of unpaid professional fees and other directly attributable offering costs are included in accounts payable and accrued expenses and have been classified as deferred offering costs.
5. Convertible Preferred Stock and Stockholders’ Deficit
Common Stock
In accordance with the Company’s Memorandum and Articles of Association of Enhanced Ltd on February 17, 2023, the Company was authorized to issue 100 shares of par value $1.00 per share common stock. The voting, dividend and liquidation rights of the holders of the common stock are subject to and qualified by the rights, power, and preferences of the preferred stockholders.
In November 2023, through ordinary shareholder resolution, the Company approved the subdivision of all of the issued and outstanding ordinary shares being 100 ordinary shares of par value of $1.00 each to be subdivided into 10,000,000 shares of par value of $0.00001 per share common stock.
In November 2023, in the Amended and Restated Memorandum and Articles of Association of Enhanced Ltd the Company increased the authorized common shares by 2,702,703 shares, as approved by special resolution.
In connection with the Series
A-1
and
A-2
Preferred Stock Purchase Agreement the Company increased the number of common shares authorized to 13,942,168 common shares of par value of $0.00001, each, and 2,579,168 preferred shares of consistent par value under the Amended and Restated Memorandum of Association of Enhanced Ltd dated as of March 26, 2024. The number of authorized shares was subsequently increased to 16,615,864 common shares and 3,973,381 preferred shares under the Amended and Restated Memorandum and Articles of Association dated April 1, 2025.
On March 28, 2025, the Company issued 69,710 Series B preferred shares for $1 million, and a warrant to purchase 233,183 common shares at $0.01 per share, and included a side letter providing additional tax-related
rights to the investor. On April 9, 2025, the investor exercised the warrant, providing $2,332 in additional cash consideration, resulting in the issuance of 233,183 common shares. During the three months ended March 31, 2025, the Company raised aggregate proceeds of $5.9 million through the issuance of 412,684 shares of Series B Preferred Stock at $14.35 per share (par value $0.00001 per share).
As of March 31, 2026 and December 31, 2025 10,233,183 shares of common stock were issued and outstanding. In addition, the Company has reserved sufficient shares of the common stock for issuance upon conversion of the Series
A-1
preferred shares, Series
A-2
preferred shares, and Series B preferred shares.

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders, including actions taken by written consent in lieu of a meeting. There are no cumulative voting rights for the election of directors. The number of authorized shares of common stock may be increased or decreased by an ordinary resolution of the shareholders, subject to the rights of holders of preferred shares as set forth in the Amended and Restated Memorandum and Articles of Association. The issuance of common stock may require the approval of the holders of preferred shares, as provided in the protective provisions of the Amended and Restated Memorandum and Articles of Association and the applicable investors’ rights agreements.
Preferred Stock Outstanding
Preferred stock outstanding as of March 31, 2026 consisted of the following:

			Sales
Preferred Stock Series	Shares Sold	Par Value	Price / Share	Total Proceeds
Series B (1)	412,684	$0.00001	$14.35	$5,920,000
Series B	219,383	$0.00001	$14.35	3,147,136
Series B	121,991	$0.00001	$14.35	1,750,000
Series B	640,143	$0.00001	$14.35	9,182,844

Total Series B	1,394,201			19,999,980

			Sales
Preferred Stock Series	Shares Sold	Par Value	Price / Share	Total Proceeds
Series A-1 (2)	752,726	$0.00001	$1.65	1,242,998
Series A-2	1,826,442	$0.00001	$3.30	6,029,987

Total Series A	2,579,168			7,272,985

Total Series A and B	3,973,369			$27,272,965

(1)	Total proceeds from this includes warrants
(2)	Series A-1 were converted SAFEs originally issued in 2023 and 2024
Collectively, the Series
A-1
preferred shares, Series
A-2
preferred shares and Series B preferred shares are referred to as “Enhanced preferred shares.” The following terms are detailed below for the preferred stock shares and documented in the Amended and Restated Memorandum of Association of Enhanced Ltd and other equity related documents:
Conversion
Each share of preferred stock, at the option of the holder, is convertible at any time into common shares at a specified conversion price by multiplying the number of Series A preferred shares or Series B preferred shares being converted by the applicable conversion rate. The conversion rate in effect at any time is determined by dividing the preferred stock issue price by the conversion price in effect at that time. The conversion price applicable to the Series
A-1
preferred shares is equal to $1.65 per share, the conversion price applicable to the Series
A-2
preferred shares is equal to $3.30 per share, and the conversion price applicable to the Series B preferred shares is equal to $14.35 per share.
The preferred stock will automatically convert to common stock upon a qualified public offering or special purpose acquisition company transaction with minimum proceeds, or with the written consent of the requisite holders of the Company. See Note 11—Subsequent Events for further details regarding the consummation of the Business Combination.

Dividends
The preferred stock are entitled to dividends on an
“as-converted”
basis, payable when, as, and if paid on the common shares. Since inception, no dividends have been declared or paid on the preferred stock. The Company does not have any cumulative undeclared dividends as of March 31, 2026.
Liquidation Preference
In the event of any liquidation, dissolution, or winding up of the Company, the holders of the preferred stock are entitled to receive prior to, and in preference to, any distribution to the preferred stock and common stockholders, an amount equal to the Original Issue Price per share plus accrued but unpaid dividends, or such amount per share as would have been payable had all shares of the preferred stock been converted to common stock immediately prior to such event of liquidation, dissolution or winding up, whichever is greater. In the event that upon liquidation or dissolution, if the assets and funds of the Company are insufficient to permit the payment to preferred stockholders of the full preferential amounts, then the entire assets and funds of the Company legally available for distribution are to be distributed ratably among the holders of the shares of preferred shareholders.
Voting Rights
Convertible preferred stockholders are entitled to the number of votes equal to the number of shares of voting common stock into which such holder’s shares are convertible.
6. Net Loss Per Share
Basic and diluted net loss per common share for the three months ended March 31, 2026 and 2025 was calculated as follows:

	Three Months Ended
	March 31, 2026	March 31, 2025
Numerator:
Net loss	$(16,429,430)	$(3,308,219)
Less: Cumulative preferred dividends	—	—

Net loss attributable to common stockholders	$(16,429,430)	$(3,308,219)

Denominator:
Weighted average common shares outstanding—basic and diluted	10,233,183	10,000,000

Net loss per share attributable to common stockholders—basic and diluted	$(1.61)	$(0.33)

The Company follows the
two-class
method when computing earnings per share as the Company has issued shares that meet the definition of participating securities. The two-class
method determines earnings per share for each class of common and participating securities according to the dividends declared or accumulated and participation rights in undistributed earnings. The two-class
method required income available to common shareholders for the period to be allocated between common and participating securities based on their respective rights to receive dividends as if all income for the period had been distributed.
Basic net loss per share of common stock is calculated by dividing the net loss, adjusted for earnings allocated to participating securities, by the weighted-average number of shares of common stock outstanding during the period. Diluted loss per share is computed by dividing net loss for the period by the weighted-average number of shares of common stock and common stock equivalents outstanding (unless their effect is anti-dilutive) for the period.

The Company’s potentially dilutive securities, which include options to purchase shares of the Company’s common stock subject to future vesting and potential common shares issuable upon conversion of the Company’s SAFEs and convertible preferred stock, have been excluded from the computation of diluted as the effect is antidilutive.
The Company excluded the following potential shares of common stock, presented based on amounts outstanding at each stated period end, from the computation of dilutes net loss per share for the periods indicated because including them would have had an anti-dilutive effect:

	March 31,
	2026	2025
Stock options	1,395,686	—
SAFEs (1)	2,787,526	—
Convertible preferred stock	3,973,369	2,991,852

Total potentially dilutive shares	8,156,581	2,991,852

(1)
The number of shares from SAFEs assumes a conversion on the one year anniversary. If an equity financing or business combination occurs before the one year anniversary, the number of potentially dilutive shares could vary.

7. Stock-Based Compensation
In October 2025, the Company adopted the 2025 Company Incentive Plan (the “2025 Plan”) to grant stock option awards to its officers, employees and contractors as compensation for their services to the Company. Under the 2025 Plan, up to 1,578,507 shares of common stock were made available for issuance. Stock option awards granted under the 2025 Plan generally vest over 36 or 48 months, with 33% or 25% vesting one year after the grant date and the remainder vesting in equal monthly installments over the following 24 or 36 months. All awards expire no later than ten years from the date of grant.
To estimate the fair value of the Company’s stock options, granted during the three months ended March 31, 2026, the Company used the Black-Scholes OPM. The following key assumptions were used to estimate the fair value, presented on a weighted average basis:

March 31, 2026
Expected volatility	90%
Expected term (years)	5.91
Risk free interest rate	3.77%
Expected dividend yield	$—
During the three months ended March 31, 2026, the Company recognized $0.7 million in stock-based compensation expense within general and administrative expenses.
As of March 31, 2026, there is $5.8 million of unrecognized stock-based compensation expense that is expected to be recognized over a weighted average period of approximately 3.1 years.

Total option activity for the three months ended March 31, 2026 is summarized as follows:

	Number of Stock Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)
Outstanding as of December 31, 2025	1,461,162	$9.32	9.8
Granted	14,000	$9.32	10.0
Forfeited	(79,476)	$—	—

Outstanding as of March 31, 2026	1,395,686	9.32	9.6
Stock options exercisable as of March 31, 2026	531,465	$9.32	9.6
Stock options vested and expected to vest at March 31, 2026	1,395,686	$9.32	9.6
Using the Black-Scholes OPM, the weighted average grant-date fair value of options granted during the three months ended March 31, 2026, was $7.04 per share. The intrinsic value of options outstanding and exercisable as of March 31, 2026 was $0, as the exercise price of all options exceeded the fair value of the Company’s common stock on that date.
8. Income Taxes
The Company did
not
record any income tax expense for the three months ended March 31, 2026 and 2025. The Company has incurred net operating losses for all the periods presented and has not reflected any benefit of such net operating loss carryforwards in the accompanying financial statements. The Company has recorded a full valuation allowance against all of its deferred tax assets as it is not more likely than not that such assets will be realized in the near future.
It is the Company’s policy to record penalties and interest related to income taxes as a component of income tax expense. The Company has not
recorded any interest or penalties related to income taxes during the three months ended March 31, 2026 and 2025. The Company has not identified any uncertain tax positions in the periods since inception.
9. Commitments and Contingencies
From time to time, in the ordinary course of business, the Company is subject to litigation and regulatory examinations as well as information gathering requests, inquiries and investigations.
As of March 31, 2026, the Company has engaged vendors, paid deposits, and incurred commitments for the inaugural Enhanced Games expected to be held in May 2026. The following is a summary for the components of deposit assets current and long-term, deposit liabilities and the Company’s remaining commitments as of March 31, 2026:

	Total Commitment	Deposit Assets		Deposit Liability	Remaining Commitments
Description		Current	Long-Term
Pool Construction	$6,576,000	$3,262,780	$3,008,000	$845,162	$305,220
Entertainment services	1,100,000	550,000	—	—	550,000
Event space and accommodations	1,274,000	1,174,000	—	—	100,000
Portable Track	1,942,000	—	971,000	—	971,000
Staging and lighting	2,286,252	1,236,378	—	449,946	1,049,874
Other	615,456	614,685	386	60,982	385

Total commitments	$13,793,708	$6,837,843	$3,979,386	$1,356,090	$2,976,479

Pool construction and planning
In January 2026, the Company engaged a vendor to construct a
50-meter
portable pool under a contract with a total commitment of approximately $6.2 million. As of March 31, 2026, the Company has paid approximately $5,882,000 in construction deposits under this contract. Deposits related to pool components expected to be capitalized upon delivery are classified within deposit assets, long-term ($3,008,000).
The Company has identified approximately $3,008,000 of pool construction costs expected to be capitalized upon delivery, consisting of the pool structure ($1,908,000), mechanical equipment ($1,074,000), and pool equipment ($26,000). The determination of the final capitalizable portion of the total construction commitment remains in process as of March 31, 2026.
Deposits related to components that will be expensed as incurred during the event period are classified within deposit assets, current ($3,263,000), within the condensed consolidated balance sheets. As of March 31, 2026, approximately $845,000 of construction deposits remain outstanding and are included within deposit liabilities on the condensed consolidated balance sheets.
In August 2025, the Company engaged a separate vendor for design services related to the pool with a total commitment of approximately $250,000. As of March 31, 2026, approximately $231,000 has been incurred and paid under this contract. As the related deliverables have been received, these amounts have been included within construction in progress within the condensed consolidated balance sheets. As of March 31, 2026, the Company has advanced its planning and design of its 50 meter portable pool and paid $389,000 of construction deposits. The Company has accounted for the construction deposits paid of $389,000 within deposit assets, long-term, within the Company’s condensed consolidated balance sheets. In addition, on January 9, 2026, the Company engaged a vendor to construct the Company’s planned 50 meter portable pool with a total commitment of approximately $6.2 million. The Company has incurred approximately $5,882,000 of construction deposits through March 31, 2026, of which, $2,620,000 is included within deposit assets, long-term, and $3,263,000 within deposit assets, current, within the Company’s condensed consolidated balance sheets. As of March 31, 2026, approximately $845,000 of the Company’s pool construction deposits remain outstanding and are included within deposit liabilities on the condensed consolidated balance sheets.
Entertainment services
In February 2026, the Company has engaged entertainment services for the Enhanced Games for a total of $1,100,000. As of March 31, 2026, $550,000 in entertainment deposits have been invoiced, paid, and are included within deposit assets, current, on the Company’s condensed consolidated balance sheets.
Event space and accommodations
During 2025, the Company has entered into a binding agreement for event space, accommodations, and related services for an event scheduled in May 2026 of the Company’s anticipated Enhanced Games. Under the terms of the agreement, the Company has paid non-refundable
deposits of $145,000 and $442,000 as of December 31, 2025 and paid an additional deposit of approximately $587,000 on February 10, 2026. The total deposit commitment is $1,174,000. The agreement also includes a minimum food and beverage spend of $100,000 and performance obligations related to a contracted room block, with potential liquidated damages if the minimums are not met. These commitments are non-cancellable
with the exception of certain circumstances such as termination for default. As of March 31, 2026, the Company’s obligations incurred and paid to date have been included within deposit assets, current, on the condensed consolidated balance sheets.
Portable track
During 2025, the Company entered into a contract for a portable six lane track system with a total commitment of approximately $1,942,000. The Company has been invoiced $971,000, all of which has been paid as of March 31, 2026. As of March 31, 2026, the Company’s invoiced amounts pertaining to this contract have been included within deposit assets, long term. The portable track is reusable will be transferred to equipment when it is received and placed in service.
Staging and lighting
During 2026, the Company entered into rental contracts for staging and lighting services with a total commitment of $2,290,000. All amounts that have been invoiced are included within deposit assets, current, with outstanding balances of $450,000 within deposit liabilities on the Company’s condensed consolidated balance sheets as of March 31, 2026.
Other
Other deposit assets as of March 31, 2026, include deposits of $296,000 for LED screens and other rental related deposits $165,000 for the Enhanced Games as well as $154,000 for inventory related to the launch of the Company’s supplement product line, totaling $615,000.
10. Related parties
Working Capital Note
In order to access additional capital prior to the Enhanced Games, on March 18, 2026, Enhanced entered into a Working Capital Note with Apeiron Investment Group (“Apeiron”) for a line of credit commitment up to $20.0 million. The terms of the Working Capital Note provide for an applicable interest rate of 5.0% per annum and a maturity date of September 18, 2027. The Working Capital Note also provides for mandatory prepayment of amounts outstanding under the Working Capital Note upon Closing if (a) the Business Combination has been consummated and (b) if after A Paradise shareholder redemptions and the payment of transaction expenses, the amount remaining in the Trust Account exceeds $
20.0
million; provided that such mandatory prepayment shall in no event exceed the amount by which such funds that remain in the Trust Account exceed $20.0 million. The Working Capital Note also provides that, in consideration for the commitment thereunder, the lock-up
restrictions applicable to Apeiron and its affiliates under the Transaction Support Agreement shall, in the event Apeiron or its applicable affiliates has entered into any pledge, hedge, swap or other arrangement that transfers to another, or disposes of (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)), any
of the interests (including economic consequences of ownership) with respect to any shares of Enhanced Group, cease to apply to such shares. As of March 31, 2026, no amounts have been drawn upon. In April 2026, the Company drew $10 million.
Simple Agreements for Future Equity Liabilities
The SAFEs issued to Apeiron were issued on the same terms as those issued to unrelated third-party investors in the same private placement. As of March 31, 2026, the SAFEs remain outstanding and have not yet been converted into equity.
11. Subsequent Events
In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before condensed financial statements are issued, the Company has evaluated all events or transactions that occurred up to May 8, 2026, the date the financial statements were issued, and as of July 22, 2026 for disclosure purposes, and has ide nti
fied the following material subsequent events requiring disclosure.

Consummation of the Business Combination
On May 1, 2026, A Paradise convened its extraordinary general meeting of shareholders (the “Extraordinary General Meeting”), at which shareholders approved the Business Combination Proposal.
On May 7, 2026, the Business Combination was consummated. In connection with the closing, A Paradise domesticated as a Texas corporation and changed its name to Enhanced Group Inc.
Net proceeds to be received by the Company upon consummation of the Business Combination, after giving effect to 19,611,370 shares tendered for redemption, are approximately $3 million. As the net proceeds are insufficient to absorb the full $7.3 million of deferred offering costs recorded as of March 31, 2026, the excess of approximately $4.3 million will be recognized as an expense in the condensed consolidated statement of operations in the second quarter of 2026, the period in which the Business Combination was consummated.
Upon consummation of the Business Combination, all outstanding Enhanced Ltd equity interests, including preferred shares, common shares, SAFEs, and stock options, were converted or exchanged into shares of, or rights to acquire shares of, Enhanced Group Inc. Class A or Class B common stock in accordance with the terms of the Business Combination Agreement and the applicable Exchange Ratio. Upon consummation, the Company also committed to issue $646,957 in top up equity-based awards to certain employees and non-employees
in 2026.
The Class A common stock of Enhanced Group Inc. will begin trading on the NYSE under the ticker symbol “ENHA” on May 8, 2026.
Working Capital Note
In April 2026, the Company drew $10 million under the Working Capital Note with Apeiron. See Note 10—Related Party Transactions for further details regarding the Working Capital Note. In June 2026, the Company repaid in full the outstanding principal amount of the Working Capital Note, together with all accrued and unpaid interest thereon, from a portion of the proceeds of the First Closing.
June 2026 Private Placement
On June 14, 2026, the Company entered into a securities purchase agreement with certain investors purs ua
nt to which the Company agreed to issue and sell in a private placement 12,853,468 shares of Class A common stock and accompanying warrants to purchase 12,853,468 shares of Class A common stock. The private placement is expected to close in three tranches. On June 17, 2026, in connection with the first closing, the Company issued 6,426,733 shares of Class A common stock and accompanying warrants to purchase an additional 6,426,733 shares of Class A common stock for a combined purchase price per share and accompanying warrant of $3.89 for aggregate gross proceeds of approximately $25.0 million. On July 22, 2026, Apeiron completed its payment to the Company of $11.75 million in consideration for the 3,020,565 shares of Common Stock and 3,020,565 Warrants expected to be issued in the second closing and the Company will issue 3,020,565 shares of Class A Common Stock and accompanying warrants to purchase 3,020,565 shares of Class A Common Stock on or about July 23, 2026.

Report of Independent Registered Public Accounting Firm
Shareholders and Board of Directors
Enhanced Ltd
Grand Cayman, Cayman Islands
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of Enhanced Ltd (the “Company”) as of December 31, 2025 and 2024, the related consolidated statements of operations and comprehensive loss, convertible preferred stock and stockholders’ deficit, and cash flows for each of the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Going Concern Uncertainty
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ BDO USA, P.C.
We have served as the Company’s auditor since 2025.
New York, New York
February 12, 2026

Enhanced Ltd
Consolidated Balance Sheets

	December 31, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$25,253,578	$4,018,226
Deposit assets	597,011	—
Deferred offering costs	3,987,901	—
Prepaid expenses and other assets	436,750	103,649

Total current assets	30,275,240	4,121,875
OTHER ASSETS:
Deposit assets, long-term	1,360,004	—
Equipment, net	433,804	3,134
Intangible assets, net	30,000	30,000

TOTAL ASSETS	$32,099,048	$4,155,009

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Simple Agreements for Future Equity	$29,660,667	$—
Accounts payable and accrued expenses	2,991,524	1,901,176
Deposit liabilities	476,253	—
Other current liabilities	18,896	—

Total liabilities	33,147,340	1,901,176
Convertible Preferred Stock, $0.00001 par value, 3,973,381 and 2,579,168 shares authorized at December 31, 2025 and 2024, respectively; 3,973,369 and 2,579,168 shares issued and outstanding at December 31, 2025 and 2024, respectively; liquidation preference of $27,271,959 and $7,271,985 at December 31, 2025 and December 31, 2024, respectively	26,854,552	7,504,644
Commitments and contingencies (Note 9)
STOCKHOLDERS’ DEFICIT:
Common Stock, $0.00001 par value, 16,615,864 and 13,942,168 shares authorized as of December 31, 2025 and 2024, respectively; 10,233,183 and 10,000,000 shares issued and outstanding as of December 31, 2025 and 2024, respectively.	102	100
Additional paid-in capital	4,137,830	128,188
Accumulated deficit	(32,040,776)	(5,379,099)

Total stockholders’ deficit	(27,902,844)	(5,250,811)

TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$32,099,048	$4,155,009

The accompanying notes are an integral part of these consolidated financial statements

Enhanced Ltd
Consolidated Statements of Operations and Comprehensive Loss

	For the Years Ended December 31,
	2025	2024
Operating expenses:
General and administrative	$21,732,936	$4,019,290
Athlete	3,743,219	204,071
Marketing	1,404,324	227,388
Depreciation	8,553	759

Total operating expenses	26,889,032	4,451,508

Loss from operations	(26,889,032)	(4,451,508)

Other income (expenses):
Interest income and other expense, net	227,355	68,184
Change in fair value of Simple Agreement for Future Equity liabilities	—	(316,145)

Total other income (expenses), net	227,355	(247,961)

Loss before income taxes	(26,661,677)	(4,699,469)

Net loss and comprehensive loss	$(26,661,677)	$(4,699,469)

Net loss per share, basic and diluted	$(2.62)	$(0.47)

Weighted-average shares of common stock, basic and diluted	10,174,887	10,000,000

The accompanying notes are an integral part of these consolidated financial statements

Enhanced Ltd
Consolidated Statements of Convertible Preferred Stock and Stockholders’ Deficit

	Convertible Preferred Stock		Common Stock		Additional Paid-in- Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance, December 31, 2023	0	$—	10,000,000	$100	$128,188	$(679,630)	$(551,342)

Conversion of simple agreements for future equity to preferred stock	752,726	1,558,143	—	—	—	—	—
Issuance of preferred stock	1,826,442	5,946,501	—	—	—	—	—
Net loss	—	—	—	—	—	(4,699,469)	(4,699,469)

Balance, December 31, 2024	2,579,168	$7,504,644	10,000,000	$100	$128,188	$(5,379,099)	$(5,250,811)

Issuance of preferred stock and warrants, net of issuance costs	1,394,201	$19,349,908	—	$—	$544,679	$—	$544,679
Exercise of warrants	—	—	233,183	2	2,330	—	2,332
Stock-based compensation expense	—	—	—	—	3,462,633	—	3,462,633
Net loss	—	—	—	—	—	(26,661,677)	(26,661,677)

Balance, December 31, 2025	3,973,369	$26,854,552	10,233,183	$102	$4,137,830	$(32,040,776)	$(27,902,844)

The accompanying notes are an integral part of these consolidated financial statements

Enhanced Ltd
Consolidated Statements of Cash Flows

	For the Years Ended
	December 31, 2025	December 31, 2024
Operating Activities
Net loss	$(26,661,677)	$(4,699,469)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation expense	3,462,633	—
Depreciation expense	8,553	759
Change in fair value of Simple Agreement for Future Equity liabilities	—	316,145
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	621,756	1,419,814
Deposit liabilities	476,253	—
Other current liabilities	18,896	(93,584)
Deposit assets	(597,011)	—
Deposit assets, long-term	(1,360,004)	—
Prepaid expenses and other current assets	(333,101)	—

Net cash used in operating activities	(24,363,702)	(3,056,335)
Investing Activities
Purchases of equipment	(439,223)	(2,683)

Net cash used in investing activities	(439,223)	(2,683)
Financing Activities
Proceeds from issuance of Simple Agreements for Future Equity	29,660,667	899,999
Proceeds from exercise of warrants	2,332	—
Proceeds from issuance of preferred stock and warrants	19,999,980	6,029,987
Issuance costs related to preferred stock	(105,393)	(83,486)
Payment of offering costs	(3,519,309)	—

Net cash provided by financing activities	46,038,277	6,846,500
Increase in cash and cash equivalents	21,235,352	3,787,482
Cash and cash equivalents, at beginning of period	4,018,226	230,744

Cash and cash equivalents, at end of period	$25,253,578	$4,018,226

Supplemental disclosures of non-cash activities:
Conversions of Simple Agreements for Future Equity to preferred stock	$—	$1,558,143

Offering costs included in accrued expenses	$468,592	$—

The accompanying notes are an integral part of these consolidated financial statements

Enhanced Ltd
Notes to Consolidated Financial Statements
1. Nature of the Business
Enhanced Ltd (the “Company” or “Enhanced”) is a growth-stage company operating within the sports entertainment, performance technology, and lifestyle wellness markets. The Company operates under the “Enhanced” brand and is developing a portfolio of products and experiences that integrate athletic competition, scientific advancement, and consumer engagement. The Company intends to compete in categories with established market leaders including live sports events and digital media.
On January 14, 2025, Enhanced US LLC, a Delaware limited liability company, was established and is a wholly owned subsidiary of Enhanced Ltd. The purpose of this new entity is to support the Company’s expansion and operations in the U.S. market.
On November 18, 2025, Enhanced Emirates Limited, a limited liability company, was established in Abu Dhabi, United Arab Emirates, and is a wholly owned subsidiary of Enhanced Ltd. The purpose of this new entity is to support the Company’s expansion of scientific advancement and consumer engagement.
The Company is currently engaged in organizing live sporting events, the production and distribution of related content through various channels. Through the creation of the Company’s showcase event, the Enhanced Games, is intended to allow the world’s best athletes to pursue their full human potential and become faster and stronger than ever. The Company operates in one business segment.
Business Combination
On November 26, 2025, the Company entered into a definitive business combination agreement (“BCA”) with A Paradise Acquisition Corp. (“A Paradise”) (NASDAQ: APAD), a special purpose acquisition company (SPAC), to bring its global sports business to the public markets.
The business combination is expected to provide up to $200 million in gross cash proceeds upon closing assuming no redemptions by SPAC shareholders. The consummation of the business combination, subject to regulatory approval and other closing conditions, will result in Enhanced becoming a publicly traded company called Enhanced Group Inc.
Liquidity and Ability to Continue as a Going Concern
The accompanying financial statements have been prepared on the basis of continuity of operations, realization of assets and the satisfaction of liabilities and commitments in the ordinary course of business.
The Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.
The Company has incurred recurring losses since its inception, including net losses of $26.7 million for the year ended December 31, 2025 and an accumulated deficit of $32.0 million through the same period. The Company expects to continue to generate operating losses for the foreseeable future. Through December 31, 2025, the Company has financed its operations primarily from the sale of equity securities. The Company may never achieve profitability, and unless and until it does, the Company will continue to need to raise additional capital to fund its operations.
Based on the Company’s recurring losses from operations incurred since inception, expectations of continuing operating losses for the foreseeable future, and need to raise additional capital to finance its future operations, as of the date these financial statements are available to be issued, the Company has concluded that its current cash and cash equivalents are not sufficient to fund its operations and there is substantial doubt about the Company’s ability to continue as a going concern within one year after the date that these financial statements were issued.
The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. Accordingly, the financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.
Risks and Uncertainties
The Company is subject to risks and uncertainties common to early-stage companies in the health industry, including, but not limited to, development by competitors of new technological innovations, dependence on key personnel, protection of proprietary technology, compliance with government regulations and those specific to the pharmaceutical industry such as the U.S. Food and Drug Administration, and the ability to secure additional capital to fund operations. Products currently under development will require significant additional research and development efforts, including preclinical and clinical testing and regulatory approval, prior to commercialization. These efforts require significant amounts of additional capital, adequate personnel and infrastructure, and extensive compliance and reporting capabilities. The Company’s future clinical trials require significant compliance and monitoring by government agencies and there can be no assurances that such agencies will approve procedures followed in the Company’s trials. Another likely scenario is that such agencies would require additional procedures to be performed which would push out commercialization timing. Further, even if the Company’s product development efforts are successful, it is uncertain when, if ever, the Company will realize significant revenue from product sales.
If the Company’s product development efforts are successful, they are subject to significant risks and uncertainties related to product commercialization and launch, including being unable to secure additional funding to make the Company’s current technology operational before another company develops similar technology. Additionally, the Company’s potential product would compete in the medical industry. The industry is subject to technology advancements as well as being affected by political conditions which could impact the market’s reimbursement and regulatory policy, and by economic conditions surrounding availability and affordability of health insurance and access to health services.
2. Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted (“GAAP”) in the United States. Any reference in these notes to applicable guidance is meant to refer to GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) promulgated by the Financial Accounting Standards Board (“FASB”).
Reclassifications
As a result of material athlete expenses recorded during the year ended December 31, 2025, and to conform to the current year presentation in the consolidated statements of operations and comprehensive loss, the Company has reclassified $204,071 from marketing to athlete for the year ended December 31, 2024.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Changes in estimates and assumptions are reflected in reported results in the period in which they become known. Actual results could differ from those estimates. Management considers many factors in selecting appropriate financial accounting policies and controls, and in developing the estimates and assumptions that are used in the preparation of these financial statements. Management must apply significant judgment in this process. In addition, other factors may affect estimates, including expected business and operational changes, sensitivity and volatility associated with the assumptions used in developing estimates, and whether historical trends are expected to be representative of future trends. The estimation process often may yield a range of potentially reasonable estimates of the ultimate future outcomes, and management must select an amount that falls within that range of reasonable estimates. The estimates and assumptions used do not have a material effect on the financial statements for the periods presented.
The Company considers the assumptions and estimates associated with stock-based compensation to have the most significant impact on our financial statements.
Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.
Deferred Offering Costs
The Company has incurred deferred offering costs in connection with the proposed BCA and recognized $4.0 million in deferred offering costs as of December 31, 2025. Deferred offering costs incurred through December 31, 2025 balance sheet date consisted of legal fees and other costs that are directly attributable and incremental to the proposed BCA. No deferred offering costs were incurred or recognized by the Company as of December 31, 2024.
Should the proposed BCA prove to be unsuccessful, deferred costs, as well as additional expenses to be incurred, will be charged to operations.
Accrued Expenses
As part of the process of preparing financial statements, the Company is required to estimate accrued expenses. This process involves identifying services that have been performed on the Company’s behalf and estimating the level of services performed and the associated costs incurred for such services where the Company has not yet been invoiced or otherwise notified of actual cost.
In accruing service fees, the Company estimates the time period over which services will be provided and the level of effort in each period. If the actual timing of the provision of services or the level of effort varies from the estimate, the Company adjusts the accrual accordingly. In the event that the Company does not identify costs that have been incurred or it under or overestimates the level of services performed or the costs of such services, its actual expenses could differ from such estimates. The date on which some services commence, the level of services performed on or before a given date and the cost of such services can be subjective determinations. The Company prepares its estimates based on the facts and circumstances known to it at the time.
Property and Equipment, Net
Equipment is stated at cost less accumulated depreciation and amortization. Depreciation is recognized using the straight-line method over the estimated useful lives of the respective assets. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected in the statements of operations and comprehensive loss in the period realized. Repairs and maintenance costs are expensed as incurred. The Company’s equipment is comprised of computer equipment and fitness equipment with an estimated useful life of 3 and 5 years, respectively.

Intangible Assets, Net
On October 19, 2023, the Company purchased the rights to the domain “enhanced.com”, from a private party at a purchase price of $30,000. The Company uses the domain as the main landing page and determined that this domain has an indefinite useful life. The Company annually evaluates the recoverability of the indefinite-lived intangible assets for possible impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. To test indefinite-lived intangible assets for impairment, the Company first performs a qualitative assessment to determine if it is more likely than not that the carrying amount of each of its indefinite-lived intangible assets exceeds its fair value.
Based on these qualitative assessments in 2025 and 2024, management did not identify any events or changes in circumstances that would indicate that the carrying amounts of the Company’s intangible assets are not recoverable. The qualitative impairment assessment of the indefinite intangible assets indicated that the fair value of such assets exceeded their carrying value and therefore were not at risk of impairment. Accordingly, no quantitative impairment test was deemed necessary, and no impairment losses were recognized for the years ended December 31, 2025 and 2024.
Impairment of Long-lived Assets
Long-lived assets such as equipment are evaluated for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be fully recoverable or that the useful life is shorter than the Company had originally estimated. When these events occur, the Company evaluates the impairment of the long-lived assets by comparing the carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, the Company recognizes an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets. Fair value is generally determined by discounting the cash flows expected to be generated by the assets when the market prices are not readily available. The Company did not record any impairment of long-lived assets during the years ended December 31, 2025 and 2024.
Related Parties
Entities are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.
General and Administrative Expenses
General and administrative expenses consist primarily of salaries and benefits and stock-based compensation for personnel in our executive, business development, and administrative functions. General and administrative expenses also include legal fees relating to intellectual property and corporate matters, professional fees for accounting, auditing, tax and consulting services, insurance costs, travel, facility related expenses and other operating costs. General and administrative expenses are expensed as incurred.
Marketing Expenses
The Company incurs marketing expenses to promote the Company’s brand, events, initiatives within the global sports and entertainment industry. The Company also includes third-party marketing expenses including market research and marketing consulting.

Advertising
Advertising costs are expensed as incurred and are presented as a component of marketing expenses in the consolidated statements of operations and comprehensive loss. Advertising expenses for the years ended December 31, 2025 and 2024, were $174,629 and $0, respectively.
Athlete Expenses
The Company engages athletes under year-round agreements providing athletes contract and training stipends and incentive bonuses enabling them to focus exclusively on their sport. Athlete costs are expensed as incurred.
Simple Agreements for Future Equity Liabilities
In 2025, immediately prior to the BCA, the Company entered an equity private placement, issuing Simple Agreements for Future Equity (“SAFEs”) to investors for an aggregate amount of approximately $40 million. As of December 31, 2025, the Company received approximately $29.7 million of the anticipated $40 million raise. The remaining $10.3 million has not been received as of the date these financial statements are issued and does not represent an unconditional right to payment. Each SAFE entitles investors, upon consummation of the BCA, to receive Enhanced common shares based on their investment amount, the Company’s post-money valuation cap of $1.2 billion, and fully diluted capitalization. These common shares will then be exchanged for Enhanced Group Class A common stock, reflecting investors’ pro rata ownership. Additionally, SAFE investors will receive one warrant for every two shares acquired, exercisable for two years if the business combination is consummated. If the business combination does not close, SAFE investors would become shareholders of Enhanced Ltd.
The Company issued Simple Agreements for Future Equity (“SAFEs”) in 2023 and 2024 as part of its early-stage equity financing. The SAFEs convert into equity upon certain events including but not limited to equity financing, liquidity event such as a change of control or IPO, or dissolution event. As of December 31, 2023, $341,999 in SAFEs were outstanding, with an additional $899,999 issued before the Series
A-1
financing on April 5, 2024. All outstanding SAFEs converted into Series
A-1
Preferred Shares at a conversion price of $1.65 per share upon the Equity Financing Event on April 5, 2024. Refer to Note 5,
Convertible Preferred Stock and Stockholders’ Deficit
, for additional information on the Company’s convertible preferred stock.
The SAFEs are recorded as a liability in the consolidated balance sheet and the Company records subsequent changes in fair value in changes in fair value of SAFEs in the statements of operations and comprehensive loss. Debt issuance costs related to the SAFEs are expensed in the period incurred.
Fair Value of Financial Instruments
FASB ASC 820 “Fair Value Measurements and Disclosures” defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. Current assets and current liabilities qualified as financial instruments, and management believes their carrying amounts are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization. The three levels are defined as follows:

•	Level 1: inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2: inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liabilities, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3: inputs to the valuation methodology are unobservable and significant to the fair value.

As of the balance sheet dates, the estimated fair values of cash and cash equivalents and SAFEs approximated their carrying values due to the short-term nature of these instruments. Cash and cash equivalents (consisting of U.S. Treasury Bills) are classified as Level 1 inputs under the fair value hierarchy, as they are valued based on quoted market prices in active markets and totaled approximately $25.3 million and $4.0 million as of December 31, 2025 and 2024, respectively. The Company’s SAFEs are classified as Level 3 inputs, as their valuation involves significant unobservable inputs and management judgment. For SAFEs raised in December 2025, their fair value as of December 31, 2025 approximated their issuance cost which was $29.7 million; therefore, no remeasurement was required at year-end.
Determining which category an asset or liability falls within the hierarchy requires significant judgment, and the Company evaluates the appropriateness of its hierarchy disclosures each reporting period.
During 2024, prior to their conversion, SAFE liabilities were remeasured using Level 3 inputs, resulting in a change in fair value included in the accompanying statements of operations and comprehensive loss.
On March 28, 2025, the Company issued 69,710 convertible Series B preferred shares for $1 million, and warrants to purchase 233,183 common shares at $0.01 per share, and included a side letter providing additional tax-related
rights to the investor. The detachable warrants were measured at fair value on using Level 3 inputs. The Company measured the detachable warrants based on the fair value on the date of the grant in order to allocate the proceeds received between the convertible Series B preferred shares and the equity classified warrants in proportion to their respective fair values at issuance.
The Company estimated the fair value of the warrants with an exercise price of $0.01 per share, using the Black-Scholes option-pricing model (“OPM”). This model required the use of assumptions to determine the fair value, including:

•
Expected Term
-The expected term represents the period that the warrants are expected to be outstanding. The warrants were eligible to be exercised, in whole or in part, at any time for up to 90 days following the issue date.

•
Expected Volatility
-The Company uses an average historical stock price volatility of comparable public companies that were deemed to be representative of future stock price trends and is approximately 85%.

•
Risk-Free Interest Rate
-The risk-free interest rate is based on the U.S. Treasury yield in effect at the time of grant for zero-coupon
U.S. Treasury notes with maturities approximately equal to the expected term of the awards. The risk-free rate for the expected term of the warrants are approximately 4.3%.

•	Expected Dividend -The Company has never paid dividends on our common stock and have no plans to pay dividends on the common stock. Therefore, the Company used an expected dividend yield of zero.
On April 9, 2025, the investor exercised the warrants, providing $2,332 in additional cash consideration, resulting in the issuance of 233,183 common shares.
Convertible Preferred Stock and Issuance Costs
The Company’s convertible preferred stock has been classified as temporary equity in the accompanying consolidated balance sheets in accordance with authoritative guidance for the classification and measurement of potentially redeemable securities whose redemption is based upon certain change in control events outside of the Company’s control, including liquidation, sale or transfer of control of the Company. The Company’s convertible preferred stock issuance costs of $0.1 million for Series B and $0.1 million for Series A incurred within the years ended December 31, 2025 and 2024, respectively, are treated as a reduction in proceeds and recorded as a reduction to the carrying value of the convertible preferred stock. Refer to Note 5,
Convertible Preferred Stock and Stockholders’ Deficit
, for additional information on the Company’s convertible preferred stock.

Fair Value of Common Stock
Given the absence of a public trading market for the Company’s common stock, the Company utilized methodologies, approaches, and assumptions consistent with the American Institute of Certified Public Accountants’ Practice Aid: Valuation of Privately Held Company Equity Securities Issued as Compensation to estimate the fair value of its common stock. In determining the fair value, a number of objective and subjective factors were considered, which include factors such as: contemporaneous valuations performed by independent third-party specialists; the prices at which the Company sold shares of its convertible preferred stock to outside investors in arms-length transactions, and the superior rights, preferences, and privileges of the convertible preferred stock relative to the common stock at the time of each sale; the progress of the Company’s business strategy; external market and other conditions affecting the industry.
Stock-Based Compensation Expense
The Company measures stock-based awards granted to employees and nonemployees based on the fair value on the date of the grant and recognizes stock-based compensation expense of those awards over the requisite service period, which is generally the vesting period of the respective award. The Company applies the straight-line method of expense recognition to all awards with only service-based vesting conditions and accounts for forfeitures as they occur.
The Company estimates the fair value of each stock option grant on the date of grant using the Black-Scholes OPM. This model requires the use of assumptions to determine the fair value of stock-based awards, including:

•
Expected Term
-The expected term represents the period that the stock-based awards are expected to be outstanding. The Company uses the simplified method to determine the expected term, due to the limited history to estimate expected term, which is based on the average of the time-to-vesting
and the contractual life of the options.

•
Expected Volatility
-The Company uses an average historical stock price volatility of comparable pre-revenue
public companies that were deemed to be representative of future stock price trends. The Company continues to utilize comparable public companies as part of this process as there is not sufficient trading history for the common stock. The Company will continue to apply this process until a sufficient amount of historical information regarding the volatility of the Company’s stock price becomes available.

•
Risk-Free Interest Rate
-The risk-free interest rate is based on the U.S. Treasury yield in effect at the time of grant for zero-coupon
U.S. Treasury notes with maturities approximately equal to the expected term of the awards.

•	Expected Dividend -The Company has never paid dividends on common stock and have no plans to pay dividends on the common stock. Therefore, the Company used an expected dividend yield of zero.
Income Taxes
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
A valuation allowance is recorded against deferred tax assets when, based on available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company recognizes the effect of income tax positions only if those positions are more likely than not to be sustained on examination by the taxing authorities, based on the technical merits of the position. Income tax amounts are therefore recognized for all situations where the likelihood of realization is greater than 50%. Changes in recognition or measurement are reflected in income tax expense in the period in which the change in judgment occurs. Accrued interest expense and penalties related to uncertain tax positions are recorded in income tax expense.
Passive Foreign Investment Company
If the Company were determined to be a PFIC for any taxable year, a U.S. Holder would generally be subject to the unfavorable default tax regime unless such holder makes a timely and effective election to treat the Company as a Qualified Electing Fund (QEF) or a
Mark-to-Market
(MTM) election. The Company currently do not intend to provide U.S. Holders with the information necessary to make a QEF election for any taxable year. However, while the Company has not made a commitment to provide such information, the Company acknowledges that under certain circumstances, such as if the PFIC status is definitive for a particular year, or if required by applicable securities laws or listing standards, the Company may be able to provide the requisite information (including the U.S. Holder’s pro rata
share of the Company’s ordinary earnings and net capital gain) to permit U.S. Holders to make a QEF election.
Segment information
Operating segments are defined as components of an enterprise for which discrete financial information is regularly reviewed by the chief operating decision maker (“CODM”) in deciding how to allocate resources and in assessing operating performance. The CODM is the Company’s Chief Executive Officer. The measure of segment assets is reported on the consolidated balance sheet as total assets.
The CODM relies on the consolidated financial statements and net loss as presented within this report to evaluate the Company’s financial performance and make key operating decisions. The Company is in an early stage of development, focused on capital raising. Management oversees operations as a single segment for the purposes of allocating resources, assessing performance, and making operating decisions. The key area of focus for the Company’s CODM for allocation of resources is the cash used in operations. These consolidated financial statements provide a comprehensive view of the Company’s overall financial condition, including information on expenses, assets and liabilities. The significant expense categories are consistent with those presented on the face of the consolidated statements of operations and comprehensive loss. The CODM does not receive or use any other segmented or disaggregated financial or any significant expense information for decision making purposes.
Basic and Diluted Net Loss Per Share
The Company calculates basic net loss per share by dividing the net loss by the weighted average number of common shares outstanding during the period, without consideration of potential dilutive securities. Diluted net loss per share is computed by dividing the net loss by the sum of the weighted average number of common shares outstanding during the period plus the dilutive effects of potentially dilutive securities outstanding during the period. Potentially dilutive securities include the Company’s SAFEs and convertible preferred shares. The dilutive effect of convertible preferred shares is calculated using the if-converted
method. The Company has generated a net loss for all periods presented, therefore diluted net loss per share is the same as basic net loss per share since the inclusion of potentially dilutive securities would be anti-dilutive. Preferred shareholders do not have a contractual obligation to share in the Company’s losses and are not obligated to fund future losses.
Recently Issued Accounting Pronouncements
In May 2025, the FASB issued ASU
No. 2025-03,
Business Combinations (Topic 805) and Consolidation (Topic 810)-Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity
(“ASU 2025-03”),

which revises current guidance for determining the accounting acquirer for a transaction effected primarily by exchanging equity interests in which the legal acquiree is a variable interest entity that meets the definition of a business. The amendments require that an entity consider the same factors that are currently required for determining which entity is the accounting acquirer in other acquisition transactions. ASU
2025-03
is effective for the Company’s annual reporting periods beginning after December 15, 2026, and interim reporting periods within those annual reporting periods, with early adoption permitted. ASU
2025-03
is required to be applied prospectively. The Company has elected to early adopt ASU
2025-03
as of September 30, 2025. The adoption of ASU
2025-03
will not have any retrospective impact to the Company’s consolidated financial statements or disclosures.
In November 2024, the FASB issued ASU
No. 2024-03,
Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic
220-40):
Disaggregation of Income Statement Expenses which includes amendments that require disclosure in the notes to financial statements of specified information about certain costs and expenses. The amendments are effective for the Company’s annual periods beginning September 1, 2027, with early adoption permitted, and should be applied either prospectively or retrospectively. The Company is in the process of evaluating this ASU to determine its impact on the Company’s disclosures.
In December 2023, the FASB issued ASU
No. 2023-09
(“ASU
2023-09”),
Income Taxes
(Topic 740): Improvements to Income Tax Disclosures to enhance the transparency and usefulness of income tax disclosures. ASU
2023-09
is effective for annual periods beginning after December 15, 2025, on a prospective basis. The Company has adopted this standard as of December 31, 2025 and applied the new disclosure requirements prospectively to the current annual period. Prior period disclosures have not been adjusted to reflect the new requirements.
3. Property and Equipment, Net
Property and equipment consist of the following:

	December 31, 2025	December 31, 2024
Computer equipment	$48,045	$3,957
Fitness equipment	198,468	—
Construction in process	196,667	—

Total property and equipment	443,180	3,957
Less: Accumulated depreciation and amortization	(9,376)	(823)

Total property and equipment, net	$433,804	$3,134

Depreciation and amortization expense was $8,553 and $759 for the years ended December 31, 2025 and 2024, respectively. Construction in process primarily consists of design services pertaining to the Company’s planned 50 meter
portable pool in anticipation of the Enhanced Games.
4. Accounts Payable and Accrued Expenses
Accrued expenses
consisted
of
the following:

	December 31, 2025	December 31, 2024
Salaries, wages and bonuses	$1,394,955	$975,835
Legal fees	124,920	529,745
Professional fees other than legal	999,599	116,319
Other accrued expenses	472,050	54,521
Professional fees—related party	—	224,756

Total accounts payable and accrued expenses	$2,991,524	$1,901,176

Amounts included in accounts payable and accrued expenses related to offering activities represent unpaid invoices and accrued professional fees that qualify as deferred financing costs, consisting of approximately $0.5 million of filing and accounting
fees as of December
31
, 2025.
5. Convertible Preferred Stock and Stockholders’ Deficit
Common Stock
In accordance with the Company’s Memorandum and Articles of
Association
of Enhanced Ltd on February 17, 2023 (inception), the Company was authorized to issue 100 shares of par value $1.00 per share common stock. The voting, dividend and liquidation rights of the holders of the common stock are subject to and qualified by the rights, power, and preferences of the preferred stockholders.
In November 2023, through ordinary shareholder resolution, the Company approved the subdivision of all of the issued and outstanding ordinary shares being
100
ordinary shares of par value of $1.00 each to be subdivided into 10,000,000 shares of par value of $0.00001 per share common stock.
In November 2023, in the Amended and Restated Memorandum and Articles of Association of Enhanced Ltd the Company increased the authorized common shares by 2,702,703 shares, as approved by special resolution.
In connection with the Series
A-1
and
A-2
Preferred Stock Purchase Agreement the Company increased the number of common shares authorized to 13,942,168 common shares of par value of $0.00001, each, and 2,579,168 preferred shares of consistent par value under the Amended and Restated Memorandum of Association of Enhanced Ltd dated as of March 26, 2024. The number of authorized shares was subsequently increased to 16,615,864 common shares and 3,973,381 preferred shares under the Amended and Restated Memorandum and Articles of Association dated April 1, 2025.
On March 28, 2025, the Company issued 69,710 Series B preferred shares for $1 million, and warrants to purchase 233,183 common shares at $0.01 per share, and included a side letter providing additional tax-related
rights to the investor. On April 9, 2025, the investor exercised the warrant, providing $2,332 in additional cash consideration, resulting in the issuance of 233,183 common shares.
As of December 31, 2025 and 2024, a total of 10,233,183 and 10,000,000 shares of common stock were issued and outstanding, respectively. In addition, the Company has reserved sufficient shares of the common stock for issuance upon conversion of the Series
A-1
preferred shares, Series
A-2
preferred shares, and Series B preferred shares.
The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders, including actions taken by written consent in lieu of a meeting. There are no cumulative voting rights for the election of directors. The number of authorized shares of common stock may be increased or decreased by an ordinary resolution of the shareholders, subject to the rights of holders of preferred shares as set forth in the Amended and Restated Memorandum and Articles of Association. The issuance of common stock may require the approval of the holders of preferred shares, as provided in the protective provisions of the Amended and Restated Memorandum and Articles of Association and the applicable investors’ rights agreements.

Conversion of SAFE’s and Preferred Stock
Preferred stock sold during the year ended December 31, 2025 consisted of the
following:

Preferred Stock Series	Three Months Ended	Shares Sold	Par Value	Sales Price / Share	Total Proceeds
Series B (1)	March 31, 2025	412,684	$0.00001	$14.35	$5,920,000
Series B	June 30, 2025	219,383	$0.00001	$14.35	3,147,136
Series B	September 30, 2025	121,991	$0.00001	$14.35	1,750,000
Series B	December 31, 2025	640,143	$0.00001	$14.35	9,182,844

		1,394,201			$19,999,980

(1)	Total proceeds from this includes warrants
On April 5, 2024, all SAFEs issued in 2023 and 2024 converted into Series
A-1
preferred shares at a conversion price of $1.65 per share upon the Equity Financing Event. During 2024, prior to conversion, SAFE liabilities were remeasured resulting in a change in fair value included in the accompanying consolidated statements of operations and comprehensive loss of
$316,145 for total conversions of SAFE to preferred stock of $1,558,143.
Preferred stock sold and SAFEs converted to preferred stock during December 31, 2024 consisted of the following:

Preferred Stock Series	Date Converted/Sold	Shares Converted/Sold	Par Value	Sales Price / Share	Total Proceeds
Series A-1 (1)	April 5 2024	752,726	$0.00001	$1.65	$1,241,998
Series A-2	April 5 2024	1,826,442	$0.00001	$3.30	6,029,987

Total		2,579,168			$7,271,985

(1)	Series A-1 were converted SAFEs originally issued in 2023 and 2024.
Collectively, the Series
A-1
preferred shares, Series
A-2
preferred shares and Series B preferred shares are referred to as “Enhanced preferred shares.” Total Enhanced preferred shares outstanding December 31, 2025 and 2024 was 3,973,369 and 2,579,168, respectively. The following terms are detailed below for the preferred stock shares and documented in the Amended and Restated Memorandum of Association of Enhanced Ltd and other equity related documents:
Conversion
Each share of preferred stock, at the option of the holder, is convertible at any time into common shares at a specified conversion price by multiplying the number of Series A preferred shares or Series B preferred shares being converted by the applicable conversion rate. The conversion rate in effect at any time is determined by dividing the preferred stock issue price by the conversion price in effect at that time. The conversion price applicable to the Series
A-1
preferred shares is equal to $1.65 per share, the conversion price applicable to the Series
A-2
preferred shares is equal to $3.30 per share, and the conversion price applicable to the Series B preferred shares is equal to $14.35 per share.
The preferred stock will automatically convert to common stock upon a qualified public offering or special purpose acquisition company transaction with minimum proceeds, or with the written consent of the requisite holders of the Company.

Dividends
The preferred stock are entitled to dividends on an
“as-converted”
basis, payable when, as, and if paid on the common shares. Since inception, no dividends have been declared or paid on the preferred stock. The Company does not have any cumulative undeclared dividends as of December 31, 2025.
Liquidation Preference
In the event of any liquidation, dissolution, or winding up of the Company, the holders of the preferred stock are entitled to receive prior to, and in preference to, any distribution to the preferred stock and common stockholders, an amount equal to the Original Issue Price per share plus accrued but unpaid dividends, or such amount per share as would have been payable had all shares of the preferred stock been converted to common stock immediately prior to such event of liquidation, dissolution or winding up, whichever is greater. In the event that upon liquidation or dissolution, if the assets and funds of the Company are insufficient to permit the payment to preferred stockholders of the full preferential amounts, then the entire assets and funds of the Company legally available for distribution are to be distributed ratably among the holders of the shares of preferred shareholders.
Voting Rights
Convertible preferred stockholders are entitled to the number of
votes equal to the number of shares of voting common stock into which such holder’s shares are
convertible.
6. Net Loss Per Share
Basic and diluted net loss per common share for the years ended December 31, 2025 and 2024 was calculated as follows:

	For the Years Ended December 31,
	2025	2024
Numerator:
Net loss	$(26,661,677)	$(4,699,469)
Less: Cumulative preferred dividends	—	—

Net loss attributable to common stockholders	$(26,661,677)	$(4,699,469)

Denominator:
Weighted average common shares outstanding-basic and diluted	10,174,887	10,000,000

Net loss per share attributable to common stockholders- basic and diluted	$(2.62)	$(0.47)

The Company follows the
two-class
method when computing earnings per share as the Company has issued shares that meet the definition of participating securities. The two-class
method determines earnings per share for each class of common and participating securities according to the dividends declared or accumulated and participation rights in undistributed earnings. The two-class
method required income available to common shareholders for the period to be allocated between common and participating securities based on their respective rights to receive dividends as if all income for the period had been distributed.
Basic net loss per share of common stock is calculated by dividing the net loss, adjusted for earnings allocated to participating securities, by the weighted-average number of shares of common stock outstanding during the period. Diluted loss per share is computed by dividing net loss for the period by the weighted-average number of shares of common stock and common stock equivalents outstanding (unless their effect is anti-dilutive) for the period.

The Company’s potentially dilutive securities, which include options to purchase shares of the Company’s common stock subject to future vesting and potential common shares issuable upon conversion of the Company’s SAFEs and convertible preferred stock, have been excluded from the computation of diluted as the effect is antidilutive.
The Company excluded the following potential shares of common stock, presented based on amounts outstanding at each stated period end, from the computation of dilutes net loss per share for the periods indicated because including them would have had an anti-dilutive effect:

	December 31,
	2025	2024
Convertible preferred stock	3,973,369	2,579,168
SAFEs (1)	2,067,669	—
Stock options	1,461,162	—

Total potentially dilutive shares	7,502,200	2,579,168

(1)
The number of shares from SAFEs assumes a conversion on the one year anniversary. If an equity financing or business combination occurs before the one year anniversary, the number of potentially dilutive shares could vary.

7. Stock-Based Compensation
In October 2025, the Company adopted the 2025 Company Incentive Plan (the “2025 Plan”) to grant stock option awards to its officers, employees and contractors as compensation for their services to the Company. Under the 2025 Plan, up to 1,578,507 shares of common stock were made available for issuance. Stock option awards granted under the 2025 Plan generally vest over 36 or 48 months, with 33% or 25% vesting one year after the grant date and the remainder vesting in equal monthly installments over the following 24 or 36 months. All awards expire no later than ten years from the date of grant.
To estimate the fair value of the Company’s stock options, the Company used the Black-Scholes OPM. The following key assumptions were used to estimate the fair value, presented on a weighted average basis:

December 31, 2025
Expected volatility	90%
Expected term (years)	5.91
Risk free interest rate	3.77%
Expected dividend yield	$—
During the year ended December 31, 2025, the Company recognized $3.5 million in stock-based compensation expense within general and administrative expenses.
As of December 31, 2025, there is $6.8 million of unrecognized stock-based compensation expense that is expected to be recognized over a weighted average period of approximately 3.2 years.

Total option activity for the year-ended December 31, 2025 is summarized as follows:

	Number of Stock Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)
Outstanding as of December 31, 2024	—	$—	—
Granted	1,467,222	9.32	10.0
Forfeited	(6,060)	—	—

Outstanding as of December 31, 2025	1,461,162	9.32	9.8
Stock options exercisable as of December 31, 2025	458,636	9.32	9.8
Stock options vested and expected to vest at December 31, 2025	1,461,162	9.32	9.8
Using the Black-Scholes OPM, the weighted average grant-date fair value of options granted during the year ended December 31, 2025, was $7.04 per share. The intrinsic value of options outstanding and exercisable as of December 31, 2025 was $0, as the exercise price of all options exceeded the fair value of the Company’s common stock on that date.
8. Income Taxes
The Company was incorporated in the Cayman Islands and, through December 31, 2024, had no subsidiaries and conducted all activities at the Cayman parent level. As an exempted company incorporated in the Cayman Islands, the Company was not subject to income taxes in that jurisdiction.
In 2025, the Company formed Enhanced US, LLC, a wholly owned U.S. subsidiary, through which substantially all operations are conducted. As a result, beginning in 2025, the Company became subject to U.S. federal and applicable state income taxes, which are reflected in the Company’s consolidated income tax provision.
The Company remains subject to income tax filing requirements in the United States and the United Arab Emirates. The Company is in a
pre-revenue
stage of development and has incurred losses since inception.
The components of total loss before income taxes are as follows:

	For the Years Ended December 31,
	2025	2024
United States	$(26,766,593)	$—
Cayman Islands	104,916	(4,699,469)

Loss before income taxes	$(26,661,677)	$(4,699,469)

A reconciliation of the Company’s effective tax rate to the statutory federal income tax rate is as follows:

	Year ended December 31, 2025
Income tax at Cayman Islands statutory rate	$—	—%
Domestic state and local income taxes, net of federal effect	—	—%
Foreign Tax Effects	—	—%
United States
Statutory rate difference between Cayman and U.S.	(5,620,984)	21.0%
Local taxes at a rate different than the statutory rate	(1,190,853)	4.5%
Changes in valuation allowances	6,029,335	(22.6)%
Non-deductible transaction related costs	380,731	(1.4)%
Non-deductible stock compensation	316,464	(1.2)%
Other non-deductible	85,307	(0.3)%

Effective tax rate	$—	—%
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.
The components of deferred tax assets and liabilities consisted of the following:

Year Ended December 31, 2025
Deferred tax assets:
Federal net operating loss carryforwards	$4,209,408
State net operating loss carryforwards	1,026,902
Reserves and accruals	364,571
Stock-based compensation	511,112

Total deferred tax assets	6,111,993
Valuation allowance	(6,029,335)

Net total deferred tax assets	$82,658

Deferred tax liabilities:
Depreciation and amortization	(52,064)
Other	(30,594)

Total deferred tax liabilities	$(82,658)

Net deferred tax assets	$—
As of December 31, 2025, the Company has a valuation allowance of approximately $6.0 million against all domestic deferred tax assets. Management assesses the need for the valuation allowance on a quarterly basis.
In assessing the need for a valuation allowance, the Company considers all positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies, and past financial performance. As a result, management has concluded, as of the balance sheet date, it is more likely than not the Company’s net domestic deferred tax assets will not be realized, and a full valuation allowance against all net domestic deferred tax assets is warranted as of December 31, 2025. The valuation allowance against these deferred tax assets may require adjustment in the future based on changes in the mix of temporary differences, changes in tax laws, and operating performance. If and when the Company determines the valuation allowance should be released (i.e., reduced), the adjustment would result in a tax benefit reported in that period’s consolidated statements of operations, the effect of which would be an increase in reported net income.
As of December 31, 2025, the Company has federal and state net operating loss carryforwards of $20.0 million in each jurisdiction. The federal tax carryforwards do not expire, while the state carryforwards begin to expire in 2045. Utilization of the U.S. federal and state net operating loss carryforwards may be subject to a substantial annual limitation due to ownership change limitations that could occur in the future, as provided by Section 382 of the Internal Revenue Code of 1986 (“Section 382”). Within 2025, the Company experienced equity transactions and changes in ownership that may have resulted in an ownership change within the meaning of Section 382. In addition, the proposed business combination may result in an ownership change under Section 382. As a result, the Company’s ability to utilize its net operating loss carryforwards and certain other tax attributes may be subject to additional annual limitations following the consummation of the business combination. The Company is in the process of evaluating the impact of any such limitation on its tax attributes. Any such limitation would not have a material impact on the Company’s consolidated financial statements.
In 2025, the Company is only subject to state and local income taxes in New York and does not currently have any cash income tax expense in this jurisdiction.
9. Commitments and Contingencies
From time to time, in the ordinary course of business, the Company is subject to litigation and regulatory examinations as well as information gathering requests, inquiries and investigations.
In August 2025, the Company engaged a vendor design services pertaining to the Company’s planned 50 meter portable pool with a total commitment of approximately $250,000. The Company has incurred approximately $196,667 for these services as of December 31, 2025 and no amounts have been paid as of this date. As of December 31, 2025, the Company’s incurred amounts pertaining to this contract have been included within construction in process, property and equipment, net within the consolidated balance sheets.
As of December 31, 2025, the Company has advanced its planning and design of its 50 meter portable pool and paid $389,000 of construction deposits. The Company has accounted for the construction deposits paid of $389,000 within deposit assets, long-term, within the Company’s consolidated balance sheets. Refer to Note 11,
Subsequent Events
, for additional information.
During 2025, the Company has entered into a binding agreement for event space, accommodations, and related services for an event scheduled in May 2026 of the Company’s anticipated Enhanced Games. Under the terms of the agreement, the Company has paid non-refundable
deposits of $145,000 and $442,000 as of December 31, 2025 and is obligated to pay an additional deposit of approximately $587,000 on February 10, 2026. The total deposit commitment is $1,174,000. The agreement also includes a minimum food and beverage spend of $100,000 and performance obligations related to a contracted room block, with potential liquidated damages if the minimums are not met. These commitments are non-cancellable
with the exception of certain circumstances such as termination for default. As of December 31, 2025, the Company’s obligations incurred and paid to date have been included within deposit assets on the consolidated balance sheets.
During 2025, the Company entered into a contract for a portable six lane track system with a total commitment of approximately $1,942,000. The Company has been invoiced $971,000, of which $495,000 has been paid as of December 31, 2025. As of December 31, 2025, the Company’s invoiced amounts pertaining to this contract have been included within deposit assets, long term, and remaining invoiced amounts within deposit liabilities.
As of December 31, 2025, there are no other matters which would have a material impact on the Company’s financial results.

10. Related parties
During the third quarter of 2025, Dr. Aron D’Souza resigned from all positions including as our President and Founder, and Chairman of the Board of Directors. For the years ended 2025 and 2024, Dr. D’Souza incurred business and consulting expenses of approximately $393,945 and $1,033,811, respectively, on behalf of the Company while the Company was seeking SAFE and Series A and B funding and was subsequently reimbursed by the Company. In relation to these expenses and consulting services performed, as of December 31, 2025 and December 31, 2024, Dr. D’Souza was owed $0 and $224,756, respectively. These amounts are included within accounts payable and accrued expenses on the Company’s consolidated balance sheets.
During 2025, the Company reimbursed Apeiron Investment Group Limited and its affiliates (collectively, “Apeiron”) out of pocket costs, fees and expenses of $250,000 pertaining to additional acquisition of securities of the Company. Christian Angermayer a non-employee
Director of the Company, and Founder of Apeiron, is a significant owner of the Company through affiliated entities.
11. Subsequent Events
The Company has evaluated subsequent events through February 12, 2026, the date when the financial statements were available to be issued. Except as described below or elsewhere in these consolidated financial statements, the Company has concluded that no subsequent events have occurred that require disclosure.
On January 9, 2026, the Company engaged a vendor to construct the Company’s planned 50 meter portable pool with a total commitment of approximately $6.1 million.

Secondary Offering of

Up to 6,426,733 Shares of Class A Common Stock

Up to 6,426,733 Shares of Class A Common Stock Issuable Upon Exercise of Warrants

PROSPECTUS

    , 2026

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock being registered hereby.

Securities and Exchange Commission registration fee	$4,615
Accounting fees and expenses	$95,000
Legal fees and expenses	$150,000
Financial printing and miscellaneous expenses	$10,000

Total	$259,615

Item 14. Indemnification of directors and officers

Texas law, including the TBOC, authorizes corporations to indemnify their officers and directors, subject to certain limitations, including that indemnification may not be provided to a person found liable to the enterprise unless a court determines such person is fairly and reasonably entitled to indemnification. Enhanced Group’s Certificate of Formation and Bylaws provide for indemnification of officers and directors to the fullest extent not prohibited by the TBOC or any other applicable law against all expenses, judgments, fines and amounts paid in settlement actually incurred by them in connection with any proceeding if such officers and directors acted in good faith and reasonably believed their conduct was in, or not opposed to, the best interests of Enhanced Group and, in the case of a criminal proceeding, had no reasonable cause to believe that their conduct was unlawful. Texas law also requires (i) indemnification for reasonable expenses actually incurred by a governing person, former governing person or delegate who is wholly successful, on the merits or otherwise, in the defense of a proceeding and (ii) indemnification of an officer to the same extent indemnification is required for a governing person. If a person is found liable to the enterprise or is found liable because the person improperly received a personal benefit, indemnification under Chapter 8 of the TBOC is limited to reasonable expenses actually incurred and does not include a judgment, penalty, fine or excise or similar tax, and indemnification may not be made in certain circumstances, including where the person has been found liable for willful or intentional misconduct, breach of the duty of loyalty or an act or omission not committed in good faith that constitutes a breach of duty owed to the enterprise. A court may also order indemnification to the extent it determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, subject to the limitations in Chapter 8 of the TBOC.

Enhanced Group has entered, and may in the future enter, into indemnification agreements with its directors, executive officers and with certain other advisors and officers (including officers of its subsidiaries). The indemnification agreements will generally require that Enhanced Group indemnify and hold an indemnitee harmless to the fullest extent permitted by law for liabilities arising out of the indemnitee’s association with Enhanced Group or another entity where he or she acts or acted as a director or officer or in a similar capacity at Enhanced Group’s request, if the applicable standards of the TBOC are satisfied. The indemnification agreements also provide for the advancement of defense expenses by Enhanced Group, subject to any affirmation, undertaking or other conditions required under Texas law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

Prior to its Series A Financing, Enhanced issued SAFEs in an aggregate principal amount of $899,999 to a limited number of accredited investors in privately negotiated transactions for capital formation purposes. Upon the completion of Enhanced’s Series A Financing (described below) these SAFEs converted into an aggregate amount of 752,726 Series A-1 Preferred Shares with a conversion price of $1.65 per Series A-1 Preferred Share. Enhanced subsequently completed its Series A Financing on April 5, 2024. In connection with its Series A Financing, Enhanced issued (i) 752,726 shares of Series A-1 Preferred Shares, as described above, and (ii) 1,826,442 Series A-2 Preferred Shares for aggregate cash consideration of approximately $6.03 million. Enhanced later completed its Series B Financing in multiple tranches, beginning on March 28, 2025, pursuant to which it issued 1,394,205 Series B Preferred Shares for aggregate cash consideration of approximately $20,500,000. In addition, from time to time, the Company may enter into arrangements with service providers, including accredited investors, pursuant to which it issues warrants as consideration for services, including the Consultant Warrants. All of the securities described above were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

As previously announced, on November 26, 2025, Enhanced entered into an equity private placement transaction pursuant to which it issued SAFEs to certain investors in an aggregate amount of $40,002,054. Immediately following the closing of the Business Combination and as required by the SAFEs, the Company also issued to the SAFE investors warrants equal to fifty percent (50%) of the number of shares of Class A common stock received upon conversion, each exercisable for one share of Class A common stock at a per-share price equal to the conversion price determined under the SAFE, which is $10 per share. Up to 2,000,080 shares of Class A common stock are issuable upon exercise of the SAFE Warrants. All of the securities described above were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. See “Certain Relationships and Related Party Transactions-Private Placement Investment” for additional information.

On June 14, 2026, the Company entered into the Purchase Agreement with the Selling Securityholders, pursuant to which the Company agreed to issue and sell in a Private Placement 12,853,468 shares of Class A common stock of the Company and accompanying warrants to purchase 12,853,468 shares of Class A common stock of the Company. On June 17, 2026, in connection with the First Closing of the Private Placement, Enhanced issued 6,426,733 shares of Class A common stock and accompanying warrants to purchase an additional 6,426,733 shares of Class A common stock for a combined purchase price per Share and accompanying Warrant of $3.89 for aggregate gross proceeds of approximately $25.0 million. All of the securities described above were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. See “Certain Relationships and Related Party Transactions—2026 Private Placement” for additional information.

Item 16. Exhibits and Financial Statements Schedules.

Exhibit	Description	Incorporated by Reference
		Form	Exhibit	Filing Date
2.1+	Business Combination Agreement, dated as of November 26, 2025, by and among A Paradise Acquisition Corp., A Paradise Merger Sub 1 Inc., and Enhanced Ltd.	S-4	2.1	2/12/2026

3.1	Certificate of Formation of Enhanced Group Inc.	8-K	3.1	5/8/2026

3.2	By-Laws of Enhanced Group Inc.	8-K	3.2	5/8/2026

4.1	Form of Warrant, dated as of June 17, 2026, issued pursuant to the Securities Purchase Agreement.	8-K	4.1	6/15/2026

5.1	Opinion of Reed Smith LLP.

10.1	Registration Rights Agreement, dated as of May 7, 2026, by and among Enhanced Group, the Sponsor, Apeiron and CCM.	8-K	10.1	5/8/2026

10.2	Form of Transaction Support Agreement.	S-4/A	10.2	3/19/2026

10.3	Form of Enhanced Group Inc. SAFE Warrant Agreement.	S-4/A	10.3	3/19/2026

10.4	Enhanced Group Inc. Founder Plan.	8-K	10.4	5/8/2026

10.5	Enhanced Group Inc. Omnibus Incentive Plan.	8-K	10.5	5/8/2026

10.6	Enhanced Group Inc. Employee Share Purchase Plan.	8-K	10.6	5/8/2026

10.7	Form of Indemnification and Advancement Agreement, by and among A Paradise and each of its directors, executive officers and certain other advisors and officers.	S-4	10.7	2/12/2026

10.8	Form of Employment Offer Letter, by and between Enhanced US LLC and certain employees.	S-4	10.8	2/12/2026

10.9++	Pool Construction Agreement, dated as of January 9, 2026, by and between Enhanced US LLC and California Commercial Pools.	S-4	10.9	2/12/2026

10.10	Form of Enhanced Ltd. Consultant Award Agreement.	S-4/A	10.10	3/19/2026

10.11++	Telehealth Services Agreement, dated as of October 1, 2025, by and between Enhanced US LLC and OpenLoop Healthcare Partners, PC.	S-4/A	10.11	3/19/2026

10.12++	Professional Services Agreement, dated as of February 13, 2026, by and between Enhanced US LLC and Beluga Health, P.A.	S-4/A	10.12	3/19/2026

10.13	Form of Enhanced Performance Team Athlete Agreement.	S-4/A	10.13	3/19/2026

10.14	Working Capital Note, dated as of March 18, 2026, by and between Enhanced Ltd and Apeiron Investment Group Limited.	S-4/A	10.14	3/19/2026

10.15	Sponsor Equity Agreement, dated as of November 26, 2025, by and between Apeiron and the Sponsor.	8-K	10.15	5/8/2026

10.16	Insider Letter Amendment, dated as of May 7,2026, by and among the Sponsor, A Paradise and CCM.	8-K	10.16	5/8/2026

10.17	Form of Securities Purchase Agreement, dated as of June 14, 2026, by and among Enhanced Group Inc. and the Investors identified therein.	8-K	10.1	6/15/2026

10.18	Form of Registration Rights Agreement, dated as of June 14, 2026, by and among Enhanced Group Inc. and the Investors identified therein.	8-K	10.2	6/15/2026

14.1	Code of Business Conduct and Ethics of Enhanced Group Inc.	8-K	14.1	5/8/2026

21.1	List of Subsidiaries of Enhanced Group Inc.	8-K	21.1	5/8/2026

23.1	Consent of WWC, P.C.

23.2	Consent of BDO USA, P.C.

23.3	Consent of Reed Smith LLP (included in Exhibit 5.1).

101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document).

101.SCH	Inline XBRL Taxonomy Extension Schema Document.

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104	Cover Page Interactive Data File.

107	Filing Fee Table.

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Certain schedules and similar attachments to this Exhibit have been omitted in accordance with Item 601(a)(5) or (b)(2), as applicable, of Regulation S-K. The registrants agree to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

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Certain confidential portions of this Exhibit were omitted pursuant to Item 601(b)(2) and (10) of Regulation S-K and by means of marking such portions with brackets [***] because the identified confidential portions (i) are not material and (ii) is the type of information the registrant treats as private or confidential. The registrants agree to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; and

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, will be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

6. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

i. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

ii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iii. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 22nd day of July, 2026.

ENHANCED GROUP INC.

By:	/s/ Maximilian Martin
Name: Maximilian Martin
Title: Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Maximilian Martin, Emily Tabak and Siddhartha Banthiya and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Maximilian Martin Maximilian Martin	Chief Executive Officer and Director (Principal Executive Officer)	July 22, 2026

/s/ Siddhartha Banthiya Siddhartha Banthiya	Chief Financial Officer and Director (Principal Financial Officer)	July 22, 2026

/s/ Kristin Johannimloh Kristin Johannimloh	Vice President and Controller (Principal Accounting Officer)	July 22, 2026

/s/ Christian Angermayer Christian Angermayer	Director, Chairman of the Board of Directors	July 22, 2026

/s/ James J. Murren James J. Murren	Director	July 22, 2026

/s/ Dr. Juliette Han Dr. Juliette Han	Director	July 22, 2026

/s/ Anthony D. Eisenberg Anthony D. Eisenberg	Director	July 22, 2026

/s/ James Simpson James Simpson	Director	July 22, 2026